    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1997


                                                      REGISTRATION NO. 333-15965
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                               AMENDMENT NO. 2 TO
                                   FORM S-11

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                          GOLF TRUST OF AMERICA, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)
                               ------------------
                                190 King Street
                        Charleston, South Carolina 29401
                                 (803) 768-8300
                    (Address of Principal Executive Offices)
                               ------------------
                              W. Bradley Blair, II
                            Chief Executive Officer
                          Golf Trust of America, Inc.
                                190 King Street
                        Charleston, South Carolina 29401
                                 (803) 768-8300
                    (Name and Address of Agent for Service)
                               ------------------
                                   COPIES TO:

         PETER T. HEALY, ESQ.                     DAVID C. WRIGHT, ESQ.
        O'Melveny & Myers LLP                       Hunton & Williams
          275 Battery Street                       900 South Gay Street
   San Francisco, California 94111              Knoxville, Tennessee 37902
            (415) 984-8833                            (423) 549-7700

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ____________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                          AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF SECURITIES                 BEING           OFFERING PRICE          AGGREGATE            AMOUNT OF
         BEING REGISTERED              REGISTERED(1)        PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, par value $0.01 per
  share...........................   3,294,750 Shares          $21.00             $69,189,750            $20,967


(1) Includes 429,750 shares of Common Stock which may be purchased by the Underwriters to cover over-allotments, if any.

(2) Estimated based on a bona fide estimate of the maximum offering price of $21.00 solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                   PURSUANT TO RULE 501(a) OF REGULATION S-K

ITEMS AND CAPTIONS                                               LOCATION OR HEADING IN PROSPECTUS
-------------------------------------------------------  --------------------------------------------------
 1.  Forepart of Registration Statement and Outside
      Front Cover Page of Prospectus...................  Outside Front Cover Page
 2.  Inside Front and Outside Back Cover Pages of
      Prospectus.......................................  Inside Front Cover Page; Outside Back Cover Page
 3.  Summary Information, Risk Factors and Ratio of
      Earnings to Fixed Charges........................  Outside Front Cover Page; Prospectus Summary; Risk
                                                          Factors; Distribution Policy; The Golf Courses;
                                                          Certain Relationships and Transactions
 4.  Determination of Offering Price...................  Underwriting
 5.  Dilution..........................................  Dilution
 6.  Selling Security Holders..........................  Not Applicable
 7.  Plan of Distribution..............................  Underwriting
 8.  Use of Proceeds...................................  Use of Proceeds
 9.  Selected Financial Data...........................  Selected Historical Financial Information
10.  Management's Discussion and Analysis of Financial
      Condition and Results of Operations..............  Management's Discussion and Analysis of Financial
                                                          Condition and Results of Operations
11.  General Information as to Registrant..............  Prospectus Summary; The Company; The Golf
                                                          Industry; The Golf Courses; Management;
                                                          Partnership Agreement; Principal Stockholders of
                                                          the Company and Principal Partners in the
                                                          Operating Partnership
12.  Policy with Respect to Certain Activities.........  Policies and Objectives With Respect to Certain
                                                          Activities
13.  Investment Policies of Registrant.................  Policies and Objectives With Respect to Certain
                                                          Activities
14.  Description of Real Estate........................  Management's Discussion and Analysis of Financial
                                                          Condition and Results of Operations; The Golf
                                                          Courses
15.  Operating Data....................................  The Golf Courses
16.  Tax Treatment of Registrant and Its Security
      Holders..........................................  Federal Income Tax Considerations
17.  Market Price of and Dividends on the Registrant's
      Common Equity and Related Stockholder Matters....  Risk Factors; Principal Stockholders of the
                                                          Company and Principal Partners in the Operating
                                                          Partnership; Distribution Policy; Shares
                                                          Available for Future Sale
18.  Description of Registrant's Securities............  Capital Stock
19.  Legal Proceedings.................................  The Golf Courses -- Legal Proceedings
20.  Security Ownership of Certain Beneficial Owners
      and Management...................................  Principal Stockholders of the Company and
                                                          Principal Partners in the Operating Partnership

ITEMS AND CAPTIONS                                               LOCATION OR HEADING IN PROSPECTUS
-------------------------------------------------------  --------------------------------------------------
21.  Directors and Executive Officers..................  Management
22.  Executive Compensation............................  Management
23.  Certain Relationships and Related Transactions....  Risk Factors; The Golf Courses; Management; The
                                                          Formation Transactions; Certain Relationships and
                                                          Transactions; Partnership Agreement; Principal
                                                          Stockholders of the Company and Principal
                                                          Partners in the Operating Partnership
24.  Selection, Management and Custody of Registrant's
      Investments......................................  Risk Factors; Policies and Objectives With Respect
                                                          to Certain Activities; The Golf Courses
25.  Policies with Respect to Certain Transactions.....  Risk Factors; The Golf Courses; Policies and
                                                          Objectives with Respect to Certain Activities;
                                                          Management; Certain Relationships and
                                                          Transactions; Partnership Agreement; Principal
                                                          Stockholders of the Company and Principal
                                                          Partners in the Operating Partnership
26.  Limitations of Liability..........................  Capital Stock -- Limitation of Liability of
                                                          Directors; Indemnification Agreements
27.  Financial Statements and Information..............  Index to Financial Statements
28.  Interests of Named Experts and Counsel............  Experts; Legal Matters
29.  Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities...  Management

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 30, 1997


                                     [LOGO]

                          GOLF TRUST OF AMERICA, INC.

                                2,865,000 SHARES

                                  COMMON STOCK

    Golf Trust of America, Inc. (collectively with its subsidiaries, the "Company") has been created to capitalize upon consolidation opportunities in the ownership of golf courses in the United States. The principal business strategy of the Company, which will be operated as a self-administered real estate investment trust ("REIT"), will be to acquire high quality golf courses and to lease the golf courses to multiple independent lessees, including newly-formed affiliates of the sellers of such courses.

    Upon completion of the offering (the "Offering") and the Formation Transactions (as herein defined), the Company will be one of only two publicly traded REITs in the United States focused on owning and acquiring golf courses and will own 10 courses (the "Golf Courses") located in South Carolina (4), Virginia (2), Alabama, Georgia, North Carolina and Texas. The Golf Courses will be leased to lessees (the "Initial Lessees") affiliated with the Prior Owners (as herein defined) under leases ("Participating Leases") which provide for the payment of fixed base rent and participating rent based on growth in revenue at the Golf Courses. The Company believes it will benefit from the continuity of golf course management provided by the Initial Lessees, whose affiliates developed and have operated each of the Golf Courses since their opening. Neither the Company nor its executive officers will own any interest in, or participate in the management of, the Initial Lessees. The Company intends to make regular quarterly distributions to stockholders beginning with the quarter ending March 31, 1997.

    All of the shares of common stock (the "Common Stock") offered hereby are being sold by the Company. Upon completion of the Formation Transactions, the Prior Owners of the Golf Courses will own approximately 59.1% of the Company through partnership interests redeemable for Common Stock. Prior to the completion of the Offering, there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price per share of Common Stock will be between $19.00 and $21.00. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing on the American Stock Exchange, subject to official notice of issuance, under the symbol "GTA".

    SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK INCLUDING:

    - On a pro forma basis for the nine months ended September 30, 1996, operations at four of the Golf Courses, including the two recently opened Golf Courses, would not have generated net operating income for the applicable Initial Lessee;

    - Risks associated with the fact that two of the Golf Courses recently opened and have limited operating history;

    - Dependence on Lease Payments (as herein defined) from the Initial Lessees for substantially all of the Company's income;

    - Risks associated with the length of the Participating Leases, which with extensions may have terms of up to 40 years, which may have an adverse effect on the Company's ability to sell a Golf Course;

    - Risks associated with the fact that the holders of at least 66.7% of the interests in the Operating Partnership (as herein defined), including the Company, which initially will own only a 40.9% interest in the Operating Partnership, must approve a sale of all or substantially all of the assets of the Operating Partnership or a merger or consolidation of the Operating Partnership;

    - The lack of appraisals of the Golf Courses and the possibility that the purchase prices paid by the Company for the Golf Courses may exceed the fair market value of one or more of the Golf Courses;

    - Risks associated with the Company's limited control over the day-to-day management and operation of the Golf Courses due to the tax restrictions that prevent a REIT from operating golf courses; and

    - Risks affecting golf course operations generally, including competition, uninsured losses, increases in operating costs, inclement weather and seasonality, oversupply and decrease in demand, all of which could adversely affect an Initial Lessee's ability to make its Lease Payment.
                             ----------------------

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS
    THE   COMMISSION  OR   ANY  STATE  SECURITIES   COMMISSION  PASSED  UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION  TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                                            UNDERWRITING
                                          PRICE TO         DISCOUNTS AND        PROCEEDS TO
                                           PUBLIC           COMMISSIONS          COMPANY(1)
Per Share..........................  $                   $                   $
Total(2)...........................  $                   $                   $

(1)  Before deducting expenses payable by the Company, estimated at $         .

(2) The Company has granted the Underwriters a 30-day option to purchase up to an additional 429,750 shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and
    Proceeds  to Company  will be $             , $           and $            ,
    respectively.
                             ----------------------

    The Common Stock is offered by the Underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of such shares will be made through the offices of Robertson, Stephens & Company LLC ("Robertson, Stephens &
Company"), San Francisco, California on or about             , 1997.

ROBERTSON, STEPHENS & COMPANY                         WHEAT FIRST BUTCHER SINGER

                The date of this Prospectus is            , 1997

    Inside Front Cover w/ two foldout pages

    [Large Photo depicting golf course green and adjacent sandtrap, including a superimposed medal with the words "Best New Upscale Course, 1996, Golf Digest Magazine." The caption reads, "Stonehouse Golf Club, Williamsburg, VA."

    Map of United States showing the locations of the ten Golf Courses, with each identified by name, in Texas, Alabama, Georgia, South Carolina, North Carolina and Virginia.

    Large Photo depicting golf course fairway, green, sandtraps, and waterhole.

    Small Photo depicting two storey building with three wings behind a golf course green. The caption reads "Legends Resort, Myrtle Beach, SC."

    Small Photo depicting aerial view of golf course including fairways, greens, trees and water. The caption reads, "Moorland, Myrtle Beach, SC."

    Small Photo depicting aerial view of golf course including a green, multiple sandtraps, a marshy area, and trees. The caption reads, "Parkland, Myrtle Beach, SC."

    Large Photo depicting aerial view of golf course fairway and adjacent lake and trees. The caption reads, "Oyster Bay, Sunset Beach, NC."

    Large Photo depicting aerial view of golf course fairway, golf cart path, golf cart, golfers and surrounding trees. The caption reads, "Northgate Country Club, Houston, TX."

    Small photo depicting four golfers and two golf carts on a green with water in foreground and trees in background.

    Small photo of the driveway approach to a two storey stone building with a brick sign in the foreground that reads "Northgate."

    Small Photo of water hazard between two golf fairways, one of which is being traversed by a golf cart, with trees in the background.

    Medium size photo of lake and adjacent sandtrap and golf green with an orange flag. The caption reads "Woodlands, Golf Shores, AL."

    Medium size photo depicting golf fairway, sandtraps, water hazards, path and trees.

    Small aerial photo of golf course fairways, paths, sandtraps, rough, and trees.

    [Inside of back cover page]

    Large aerial photo of golf course clubhouse surrounded by trees, and adjacent golf green and water hazard.

    Small photo inset of golf clubhouse with trees and bright pink flowering bushes in the foreground. The caption reads, "Heritage Plantation, Pawleys Island, SC."

    Small photo of yellow flag on golf course green surrounded by tall grass. The caption reads, "Royal New Kent, Williamsburg, VA."

    Small photo of two storey white building with a porch with four columns and a yard of grass, bushes and flowers.

    Small photo of golfers on a green with adjacent water hazard and trees.

    Small photo of single storey white building with circular drive.

    Photo depicting a building partially obscured by trees, with golf green and sandtraps in foreground. The caption reads, "Olde Atlanta, Atlanta, GA."]

                               ------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    UNTIL               , 1997 (25 DAYS AFTER  THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
PROSPECTUS SUMMARY................................    1
  The Company.....................................    1
  Risk Factors....................................    2
  The Golf Industry...............................    4
  The Golf Courses................................    5
  Business Strategies and Objectives..............    7
  The Formation Transactions......................    9
  Benefits to Officers and Directors..............   11
  Distribution Policy.............................   11
  Tax Status......................................   12
  The Offering....................................   13
  Summary Financial Data..........................   14
RISK FACTORS......................................   18
  Initial Lessee Pro Forma Net Income.............   18
  Acquisition of Golf Courses with Limited
   Operating History..............................   18
  Dependence on Payments under the Participating
   Leases.........................................   18
  Duration of Lease; No Right to Terminate
   Participating Leases on a Sale.................   18
  Need for Certain Consents from the Limited
   Partners.......................................   18
  Lack of Appraisals..............................   19
  Lack of Control Over Day-to-Day Operations and
   Management of the Golf Courses.................   19
  Golf Industry Risks.............................   19
  Dependence Upon Key Personnel...................   20
  Lack of Operating History.......................   20
  Risks Related to the Company's Growth
   Strategy.......................................   21
  Benefits to Officers and Directors..............   21
  Concentration of Investments....................   22
  Real Estate Investment Risks....................   22
  Immediate and Substantial Dilution..............   23
  Conflicts of Interest...........................   23
  Real Estate Investment Trust and Partnership
   Qualification..................................   24
  Competition for Management Time for the Initial
   Lessees........................................   24
  Risks of Leverage; No Limitations on
   Indebtedness...................................   25
  Market for Common Stock; Adverse Effect of
   Increase in Market Interest Rates..............   25

                                                    PAGE
                                                    ----
  Changes in Investment and Financing Policies....   25
  Limits on Changes in Control....................   26
  Dependence on Acquisitions to Increase Cash
   Available for Distribution.....................   26
  Distribution to Stockholders....................   26
  ERISA Risks.....................................   26
  Adverse Effect of Shares Available for Future
   Issuance and Sale on Market Price of Common
   Stock..........................................   26
  Ownership Limit.................................   27
  Anti-takover Effect on Certain Provisions of
   Maryland Law and the Company's Charter and
   Bylaws.........................................   27
THE COMPANY.......................................   29
  Business Strategies and Objectives..............   30
  Acquisitions and Expansions.....................   30
  Internal Growth.................................   32
  The Operating Partnership.......................   33
USE OF PROCEEDS...................................   33
DISTRIBUTION POLICY...............................   35
CAPITALIZATION....................................   37
DILUTION..........................................   38
SELECTED FINANCIAL INFORMATION....................   39
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.............   42
  Overview........................................   42
  The Legends Group Prior Owners..................   44
  Northgate Country Club..........................   48
  The Woodlands...................................   50
  Olde Atlanta....................................   51
  Inflation.......................................   52
  Seasonality.....................................   52
THE GOLF INDUSTRY.................................   53
  Demographics....................................   53
THE GOLF COURSES..................................   56
  Descriptions of the Golf Courses................   57
  The Participating Leases........................   60
  Competition.....................................   65
  Employees.......................................   65
  Legal Proceedings...............................   65
  Government Regulation...........................   66

                                                    PAGE
                                                    ----
MANAGEMENT........................................   67
  Directors, Proposed Directors and Executive
   Officers.......................................   67
  Committees of the Board of Directors............   68
  Compensation of Directors.......................   69
  Directors and Officers Insurance................   69
  Indemnification.................................   69
  Executive Compensation..........................   69
  Stock Incentive Plan............................   70
  Directors' Plan.................................   71
  Deferred Compensation Plan......................   71
  Employment Agreements...........................   72
INITIAL LESSEES...................................   72
  Golf Course Operations..........................   73
POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN
  ACTIVITIES......................................   73
  Investment Objectives and Policies..............   74
  Dispositions....................................   74
  Financing.......................................   74
  Working Capital Reserves........................   75
  Conflict of Interest Policies...................   75
  Other Policies..................................   76
THE FORMATION TRANSACTIONS........................   76
  Benefits to Officers and Directors..............   77
  Transfer Documents..............................   78
CERTAIN RELATIONSHIPS AND TRANSACTIONS............   79
  Relationships Among Officers and Directors......   79
  Acquisition of Interests in Certain of the Golf
   Courses........................................   79
  Repayment of Indebtedness.......................   79
  Employment Agreements...........................   79
  Option to Purchase and Right of First Refusal...   79
PARTNERSHIP AGREEMENT.............................   80
  Management......................................   80
  Transferability of OP Units.....................   80
  Pledge..........................................   80
  Redemption Rights...............................   80
  Capital Contribution............................   81
                                                    PAGE
                                                    ----
  Term............................................   81
  Tax Matters.....................................   82
PRINCIPAL STOCKHOLDERS OF THE COMPANY AND
  PRINCIPAL PARTNERS IN THE OPERATING
  PARTNERSHIP.....................................   82
CAPITAL STOCK.....................................   83
  General.........................................   83
  Corporate Governance............................   83
  Restrictions on Ownership.......................   83
  Limitations on Changes in Control...............   86
  Limitation of Liability of Directors;
   Indemnification Agreements.....................   86
  Transfer Agent and Registrar....................   86
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
  COMPANY'S CHARTER AND BYLAWS....................   87
  Maryland Business Combination Law...............   87
  Control Share Acquisitions......................   87
  Interested Director Transactions................   88
  Amendments to the Charter and Bylaws............   88
SHARES AVAILABLE FOR FUTURE SALE..................   89
  Registration Rights.............................   89
FEDERAL INCOME TAX CONSIDERATIONS.................   90
  Taxation of the Company.........................   90
  Partnership Anti-Abuse Rule.....................   95
  Failure to Qualify..............................   96
  Taxation of Taxable Domestic Stockholders.......   96
  Backup Withholding..............................   96
  Taxation of Tax-Exempt Stockholders.............   97
  Taxation of Foreign Stockholders................   97
  State and Local Taxes...........................   98
  Tax Aspects of the Operating Partnership........   98
UNDERWRITING......................................  102
EXPERTS...........................................  103
LEGAL MATTERS.....................................  103
ADDITIONAL INFORMATION............................  104
GLOSSARY..........................................  105
FINANCIAL STATEMENTS..............................  F-1


                               ------------------


    THIS  PROSPECTUS CONTAINS  FORWARD-LOOKING STATEMENTS WITHIN  THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND WORDS OF SIMILAR IMPORT. SUCH FORWARD-LOOKING STATEMENTS RELATE TO FUTURE EVENTS, THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY OR INDUSTRY RESULTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS PROSPECTUS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER, INCLUDING THOSE DISCUSSED IN THE SECTIONS ENTITLED "PROSPECTUS SUMMARY," "RISK FACTORS," "THE GOLF INDUSTRY," "THE GOLF COURSES" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO PUBLICLY ANNOUNCE THE RESULT OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS. THE LAWS CITED ABOVE MAY NOT BE APPLICABLE TO INITIAL PUBLIC OFFERINGS SUCH AS THIS OFFERING.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL INFORMATION AND STATEMENTS, AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT (I) THE INITIAL PUBLIC OFFERING PRICE PER SHARE OF COMMON STOCK WILL BE $20.00 (WHICH IS THE MIDPOINT OF THE RANGE OF THE ESTIMATED INITIAL PUBLIC OFFERING PRICE SET FORTH ON THE FRONT COVER OF THIS PROSPECTUS) (THE "OFFERING PRICE"), AND (II) THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY," AS USED HEREIN, INCLUDES GOLF TRUST OF AMERICA, INC., GTA GP, INC. ("GTA GP"), GTA LP, INC. ("GTA LP"), EACH OF WHICH IS A WHOLLY-OWNED SUBSIDIARY OF GOLF TRUST OF AMERICA, INC., AND GOLF TRUST OF AMERICA, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "OPERATING PARTNERSHIP"). THE TERM "OP UNITS" MEANS UNITS OF LIMITED PARTNERSHIP INTEREST IN THE OPERATING PARTNERSHIP WHICH ARE REDEEMABLE AT THE ELECTION OF THE HOLDER FOR CASH OR, AT THE ELECTION OF THE COMPANY, FOR SHARES OF COMMON STOCK ON A ONE-FOR-ONE BASIS. SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.

                                  THE COMPANY

    The Company has been created as a self-administered real estate investment trust ("REIT") to capitalize upon consolidation opportunities in the ownership of golf courses in the United States. The principal business strategy of the Company will be to acquire high quality golf courses and to lease the golf courses to qualified third party operators, including newly-formed affiliates of the sellers of such courses. The Company believes its utilization of a multiple independent lessee structure, together with the substantial industry knowledge, experience and relationships within the golf community of its senior management and of management of the Initial Lessees (affiliates of whom collectively will own an initial 59.1% equity interest in the Company upon completion of the Formation Transactions (as herein defined)) will provide it with a distinct competitive advantage in the acquisition of high quality golf courses, including some which might not otherwise be available for purchase.

    Upon completion of the offering of the Common Stock (the "Offering") and the Formation Transactions, the Company will be one of only two publicly traded REITs in the United States focused on owning and acquiring golf courses and will own 10 courses (the "Golf Courses") located in South Carolina (4), Virginia (2), Alabama, Georgia, North Carolina and Texas. See "The Golf Courses -- Description of the Golf Courses." The Golf Courses will be leased to lessees (the "Initial Lessees") affiliated with the Prior Owners (as herein defined) under leases (the "Participating Leases") which provide for the payment of fixed base rent ("Base Rent") and participating rent based on growth in revenue at the Golf Courses ("Participating Rent" and, together with Base Rent, the "Lease Payment"). See "The Golf Courses -- The Participating Leases." The Company believes it will benefit from the continuity of golf course management provided by the Initial Lessees, whose affiliates developed and have operated each of the Golf Courses since its opening. See "Initial Lessees." Neither the Company nor its executive officers will own any interest in or participate in the management of the Initial Lessees.

    The Company's goal is to increase cash available for distribution and to enhance stockholder value by becoming a leading owner of, and participating in increased revenue from, nationally or regionally recognized high quality golf courses. Four of the Golf Courses were ranked among the Top Ten New Courses by either GOLF DIGEST or GOLF MAGAZINE in the year the Golf Course opened, including the recently opened Stonehouse Golf Club, which in November 1996 was named the Best New Upscale Course of 1996 by GOLF DIGEST. See "The Golf Courses." The Company believes that the quality of the Golf Courses is further reflected in the average green fees at the Golf Courses, which significantly exceed national industry averages. All of the Golf Courses were developed and have been continuously operated by the entities contributing the Golf Courses to the Company (the "Prior Owners"). The Initial Lessees will be newly-formed special purpose entities affiliated with the Prior Owners, and will lease the Golf Courses from the Company pursuant to the Participating Leases. The Company believes the continuity of management provided by these experienced operators will facilitate the Company's growth and profitability. The Company believes that the substantial ownership interest of affiliates of the Initial Lessees in the Company will align the interests of the Initial Lessees with those of the stockholders of the

Company. As security for its affiliated Initial Lessee's obligations under the Participating Lease, each Prior Owner will pledge to the Company for a minimum of two years OP Units having a value, based on the Offering Price, equal to 15% of the Company's purchase price for the Golf Course, which approximates 16 months of initial Base Rent under the applicable Participating Lease. See "The Golf Courses -- The Participating Leases."

    The Chairman of the Board, Chief Executive Officer and President of the Company, W. Bradley Blair, II, currently serves as the Executive Vice President and Chief Operating Officer of Legends Group Ltd. (together with its affiliates, "The Legends Group"), a leading golf course owner, developer and operator in the southeast and mid-Atlantic regions of the United States. After the Offering, Mr. Blair will not have any interest in the golf operations of The Legends Group. Seven of the eight golf courses currently owned by The Legends Group are being contributed to the Company. The one course not being contributed is owned by The Legends Group pursuant to a ground lease with a short remaining term, which does not presently meet the Company's investment criteria. The Company will have an option and right of first refusal to acquire any golf courses owned, developed or acquired by The Legends Group. See "Certain Relationships and Transactions -- Option to Purchase and Right of First Refusal." The initial Participating Leases with affiliates of The Legends Group (the "Legends Lessees") will be cross-collateralized and cross-defaulted.


    The Company will acquire the Golf Courses from the Prior Owners, and expects to acquire additional golf courses from other owners utilizing an innovative lease structure. The lease structure, including the Lessee Performance Option, is designed to encourage growth in revenue at the Golf Courses as well as to facilitate the Company's consolidation strategy within the golf industry by allowing the Company to acquire golf courses which it believes have growth potential and which might not otherwise be available for purchase. During years three through five of each Participating Lease, the applicable Prior Owner, subject to certain qualifications and restrictions, may elect one time to increase the Base Rent payable under such Participating Lease in order to receive additional OP Units (the "Lessee Performance Option"). A Prior Owner may exercise the Lessee Performance Option only if the current year net operating income of the applicable Initial Lessee, inclusive of a 113.5% lease payment coverage ratio, exceeds such Initial Lessee's then current year Lease Payment obligation. The Lessee Performance Option is designed to be accretive to the Company's Funds From Operations (as herein defined) on a per share basis. See "The Company -- Business Strategies and Objectives."



    Following completion of the Offering, the Company expects to have access to a variety of debt and equity financing sources to fund acquisitions, including the ability to issue OP Units, which can provide deferral of gain recognition for sellers of golf courses. The Company expects to have a $75 million line of credit (the "Line of Credit") which will be used primarily for the acquisition of additional golf courses. The Company has not, however, finalized negotiations on the Line of Credit and there can be no assurance that the Company will have access to sufficient debt and equity financing to allow it to successfully pursue its acquisition strategy. The Company will have approximately $4.3 million of outstanding indebtedness upon completion of the Offering, which will be incurred in connection with the acquisition of one of the Golf Courses. The Company believes its initial low level of debt, coupled with the Line of Credit, will provide the Company with significant financial flexibility in pursuing golf course acquisition opportunities. The Company intends to maintain a capital structure which limits consolidated indebtedness to no more than 50% of its total market capitalization. See "Policies and Objectives with Respect to Certain Activities -- Financing."


                                  RISK FACTORS

    INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE COMMON STOCK OFFERED HEREBY. SUCH RISKS INCLUDE:

    - On a pro forma basis for the nine months ended September 30, 1996, operations at four of the Golf Courses, including the two recently opened Golf Courses, would not have generated pro forma net operating income for the applicable Initial Lessee.

    - Two of the Golf Courses recently opened, have limited operating history and may not achieve sufficient revenue to enable the Initial Lessee to pay the initial Base Rent for such Golf Courses.

    - Dependence on Lease Payments from the Initial Lessees for substantially all of the Company's income.

    - Risks associated with the length of the Participating Leases, which, with extensions, may have terms of up to 40 years, which may have an adverse effect on the Company's ability to sell a Golf Course.

    - Risks associated with the fact that the holders of at least 66.7% of the interests in the Operating Partnership, including the Company, which initially will own only a 40.9% interest in the Operating Partnership, must approve a sale of all or substantially all of the assets of the Operating Partnership or a merger or consolidation of the Operating Partnership.

    - The lack of appraisals for the Golf Courses and the possibility that the purchase prices paid by the Company for the Golf Courses may exceed the fair market value of one or more of the Golf Courses.

    - Risks associated with the Company's limited control over the day-to-day management and operation of the Golf Courses due to the tax restrictions that prevent a REIT from operating golf courses.

    - Risks associated with a substantial number of OP Units becoming redeemable, at the option of the holder, beginning one year following the Offering, for cash or, at the election of the Company shares of Common Stock on a one-for-one basis and the risks associated with a substantial increase in the number of shares of Common Stock available for future sale.

    - Risks affecting golf course operations generally, including competition, uninsured casualties, increases in operating costs, inclement weather and seasonality and decrease in demand, all of which could adversely affect an Initial Lessee's ability to make its Lease Payments.

    - Risks associated with the Company's dependence upon key personnel, including W. Bradley Blair, II, the Company's Chief Executive Officer and President, David J. Dick, its Executive Vice President, and Scott D. Peters, its Senior Vice President and Chief Financial Officer.

    - The lack of an operating history for the Company and the fact that management has no experience operating a public company or a REIT and limited experience working together as a management team.

    - Risks associated with rapid growth and the implementation of the Company's
      growth    strategy,   including   competition    for   acquisitions   from
      well-established owners and operators.

    - Risks associated with the substantial number of new golf courses opened in recent years and currently under development or planned for development, which could increase competition for golfers at the Golf Courses and adversely affect the number of rounds played and an Initial Lessee's ability to make its Lease Payments.

    - Receipt by executive officers and one of the directors of the Company of material benefits from the Formation Transactions.

    - Risks associated with the concentration of five of the Golf Courses in the Myrtle Beach, South Carolina vicinity and two of the Golf Courses in the Williamsburg, Virginia area.

    - Taxation of the Company as a regular corporation if it fails to qualify as a REIT, treatment of the Operating Partnership as an association taxable as a corporation if it fails to qualify as a partnership, and the resulting decrease in cash available to pay dividends as a result thereof.

    - Risks normally associated with debt financing and the fact that there is no limitation on the amount of debt the Company may incur.

    - The restrictions on the ownership of outstanding shares of Common Stock intended to ensure compliance with certain requirements related to qualification of the Company as a REIT and certain other provisions in the Company's Charter and Bylaws (as herein defined), which may inhibit a change in control of the Company even where such a change in control might be beneficial to the Company's stockholders.

    - The lack of a prior market for the Common Stock, the potential impact of market interest rate increases and other factors on the trading price of the Common Stock and the ability of the Company to maintain or increase its initial estimated distribution rate.


    - Immediate and substantial dilution of $11.46 per share in the net tangible book value of the Common Stock purchased from the Offering Price.


                               THE GOLF INDUSTRY

    UNLESS OTHERWISE NOTED, REFERENCES HEREIN TO NATIONAL INDUSTRY STATISTICS AND AVERAGES ARE BASED ON REPORTS OF THE NATIONAL GOLF FOUNDATION ("NGF"), AN INDUSTRY TRADE ASSOCIATION NOT AFFILIATED WITH THE COMPANY.

    The Company believes the United States golf industry is entering a period of significant growth. This belief is based, in part, on the fact that people over the age of 50 play more golf than younger people, and over the next several years the number of people aged 50 and older is expected to increase significantly. See "The Golf Industry -- Demographics." The Company expects that this growth will contribute to an increase in the number of rounds played and Gross Golf Revenues (as herein defined) at the Golf Courses and golf courses subsequently acquired by the Company. Golf course ownership in the United States is highly fragmented. There are approximately 15,400 golf courses in the United States which the Company believes are owned by approximately 11,000 different entities. The Company believes there are relatively few owners of more than one course. The Company believes that the 15 largest golf course owners in the United States collectively own or lease fewer than 5% of the total number of golf courses and that fewer than 10 golf course owners own more than 10 golf courses. The Company believes that this fragmented ownership provides it an excellent opportunity for consolidation of the ownership of high quality golf courses. See "The Golf Industry."


    The Company believes the current fragmentation of the ownership of golf courses has resulted from a variety of factors, including scarcity of capital, the entrepreneurial nature of many golf course owners and operators and the associated pride of ownership. The Company believes that the economies of scale in owning and operating multiple golf courses, the growing significance of professional financial management in the operation of golf courses and the desire for liquidity by golf course owners will lead to consolidation of golf course ownership. Following completion of the Offering, the Company believes it will be well positioned to pursue opportunities to acquire high-quality courses, because of its multiple independent lessee structure and financial flexibility. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions."


    Largely in response to the increasing popularity of golf, the construction of golf courses in the United States has increased significantly in recent years. New golf course openings from the mid-1970's through 1987 averaged approximately 150 golf courses per year. For the period 1987 through 1995 an average of 275 new golf courses were opened each year, with a high of 336 new golf course openings in 1995.

    The golf industry generated approximately $15 billion in revenues in the United States in 1995. The Company believes the game of golf has exhibited strong growth in popularity in the past 15 years as illustrated below:

                                1980   1995   % CHANGE
                                ----   ----   --------
                                (MILLIONS)
Number of golfers.............   15     25      67%
Rounds played.................  358    490      37%

    Additionally, the Company believes the game of golf will benefit from favorable demographic trends. The United States Census Bureau estimates that the population age 50 and over will increase by 39% between 1996 and 2010, from 69.3 million to 96.3 million. The average number of rounds played per golfer on an annual basis increases significantly as the golfer ages. Golfers in their 50's play nearly twice as many rounds annually as golfers in their 30's, and golfers age 65 and older generally play three times as many rounds annually as golfers in their 30's. The Company believes that the number of golfers as well as the total number of rounds played will increase significantly as the average age of the population continues to increase. The Company believes that

"baby boomers," the oldest of whom are in their early 50's today, will contribute to the growth in total rounds played due to growing wealth and leisure time as well as the suitability of golf as a sport for an aging population. See "The Golf Industry -- Demographics."

                                THE GOLF COURSES

    The Golf Courses consist of 10 nationally or regionally recognized high quality courses located in the mid-Atlantic, southeastern and southwestern
United States. Four of the Golf Courses were ranked among the Top Ten New Courses by either GOLF DIGEST or GOLF MAGAZINE in the year opened, including the recently opened Stonehouse Golf Club, which was named the Best New Upscale Course of 1996 by GOLF DIGEST. Two of the established courses (Oyster Bay and Heritage Golf Club) have been ranked in the Top 50 Public Golf Courses by GOLF DIGEST.

    The Golf Courses include nine high quality Daily Fee courses (including six Resort Courses) and one private country club. "Daily Fee" courses are open to the public and generate revenues principally through green fees, golf cart rentals, food and beverage operations, merchandise sales and driving range charges. "Resort Courses" are Daily Fee golf courses that attract a significant percentage of players from outside the immediate area in which the golf course is located and generate a significant amount of revenue from golf vacation packages. The Company considers the Daily Fee and Resort Courses to be high-end golf courses because of the quality and maintenance of each golf course and the average green fees, which are significantly above the averages for golf courses in their respective geographic markets. Private country clubs are generally closed to the public and derive revenues principally from membership dues, initiation fees, transfer fees, golf cart rentals, guest fees, food and beverage operations and merchandise sales.

    The Company believes that the overall quality of the Golf Courses is reflected in the green fees charged at each Golf Course, which significantly exceed national averages. The Company believes its focus on high quality Daily Fee golf courses and private country clubs, which attract golfers with attractive demographic and economic profiles, will result in stronger and less cyclical revenue growth in comparison to golf courses with lower green fees.

    Five of the Golf Courses are located in the Myrtle Beach, South Carolina vicinity, a popular year-round golf destination area. Myrtle Beach is considered one of the nation's premier golf resort locations with nearly 100 golf courses and more than 3.9 million rounds played in 1995, according to the MYRTLE BEACH GOLF HOLIDAY-TM-. In addition to golf courses, Myrtle Beach offers a mix of entertainment, shopping and dining, as well as proximity to beaches. All of the Golf Courses located in the Myrtle Beach vicinity were developed and are currently owned and operated by The Legends Group.

    Two of the Golf Courses are located in the Williamsburg, Virginia area and were opened in June and August, 1996. Williamsburg is a leading tourist destination and an emerging golf resort location, with a population of approximately 2.6 million within a 60 mile radius, providing the area with an opportunity to attract both resort and local golfers. Since 1995, five new courses have opened in the Williamsburg vicinity, including two of the Golf Courses. In addition to golf, Williamsburg and the surrounding area offer shopping, dining, entertainment and historical attractions. Both of the Golf Courses located in Williamsburg were developed and currently are owned and operated by The Legends Group.

    One of the Golf Courses is located in Gulf Shores, Alabama, a popular golf and vacation destination area located near the Florida panhandle. In addition to six area golf clubs, Gulf Shores offers 32 miles of beaches, historic sites and water sports. The remaining two Golf Courses are located within upscale master planned communities in Houston, Texas and Atlanta, Georgia.

    The Company will acquire a 100% interest in each of the Golf Courses. Certain information respecting each of the Golf Courses is set forth on the following page.

                                                                          ROUNDS
                                                                 ------------------------
                                                                                  TWELVE
                                                                                  MONTHS
                                                                                  ENDED
                                                                                  SEPT.
                                      YARDAGE   TYPE OF   YEAR                     30,
      NAME             LOCATION         (1)     COURSE   OPENED   1994    1995     1996
----------------  ------------------  -------   -------  ------  ------  ------  --------
Heritage Golf
 Club...........  Pawleys Island, SC   7,040    Resort    1986   59,524  55,094   51,108
Heathland.......  Myrtle Beach, SC     6,785    Resort    1990   55,393  49,312   48,728
Moorland........  Myrtle Beach, SC     6,799    Resort    1990   54,383  49,590   49,293
Parkland........  Myrtle Beach, SC     7,170    Resort    1992   50,508  46,564   46,314
Oyster Bay
 (6)............  Sunset Beach, NC     6,685    Resort    1983   62,962  62,141   55,567
The
 Woodlands
 (7)............  Gulf Shores, AL      6,584    Resort    1994   13,490  43,459   41,120
Royal New         Providence Forge,              Daily
 Kent (8).......  VA                   7,291      Fee     1996     --      --      2,724
Stonehouse Golf                                  Daily
 Club (9).......  Williamsburg, VA     6,963      Fee     1996     --      --      2,227
Olde Atlanta....                                 Daily
                  Atlanta, GA          6,789      Fee     1993   43,415  41,195   40,007
Northgate
 Country Club
 (10)...........  Houston, TX          6,540    Private   1984   44,370  46,600   45,680
  Total..................................................................................

                    REVENUE PER PLAYER (2)
                  --------------------------          GROSS GOLF REVENUE (3)
                                     TWELVE    -------------------------------------
                                     MONTHS                                TWELVE
                                     ENDED                                 MONTHS
                                     SEPT.                                  ENDED
                                      30,                                 SEPT. 30,    INITIAL BASE
      NAME         1994     1995      1996        1994         1995         1996         RENT (4)
----------------  -------  -------  --------   -----------  -----------  -----------  ---------------
Heritage Golf
 Club...........  $ 51.89  $ 57.28  $ 60.62    $ 3,088,000  $ 3,156,000  $ 3,098,000   $ 1,825,000
Heathland.......  $ 50.12  $ 55.03  $ 55.32      2,776,000    2,714,000    2,695,000     1,556,000(5)
Moorland........  $ 50.12  $ 55.03  $ 55.70      2,726,000    2,729,000    2,746,000     1,556,000(5)
Parkland........  $ 50.12  $ 55.03  $ 55.29      2,532,000    2,560,000    2,561,000     1,557,000(5)
Oyster Bay
 (6)............  $ 51.60  $ 55.66  $ 58.90      3,249,000    3,459,000    3,273,000     1,856,000
The
 Woodlands
 (7)............  $ 28.43  $ 33.49  $ 35.17        384,000    1,455,000    1,446,000       679,000
Royal New
 Kent (8).......    --       --     $ 66.08        --           --           180,000     1,817,000
Stonehouse Golf
 Club (9).......    --       --     $ 65.08        --           --           145,000     1,890,000
Olde Atlanta....
                  $ 32.55  $ 37.53  $ 41.17      1,413,000    1,546,000    1,647,000       845,000
Northgate
 Country Club
 (10)...........  $ 58.46  $ 59.40  $ 64.21      2,594,000    2,768,000    2,933,000     1,407,000
                                               -----------  -----------  -----------  ---------------
  Total.........                               $18,762,000  $20,387,000  $20,724,000   $14,988,000
                                               -----------  -----------  -----------  ---------------
                                               -----------  -----------  -----------  ---------------


---------------
 (1) Yardage is calculated from the championship tees.

 (2) "Revenue Per Player" is calculated by dividing Gross Golf Revenue at the applicable Golf Course by the number of rounds played at the applicable Golf Course.

 (3) Gross Golf Revenue is defined as all revenues from a golf course, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees, but excluding food and beverage and merchandise revenue. See "Glossary."

 (4)  Participating  Rent is  calculated based  on increases  in the  Gross Golf
    Revenue  from  a  base   year  of  1996,   as  adjusted.  Consequently,   no
    Participating Rent is payable on a pro forma basis for 1996.

 (5) The Heathland, Moorland and Parkland Golf Courses are subject to a single Participating Lease, and the Base Rent is equally allocated among these Golf Courses.


 (6) The Company will acquire fee simple interest in each of the Golf Courses except Oyster Bay, which is subject to a long-term ground lease with a lessor not affiliated with the Prior Owner thereof. See "The Golf Courses -- Descriptions of the Golf Courses."



 (7) Opened in August 1994. The Company expects to acquire, upon completion, a clubhouse at this Golf Course. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions -- Expansions."



 (8) Opened in August 1996.



 (9) Opened in June 1996.



(10) The Company expects to acquire, upon completion, an additional nine holes at this Golf Course. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions -- Expansions."

                       BUSINESS STRATEGIES AND OBJECTIVES

    The Company's primary objective will be to increase Cash Available for Distribution to stockholders and enhance stockholder value by acquiring additional golf courses that meet the Company's investment criteria and by participating in increased revenue from the Golf Courses and any subsequently acquired golf courses through the Participating Leases.

ACQUISITIONS AND EXPANSIONS

    ACQUISITIONS. The Company intends to acquire additional golf courses, including multi-course portfolios, that meet one or more of its investment criteria as generally described below. The Company believes its multiple independent lessee structure and the Lessee Performance Option, together with the industry knowledge, experience and relationships of management of the Company and the Initial Lessees, will permit the Company to acquire high quality golf courses, including those which might not otherwise be available for purchase. The Company expects to have access to a variety of debt and equity financing sources to fund acquisitions, including the Line of Credit and the ability to issue OP Units, which can provide a means of deferring recognition of gain for certain sellers. OP Units are redeemable for cash, or at the Company's option, shares of Common Stock on a one-for-one basis. See "Partnership Agreement -- Redemption Rights." The Company's structure is designed to offer sellers of golf courses the following benefits: (i) tax deferral and increased liquidity associated with owning OP Units; (ii) the ability to continue to operate the golf courses by leasing the golf course from the Company; (iii) the ability to obtain additional OP Units through the Lessee Performance Option;
(iv) marketing and purchasing economies of scale gained from participation in the Advisory Association (as herein defined); and (v) the ability to diversify a seller's investment in golf courses by participating as an equity owner in the Company's portfolio of golf courses.

    The Company intends to concentrate its investment activities on golf courses available at attractive prices that meet one or more of the following criteria:

    - high quality Daily Fee courses that target avid golfers, who the Company believes generally are willing to pay the higher green fees associated with high quality golf courses;

    - resort courses that offer superior facilities and service and attract a relatively high number of affluent destination golfers;

    - courses owned by multi-course owners and operators who have a strong regional presence and afford the Company the opportunity to expand in a particular region;

    - private golf courses with proven operating histories;

    - newly  developed, well-designed  golf courses with  high growth potential;
      and

    - high quality, well-maintained golf courses with proven operating histories located in areas where significant barriers to entry exist.


    The Company has recently entered into a non-binding letter of intent to enter into a strategic alliance with Troon Golf, LLC ("Troon Golf"), an affiliate of Starwood Capital Group, LLC ("Starwood"). The Company believes Troon Golf is one of the United States' leading golf course management, development and consulting companies. The non-binding letter of intent provides that the Company will enter into purchase agreements on substantially the same terms and conditions under which the Golf Courses are being acquired, including the purchase price calculation, to acquire certain golf courses which Troon Golf is currently negotiating to acquire. The Company anticipates that it would acquire such courses directly from the third-party sellers through assignments of the purchase agreements. Any such agreements would be subject to customary due diligence and closing conditions. The letter of intent provides that, subject to the consummation of the Company's acquisition of courses from Troon Golf, Starwood will have the right to nominate one member of the Company's Board of Directors. Pursuant to the proposed alliance, the Company would be granted a limited right of first offer to acquire golf courses identified by Troon Golf in the future, which courses would then be leased to Troon Golf under Participating Leases. In addition, the Company would grant Troon Golf a limited right of first offer to lease up to five newly-acquired courses annually that the Company does not intend to lease to affiliates of the sellers in certain geographic areas for an initial period of two years. However, the Company and Troon Golf have not entered into any definitive agreements with respect to the terms of the strategic alliance or the acquisition of golf courses and there can be no assurances that the Company and Troon Golf will consummate any transactions contemplated by the non-binding letter of intent. The Company anticipates entering into a definitive agreement, if terms can be mutually agreed upon, by March 1, 1997.



    The Company believes the proposed strategic alliance with Troon Golf will provide the Company with a source of additional acquisition opportunities.
Further, the Company believes it will benefit from the proposed strategic alliance because of the geographic diversity of Troon Golf's operations and the expertise of Troon Golf's management.


    The Company's ability to make acquisitions will depend on its access to financing. Although as a public company the Company expects to have access to several sources of financing, no commitments relating to such financing have been finalized. There can be no assurance that the Company will be able to acquire golf courses that meet its investment criteria. Moreover, acquisitions entail risks that acquired courses will fail to perform in accordance with expectations. See "Risk Factors -- Real Estate Investment Risks -- General" and "Dependence on Acquisitions to Increase Cash Available for Distribution."

    EXPANSIONS. The Prior Owner of Northgate Country Club currently plans to add nine holes to that Golf Course, and the Prior Owner of The Woodlands currently intends to build a new clubhouse (collectively, the "Expansion Facilities"). Subject to satisfaction of certain conditions, the Company has agreed that it will acquire the Expansion Facilities when fully completed and operational. The Company will acquire each Expansion Facility for a price equal to the cost of construction, which cost must be approved in advance by the Company and which may include an allowance for land. No development fee will be paid to the Prior Owners of Northgate or the Woodlands or any affiliate thereof in connection with the construction of the Expansion Facilities.

    Upon the Company's acquisition of the respective Expansion Facilities, the Participating Leases for Northgate Country Club and The Woodlands will be amended to include the applicable Expansion Facility, to increase the Base Rent in an amount designed to be accretive to the Company's Funds From Operations per share, and the Prior Owner will be required to pledge additional OP Units (or cash or other security acceptable to the Company) equal to 15% of the purchase price paid by the Company for the applicable Expansion Facility. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions."

INTERNAL GROWTH

    Based on the experience of its management, the Company believes the Golf Courses offer opportunities for revenue growth through effective marketing and efficient operations. See "The Golf Courses -- The Participating Leases -- Advisory Association." The Participating Leases have been structured to provide the Initial Lessees with incentives to operate and maintain the Golf Courses in a manner designed to increase revenue and, as a result, increase Lease Payments to the Company under the Participating Leases. The Company believes that management of the Initial Lessees has demonstrated expertise in the operation of the Golf Courses and that the Golf Courses are positioned to benefit from favorable trends in the golf industry. See "Initial Lessees" and "The Golf Industry."

    PARTICIPATING LEASES. The Participating Leases provide that for any calendar year, the Company will receive with respect to each Golf Course, the greater of Base Rent or an amount equal to Participating Rent plus the initial Base Rent payable at the Golf Course. Participating Rent is equal to 33 1/3% of any increase in Gross Golf Revenue over Gross Golf Revenue at the Golf Course in 1996, as adjusted in determining the initial Base Rent. Base Rent under each Participating Lease will increase annually by the lesser of (i) 3% or (ii) 200% of the change in the Consumer Price Index ("CPI") for the prior year (the "Base Rent Escalator") during each of the first five years of the Participating Lease and, if the Lessee Performance Option is exercised, for an additional five years thereafter. Annual increases in Lease Payments are limited to 5% during the first five years of the initial lease terms. "Gross Golf Revenue" is generally defined as all revenues from a Golf Course including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees, excluding, however, food and beverage and merchandise revenue. Gross Golf Revenue is affected in part by the number of rounds played at a Golf Course, which decreased from 1994 to 1995 at six of the seven Golf Courses that had a full year of operations in 1994. However, Revenue Per Player increased at each of the Golf Courses during the same period as a result of green fee increases, and Gross Golf Revenue increased from 1994 to 1995 at five of the seven Golf Courses that had a full year of operations in 1994. See "The Golf Courses" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    LESSEE PERFORMANCE OPTION. The Company will acquire the Golf Courses from the Prior Owners, and expects to acquire additional golf courses from other owners, utilizing an innovative lease structure. The lease structure, including the Lessee Performance Option, is designed to encourage aggressive growth in revenue at the Golf Courses as well as to facilitate the Company's acquisition of golf courses by allowing the Company to acquire golf courses which it believes have high growth potential and which might not otherwise be available for purchase. Under the Lessee Performance Option, during years three through five of each Participating Lease, the applicable Prior Owner, subject to certain qualifications and restrictions, may elect one time to increase the Base Rent payable in order to receive additional OP Units. The Prior Owner of the Northgate Country Club will have an additional two-year period to exercise the Lessee Performance Option if it elects to construct the planned nine hole expansion. A Prior Owner may exercise the Lessee Performance Option only if the current year net operating income of the applicable Initial Lessee, inclusive of a 113.5% lease payment coverage ratio, exceeds such Initial Lessee's then current year Lease Payment obligation. The Lessee Performance Option is designed to be accretive to the Company's Funds From Operations on a per share basis because the formula used to calculate the number of OP Units issuable in exchange for increased Base Rent provides that the increase in Base Rent will initially exceed the expected annual distributions payable on such OP Units. Following exercise of the Lessee Performance Option, the adjusted Base Rent will be increased by the Base Rent Escalator each year for a period of five years. A Prior Owner's ability to exercise the Lessee Performance Option and the number of OP Units issuable to such Prior Owner in connection therewith will depend on future operating results at the applicable Golf Course and therefore cannot be calculated at the time of the completion of the Offering.


                           THE FORMATION TRANSACTIONS

    Prior to or simultaneously with the completion of the Offering, the Company, the Operating Partnership, the Prior Owners and the Initial Lessees will engage in a series of transactions (collectively, the "Formation Transactions") described below.

    - The Company, which was incorporated in Maryland in November 1996, will sell 2,865,000 shares of Common Stock in the Offering and will contribute all of the net proceeds thereof, estimated to be $49.9 million based on the Offering Price, to its wholly-owned subsidiaries, GTA GP and GTA LP, which will in turn contribute such net proceeds to the Operating
      Partnership. Upon completion of the Offering and the Formation Transactions, the Company will, through GTA GP and GTA LP, own an approximately 40.9% ownership interest in the Operating Partnership. GTA GP will be the sole general partner of the Operating Partnership.

    - The Prior Owners will contribute 100% of the assets related to each of the Golf Courses to the Company in exchange for an aggregate of 4,106,606 OP Units, approximately $6.2 million in cash and the repayment of approximately $47.4 million in existing indebtedness at the Golf Courses as follows:

       -The  Company will  acquire seven  of the  Golf Courses  from The Legends
        Group for an aggregate of 3,738,556 OP Units, the assumption and repayment of approximately $34.8 million in existing indebtedness and the reimbursement of approximately $522,500 of out-of-pocket expenses.


       -The Company  will  acquire  three  of  the  Golf  Courses  from  parties unaffiliated with the Company or The Legends Group for an aggregate of 368,050 OP Units, $6.2 million in cash and the repayment of approximately $12.7 million in existing indebtedness.

    - The Company, as lessor, will lease the Golf Courses to the Initial Lessees, which are newly-formed entities affiliated with the Prior Owners, pursuant to the Participating Leases for initial terms of ten years each, with each Initial Lessee having the right to extend the term of its Participating Lease for up to six renewal terms of five years each. See "The Golf Courses -- Participating Leases."


    - Each Prior Owner will be granted the right to receive additional OP Units pursuant to the Lessee Performance Option. See "The Company -- Business Strategies and Objectives -- Internal Growth."

    - The Company will enter into employment agreements with its executive officers, including Mr. Blair, who currently serves as the Executive Vice President and Chief Operating Officer of Legends Group Ltd., an affiliate of certain of the Prior Owners and the Legends Lessees. See "Management -- Employment Agreements."

    - The Company will enter into the Option Agreement (as herein defined) with The Legends Group pursuant to which the Company will be granted the option and right of first refusal to acquire golf courses currently owned or subsequently acquired or developed by The Legends Group. See "Certain Relationships and Transactions -- Option to Purchase and Right of First Refusal."


    - Upon completion of the Offering, the Company will have outstanding approximately $4.3 million of indebtedness, which the Company intends to keep outstanding for a period of up to 10 years to accomodate a Prior Owner's efforts to seek to minimize certain adverse tax consequences. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources of the Company."


OWNERSHIP STRUCTURE

    Following completion of the Formation Transactions, the structure and relationships of the Company, the Operating Partnership, the Prior Owners, management and the Initial Lessees will be as follows:

                                    [CHART]
[Chart including four boxes. The top box reads "Golf Trust of America, Inc. (the "Company") 40.9% General and Limited Partner Interest." That box is connected by one line to a lower box which reads "Golf Trust of America, L.P. (the "Operating Partnership") (10 Golf Courses)." This second box is connected by a single line to a third box on the right which reads "Prior Owners and Management (1) 59.1% Limited Partner Interest." The second box is also connected by two arrows, one running in each direction, to a fourth box which reads "Affiliates of the Prior Owners (the "Initial Lessees")(2)." The arrow running to the fourth box has a caption which reads "Participating Leases." The arrow running back to the second box has a caption which reads "Lease Payments."]


(1) The percentage interest of the Prior Owners and management may be increased upon exercise of the Lessee Performance Option by one or more Prior Owners. Mr. Young, a director of the Company and majority owner of The Legends Group, together with his affiliates, will initially own a 53.4% interest in the Operating Partnership. Mr. Blair and Mr. Dick, collectively, will own a 0.6% interest in the Operating Partnership.


(2) Mr. Young and his affiliates will own the Legends Lessees, which will lease seven of the Golf Courses.

                       BENEFITS TO OFFICERS AND DIRECTORS

    As a result of the Formation Transactions, executive officers and directors of the Company and certain of their affiliates will receive the following benefits:


    - Larry D. Young, a director of the Company and majority owner of The Legends Group, and his affiliates will receive 3,738,556 OP Units, as consideration for their interests in the Golf Courses owned by The Legends Group. The OP Units to be received by Mr. Young and his affiliates (which are redeemable for cash or, at the Company's option, Common Stock on a one-for-one basis, beginning one year after the completion of the Offering) will be worth approximately $74.8 million (based on the Offering Price) and will be more liquid than their interests in the Golf Courses once a public trading market for the Common Stock commences. As of September 30, 1996, the aggregate book value of the interests to be contributed by The Legends Group was approximately $36.1 million.


    - The 12,500 OP Units owned by each of Mr. Blair, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and David
      J. Dick, Executive Vice President and a director of the Company, will be worth $500,000, based on the Offering Price, a substantial increase over the nominal purchase price paid by Messrs. Blair and Dick for such OP Units.

    - Mr. Blair, Mr. Dick and Scott D. Peters, Senior Vice President and Chief Financial Officer of the Company, will be granted options to acquire 150,000, 125,000 and 40,000 shares of Common Stock, respectively, at the Offering Price. The options vest ratably over three years commencing on the first anniversary of the date of grant.

    - Each Independent Director (as herein defined) will receive options to acquire 5,000 shares of Common Stock at the Offering Price.


    - In connection with the acquisition of the Golf Courses owned by The Legends Group, the Company will repay approximately $26.3 million of debt personally guaranteed by Mr. Young.



    - The Company will pay to Mr. Young's affiliates approximately $8.4 million in repayment of loans made by such affiliates to Legends of Virginia, LC in connection with the development of the two recently opened Golf Courses.


    - The Company will reimburse The Legends Group $522,500 and Mr. Dick $62,000
      for  direct  out-of-pocket  expenses  incurred  in  connection  with   the
      Formation Transactions.

    - Through the operation of seven of the Golf Courses, the Legends Lessees, which are owned by Mr. Young and his affiliates, will be entitled to all cash flow from such Golf Courses after payment of the Lease Payments under the applicable Participating Leases and other operating expenses.

    - Mr.  Young and  his affiliates will  be entitled to  receive additional OP
      Units pursuant to the Lessee Performance Option. See "The Company -- Business Strategy -- Internal Growth."

    - Certain tax consequences to Mr. Young and his affiliates from the contribution by The Legends Group of certain of the Golf Courses will be deferred.

    - The Company will enter into employment agreements with Mr. Blair, Mr. Dick and Mr. Peters providing for annual base salaries of $250,000, $150,000 and $125,000, respectively, and the possibility of cash performance bonuses.

                              DISTRIBUTION POLICY

    Subsequent to the completion of the Offering, the Company intends to make regular quarterly distributions to its stockholders. The Board of Directors, in its sole discretion, will determine the actual distribution rate based on the Company's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors. The Company's first distribution, for the period from the completion of the Offering to March 31, 1997, is expected to equal a pro rata share of the anticipated initial quarterly distribution of $.40625 per share of Common Stock, which, on an annualized basis, will represent a distribution rate of $1.625 per share, or 8.125% of the Offering Price. The Company estimates that none of the initial annual distribution will represent a return of capital for federal income tax purposes since 100% of the expected distribution will be paid out of current earnings and profits. In order to maintain its status as a REIT for federal income tax purposes, the Company is currently required to distribute at least 95% of its annual taxable income. Based on the Company's pro forma results of operations for the twelve months ended September 30, 1996, the Company would have been required to distribute approximately $4.0 million, or $1.44 per share to maintain its REIT tax status. On a pro forma basis for the twelve months ended September 30, 1996, the estimated initial distribution represents 91.9% of estimated Cash Available for Distribution (as defined herein). Holders of OP Units will receive distributions on a per unit basis equal to the per share distributions to owners of Common Stock. See "Partnership Agreement." The Company does not expect to adjust the estimated initial distribution rate if the Underwriters' over-allotment option is exercised.

    The Company has established the initial distribution rate based upon the Company's estimate of Cash Available for Distribution, which has been derived from the pro forma condensed statement of operations of the Company for the twelve months ended September 30, 1996. The Company believes the pro forma financial information for the twelve months ended September 30, 1996 constitutes a reasonable basis for setting the initial distribution rate.

                                   TAX STATUS

    The Company will elect to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1997. If the Company qualifies for taxation as a REIT, with certain exceptions, the Company will not be subject to federal income tax at the corporate level on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute at least 95% of its annual taxable income. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the stockholders in any such year will not be deductible by the Company. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company will receive at the completion of the Offering the opinion of its legal counsel, O'Melveny & Myers LLP, as to its REIT status, which opinion will be based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Charter will impose restrictions on the transfer of shares of Common Stock. The Company will adopt the calendar year as its taxable year. See "Risk Factors -- Real Estate Investment Trust and Partnership Qualification", "-- Limits on Changes in Control" and "-- Ownership Limit" and "Federal Income Tax Considerations" and "Capital Stock -- Restrictions on Ownership."

                                  THE OFFERING

Common Stock offered by the
 Company..........................  2,865,000 shares (1)(2)
Common Stock and OP Units to be
 outstanding after completion of
 the Offering.....................  7,000,356 shares (1)(2)
Use of Proceeds...................  To  repay  mortgage and  other existing  indebtedness in connection with the acquisition of the Golf Courses,  to
                                    pay  the cash portion of the purchase price for the Golf
                                    Courses and  certain  closing  costs,  and  for  working
                                    capital.
Proposed American Stock Exchange
 Symbol...........................  GTA

------------
(1) Assumes no exercise of the Underwriters' overallotment option. See "Underwriting."

(2) Does not include an aggregate of 600,000 shares reserved for issuance pursuant to the Company's Stock Incentive Plan and the Directors' Plan (each as herein defined). See "Management -- Stock Incentive Plan" and "Management -- Directors' Plan." Also does not include additional OP Units that may be issued pursuant to the Lessee Performance Option. See "The Company -- Business Strategies and Objectives -- Internal Growth -- Lessee Performance Option."

                             SUMMARY FINANCIAL DATA


    The following tables set forth (i) unaudited selected consolidated pro forma financial information for the Company and (ii) selected historical financial information for the Prior Owners. The pro forma operating information is presented as if the Formation Transactions had occurred as of January 1, 1995 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Condensed Statements of Operations included elsewhere in this Prospectus. The pro forma balance sheet information is presented as if the Formation Transactions had occurred on September 30, 1996. The pro forma information does not purport to represent what the Company's or the Initial Lessees' financial position or results of operations actually would have been had the Formation Transactions, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's or the Initial Lessees' financial position or results of operations at any future date or any future period.


                          GOLF TRUST OF AMERICA, INC.
            UNAUDITED SUMMARY CONSOLIDATED PRO FORMA FINANCIAL DATA
               (in thousands, except per share and footnote data)


                                                                                                         NINE MONTHS
                                                                                          YEAR ENDED        ENDED
                                                                                         DECEMBER 31,   SEPTEMBER 30,
                                                                                             1995           1996
                                                                                         -------------  -------------
OPERATING DATA:
  Participating Lease revenue (1)......................................................    $  11,282      $   9,395
                                                                                         -------------  -------------
  Depreciation and amortization (1)....................................................        1,819          1,691
  General and administrative (2).......................................................        1,639          1,229
  Interest expense.....................................................................          366            275
                                                                                         -------------  -------------
  Total expenses.......................................................................        3,824          3,195
                                                                                         -------------  -------------
  Income before minority interest......................................................        7,458          6,200
  Minority interest (3)................................................................        4,406          3,662
                                                                                         -------------  -------------
  Net income applicable to common shareholders (1).....................................    $   3,052      $   2,538
                                                                                         -------------  -------------
                                                                                         -------------  -------------
  Net income per share of Common Stock.................................................    $    1.07      $    0.89
  Shares of Common Stock outstanding...................................................        2,865          2,865

CASH FLOW DATA:
  Cash flows from operating activities (4).............................................    $   9,297      $   7,906
  Cash flows used in investing activities (5)..........................................          609            457
  Cash flows used in financing activities (6)..........................................        7,050          4,206

OTHER DATA:
  Cash Available for Distribution (7)..................................................    $  12,375      $   9,280
  Common Stock and OP Units outstanding................................................        7,000          7,000



                                                                                                       SEPTEMBER 30,
                                                                                                           1996
                                                                                                       -------------
BALANCE SHEET DATA:
  Investment in Golf Courses.........................................................................    $  63,532
  Mortgages and notes payable........................................................................        4,325
  Minority interest in Operating Partnership.........................................................       34,730
  Total stockholders' equity.........................................................................       24,061



(NOTES ON PAGE 17)

             THE LEGENDS GROUP AND ACQUIRED GOLF COURSE OPERATIONS
                 UNAUDITED SUMMARY PRO FORMA FINANCIAL DATA (8)
                                 (in thousands)



                                                 SEASIDE
                                                 RESORTS                    TOTAL     NORTHGATE
                            GOLF     HERITAGE    (OYSTER    LEGENDS OF     LEGENDS     COUNTRY        THE       OLDE
                           LEGENDS   GOLF CLUB    BAY)     VIRGINIA (9)     GOLF         CLUB      WOODLANDS   ATLANTA    TOTAL
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
YEAR ENDED DECEMBER 31,
 1995
OPERATING DATA:
Revenue from golf course
 operations..............  $8,003     $3,156     $3,459       --          $ 14,619     $  2,803     $1,455     $1,546    $20,423
Other revenue............   2,177        782        865       --             3,823        1,763        291        466      6,343
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
Total revenue............  10,180      3,938      4,324       --            18,442        4,566      1,746      2,012     26,766
Participating Lease
 payments (1)............   4,670      1,825      1,856       --             8,351        1,407        679        845     11,282
Other operating expenses
 (10)....................   5,372      2,300      2,173          15          9,860        3,124      1,074      1,442     15,500
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
Net income (loss)........  $  138     $ (187)    $  295       $ (15)      $    231     $     35     $   (7)    $ (275)   $   (16)
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
CASH FLOW DATA:
Cash flows from (used in)
 operating activities
 (11)....................  $  307     $ (126)    $  348       $ (15)      $    514     $     60     $   (7)    $ (275)   $   292
Cash flows from investing
 activities (12).........    --        --          --         --             --          --          --          --        --
Cash flows from financing
 activities (13).........    --        --          --         --             --          --          --          --        --

OTHER DATA:
EBITDA (14)..............  $  359     $ (111)    $  362       $ (15)      $    595     $     60     $   (7)    $ (275)   $   373

NINE MONTHS ENDED
 SEPTEMBER 30, 1996
OPERATING DATA:
Revenue from golf course
 operations..............  $6,126     $2,413     $2,490       $ 325       $ 11,354     $  2,214     $1,206     $1,375    $16,149
Other revenue............   1,888        555        591          62          3,095        1,215        244        402      4,956
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
Total revenue............   8,014      2,968      3,081         387         14,449        3,429      1,450      1,777     21,105
Participating Lease
 payments................   3,503      1,369      1,392         933          7,197        1,055        509        634      9,395
Other operating expenses
 (10)....................   4,499      1,543      1,679       1,746          9,466        2,469        841      1,221     13,997
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
Net income (loss)........  $   12     $   56     $   10      ($2,292)     $ (2,214)    $    (95)    $  100     $  (78)   $(2,287)
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
                           -------   ---------   -------   ------------   ---------   ----------   ---------   -------   -------
CASH FLOW DATA:
Cash flows from (used in)
 operating activities
 (11)....................  $  131     $   94     $  106      ($2,292)     $ (1,961)    $    (77)    $  100     $  (78)   $(2,016)
Cash flows from investing
 activities (12).........    --        --          --         --             --          --          --          --        --
Cash flows from financing
 activities (13).........    --        --          --         --             --          --          --          --        --

OTHER DATA:
EBITDA (14)..............  $  155     $  101     $  116      ($2,292)     $ (1,920)    $    (77)    $  100     $  (78)   $(1,975)


                                  LEGENDS GOLF
               SUMMARY COMBINED HISTORICAL FINANCIAL INFORMATION


                                                                                                   NINE MONTHS
                                                                                                 ENDED SEPTEMBER
                                                              YEAR ENDED DECEMBER 31,                  30,
                                                    -------------------------------------------  ----------------
                                                     1991     1992     1993     1994     1995     1995     1996
                                                    -------  -------  -------  -------  -------  -------  -------
                                                                                                 (UNAUD.)
FINANCIAL DATA:
  Revenue from golf course operations.............  $10,373  $11,724  $13,455  $14,371  $14,619  $11,276  $11,354
  Other revenue...................................    2,647    2,931    3,438    4,725    3,823   2,881     3,095
                                                    -------  -------  -------  -------  -------  -------  -------
  Total revenue...................................   13,020   14,655   16,893   19,096   18,442  14,157    14,449
  Operating expenses (11).........................    7,702    8,895    9,882   10,083   10,322   7,841     9,800
  Depreciation and amortization...................    1,253    1,406    1,564    1,830    1,791   1,303     1,579
  Interest expense................................      892      648      619      998    1,017     759       883
                                                    -------  -------  -------  -------  -------  -------  -------
  Net income (loss)...............................  $ 3,173  $ 3,706  $ 4,828  $ 6,185  $ 5,312  $4,254   $ 2,187
                                                    -------  -------  -------  -------  -------  -------  -------
                                                    -------  -------  -------  -------  -------  -------  -------
BALANCE SHEET DATA:
  Investment in Golf Courses and related
   equipment......................................  $14,917  $17,425  $16,663  $19,301  $33,099           $34,989
  Total assets....................................   20,853   20,484   22,719   24,649   42,300            49,905
  Mortgages, notes payable and advances from
   affiliates and stockholders....................   12,944   16,293   19,285   18,638   35,163            39,243
  Capital lease obligations.......................      850      332    --       --       --                --
  Total owners' equity............................    5,199    2,086    2,263    3,772    6,328             7,494



(NOTES ON PAGE 17)

                                THE GOLF COURSES
                       SUMMARY HISTORICAL FINANCIAL DATA

                                                                              HERITAGE
                                                    GOLF LEGENDS              GOLF CLUB              OYSTER BAY
                                                ---------------------   ---------------------   ---------------------
                                                     YEAR ENDED              YEAR ENDED              YEAR ENDED
                                                ---------------------   ---------------------   ---------------------
                                                12/31/94    12/31/95    12/31/94    12/31/95    12/31/94    12/31/95
                                                ---------   ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf operations..................  $  8,034    $  8,003    $  3,088    $  3,156    $  3,249    $  3,459
Other revenue.................................     2,012       2,177         847         782         866         865
                                                ---------   ---------   ---------   ---------   ---------   ---------
Total revenue.................................    10,046      10,180       3,935       3,938       4,115       4,324
                                                ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses............................     5,707       5,739       2,411       2,442       1,965       2,126
Depreciation and amortization.................     1,291       1,256         358         319         181         187
Interest......................................       857         877          63          63          78          77
                                                ---------   ---------   ---------   ---------   ---------   ---------
Total expenses................................     7,855       7,872       2,832       2,824       2,224       2,390
                                                ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss).............................  $  2,191    $  2,308    $  1,103    $  1,114    $  1,891    $  1,934
                                                ---------   ---------   ---------   ---------   ---------   ---------
                                                ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating activities........  $  4,312    $  3,537    $  1,814    $    969    $  2,218    $  2,080
  Cash Flows from investing activities........  $ (1,633)   $ (3,372)   $    (92)   $   (913)   $    (20)   $ (1,207)
  Cash Flows from financing activities........  $ (2,753)   $   (164)   $ (1,689)   $   (133)   $ (2,169)   $   (902)
OTHER DATA:
  EBITDA (14).................................  $  4,339    $  4,441    $  1,524    $  1,496    $  2,150    $  2,198


                                                     LEGENDS OF                                   NORTHGATE COUNTRY
                                                    VIRGINIA (9)         TOTAL LEGENDS GOLF             CLUB
                                                ---------------------   ---------------------   ---------------------

                                                     YEAR ENDED              YEAR ENDED              YEAR ENDED
                                                ---------------------   ---------------------   ---------------------
                                                12/31/94    12/31/95    12/31/94    12/31/95    12/20/94    12/20/95
                                                ---------   ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf operations..................        --          --    $ 14,371    $  14,619   $   2,594   $  2,768
Other revenue.................................  $  1,000          --       4,725        3,823       1,568      1,798
                                                ---------   ---------   ---------   ---------   ---------   ---------
Total revenue.................................     1,000          --      19,096       18,442       4,162      4,566
                                                ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses............................        --    $     15      10,083       10,322       3,114      3,140
Depreciation and amortization.................        --          29       1,830        1,791         401        323
Interest......................................        --          --         998        1,017         475        485
                                                ---------   ---------   ---------   ---------   ---------   ---------
Total expenses................................        --          44      12,911       13,130       3,990      3,948
                                                ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss).............................  $     --    $    (44)   $  6,185    $   5,312   $     172   $    618
                                                ---------   ---------   ---------   ---------   ---------   ---------
                                                ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating activities........  $     --    $    (15)   $  8,345    $   6,570   $     584   $    543
  Cash Flows from investing activities........  $     --    $(11,443)   $ (1,747)   $ (16,932)  $     (81)  $   (347)
  Cash Flows from financing activities........  $     --    $ 11,458    $ (6,610)   $ (10,257)  $    (506)  $   (273)
OTHER DATA:
  EBITDA (14).................................  $  1,000    $    (15)   $  9,013    $   8,120   $   1,048   $  1,426


                                                 THE WOODLANDS (15)         OLDE ATLANTA
                                                ---------------------   ---------------------

                                                     YEAR ENDED              YEAR ENDED
                                                ---------------------   ---------------------
                                                12/31/94    12/31/95    12/31/94    12/31/95
                                                ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf operations..................  $    384    $  1,455    $  1,413    $  1,546
Other revenue.................................        80         291         442         466
                                                ---------   ---------   ---------   ---------
Total revenue.................................       464       1,746       1,855       2,012
                                                ---------   ---------   ---------   ---------
Operating expenses............................       363       1,074       1,398       1,434
Depreciation and amortization.................       104         247         443         375
Interest......................................       134         424         143         202
                                                ---------   ---------   ---------   ---------
Total expenses................................       601       1,745       1,984       2,011
                                                ---------   ---------   ---------   ---------
Net income (loss).............................  $   (137)   $      1    $   (129)   $      1
                                                ---------   ---------   ---------   ---------
                                                ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating activities........  $    (26)   $    220    $    320    $    375
  Cash Flows from investing activities........  $ (4,330)   $     (5)   $   (196)   $    (53)
  Cash Flows from financing activities........  $  4,382    $   (190)   $    (72)   $   (391)
OTHER DATA:
  EBITDA (14).................................  $    101    $    672    $    457    $    578


                                                                             HERITAGE
                                                   GOLF LEGENDS              GOLF CLUB              OYSTER BAY
                                               ---------------------   ---------------------   ---------------------
                                                    NINE MONTHS             NINE MONTHS             NINE MONTHS
                                                       ENDED                   ENDED                   ENDED
                                               ---------------------   ---------------------   ---------------------
                                                9/30/95                 9/30/95                 9/30/95
                                               (UNAUD.)     9/30/96    (UNAUD.)     9/30/96    (UNAUD.)     9/30/96
                                               ---------   ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf operations.................  $  6,128    $  6,126    $  2,472    $  2,413    $  2,676    $  2,490
Other revenue................................     1,615       1,888         599         555         667         591
                                               ---------   ---------   ---------   ---------   ---------   ---------
Total revenue................................     7,743       8,014       3,071       2,968       3,343       3,081
                                               ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses...........................     4,303       4,805       1,866       1,662       1,672       1,588
Depreciation and amortization................       928         945         238         225         137         137
Interest.....................................       654         602          47          41          58          52
                                               ---------   ---------   ---------   ---------   ---------   ---------
Total expenses...............................     5,885       6,352       2,151       1,928       1,867       1,777
                                               ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss)............................  $  1,858    $  1,662    $    920    $  1,040    $  1,476    $  1,304
                                               ---------   ---------   ---------   ---------   ---------   ---------
                                               ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating activities.......  $  1,710    $  3,121    $    711    $  1,516    $  1,629    $  1,591
  Cash Flows from investing activities.......  $ (1,744)   $ (2,742)   $   (888)   $ (1,371)   $   (939)   $   (956)
  Cash Flows from financing activities.......  $   (135)   $   (533)   $     85    $   (181)   $   (804)   $   (718)
OTHER DATA:
  EBITDA (14)................................  $  3,440    $  3,209    $  1,205    $  1,306    $  1,671    $  1,493


                                                    LEGENDS OF                                       NORTHGATE
                                                   VIRGINIA (9)         TOTAL LEGENDS GOLF         COUNTRY CLUB
                                               ---------------------   ---------------------   ---------------------

                                                    NINE MONTHS             NINE MONTHS             NINE MONTHS
                                                       ENDED                   ENDED                   ENDED
                                               ---------------------   ---------------------   ---------------------
                                                9/30/95                 9/30/95                 9/20/95
                                               (UNAUD.)     9/30/96    (UNAUD.)     9/30/96    (UNAUD.)     9/20/96
                                               ---------   ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf operations.................        --    $    325    $ 11,276    $  11,354   $   2,060   $  2,190
Other revenue................................        --          62       2,881        3,095       1,193      1,239
                                               ---------   ---------   ---------   ---------   ---------   ---------
Total revenue................................        --         387      14,157       14,449       3,253      3,429
                                               ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses...........................        --       1,746       7,841        9,800       2,360      2,482
Depreciation and amortization................        --         272       1,303        1,579         245        241
Interest.....................................        --         188         759          883         356        389
                                               ---------   ---------   ---------   ---------   ---------   ---------
Total expenses...............................        --       2,206       9,903       12,262       2,961      3,112
                                               ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss)............................  $     --    $ (1,819)   $  4,254    $   2,187   $     292   $    317
                                               ---------   ---------   ---------   ---------   ---------   ---------
                                               ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating activities.......  $     --    $ (1,054)   $  4,041    $   5,174   $     211   $    573
  Cash Flows from investing activities.......  $     --    $    (36)   $ (3,563)   $   5,105   $    (129)  $   (155)
  Cash Flows from financing activities.......  $     --    $  1,188    $   (854)   $    (244)  $    (178)  $   (423)
OTHER DATA:
  EBITDA (14)................................  $     --    ($ 1,359)   $  6,316    $   4,649         893   $    947


                                                   THE WOODLANDS           OLDE ATLANTA
                                               ---------------------   ---------------------

                                                    NINE MONTHS             NINE MONTHS
                                                       ENDED                   ENDED
                                               ---------------------   ---------------------
                                                9/30/95                 9/30/95
                                               (UNAUD.)     9/30/96    (UNAUD.)     9/30/96
                                               ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf operations.................  $  1,215    $  1,206    $  1,272    $  1,375
Other revenue................................       236         244         351         402
                                               ---------   ---------   ---------   ---------
Total revenue................................     1,451       1,450       1,623       1,777
                                               ---------   ---------   ---------   ---------
Operating expenses...........................       795         841       1,035       1,282
Depreciation and amortization................       184         186         284         243
Interest.....................................       320         274         145         167
                                               ---------   ---------   ---------   ---------
Total expenses...............................     1,299       1,301       1,464       1,692
                                               ---------   ---------   ---------   ---------
Net income (loss)............................  $    152    $    149    $    159    $     85
                                               ---------   ---------   ---------   ---------
                                               ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating activities.......  $    365    $    334    $    401    $    252
  Cash Flows from investing activities.......  $     (3)   $    (29)   $    (64)   $    (19)
  Cash Flows from financing activities.......  $   (214)   $   (301)   $   (318)   $   (200)
OTHER DATA:
  EBITDA (14)................................  $    656         609    $    588    $    495



(NOTES ON PAGE 17)

---------------

 (1) Represents payments of Base Rent from the Initial Lessees to the Company calculated on a pro forma basis as if the beginning of the period presented was the beginning of a lease year, except for Legends of Virginia, the Initial Lessee of Stonehouse Golf Club and Royal New Kent, which courses opened in June 1996 and August 1996, respectively. Pro forma Participating Lease revenue payable by Legends of Virginia reflects only the periods during which such Golf Courses were actually operating.



    If Stonehouse and Royal New Kent had been operating during the entire period presented, (i) Participating Lease revenue would have been $3,706 and $1,846 higher for the periods ended December 31, 1995 and September 30, 1996, respectively, for a total of $14,988 and $11,241, respectively, (ii) depreciation and amortization would have been $1,307 and $654 higher for the periods ended December 31, 1995 and September 30, 1996, respectively, for a total of $3,126 and $2,345, respectively, and (iii) net income would have been $982 and $487 higher, respectively, for a total of $4,034 and $3,025, respectively.


 (2) Represents legal, audit, office, franchise taxes, salaries and other general and administrative expenses to be paid by the Company.

 (3) Calculated as approximately 59.1% of the Operating Partnership's net income.

 (4) Represents the Company's income before minority interest adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. The Company does not believe these excluded items are material to cash flows from operating activities.

 (5) Represents the amount of the reserve which the Company will be required to make available annually under the Participating Leases to fund capital expenditures, calculated as 2.0% to 3.0% of Gross Golf Revenue at the Golf Courses.


 (6) Represents estimated initial distributions to be paid based on the anticipated initial annual dividend rate of $1.625 per share of Common Stock and OP Unit and an aggregate of 7,000,356 shares of Common Stock and OP Units outstanding and initial debt of $4,325,000.



 (7) Cash Available for Distribution represents Funds From Operations, less pro forma reserves for capital expenditures under the Participating Leases.



 (8) Pro forma amounts are presented as if the Formation Transactions occurred as of the beginning of the periods presented.



 (9) Legends of Virginia financial data reflects partial period operations at both Stonehouse Golf Club and Royal New Kent, which opened in June 1996 and August 1996, respectively. Participating Lease payments reflect the periods in which the Golf Courses were actually operating.



(10) Represents operating costs and expenses, general and administrative, repairs and maintenance, utilities, marketing and management fees.



(11) Represents the Initial Lessees' pro forma income adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. The Initial Lessees are newly formed entities, and the Company does not believe these excluded items are material to cash flows from operating activities.



(12) Cash flows from investing activities would consist principally of capital improvements to the Golf Courses. As such improvements are expected to be funded through a capital expenditure reserve funded by the Company, cash flows from investing activities funded by the Initial Lessees are not expected to be material.



(13) Cash flows from financing activities would primarily include transactions with the Initial Lessees' owners and borrowings and repayments on loans. Such cash flows have been excluded in the determination of cash flows from financing activities as the Company does not believe these excluded items are material to cash flows from financing activities.



(14) EBITDA is defined as operating income before interest, income taxes, depreciation and amortization. Management considers EBITDA to be an important measure of the cash flows from operations of the Initial Lessees (before payment of debt service obligations and non-cash depreciation charges). EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as an indication of financial performance or to cash flows from operating activities as a measure of liquidity.



(15) The Woodlands commenced operations in August 1994.

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK INVOLVES VARIOUS RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING SHARES OF COMMON STOCK IN THE OFFERING.

INITIAL LESSEE PRO FORMA NET INCOME

    On a pro forma basis for the nine months ended September 30, 1996, operations at four of the Golf Courses, including the two recently opened Golf Courses, would not have generated net operating income for the applicable Initial Lessee. If an Initial Lessee is unable to generate an operating profit on a consolidated basis, taking into account all Golf Courses leased by that Initial Lessee or its affiliates, and if it is unlikely to generate an operating profit in the future, then it is likely that such Initial Lessee will default on its obligations under the applicable Participating Lease. In that event, the Company's Cash Available for Distribution to its stockholders will be adversely affected. Operations at the Olde Atlanta Golf Course were significantly impacted by an unusually severe series of winter storms in 1995 and 1996 which damaged the golf course and resulted in lost revenue. The pro forma loss for the nine months ended September 30, 1996 at Northgate Country Club reflects, in part, the fact that the Golf Course generally experiences stronger results in the fourth quarter of each year.

ACQUISITION OF GOLF COURSES WITH LIMITED OPERATING HISTORY

    Two of the Golf Courses recently opened and have limited operating history. The Base Rent for these Golf Courses is based on the Company's and the Initial Lessee's estimates of Gross Golf Revenue and net operating income and constitutes a substantial portion of the Company's pro forma Lease revenue. The Company will be subject to risks that these Golf Courses will not achieve anticipated Gross Golf Revenues or net operating income and, therefore, that the Initial Lessees of such Golf Courses will be unable to make the Lease Payments.


DEPENDENCE ON PAYMENTS UNDER THE PARTICIPATING LEASES; DIFFICULTY OF FINDING REPLACEMENT LESSEES



    The Company's ability to make distributions to stockholders will depend solely upon the ability of the Initial Lessees to make Lease Payments under Participating Leases (which will be dependent primarily on the Initial Lessees' ability to generate sufficient revenues in excess of operating expenses from the Golf Courses). Any failure or delay by an Initial Lessee in making Lease Payments may adversely affect the Company's ability to make anticipated distributions to stockholders. Such failure or delay may be caused by reductions in revenue from the Golf Courses or in the net operating income of an Initial Lessee or otherwise. In addition, the Initial Lessees are newly-organized limited purpose entities and have nominal capitalization. Although failure on the part of an Initial Lessee materially to comply with the terms of its Participating Lease would give the Company the right to terminate such Participating Lease, recover any OP Units pledged as a security deposit, repossess the applicable Golf Course and enforce the Lease Payment obligations under the Participating Lease, the Company would then be required to find another lessee to lease such Golf Course or risk losing its ability to elect or maintain REIT status, as applicable. It may be difficult for the Company to find suitable replacement lessees following a default, particularly in instances where the prior lessee was not able to operate profitably. In such instances the Company would likely be required to reduce the Base Rent and consequently the Cash Available for Distribution on a per share basis would be reduced.


DURATION OF LEASE; NO RIGHT TO TERMINATE PARTICIPATING LEASES ON A SALE

    The Participating Leases, which, with extensions, may have terms of up to 40 years, do not terminate when a Golf Course is sold. It may therefore be more difficult to sell a Golf Course, and the value to a prospective buyer, and therefore the price paid to the Company for a Golf Course, may be less than if the Participating Leases were to terminate upon a sale. See "The Golf Courses -- The Participating Leases."


NEED FOR CERTAIN CONSENTS FROM THE LIMITED PARTNERS



    Under the Partnership Agreement (as herein defined) the holders of at least 66.7% of the interests in the Operating Partnership, including the Company which initially will own only a 40.9% interest in the Operating Partnership, must approve a sale of all or substantially all of the assets of the Operating Partnership or a merger or consolidation of the Operating Partnership. Larry D. Young, majority owner of The Legends Group and a director of the Company, and his affiliates will initially own a 53.4% interest in the Operating Partnership and thus initially will effectively hold veto power over such extraordinary transactions. See "Partnership Agreement -- Management."


LACK OF APPRAISALS

    No third-party valuations of the Golf Courses were obtained in connection with the Formation Transactions. The valuation of the Company is based upon the capitalization of the Company's estimated Cash Available for Distribution and the factors set forth in this Prospectus in the section "Underwriting." There can be no assurance that the price paid by the Company for the Golf Courses does not exceed the fair market value of one or more of the Golf Courses. With respect to the Golf Courses contributed by the Legends Group, the affiliation with The Legends Group of Mr. Blair, the President of the Company, and Mr. Young, a director of the Company, may have affected the valuation of such courses. See "-- Conflicts of Interest."

LACK OF CONTROL OVER DAY-TO-DAY OPERATIONS AND MANAGEMENT OF THE GOLF COURSES

    In order to qualify as a REIT for federal income tax purposes, the Company may not operate the Golf Courses or participate in the decisions affecting the operations of the Golf Courses. Each Initial Lessee will control the operations of the Golf Courses it leases under the Participating Leases, which have initial terms of 10 years and may be extended at the option of each Initial Lessee for up to six five-year renewal terms. The Company will not have the authority to require any Initial Lessee to operate the Golf Courses in a particular manner, or to govern any particular aspect of their operation (e.g., setting green fees), except as set forth in the Participating Leases. Thus, even if the Company believes an Initial Lessee is operating the Golf Courses it leases inefficiently or in a manner that does not result in a maximization of Participating Rent to the Company under the Participating Leases and, therefore, does not increase Cash Available for Distribution to the stockholders, the Company may not require an Initial Lessee to change its method of operation. The Company is limited to seeking redress only if an Initial Lessee violates the terms of the Participating Lease, in which case the Company's primary remedy is to terminate one or more of the Participating Leases and seek to recover damages from such Initial Lessee. If a Participating Lease is terminated, the Company will be required to find another lessee or risk losing its ability to elect or maintain REIT status, as applicable. See "The Golf Courses -- The Participating Leases."

GOLF INDUSTRY RISKS

    OPERATING RISKS

    The Golf Courses will be subject to all operating risks common to the golf industry. These risks include, among other things (i) increases in operating costs due to inflation and other factors, which increases may not be offset by increased dues and fees; (ii) dependence on tourism, particularly for the Resort Courses, which may fluctuate and be seasonal; and (iii) adverse effects of general and local economic conditions. These factors could adversely affect an Initial Lessee's ability to generate revenues and to make Lease Payments and, therefore, the Company's ability to make expected distributions to the Company's stockholders.

    SUPPLY OF GOLF COURSES

    There have been a substantial number of new golf courses opened in recent years and a number of new courses currently are under development or planned for development including golf courses located near the Golf Courses. These new golf courses could increase the competition faced by one or more of the Golf Courses and reduce the rounds played and revenues associated with one or more of the Golf Courses. Any such decrease in revenues may adversely affect the net operating income of an Initial Lessee and, therefore, its ability to make its Lease Payments.

    INVESTMENT IN SINGLE INDUSTRY

    The Company's current strategy is to acquire only golf courses and related facilities. As a result, the Company will be subject to risks inherent in investments in a single industry. The effects on Cash Available for Distribution to stockholders resulting from a downturn in the golf industry will be more pronounced than if the Company had diversified its investments.

    SEASONALITY

    The golf industry is seasonal. Seasonal variations in revenue at the Golf Courses may require the Initial Lessees to supplement revenue at the applicable Golf Course to pay Base Rent. Failure of an Initial Lessee to properly manage its cash flow may result in an Initial Lessee having insufficient cash to make its Lease Payments during low seasons and, therefore, adversely affect Cash Available for Distribution to stockholders.

    ADVERSE WEATHER CONDITIONS

    Several climatological factors beyond the control of the Initial Lessees may influence the revenues at the Golf Courses, including adverse weather such as hurricanes, heat waves, frosts and floods. In the event of adverse weather or destruction of the turf grass at a Golf Course, the number of rounds played at such Golf Course could decrease, which could have a negative impact on any Participating Rent received from the affected Golf Course and the ability of the applicable Initial Lessee to make its Lease Payment. The six Golf Courses in the Myrtle Beach and Gulf Shores areas are susceptible to damage from hurricanes, which damage (including loss of revenue) is not generally insurable at commercially reasonable rates. Consequently, a hurricane may adversely affect both the value of the Company's investment in a particular Golf Course as well as the ability of the Initial Lessee of such Golf Course to make Lease Payments. Additionally, hurricanes may damage local accommodations such as hotels and condominiums, thereby limiting play, particularly at Resort Courses.

    FACTORS AFFECTING GOLF PARTICIPATION

    The success of efforts to attract and retain members at private country clubs and the number of rounds played at public golf courses historically has been dependent upon discretionary spending by consumers, which may be adversely affected by regional and economic conditions. A decrease in the number of golfers or their rates of participation or in consumer spending on golf could have an adverse effect on the Gross Golf Revenue generated per Golf Course and, therefore, the Lease Payments to be paid under the Participating Leases.

    COURSE CONDITIONS

    General turf grass conditions must be satisfactory to attract play on the Golf Courses. Severe weather or other factors, including disease and insect infestation, could adversely affect the turf grass conditions at the Golf Courses. Turf grass conditions at the Golf Courses also depend to a large extent on the quality and quantity of water available. The availability and quantity of water available is affected by various factors, many of which are beyond the control of the Company. There can be no assurance that certain conditions, including drought, governmental regulation or environmental concerns, which could adversely affect the supply of water to a particular Golf Course, may not arise in the future.

DEPENDENCE UPON KEY PERSONNEL

    The Company's success depends to a large extent upon the experience and abilities of its founders W. Bradley Blair, II, who will serve as the Company's Chief Executive Officer and President, David J. Dick, who will serve as Executive Vice President, and Scott D. Peters, who will serve as Senior Vice President and Chief Financial Officer. See "Management -- Directors, Proposed Directors and Executive Officers." The loss of the services of any of these individuals could have a material adverse effect on the Company, its operations and its business prospects. See "Certain Relationships and Transactions -- Employment Agreements." The Company's success is also dependent upon its ability to attract and maintain qualified personnel.

LACK OF OPERATING HISTORY

    The Company has been recently organized and has no operating history. There can be no assurance that the Company will be able to generate sufficient revenue from operations to make anticipated distributions. The Company also will be subject to the risks generally associated with the formation of any new business. The Company's management has no experience operating a public company or a REIT and limited experience working together.

RISKS RELATED TO THE COMPANY'S GROWTH STRATEGY

    COMPETITION FOR ACQUISITIONS

    The Company will compete for golf course acquisition opportunities with entities organized for purposes substantially similar to the Company's objectives as well as other purchasers of golf courses. The Company may be competing for such golf course acquisition opportunities with entities which have substantially greater financial resources than the Company and a broader geographic knowledge base. These entities may also generally be able to accept more risk than the Company prudently can manage. Thus, competition may generally reduce the number of suitable golf course acquisition opportunities available to the Company. See "The Golf Courses -- Competition."

    POSSIBLE UNAVAILABILITY OF CAPITAL

    The success of the Company's growth strategy will, in part, depend upon its access to capital necessary to acquire additional golf courses through use of excess cash flow, borrowings or subsequent issuances of Common Stock, OP Units or other securities.

    INABILITY TO MANAGE GROWTH EFFECTIVELY

    The Company's success will depend upon the ability of each Initial Lessee effectively to operate all of the Golf Courses it leases, as well as the ability of the Company to continue to select an appropriate lessee for each additional Golf Course it acquires. There can be no assurance that the Company will have access to capital or that an Initial Lessee or other future lessees will effectively operate the Golf Courses it leases. In the event the Company fails to obtain access to capital or an Initial Lessee fails effectively to operate the Golf Courses it leases, Cash Available for Distribution to stockholders could be adversely affected.

    RISKS RELATED TO EXPANSION OPPORTUNITIES

    The Company is obligated under certain conditions to acquire additional facilities to be developed at two of the Golf Courses. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions." Such acquisitions will be subject to risks associated with any newly acquired project without an operating history, including the ability of the additional facilities to generate the expected revenues.

BENEFITS TO OFFICERS AND DIRECTORS


    The Company's officers and directors will receive material benefits from the Formation Transactions that will not be received by purchasers of Common Stock in the Offering. Such benefits include (i) receipt by Mr. Young, one of the Company's directors, and his affiliates of 3,738,556 OP Units (valued at approximately $74.8 million based on the Offering Price) in exchange for their interests in the Golf Courses contributed by The Legends Group, (ii) a substantial increase in the value of the OP Units held by Mr. Blair and Mr. Dick over the nominal purchase price paid for such OP Units prior to the commencement of the Offering, which OP Units will be worth $500,000 based on the Offering Price, (iii) repayment of approximately $26.3 million of indebtedness personally guaranteed by Mr. Young, (iv) receipt by the executive officers of options to acquire 315,000 shares of Common Stock at the Offering Price, (v) receipt by each Independent Director of options to acquire 5,000 shares of Common Stock at the Offering Price, and (vi) payment to affiliates of Mr. Young of approximately $8.4 million in repayment of an outstanding loan to Legends of Virginia, LC incurred in connection with the development of the two recently opened Golf Courses. The OP Units issued to officers and directors are redeemable, at the election of the holder, for cash or, at the Company's option, Common Stock on a one-for-one basis beginning one year after completion of the Offering. In addition, the Prior Owners affiliated with Mr. Young may receive additional OP Units upon exercise of the Lessee Performance Option. The Legends Lessees, which will lease the Golf Courses contributed by The Legends Group and which are owned by Mr. Young and his affiliates, will be entitled to all cash flow from the Golf Courses leased to the Legends Lessees after payment of the Lease Payments and other operating expenses. Thus, the Company's officers and certain of its directors may have interests that conflict with the interests of persons acquiring Common Stock in the Offering. See "The Formation Transactions."

CONCENTRATION OF INVESTMENTS

    Five of the Golf Courses are located in the Myrtle Beach, South Carolina area and two of the Golf Courses are located in the Williamsburg, Virginia area. The concentration of the Company's investments in these areas could result in adverse events or conditions which affect those areas in particular, such as competition, hurricanes and other weather conditions, overbuilding, and economic recession which affect that area in particular, having a more significant negative impact on the operations of the Golf Courses located there, and ultimately Cash Available for Distribution to the Company's stockholders, than if the Company's investments were more geographically diverse.

REAL ESTATE INVESTMENT RISKS

    GENERAL

    Acquisitions of the Golf Courses and any additional golf courses in which the Company may invest in the future are subject to risks typically associated with investments in real estate. Such risks include the possibility that the Golf Courses and any additional golf courses will generate rent and capital appreciation, if any, at rates lower than those anticipated or will yield returns lower than those available through other investments. Income from the Golf Courses may be affected by many factors, including changes in government regulation, general or local economic conditions, the available local supply of golf courses, a decrease in the number of golfers, adverse weather conditions or other factors.

    ILLIQUIDITY OF REAL ESTATE


    Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions is limited. The ground lessor of the Oyster Bay Golf Course and the prior owner of the land on which Stonehouse Golf Club and Royal New Kent are located each have a right of first refusal to acquire such Golf Courses upon any proposed sale of such Golf Courses by the Company. The rights of first refusal affecting Stonehouse Golf Club and Royal New Kent run for a period of five years following the completion of the respective Golf Courses. The Initial Lessee of Stonehouse Golf Club and Royal New Kent has agreed with the developer of the communities surrounding such Golf Courses to construct and complete a clubhouse at each such Golf Course by December 31, 1997. Under the terms of the applicable Participating Lease, the Initial Lessee for such Golf Courses is responsible for constructing the necessary clubhouses. Failure of such Initial Lessee to complete the clubhouse by such date could result in the Company losing its investment in the applicable Golf Course. In addition, each of the Initial Lessees has a right of first offer to acquire the Golf Course(s) leased by it in the event of a proposed sale by the Company. The three courses located at the Legends Resort -- Heathland, Moorland and Parkland -- are subject to conservatory easements that prohibit developments other than golf courses on the property, limit the ability to materially modify the existing layouts at such Golf Courses and require that such Golf Courses be open for public play. In the event that a sale of a Golf Course will result in a taxable gain to the Prior Owner thereof, the Company has agreed to use reasonable efforts to structure such a sale as a tax-deferred exchange. All of these factors may make it more difficult to transfer a Golf Course even where such transfer may be in the best interests of the Company.


    ENVIRONMENTAL MATTERS

    Operations at the Golf Courses involve the use and storage of various hazardous materials such as herbicides, pesticides, fertilizers, motor oil and gasoline. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to remediate such substances properly, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. Although all of the Golf Courses have been subjected to a Phase I environmental audit (which does not involve invasive procedures, such as soil sampling or ground water analysis) by an independent environmental consultant, no assurance can be given that these reports reveal all potential environmental liabilities, that no prior or adjacent owner created any material environmental condition not known to the Company or the independent consultant or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability to the Company. While the Participating Leases provide that the Initial Lessees will indemnify the Company for certain potential environmental liabilities at the Golf Courses, the Initial Lessees are newly-formed entities with nominal capitalization. See "The Golf Courses -- Government Regulation."

    UNINSURED LOSSES

    The Participating Leases require that each Initial Lessee maintain insurance with respect to each of the Golf Courses it leases, including comprehensive liability, fire, flood (but only to the extent comparable golf courses in the area carry such insurance and such insurance is available at commercially reasonable rates) and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods or earthquakes) which may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the applicable golf course. See "The Golf Courses -- The Participating Leases."

    GROUND LEASE


    One of the Golf Courses, Oyster Bay, is operated pursuant to a ground lease with a remaining term of 35 years. The ground lessor may terminate the ground lease in accordance with its terms or may choose not to renew such ground lease. If the ground lease is terminated or is not renewed, the Company would lose its investment in the Oyster Bay Golf Course.


IMMEDIATE AND SUBSTANTIAL DILUTION


    Purchasers of shares of Common Stock in the Offering will experience immediate and substantial dilution of $11.46 per share in the net tangible book value of the shares of Common Stock from the Offering Price. See "Dilution."


CONFLICTS OF INTEREST

    VALUATION OF THE GOLF COURSES

    The valuation of the Golf Courses, including the seven Golf Courses to be contributed by The Legends Group, was determined by management of the Company, including Mr. Blair, currently the Executive Vice President and Chief Operating Officer of Legends Group Ltd., and Mr. Young, a director of the Company and the majority owner of The Legends Group. Had such agreements been negotiated on an arm's length basis, the price paid for such Golf Courses, as well as the terms of such agreements, may have been more favorable to the Company.

    SALE OF GOLF COURSES

    One of the directors of the Company and his affiliates will have unrealized gain in their interests in certain of the Golf Courses transferred to the Company. The sale of such courses by the Company may cause adverse tax consequences to such director and his affiliates. See "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership -- Tax Allocations with Respect to the Golf Courses." Therefore, the interests of the Company and such director and his affiliates could be different in connection with the disposition of such Golf Courses.

    RISK OF ENFORCEMENT OF TERMS OF CONTRIBUTION, LEASE AND OTHER AGREEMENTS.

    Because Mr. Young, a director of the Company, is the principal owner of The Legends Group, which is contributing seven of the Golf Courses to the Company, there may be a conflict of interest with respect to the enforcement of the Contribution Agreement executed by The Legends Group, as well as with respect to enforcement and termination of the Participating Leases respecting the Golf Courses leased to the Legends Lessees.

    COMPETITION FROM OTHER GOLF COURSES OPERATED BY THE INITIAL LESSEES

    Excluding the Golf Courses, affiliates of the Initial Lessees currently own and/or manage five golf courses and related facilities. Some of these golf courses and related facilities are located in the same geographic areas as the Golf Courses and may compete with the Golf Courses. In particular, affiliates of the Initial Lessee of The

Woodlands will continue to own and operate a 27-hole golf facility near The Woodlands. Affiliates of any Initial Lessee may continue to acquire, develop or manage golf courses that compete with the Company's golf courses. Accordingly, an Initial Lessee's decisions relating to the operation of a Golf Course that is in competition with other golf courses managed by it may be adverse to the interests of the Company.

    OTHER POSSIBLE CONFLICTS

    Other transactions involving the Company and affiliates of the Initial Lessees may also give rise to possible conflicts of interest, such as future acquisitions of golf courses and selection of operators for such golf courses.

REAL ESTATE INVESTMENT TRUST AND PARTNERSHIP QUALIFICATION

    The Company intends to operate so as to qualify as a REIT under the Code. Although the Company believes that it will be so organized and will operate in such a manner and has received an opinion of its legal counsel, O'Melveny & Myers LLP, as to its REIT status (which opinion is based on certain assumptions and representations), no assurance can be given that the Company will qualify or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. See "Federal Income Tax Considerations."

    If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the funds available for distribution to the Company's stockholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company to fail to qualify as a REIT or may cause the Board of Directors to revoke the REIT election. See "Federal Income Tax Considerations."

    The Operating Partnership has been structured to be classified as a partnership for federal income tax purposes. If the Service were to challenge successfully the tax status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be treated as an association taxable as a corporation. In such event, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying the asset tests and possibly the income tests (imposed by the Code as discussed below) and, in turn, would prevent the Company from qualifying as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification." In addition, the imposition of a corporate tax on the Operating Partnership would reduce the amount of Funds From Operations available for distribution to the Company and its stockholders. See "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership."

COMPETITION FOR MANAGEMENT TIME FOR THE INITIAL LESSEES

    Management of the Initial Lessees will continue to devote significant time to other business interests, including in many instances resort and residential development on property adjacent to the Golf Courses and the operation of golf courses not being contributed to the Company. As a result, management of the Initial Lessees may be subject to competing demands on their time, and may not devote sufficient time to the operations of the Golf Courses, which may result in less revenue being generated from the Golf Courses.

RISKS OF LEVERAGE; NO LIMITATIONS ON INDEBTEDNESS

    Upon completion of the Offering, the Company will have outstanding indebtedness of approximately $4.3 million incurred in connection with the acquisition of one of the Golf Courses and expects to have a $75 million Line of Credit. The Company's Charter does not limit its ability to incur indebtedness. The Company may borrow under the Line of Credit or from other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by the Golf Courses owned by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Policies and Objectives with Respect to Certain Activities -- Financing." The Company has agreed to maintain up to $4.3 million of indebtedness for a period of up to 10 years following the completion of the Offering to accommodate a Prior Owner's efforts to minimize certain adverse tax consequences. In the event that the Company fails to maintain such indebtedness, the Company will be liable for any resulting income tax liabilities to the Prior Owner.

    There can be no assurance that the Company, upon the incurrence of debt, will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including any Golf Courses securing such debt, to foreclosure, which could result in a financial loss to the Company. Adverse economic conditions could result in higher interest rates on variable rate debt, including borrowings under the Line of Credit, which could decrease Cash Available for Distribution and increase the risk of loss upon a sale or from a foreclosure.

MARKET FOR COMMON STOCK; ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATES

    Prior to the completion of the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or be sustained or that the Common Stock may be resold at or above the Offering Price. The Offering Price will be determined through negotiations between the Company and the Underwriters and may not be indicative of the market price for the Common Stock after the completion of the Offering. See "Underwriting."

    In addition, one of the factors that may influence the price of the Common Stock in public trading markets will be the annual yield from distributions by the Company on the Common Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Common Stock.

CHANGES IN INVESTMENT AND FINANCING POLICIES

    The Board of Directors of the Company (the "Board of Directors") determines the Company's investment and financing policies and policies with respect to certain other activities, including its growth, capitalization, distributions and operating policies. Although the Board of Directors has no present intention to amend or revise these policies, the Board of Directors may do so at any time without a vote of the Company's stockholders. See "Policies and Objectives With Respect to Certain Activities -- Investment Objectives and Policies."

LIMITS ON CHANGES IN CONTROL

    The restrictions on the ownership of outstanding shares of Common Stock intended to ensure compliance with certain requirements related to continued qualification of the Company as a REIT and restrictions on changes in control contained in the Company's Charter and Bylaws, including a staggered Board of Directors and the ability of the Board of Directors to issue preferred stock without stockholder approval, may have the effect of inhibiting a change in control of the Company, even where such a change of control could be beneficial to the Company's stockholders. See also "-- Anti-takeover Effect of Certain Provisions of Maryland Law and the Company's Charter and Bylaws."

DEPENDENCE ON ACQUISITIONS TO INCREASE CASH AVAILABLE FOR DISTRIBUTION

    The Company's success in implementing its growth plan will depend significantly on the Company's ability to acquire additional golf courses at attractive prices. Because of the structure of the Participating Leases, which limit increases in Lease Payments to 5% annually for the first five years, internal growth through increases in revenues of the Golf Courses is not expected to provide as much growth in Cash Available for Distribution to stockholders as will the acquisition of additional golf courses. See " -- Risks of Leverage; No Limitation on Indebtedness" and "-- Risks Related to the Company's Growth Strategy." If the Company is unable to acquire additional golf courses at attractive prices, the Company's ability to grow and maintain or increase Cash Available for Distribution per share may be adversely affected.

DISTRIBUTION TO STOCKHOLDERS

    The Company's ability to make distributions to its stockholders will be based principally on Lease Payments under the Participating Leases. In the event of a default by an Initial Lessee under its Participating Lease, there could be a decrease or cessation of Lease Payments from such Initial Lessee. In addition, the amount available to the Company to make distributions to its stockholders may decrease on a per share basis if golf courses acquired in the future yield lower than expected revenues. In addition, if the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness and Cash Available for Distribution may decrease. Distributions by the Company will also be dependent on a number of other factors, including the amount of Funds From Operations available for distribution, the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualifications -- Annual Distribution Requirements") and such other factors as the Company deems relevant.

    In order to qualify as a REIT, the Company generally will be required to distribute to its stockholders at least 95% of its net taxable income each year. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and undistributed income from prior years.

    The Company intends to make distributions to its stockholders to comply with the 95% distribution requirements of the Code and to avoid the nondeductible excise tax. The Company's income and cash flow will consist primarily of rent payments under the Participating Leases. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

ERISA RISKS

    Depending upon the particular circumstances of the plan, an investment in Common Stock may not be an appropriate investment for an ERISA plan, a qualified plan or an IRA. In deciding whether to purchase Common Stock, a fiduciary of an ERISA plan, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, and the effect of the "plan asset" regulations issued by the U.S. Department of Labor.

ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE ISSUANCE AND SALE ON MARKET PRICE OF COMMON STOCK

    Sales of a substantial number of shares of Common Stock or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Stock. In addition to the shares of Common Stock offered by the Company in the Offering, an aggregate of 4,135,356 OP Units will be outstanding upon completion of the Formation Transactions. See "The Formation Transactions". Fifty percent of the OP Units may be redeemed by the holders of such OP Units at any time after the first anniversary of the completion of the Offering and the remaining 50% of such OP Units may be redeemed at any time after the second anniversary of the completion of the Offering for cash, or at the Company's option, for shares of Common Stock on a one-for-one basis. See "Shares Available for Future Sale." At the conclusion of the periods described above, the shares of Common Stock issuable upon redemption of the OP Units may be sold in the public market pursuant to a shelf registration statement which the Company is obligated to file with respect to the issuance of such shares, or pursuant to any available exemptions from registration. The Company also has granted the Prior Owners certain "piggyback" registration rights commencing on the first anniversary of the completion of the Offering (see "Shares Available for Future Sale -- Registration Rights").

    The Company's acquisition strategy will depend in part on access to additional capital through sales and issuances of equity securities, including OP Units. The market price of the Common Stock may be adversely affected by the availability for future sale and issuance of shares of Common Stock that may be issued upon redemption of the OP Units as well as any additional OP Units issued in future acquisitions or in connection with an Initial Lessee's exercise of the Lessee Performance Option. See "The Company -- Acquisitions and Expansions." No predictions can be made as to the effect, if any, that future sales of shares, or the perception that such sales could occur will have on the price of the Common Stock.

OWNERSHIP LIMIT

    In order for the Company to qualify and to maintain its qualification as a REIT, not more than 50% in value of its outstanding stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code). In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Code. See "Federal Income Tax Considerations -- Taxation of the Company." Two sets of constructive ownership rules (one to determine whether a REIT is closely held and one to determine whether rent is from a related party tenant) apply in determining whether these requirements are met. For the purpose of preserving the Company's REIT qualification, the Charter prohibits direct or constructive ownership of more than 9.8% of the lesser of the total number or value of the outstanding shares of the Common Stock or more than 9.8% of the outstanding preferred stock (if any) of the Company (the "Ownership Limit"). The constructive ownership rules are complex and may cause Common Stock owned, directly or constructively, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the Common Stock (or the acquisition of an interest in an entity which owns Common Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the Common Stock, and thus subject such Common Stock to the Ownership Limit. See "Capital Stock -- Restrictions on Ownership." Direct or constructive ownership of shares of Common Stock in excess of the Ownership Limit would cause the violative transfer or ownership to be void, or cause such shares to be designated as "Shares-in-Trust", as herein defined. See "Capital Stock -- Restrictions on Ownership."

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS

    Certain provisions of the Company's articles of incorporation (the "Charter") and bylaws (the "Bylaws"), as well as Maryland corporate law, may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that might be in the stockholders' best interest. For example, such provisions may (i) defer tender offers for Common Stock, which offers may be beneficial to stockholders or (ii) defer purchases of large blocks of Common Stock, thereby limiting the opportunity for stockholders to receive a premium for their Common Stock over then-prevailing market prices. These provisions include the following:

    PREFERRED SHARES.

    The Charter authorizes the Board of Directors to issue Preferred Stock in one or more classes and to establish the preferences and rights (including the right to vote and the right to convert into Common Stock) of any class of Preferred Stock issued. No Preferred Stock will be issued or outstanding as of the closing of the Offering. See "Description of General Stock -- Preferred Stock."

    STAGGERED BOARD.


    The Board of Directors of the Company will have three classes of directors. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Directors for each class will be chosen for a three-year term upon the expiration of the initial term. The affirmative vote of two-thirds of the outstanding Common Stock is required to remove a director. See "Policies and Objectives With Respect to Certain Activities -- Charter and Bylaw Provisions."


    MARYLAND BUSINESS COMBINATION STATUTE.

    Under the Maryland General Corporation Law ("MCGL"), certain "business combinations" (including the issuance of equity securities) between a Maryland corporation and any person who owns, directly or indirectly,

10% or more of the voting power of the corporation's shares of capital stock (an "Interested Stockholder") must be approved by 80% of voting shares. In addition, an Interested Stockholder may not engage in a business combination with the Maryland corporation for five years following the date he or she became an Interested Stockholder. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws -- Maryland business Combination Law."

    MARYLAND CONTROL SHARE ACQUISITION.

    Maryland law provides that "Control Shares" of a corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the manner. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, would entitle the acquiror directly or indirectly to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting powers. Control Shares do not include shares of beneficial interest the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

    If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, the issuer may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other stockholders may exercise appraisal rights. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

    The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's Common Stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

                                  THE COMPANY

    The Company has been created as a self-administered REIT to capitalize upon consolidation opportunities in the ownership of golf courses in the United States. The principal business strategy of the Company will be to acquire high quality golf courses and to lease the golf courses to qualified third-party operators, including affiliates of the sellers of such courses. The Company believes its utilization of a multiple independent lessee structure and the Lessee Performance Option, together with the substantial industry knowledge, experience and relationships within the golf community of its senior management and of management of the Initial Lessees (affiliates of whom collectively will own an initial 59.1% equity interest in the Company upon completion of the Formation Transactions) will provide it with a distinct competitive advantage in the acquisition of high quality golf courses, including some which might not otherwise be available for purchase.

    Upon completion of the Offering and the Formation Transactions, the Company will be one of only two publicly traded REITs in the United States focused on owning and acquiring golf courses and will own 10 courses located in South Carolina (4), Virginia (2), Alabama, Georgia, North Carolina and Texas. See "The Golf Courses -- Description of the Golf Courses." The Golf Courses will be leased to the Initial Lessees affiliated with the Prior Owners under the Participating Leases, which provide for the payment of fixed Base Rent and Participating Rent based on growth in revenue at the Golf Courses. See "The Golf Courses -- The Participating Leases." The Company believes it will benefit from the continuity of golf course management provided by the Initial Lessees, whose affiliates developed and have operated each of the Golf Courses since their opening. See "Initial Lessees." Neither the Company nor its executive officers will own any interest in or participate in the management of the Initial Lessees.

    The Company's goal is to generate cash available for distribution and to enhance stockholder value by becoming a leading owner of, and participating in increased revenue from, nationally or regionally recognized high quality golf courses. Four of the Golf Courses were ranked among the Top Ten New Courses by either GOLF DIGEST or GOLF MAGAZINE in the year the Golf Course opened, including the recently opened Stonehouse Golf Club, which in November 1996 was named the Best New Upscale Course of 1996 by GOLF DIGEST. Two of the established courses (Oyster Bay and Heritage Club) have been ranked in the Top 50 Public Golf Courses by Golf Digest. The Company believes that the quality of the Golf Courses is further reflected in their average green fees, which significantly exceed national industry averages. All of the Golf Courses were developed and have been continuously operated by the Prior Owners. The Initial Lessees will be newly-formed special purpose entities affiliated with the Prior Owners, and will lease the Golf Courses from the Company pursuant to the Participating Leases. The Company believes the continuity of management provided by these experienced operators will facilitate the Company's growth and profitability. The Company believes that the substantial ownership interest of affiliates of the Initial Lessees in the Company will align the interests of the Initial Lessees with those of the stockholders of the Company. As security for its affiliated Initial Lessee's obligations under the Participating Lease, each Prior Owner will pledge to the Company for a minimum of two years OP Units having a value, based on the Offering Price, equal to 15% of the purchase price for the Golf Course, which approximates 16 months of initial Base Rent under the applicable Participating Lease. See "The Golf Courses -- The Participating Leases."

    The Chairman of the Board, Chief Executive Officer and President of the Company, W. Bradley Blair, II, currently serves as the Executive Vice President and Chief Operating Officer of Legends Group Ltd., a leading golf course owner, developer and operator in the southeast and mid-Atlantic regions of the United States. After the Offering, Mr. Blair will not have any interest in the golf operations of The Legends Group. Seven of the eight golf courses currently owned by The Legends Group are being contributed to the Company. The one course not being contributed is owned by The Legends Group pursuant to a ground lease with a short remaining term which does not presently meet the Company's investment criteria. The Company will have an option and right of first refusal to acquire any golf courses owned, developed or acquired by The Legends Group pursuant to the Option Agreement. See "Certain Relationships and Transactions -- Option to Purchase and Right of First Refusal." The initial Participating Leases with the Legends Lessees will be cross-collateralized and cross-defaulted.

    Following completion of the Offering, the Company expects to have access to a variety of debt and equity financing sources to fund acquisitions, including the ability to issue OP Units, which can provide deferral of gain recognition for sellers of golf courses. The Company expects to have a $75 million line of credit which will be used primarily for the acquisition of additional golf courses. The Company has not, however, finalized negotiations on the Line of Credit and there can be no assurance that the Company will have access to sufficient debt and equity financing to allow it to successfully pursue its acquisition strategy. The Company will have approximately $4.3 million of outstanding indebtedness upon completion of the Offering, which will be incurred in connection with the acquisition of one of the Golf Courses. The Company believes its initial low level of debt, coupled with the Line of Credit will provide the Company with significant financial flexibility in pursuing golf course acquisition opportunities. The Company intends to maintain a capital structure which limits consolidated indebtedness to no more than 50% of its total market capitalization. See "Policies and Objectives with Respect to Certain Activities -- Financing." As a comparison, The Legends Group, which will be contributing seven Golf Courses to the Operating Partnership, had a debt to equity ratio in excess of 5 to 1 as of December 31, 1995, based upon the historical book value of the equity and debt of the contributed Golf Courses.


    The Company's executive offices are located at 190 King Street, Charleston, South Carolina 29401 and its telephone number is (803) 768-8300.

BUSINESS STRATEGIES AND OBJECTIVES

    The Company will seek to maximize its Cash Available for Distribution to stockholders and enhance stockholder value by acquiring additional golf courses that meet one or more of the Company's investment criteria and by participating in increased revenue from the Golf Courses and any subsequently acquired golf courses through the Participating Leases.

    ACQUISITIONS AND EXPANSIONS

    ACQUISITIONS. The Company intends to acquire additional golf courses, including multi-course portfolios, that meet one or more of its investment criteria as generally described below. The Company believes its multiple independent lessee structure, together with the industry knowledge, experience and relationships of management of the Company and the Initial Lessees, will permit the Company to acquire high quality golf courses, including those which might not otherwise be available for purchase. The Company expects to have access to a variety of debt and equity financing sources to fund acquisitions, including the Line of Credit and the ability to issue OP Units, which can provide a means of deferring recognition of gain for certain sellers. OP Units are redeemable, at the election of the holder, for cash, or at the Company's option, shares of Common Stock on a one-for-one basis under certain conditions. See "Partnership Agreement -- Redemption Rights." The Company believes its structure offers sellers of golf courses the following benefits: (i) tax deferral and increased liquidity associated with owning OP Units; (ii) the ability to continue to operate of the golf course by leasing the golf course from the Company; (iii) the ability to obtain additional OP Units through the Lessee Performance Option; (iv) marketing and purchasing economies of scale gained from participation in the Advisory Association; and (v) the ability to diversify a seller's investment in Golf Courses by participating as an equity owner in the Company's portfolio of golf courses.

    The Company intends to concentrate its investment activities on golf courses available at attractive prices that meet one or more of the following criteria:

    - high quality Daily Fee courses that target avid golfers, who the Company believes are generally willing to pay the higher green fees associated with high quality golf courses;

    - courses   that  offer  superior  facilities  and  service  and  attract  a relatively high number of affluent destination golfers;

    - courses owned by multi-course owners and operators who have a strong regional presence and afford the Company the opportunity to expand in a particular region;

    - private or semi-private golf courses with proven operating histories;

    - newly developed, well-designed courses with high growth potential; and

    - high quality, well-maintained golf courses with proven operating histories located in areas where significant barriers to entry exist.

    The Company will undertake a sophisticated analysis with respect to golf courses to be considered for acquisition, including an evaluation of the following:

    - condition of course and agronomy review;

    - competitive position in market;

    - barriers to entry in development of new golf courses;

    - irrigation -- quantity, quality and cost (watershed, wells, etc.);

    - strength of the lodging industry, including hotels and condominiums, in destination golf areas; and

    - product and service differentiation.


    The Company has recently entered into a non-binding letter of intent to enter into a strategic allegiance with Troon Golf, an affiliate of Starwood Capital Group LLC. The Company believes Troon Golf is one of the United States' leading golf course management, development and consulting companies. The non-binding letter of intent provides that the Company will enter into purchase agreements on substantially the same terms and conditions under which the Golf Courses are being acquired, including the purchase price calculation, to acquire certain golf courses which Troon Golf is presently negotiating to acquire. The Company anticipates that it would acquire such courses directly from the third-party sellers through assignments of the purchase agreements. Any such agreements would be subject to customary due diligence and closing conditions. The letter of intent provides that, subject to the consummation of the Company's acquisition of courses from Troon Golf, Starwood will have the right to nominate one member of the Company's Board of Directors. Pursuant to the proposed alliance, the Company would be granted a limited right of first offer to acquire golf courses identified by Troon Golf in the future, which courses would then be leased to Troon Golf under Participating Leases. In addition, the Company would grant Troon Golf a limited right of first offer to lease up to five newly-acquired courses annually that the Company does not intend to lease to affiliates of the sellers in certain geographic areas for an initial period of two years. However, the Company and Troon Golf have not entered into any definitive agreements with respect to the terms of the strategic alliance or the acquisition of golf courses, and there can be no assurances that the Company and Troon Golf will consummate the transactions contemplated by the non-binding letter of intent. The Company anticipates entering into a definitive agreement, if terms can be mutually agreed upon, by March 1, 1997.



    The Company believes the proposed strategic alliance with Troon Golf will provide the Company with a source of additional acquisition opportunities. Further, the Company believes it will benefit from the proposed strategic alliance with Troon Golf because of the geographic diversity of Troon Golf's operations and the expertise of Troon Golf 's management.


    The Company's ability to make acquisitions will depend on its access to financing. Although as a public company the Company expects to have access to several sources of financing, no commitments relating to such financing have been finalized. There can be no assurance that the Company will be able to acquire courses that meet its investment criteria. Moreover, acquisitions entail risks that acquired courses will fail to perform in accordance with expectations. See "Risk Factors -- Real Estate Investment Risks -- General" and "-- Dependence on Acquisitions to Increase Cash Available for Distribution."

    EXPANSIONS. The Prior Owner of Northgate Country Club currently plans to add nine holes to that Golf Course, and the Prior Owner of The Woodlands currently intends to build a new clubhouse. Subject to satisfaction of certain conditions, the Company has agreed that it will acquire the Expansion Facilities when fully completed and operational. The Company will acquire each Expansion Facility for a price equal to the cost of construction, which cost must be approved in advance by the Company and which may include an allowance for land. No development fee will be paid to the Prior Owners of Northgate or The Woodlands or any affiliate thereof in connection with the construction of the Expansion Facilities.

    Upon the Company's acquisition of the respective Expansion Facilities, the Participating Leases for Northgate Country Club and The Woodlands will be amended to include the applicable Expansion Facility, to increase the Base Rent in an amount designed to be accretive to the Company's Funds From Operations per share, and the applicable Prior Owner will be required to pledge for a minimum of two years additional OP Units (or cash or security acceptable to the Company) equal to 15% of the purchase price paid by the Company for the applicable Expansion Facility.

    INTERNAL GROWTH

    Based on the experience of its management, the Company believes the Golf Courses offer opportunities for revenue growth through continued effective marketing and efficient operations. See "The Golf Courses -- The Participating Leases -- Advisory Association." The Participating Leases have been structured to provide the Initial Lessees with incentives to operate and maintain the Golf Courses in a manner designed to increase revenue and, as a result, increase Lease Payments to the Company under the Participating Leases. The Company believes that management of the Initial Lessees has demonstrated expertise in the operation of the Golf Courses and that the Golf Courses are positioned to benefit from favorable trends in the golf industry. See "Initial Lessees" and "The Golf Industry."

    PARTICIPATING LEASES. The Participating Leases provide that for any calendar year, the Company will receive with respect to each Golf Course, the greater of Base Rent or an amount equal to Participating Rent plus the initial Base Rent payable at the Golf Course. Participating Rent is equal to 33 1/3% of any increase in Gross Golf Revenue over Gross Golf Revenue at the Golf Course in 1996, as adjusted in determining the initial Base Rent. Base Rent under each Participating Lease will increase annually by the Base Rent Escalator (i.e. the lesser of (i) 3% or (ii) 200% of the change in the CPI for the prior year) during each of the first five years of such Participating Lease and, if the Lessee Performance Option is exercised, for an additional five years thereafter. Annual increases in Lease Payments are limited to 5% during the first five years of the initial lease terms. Gross Golf Revenue is affected in part by the number of rounds played at a Golf Course, which decreased from 1994 to 1995 at six of the seven Golf Courses that had a full year of operations in 1994. However, Revenue Per Player increased at each of the Golf Courses during the same period as a result of green fees increases, and Gross Golf Revenue increased from 1994 to 1995 at five of the seven Golf Courses that had a full year of operations in 1994. "Gross Golf Revenue" is generally defined as all revenues from a Golf Course including green fees, golf cart rental fees, range fees, membership dues, member initiation fees and transfer fees, excluding, however, food and beverage and merchandise revenue. See "The Golf Courses" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    LESSEE PERFORMANCE OPTION. The Company will acquire the Golf Courses from the Prior Owners, and expects to acquire additional golf courses from other owners, utilizing an innovative lease structure. The Company's lease structure, including the Lessee Performance Option, is designed to encourage aggressive growth in revenue at the Golf Courses as well as to facilitate the Company's acquisition of golf courses by allowing the Company to acquire golf courses which it believes have high growth potential and which might not otherwise be available for purchase. Under the Lessee Performance Option, during years three through five of each Participating Lease, the applicable Prior Owner, subject to certain qualifications and restrictions, may elect one time to increase the Base Rent payable in order to receive additional OP Units. The Prior Owner of the Northgate Country Club will have an additional two-year period to exercise the Lessee Performance Option if it elects to construct the planned nine hole expansion at that course. OP Units issued pursuant to the exercise of a Lessee Performance Option will be redeemable at the election of the holder for cash or, at the Company's election, Common Stock on a one-for-one basis, beginning one year after their issuance. See "Partnership Agreement -- Redemption Rights." A Prior Owner may exercise the Lessee Performance Option only if the current year net operating income of the applicable Initial Lessee, inclusive of a 113.5% coverage ratio, exceeds such Initial Lessee's then current year Lease Payment obligation. Each Prior Owner may only increase the Base

Rent payable by the applicable Initial Lessee up to the incremental positive difference between such Initial Lessee's net operating income (inclusive of 113.5% coverage ratio) and its total lease payment obligation. The Lessee
Performance Option is designed to be accretive to the Company's Funds From Operations on a per share basis because the formula used to calculate the number of OP Units issuable in exchange for increased Base Rent provides that the increase in Base Rent will initially exceed the expected annual distributions payable on such OP Units. Following exercise of the Lessee Performance Option, the adjusted Base Rent will be increased by the Base Rent Escalator each year for a period of five years. A Prior Owner's ability to exercise the Lessee Performance Option and the number of OP Units issuable to such Prior Owner in connection therewith will depend upon future operating results at the applicable Golf Course and therefore cannot be calculated at the time of the completion of the Offering.


THE OPERATING PARTNERSHIP

    Upon contribution of the net proceeds of the Offering to the Operating Partnership, the Company, through GTA GP and GTA LP, will acquire an approximately 40.9% interest in the Operating Partnership, a Delaware limited partnership. The Operating Partnership will own all of the Golf Courses and will lease the Golf Courses to the Initial Lessees pursuant to the Participating Leases. GTA GP will be the sole general partner of the Operating Partnership and will own a 0.2% general partnership interest in the Operating Partnership. GTA LP will be one of the Operating Partnership's limited partners and will own an approximately 40.7% limited partnership interest in the Operating Partnership. The other Limited Partners of the Operating Partnership will include the Prior Owners and Messrs. Blair and Dick. In their capacity as such, the Limited Partners will have limited authority to transact business for, or participate in the management, activities or decisions of, the Operating Partnership. The Limited Partners (other than GTA LP) will be entitled to vote on certain matters, including the sale of all or substantially all the Company's assets or the merger or consolidation of the Partnership, which will require the approval of the holders of at least 66.7% of the interests in the Operating Partnership. The OP Units held by the Limited Partners other than GTA LP are redeemable 50% beginning one year after completion of the Offering and 50% beginning two years after completion of the Offering for cash or, at the election of the Company, for shares of Common Stock on a one-for-one basis.

                                USE OF PROCEEDS

    Based on the Offering Price, the net proceeds to the Company from the Offering, after payment of estimated expenses of $3.4 million incurred in connection with the Offering, are estimated to be approximately $49.9 million. The Company intends to apply the net proceeds of the Offering as follows:


                                                                                               DOLLARS IN
                                                                                                THOUSANDS
                                                                                               -----------
Repayment of existing third-party mortgages and other indebtedness (net of cash proceeds from
 initial borrowing of $4.3 million)..........................................................   $  34,693
Repayment of indebtedness to affiliates (1)..................................................       8,433
Payment of cash portion of the purchase price for the Golf Courses, and related closing costs
 (2).........................................................................................       6,197
Working capital..............................................................................         544
                                                                                               -----------
Total........................................................................................   $  49,867
                                                                                               -----------
                                                                                               -----------


------------
(1) This amount represents repayment of a loan made by Mr. Young's affiliates in connection with the development of the two recently opened Golf Courses.

(2) Includes payment of a $120,000 prepayment penalty.

    Offering expenses include approximately $522,500 that will be used to reimburse The Legends Group and $62,000 to reimburse Mr. Dick for direct out-of-pocket expenses incurred in connection with the Formation Transactions.

    The balance of the purchase price for the Golf Courses will be paid with the issuance of 4,106,606 OP Units. For a discussion of the redemption rights of holders of the OP Units, see "Partnership Agreement -- Redemption Rights." If the Underwriters' over-allotment option is exercised, the Company intends to use the additional net proceeds of approximately $8.0 million for the acquisition of additional golf courses and for working capital. The Company has entered into a non-binding letter of intent to enter into a strategic alliance with Troon Management which is expected to provide the Company with additional acquisition opportunities. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions." However, as of the date hereof there are no binding commitments to acquire any golf courses other than the Golf Courses.

    Pending the uses described above, the net proceeds will be invested in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit and interest bearing bank deposits.

    Third-party mortgages and other indebtedness to be repaid with the net proceeds of the Offering is as follows (dollars in thousands):


                                                         PRINCIPAL        INTEREST         MATURITY      AMOUNT
GOLF COURSE                                             BALANCE (1)         RATE             DATE      REPAID (2)
------------------------------------------------------  -----------  -------------------  -----------  -----------
Heathland, Moorland and Parkland......................   $  12,414            Prime rate    Oct. 1999
Heritage Golf Club....................................         736            Prime rate    Oct. 1999
Oyster Bay............................................         960            Prime rate    Oct. 1999
Stonehouse Golf Club and Royal New Kent (3)...........      12,646            Prime rate    Oct. 1999
                                                        -----------
Total Legends Golf Courses............................   $  26,756                                      $  26,327
                                                        -----------
                                                        -----------
Northgate Country Club (4)............................   $   6,092          LIBOR + 4.5%    Feb. 2000       6,118
The Woodlands.........................................   $   3,878       Prime rate +.5%    Nov. 2000       3,827
Olde Atlanta Golf Club................................   $   1,735                 8.00%    Apr. 1999
                                                               875                 9.25%    Apr. 1999
                                                        -----------
Total Olde Atlanta Golf Club..........................   $   2,610                                          2,706
                                                        -----------                                    -----------
                                                        -----------
Total debt payoff.....................................                                                     38,978
Less: net proceeds from initial borrowing.............                                                      4,285
                                                                                                       -----------
Debt payoff, net of proceeds from initial borrowing...                                                  $  34,693
                                                                                                       -----------
                                                                                                       -----------


------------
(1) As of September 30, 1996.

(2) Estimated payoff, including accrued interest, as of consummation of Formation Transactions.

(3) Approximately $1.2 million of such indebtedness was incurred by Legends of Virginia, LC in the past year and used to fund a portion of the development of the two recently opened Golf Courses (Stonehouse Golf Club and Royal New
    Kent).

(4) Payment of a $120,000 prepayment penalty is included in "Payment of cash portion of the purchase price for the Golf Courses."

                              DISTRIBUTION POLICY

    Subsequent to the completion of the Offering, the Company intends to make regular quarterly distributions to its stockholders. The Board of Directors, in its sole discretion, will determine the actual distribution rate based on the Company's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors that the Board deems relevant. The Company's first distribution, for the period from the completion of the Offering to March 31, 1997, is expected to equal a pro rata share of the estimated initial quarterly distribution of $.40625 per share of Common Stock, which, on an annualized basis, will represent a distribution rate of $1.625 per share, or 8.125% of the Offering Price. On a pro forma basis for the twelve months ended September 30, 1996, the estimated initial distribution represents 91.9% of estimated Cash Available for Distribution. Holders of OP Units will receive distributions on a per unit basis equal to the per share distributions to owners of Common Stock. The Company does not expect to adjust the estimated initial distribution rate if the Underwriters' over-allotment option is exercised. See "Partnership Agreement."


    The Company has established the initial distribution rate based upon the Company's estimate of Cash Available for Distribution, which has been derived from the pro forma condensed statement of operations of the Company for the twelve months ended September 30, 1996. The Company believes the pro forma financial information for the twelve months ended September 30, 1996 constitutes a reasonable basis for setting the initial distribution rate.


    The following table sets forth certain financial information for the twelve months ended September 30, 1996, which has been used to establish the expected initial distribution per share of Common Stock.


                                                                                               TWELVE MONTHS ENDED
                                                                                               SEPTEMBER 30, 1996
                                                                                               -------------------
                                                                                                 (IN THOUSANDS,
                                                                                                EXCEPT PER SHARE
                                                                                                      DATA)
Pro forma income before minority interest (1)................................................       $   8,064
Pro forma depreciation.......................................................................           2,146
                                                                                                      -------
Pro forma Funds From Operations (2)                                                                    10,210
Adjustments:
  Additional Base Rent for Golf Courses not operational during entire period (3).............           2,774
  Estimated capital expenditures (4).........................................................           (609)
                                                                                                      -------
Estimated Cash Available for Distribution....................................................          12,375
                                                                                                      -------
                                                                                                      -------
Expected initial annual distribution (5).....................................................          11,375

Expected initial distribution per OP Unit and per share of Common Stock......................       $   1.625

Expected payout ratio based on estimated Cash Available for Distribution (6).................            91.9%


---------------

(1) Minority interest in pro forma income for the twelve months ended September 30, 1996 is approximately $5.4 million (approximately 59.1%).


(2) Management and industry analysts generally consider Funds From Operations to be one measure of the financial performance of an equity REIT that provides a relevant basis for comparison among REITs and it is presented to assist investors in analyzing the performance of the Company. "Funds From Operations" is defined as income before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property and real estate related depreciation and amortization (excluding amortization of financing costs). Funds From Operations does not represent cash generated from operating activities in accordance with generally accepted account principles and is not necessarily indicative of cash available to fund cash needs. Funds From Operations should not be considered an alternative to net income as an indication of the Company's financial performance or as an alternative to cash flows from operating activities as a measure of liquidity and may be determined differently from similarly titled measures used by other REITs.


(3) Pro forma income before minority interest for the twelve months ended September 30, 1996 reflects base rent from Legends of Virginia for the period during which the Golf Courses it is contributing to the Company, Stonehouse Golf Club and Royal New Kent, were actually operating (Stonehouse opened in June 1996 and Royal New Kent opened in August 1996). The adjustment reflects additional Base Rent which will be payable during the Golf Courses' initial year of operations (i.e., to reflect a full year's Base Rent) and is provided to arrive at estimated Cash Available for Distribution.



(4) The Participating Leases require the Company to reserve annually between 2% and 3% of the Gross Golf Revenues of the Golf Courses to fund capital expenditures. Any capital expenditures in excess of such amounts will be funded by the Initial Lessees.



(5) Represents expected initial annual distribution per share of Common Stock and OP Unit times the 7,000,356 shares of Common Stock and OP Units to be outstanding upon completion of the Formation Transactions.



(6) Represents the anticipated initial aggregate annual distribution divided by Cash Available for Distribution.

    The Company expects to maintain its initial distribution rate unless actual results of operations, economic conditions or other factors differ from the pro forma results for the twelve months ended September 30, 1996. The Company's actual Cash Available for Distribution will be affected by a number of factors, including Gross Golf Revenues generated at the Golf Courses. The Company anticipates that Cash Available for Distribution will not exceed earnings and profits because the Company's non-cash expenses, primarily depreciation and amortization, are not expected to be significant due to the long depreciation life assigned to the Golf Courses for earnings and profits purposes by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to stockholders as ordinary dividend income. Any dividends designated by the Company as capital gain dividends generally will give rise to capital gain for stockholders. Distributions in excess of the Company's current and accumulated earnings and profits generally will be treated as a non-taxable reduction of a stockholder's basis in the Common Stock to the extent thereof, and thereafter as capital gain. Distributions treated as non-taxable reduction in basis will have the effect of deferring taxation until the sale of a stockholder's Common Stock or future distributions in excess of the stockholder's basis in the Common Stock. Based upon the total estimated Cash Available for Distribution set forth in the table above, the Company believes that none of the Company's expected annual distribution would represent a return of capital for federal income tax purposes. See "Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements." If actual Cash Available for Distribution or taxable income vary from these amounts, or if the Company is not treated as the owner of one or more of the Golf Courses, the percentage of distributions which represents a return of capital may be materially different.

    In order to maintain its qualification as a REIT, the Company must make annual distributions to its stockholders of at least 95% of its annual taxable income (excluding net capital gains). Based on the Company's pro forma results of operations for the twelve months ended September 30, 1996, the Company would have been required to distribute approximately $4.0 million, or approximately $1.44 per share, in order to maintain its status as a REIT. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. In such event, the Company would seek to borrow the amount of the deficiency or sell assets to obtain the cash necessary to make distributions to retain its qualification as a REIT for federal income tax purposes.

    The Board of Directors, in its sole discretion, will determine the actual distribution rate based on a number of factors, including the amount of Cash Available for Distribution, the Company's financial condition, capital expenditure requirements for the Company's properties, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. For a discussion of the tax treatment of distributions to holders of Common Stock, see "Federal Income Tax Considerations."

                                 CAPITALIZATION

    The following table sets forth the historical capitalization of The Legends Group and the pro forma capitalization of the Company as of September 30, 1996, assuming completion of the Offering and Formation Transactions and use of the proceeds from the Offering as described in "Use of Proceeds."


                                                                              SEPTEMBER 30, 1996
                                                                       --------------------------------
                                                                       THE LEGENDS GROUP   COMPANY PRO
                                                                         HISTORICAL (1)       FORMA
                                                                       ------------------  ------------
                                                                                (IN THOUSANDS)
Mortgages notes payable and due to affiliates........................      $   39,243       $    4,325
Minority interest in Operating Partnership...........................              --           35,321
Stockholders' equity:
  Preferred Stock, $0.01 par value, 10,000,000 shares authorized, no
   shares issued and outstanding.....................................              --               --
  Common Stock, $0.01 par value per share, 90,000,000 shares authorized, 2,865,000 shares issued and outstanding, as adjusted
   (2)...............................................................               4               27
  Additional paid in capital.........................................             300           24,443
  Accumulated earnings...............................................           7,190
                                                                              -------      ------------
  Total stockholders' equity.........................................           7,355           24,470
                                                                              -------      ------------
    Total capitalization.............................................      $   46,737       $   64,116
                                                                              -------      ------------
                                                                              -------      ------------


------------
(1) Reflects The Legends Group prior to the Formation Transactions.

(2) Excludes 4,135,356 shares issuable  upon redemption of OP Units  outstanding
    prior   to  the  Offering  and  issued  in  connection  with  the  Formation
    Transactions.

                                    DILUTION

    The initial price per share to the public of Common Stock offered hereby exceeds the net tangible book value per share. Therefore, purchasers of Common Stock in the Offering will realize an immediate and substantial dilution of the net tangible book value of their shares. Net pro forma tangible book value is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of shares of Common Stock and OP Units that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of Common Stock sold in the Offering, based on the Offering Price.


Offering Price (1)....................................................             $   20.00
Pro forma net tangible book value prior to the Offering (2)...........       2.40
Increase in net tangible book value attributable to shares issued in
 the Offering.........................................................       6.14
                                                                              ---
Pro forma net tangible book value after Formation Transactions (3)....                  8.54
                                                                                   ---------
Dilution per share purchased in the Offering..........................             $   11.46
                                                                                   ---------
                                                                                   ---------


------------
(1) Before deducting underwriting discount and estimated expenses of the Offering.

(2) Pro forma net tangible book value prior to the Offering is determined by subtracting total liabilities from total tangible assets of Operating Partnership prior to the Company's contribution, divided by the total number of shares of Common Stock and OP Units to be issued by the Operating Partnership in the Formation Transactions.


(3) Based on the total pro forma net tangible book value of the Company, including minority interest, of $59,791,000, divided by the sum of the pro forma total shares of Common Stock (2,865,000) and OP Units (4,135,356) outstanding (total shares and OP Units of 7,000,356). These totals include 28,750 OP Units to be issued to Company management as part of the Formation Transactions. This does not include shares of Common Stock related to stock options to be granted to the Company's executive officers and directors.


    The following table summarizes, as of September 30, 1996, the difference between contributions to be made to the Company by purchasers of shares in the Offering (before deducting expenses of the Offering) and the OP Units to be issued by the Operating Partnership in the Formation Transactions:


                                               SHARES OF COMMON STOCK
                                               ISSUED BY THE COMPANY
                                               AND OP UNITS ISSUED BY
                                                   THE OPERATING        TOTAL CONTRIBUTIONS TO
                                                    PARTNERSHIP               THE COMPANY
                                               ----------------------  -------------------------  AVERAGE PRICE PER
                                                 NUMBER     PERCENT                    PERCENT      SHARE/OP UNIT
                                               ----------  ----------     AMOUNT      ----------  ------------------
                                                                       -------------
                                                                            (IN
                                                                        THOUSANDS)
Shares of Common Stock sold by the Company in
 the Offering................................   2,865,000       40.9%    $  57,300         85.2%     $   20.00(1)
OP Units issued in the Formation
 Transactions................................   4,135,356       59.1%        9,924         14.8%          2.40(2)
                                               ----------      -----   -------------  ----------
Total........................................   7,000,356      100.0%    $  67,224        100.0%
                                               ----------      -----   -------------  ----------
                                               ----------      -----   -------------  ----------


------------
(1) Based on the Offering Price before deducting underwriting discount and estimated expenses of the Offering.

(2) Based on the value of assets to be contributed to the Operating Partnership in the Formation Transactions.

                         SELECTED FINANCIAL INFORMATION


    The following tables set forth (i) unaudited selected consolidated pro forma financial information for the Company and (ii) selected historical financial information for the Prior Owners. The pro forma operating information is presented as if the Formation Transactions had occurred as of January 1, 1995 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Condensed Statements of Operations included elsewhere in this Prospectus. The pro forma balance sheet information is presented as if the Formation Transactions had occurred on September 30, 1996. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Formation Transactions, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or any future period.


    The following selected historical financial information for the Prior Owners, insofar as it relates to each of the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, has been derived from annual audited financial statements of the Prior Owners, including the consolidated balance sheets at December 31, 1994 and 1995 and at September 30, 1996 and the related consolidated statements of income and of cash flows for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, and notes thereto appearing elsewhere herein. The data for the nine months ended September 30, 1995 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management of the Prior Owners, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

                          GOLF TRUST OF AMERICA, INC.
        UNAUDITED SELECTED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
               (in thousands, except per share and footnote data)


                                                                                                         NINE MONTHS
                                                                                          YEAR ENDED        ENDED
                                                                                         DECEMBER 31,   SEPTEMBER 30,
                                                                                             1995           1996
                                                                                         -------------  -------------
OPERATING DATA:
  Participating Lease revenue (1)......................................................    $  11,282      $   9,395
                                                                                         -------------  -------------
  Depreciation and amortization (1)....................................................        1,819          1,691
  General and administrative (2).......................................................        1,639          1,229
  Interest expense.....................................................................          366            275
                                                                                         -------------  -------------
  Total expenses.......................................................................        3,824          3,195
                                                                                         -------------  -------------
  Income before minority interest......................................................        7,458          6,200
  Minority interest (3)................................................................        4,406          3,662
                                                                                         -------------  -------------
  Net income applicable to common shareholders (1).....................................    $   3,052      $   2,538
                                                                                         -------------  -------------
                                                                                         -------------  -------------
  Net income per share of Common Stock.................................................    $    1.07      $     .89
  Shares of Common Stock outstanding...................................................        2,865          2,865
CASH FLOW DATA:
  Cash flows from operating activities (4).............................................    $   9,297      $   7,906
  Cash flows used in investing activities (5)..........................................          609            457
  Cash flows used in financing activities (6)..........................................        7,050          4,206
OTHER DATA:
  Cash Available for Distribution (7)..................................................    $  12,375      $   9,280
  Common Stock and OP Units outstanding................................................        7,000          7,000



                                                                                                       SEPTEMBER 30,
                                                                                                           1996
                                                                                                       -------------
BALANCE SHEET DATA:
  Investment in Golf Courses.........................................................................    $  63,532
  Mortgages and notes payable........................................................................        4,325
  Minority interest in Operating Partnership.........................................................       34,730
  Total stockholders' equity.........................................................................       24,061



(NOTES ON PAGE 41)

                       THE PRIOR OWNERS AND GOLF COURSES
                   SELECTED HISTORICAL FINANCIAL INFORMATION

                                                              HERITAGE
                                    GOLF LEGENDS              GOLF CLUB              OYSTER BAY
                                ---------------------   ---------------------   ---------------------
                                     YEAR ENDED              YEAR ENDED              YEAR ENDED
                                ---------------------   ---------------------   ---------------------
                                12/31/94    12/31/95    12/31/94    12/31/95    12/31/94    12/31/95
                                ---------   ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf
 operations...................  $  8,034    $  8,003    $  3,088    $  3,156    $  3,249    $  3,459
Other revenue.................     2,012       2,177         847         782         866         865
                                ---------   ---------   ---------   ---------   ---------   ---------
Total revenue.................    10,046      10,180       3,935       3,938       4,115       4,324
                                ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses............     5,707       5,739       2,411       2,442       1,965       2,126
Depreciation and
 amortization.................     1,291       1,256         358         319         181         187
Interest......................       857         877          63          63          78          77
                                ---------   ---------   ---------   ---------   ---------   ---------
Total expenses................     7,855       7,872       2,832       2,824       2,224       2,390
                                ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss).............  $  2,191    $  2,308    $  1,103    $  1,114    $  1,891    $  1,934
                                ---------   ---------   ---------   ---------   ---------   ---------
                                ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating
   activities.................  $  4,312    $  3,537    $  1,814    $    969    $  2,218    $  2,080
  Cash Flows from investing
   activities.................  $ (1,633)   $ (3,372)   $    (92)   $   (913)   $    (20)   $ (1,207)
  Cash Flows from financing
   activities.................  $ (2,753)   $   (164)   $ (1,689)   $   (133)   $ (2,169)   $   (902)

OTHER DATA:
  EBITDA (9)..................  $  4,339    $  4,441    $  1,524    $  1,496    $  2,150    $  2,198


                                     LEGENDS OF                                       NORTHGATE
                                    VIRGINIA (8)         TOTAL LEGENDS GOLF         COUNTRY CLUB
                                ---------------------   ---------------------   ---------------------

                                     YEAR ENDED              YEAR ENDED              YEAR ENDED
                                ---------------------   ---------------------   ---------------------
                                12/31/94    12/31/95    12/31/94    12/31/95    12/20/94    12/20/95
                                ---------   ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf
 operations...................        --           --   $ 14,371    $  14,619   $   2,594   $  2,768
Other revenue.................  $  1,000           --      4,725        3,823       1,568      1,798
                                ---------   ---------   ---------   ---------   ---------   ---------
Total revenue.................  $  1,000           --     19,096       18,442       4,162      4,566
                                ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses............        --    $      15     10,083       10,322       3,114      3,140
Depreciation and
 amortization.................        --           29      1,830        1,791         401        323
Interest......................        --           --        998        1,017         475        485
                                ---------   ---------   ---------   ---------   ---------   ---------
Total expenses................        --           44     12,911       13,130       3,990      3,948
                                ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss).............  $     --    $     (44)  $  6,185    $   5,312   $     172   $    618
                                ---------   ---------   ---------   ---------   ---------   ---------
                                ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating
   activities.................  $     --    $     (15)  $  8,345    $   6,570   $     584   $    543
  Cash Flows from investing
   activities.................  $     --    $ (11,443)  $ (1,747)   $ (16,932)  $     (81)  $   (347)
  Cash Flows from financing
   activities.................  $     --    $  11,458   $ (6,610)   $ (10,257)  $    (506)  $   (273)
OTHER DATA:
  EBITDA (9)..................  $  1,000    $     (15)  $  9,013    $   8,120   $   1,048   $  1,426


                                 THE WOODLANDS (10)         OLDE ATLANTA
                                ---------------------   ---------------------

                                     YEAR ENDED              YEAR ENDED
                                ---------------------   ---------------------
                                12/31/94    12/31/95    12/31/94    12/31/95
                                ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf
 operations...................  $    384    $  1,455    $  1,413    $  1,546
Other revenue.................        80         291         442         466
                                ---------   ---------   ---------   ---------
Total revenue.................       464       1,746       1,855       2,012
                                ---------   ---------   ---------   ---------
Operating expenses............       363       1,074       1,398       1,434
Depreciation and
 amortization.................       104         247         443         375
Interest......................       134         424         143         202
                                ---------   ---------   ---------   ---------
Total expenses................       601       1,745       1,984       2,011
                                ---------   ---------   ---------   ---------
Net income (loss).............  $   (137)   $      1    $   (129)   $      1
                                ---------   ---------   ---------   ---------
                                ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating
   activities.................  $    (26)   $    220    $    320    $    375
  Cash Flows from investing
   activities.................  $ (4,330)   $     (5)   $   (196)   $    (53)
  Cash Flows from financing
   activities.................  $  4,382    $   (190)   $    (72)   $   (391)
OTHER DATA:
  EBITDA (9)..................  $    101    $    672    $    457    $    578


                                                              HERITAGE
                                    GOLF LEGENDS              GOLF CLUB              OYSTER BAY
                                ---------------------   ---------------------   ---------------------
                                  NINE MONTHS ENDED      NINE MONTHS HENDED       NINE MONTHS ENDED
                                ---------------------   ---------------------   ---------------------
                                 9/30/95                 9/30/95                 9/30/95
                                (UNAUD.)     9/30/96    (UNAUD.)     9/30/96    (UNAUD.)     9/30/96
                                ---------   ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf
 operations...................  $  6,128    $  6,126    $  2,472    $  2,413    $  2,676    $  2,490
Other revenue.................     1,615       1,888         599         555         667         591
                                ---------   ---------   ---------   ---------   ---------   ---------
Total revenue.................     7,743       8,014       3,071       2,968       3,343       3,081
                                ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses............     4,303       4,805       1,866       1,662       1,672       1,588
Depreciation and
 amortization.................       928         945         238         225         137         137
Interest......................       654         602          47          41          58          52
                                ---------   ---------   ---------   ---------   ---------   ---------
Total expenses................     5,885       6,352       2,151       1,928       1,867       1,777
                                ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss).............  $  1,858    $  1,662    $    920    $  1,040    $  1,476    $  1,304
                                ---------   ---------   ---------   ---------   ---------   ---------
                                ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating
   activities.................  $  1,710    $  3,121    $    711    $  1,516    $  1,629    $  1,591
  Cash Flows from investing
   activities.................  $ (1,744)   $ (2,742)   $   (888)   $ (1,371)   $   (939)   $   (956)
  Cash Flows from financing
   activities.................  $   (135)   $   (533)   $     85    $   (181)   $   (804)   $   (718)

OTHER DATA:
  EBITDA (9)..................  $  3,440    $  3,209    $  1,205    $  1,306    $  1,671    $  1,493


                                     LEGENDS OF                                       NORTHGATE
                                    VIRGINIA (8)         TOTAL LEGENDS GOLF         COUNTRY CLUB
                                ---------------------   ---------------------   ---------------------

                                  NINE MONTHS ENDED       NINE MONTHS ENDED       NINE MONTHS ENDED
                                ---------------------   ---------------------   ---------------------
                                 9/30/95                 9/30/95                 9/20/95
                                (UNAUD.)     9/30/96    (UNAUD.)     9/30/96    (UNAUD.)     9/20/96
                                ---------   ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf
 operations...................  $     --    $     325   $ 11,276    $  11,354   $   2,060   $  2,190
Other revenue.................        --           62      2,881        3,095       1,193      1,239
                                ---------   ---------   ---------   ---------   ---------   ---------
Total revenue.................        --          387     14,157       14,449       3,253      3,429
                                ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses............        --        1,746      7,841        9,800       2,360      2,482
Depreciation and
 amortization.................        --          272      1,303        1,579         245        241
Interest......................        --          188        759          883         356        389
                                ---------   ---------   ---------   ---------   ---------   ---------
Total expenses................        --        2,206      9,903       12,262       2,961      3,112
                                ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss).............  $     --    $  (1,819)  $  4,254    $   2,187   $     292   $    317
                                ---------   ---------   ---------   ---------   ---------   ---------
                                ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating
   activities.................  $     --    $  (1,054)  $  4,041    $   5,174   $     211   $    573
  Cash Flows from investing
   activities.................  $     --    $     (36)  $ (3,563)   $  (5,105)  $    (129)  $   (155)
  Cash Flows from financing
   activities.................  $     --    $   1,188   $   (854)   $    (244)  $    (178)  $   (423)
OTHER DATA:
  EBITDA (9)..................  $     --    $  (1,359)  $  6,316    $   4,649         893   $    947


                                    THE WOODLANDS           OLDE ATLANTA
                                ---------------------   ---------------------

                                  NINE MONTHS ENDED       NINE MONTHS ENDED
                                ---------------------   ---------------------
                                 9/30/95                 9/30/95
                                (UNAUD.)     9/30/96    (UNAUD.)     9/30/96
                                ---------   ---------   ---------   ---------
OPERATING DATA:
Revenue from golf
 operations...................  $  1,215    $  1,206    $  1,272    $  1,375
Other revenue.................       236         244         351         402
                                ---------   ---------   ---------   ---------
Total revenue.................     1,451       1,450       1,623       1,777
                                ---------   ---------   ---------   ---------
Operating expenses............       795         841       1,035       1,282
Depreciation and
 amortization.................       184         186         284         243
Interest......................       320         274         145         167
                                ---------   ---------   ---------   ---------
Total expenses................     1,299       1,301       1,464       1,692
                                ---------   ---------   ---------   ---------
Net income (loss).............  $    152    $    149    $    159    $     85
                                ---------   ---------   ---------   ---------
                                ---------   ---------   ---------   ---------
CASH FLOW DATA:
  Cash Flows from operating
   activities.................  $    365    $    334    $    401    $    252
  Cash Flows from investing
   activities.................  $     (3)   $    (29)   $    (64)   $    (19)
  Cash Flows from financing
   activities.................  $   (214)   $   (301)   $   (318)   $   (200)
OTHER DATA:
  EBITDA (9)..................  $    656         609    $    588    $    495



(NOTES ON PAGE 41)

---------------

 (1) Represents payments of Base Rent from the Initial Lessees to the Company calculated on a pro forma basis as if the beginning of the period presented was the beginning of a lease year except for Legends of Virginia which reflects base rent from Stonehouse Golf Club and Royal New Kent which opened in June 1996 and August 1996, respectively. Participating Lease revenue reflects the periods during which the Golf Courses were actually operating.



    If Stonehouse and Royal New Kent had been operating during the entire period presented, (i) Participating Lease revenue would have been $3,706 and $1,846 higher for the periods ended December 31, 1995 and September 30, 1996, respectively, for a total of $14,988 and $11,241, respectively; (ii) depreciation and amortization would have been $1,307 and $654 higher for the periods ended December 31, 1995 and September 30, 1996, respectively, for a total of $3,126 and $2,345, respectively; and (iii) net income would have been $982 and $487 higher, respectively, for a total of $4,034 and $3,025, respectively.


 (2) Represents legal, audit, office, franchise taxes, salaries and other general and administrative expenses to be paid by the Company.

 (3) Calculated as approximately 59.1% of the Operating Partnership's net income.

 (4) Represents the Company's income before minority interest adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. The Company does not believe these excluded items are material to cash flows from operating activities.

 (5) Represents the amount of the reserve which the Company will be required to make available annually under the Participating Leases to fund capital expenditures, calculated as 2.0% to 3.0% of Gross Golf Revenue at the Golf Courses.


 (6) Represents estimated initial distributions to be paid based on the anticipated initial annual dividend rate of $1.625 per share of Common Stock and OP Unit and an aggregate of 7,000,356 shares of Common Stock and OP Units outstanding and initial debt of $4,325,000.



 (7) Cash Available for Distribution represents Funds From Operations, less pro forma reserves for capital expenditures under the Participating Leases.



 (8) Legends of Virginia financial data reflects partial period operations at both Stonehouse Golf Club and Royal New Kent, which opened in June 1996 and August 1996, respectively.



 (9) EBITDA is defined as operating income before interest, income taxes, depreciation and amortization. Management considers EBITDA to be an important measure of the cash flows from operations of the Initial Lessees (before payment of debt service obligations and non-cash depreciation charges). EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as an indication of financial performance or to cash flows from operating activities as a measure of liquidity.



(10) The Woodlands commenced operations in August 1994.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


    Upon completion of the Offering and the Formation Transactions, the Operating Partnership will own the Golf Courses, and the Company, through its wholly owned subsidiaries, GTA GP and GTA LP, will own an approximately 40.9% interest in the Operating Partnership. GTA GP will be the sole general partner of the Operating Partnership. The Company's primary source of revenue will be the Lease Payments under the Participating Leases. Each Initial Lessee will have nominal capitalization and an Initial Lessee's ability to make the Lease Payments to the Company under the Participating Leases will be dependent upon the Initial Lessee's ability to generate sufficient cash flow from the operation of the Golf Course(s) leased by it. Each Golf Course will be leased by a separate Initial Lessee except for the Heathland, Moorland and Parkland courses (collectively, the "Legends Resort Courses"), which share a common clubhouse, driving range, golf carts and other facilities, and Royal New Kent and Stonehouse Golf Club, both of which were recently opened and are located in close proximity to each other. Each of these two groups of courses will be leased by a single Legends Lessee pursuant to two Participating Leases. The Participating Leases provide for the Company to receive the greater of Base Rent or an amount equal to Participating Rent plus the initial Base Rent payable under each Participating Lease. Participating Rent is equal to 33 1/3% of the increase in Gross Golf Revenues over the Gross Golf Revenues for the Golf Course for the year ended December 31, 1996, as adjusted by the Company in determining the initial Base Rent. Base Rent will increase each year by the Base Rent Escalator during the first five years of the lease term (and for an additional five years thereafter following an exercise of the Lessee Performance Option). The Base Rent Escalator for a given year equals the lesser of (i) 3% or (ii) 200% of the change in the CPI over the prior year. Annual increases in Lease Payments are limited to a maximum of 5% for the first five years of the lease terms.


    As a result of the Formation Transactions, substantially all of the indebtedness of the Prior Owners related to the Golf Courses will be repaid, the Golf Courses will be contributed to the Company and the Company and the Initial Lessees will enter into the Participating Leases providing for the Lease Payments to the Company. In addition, depreciation of the Golf Courses will be reflected in the results of operations of the Company following completion of the Formation Transactions. In addition to the repayment of debt, the Initial Lessees are expected to benefit from economies of scale resulting from their affiliation with the Company and their participation in the Advisory Association. Consequently, the results of operations for the Initial Lessees following the Formation Transactions will differ significantly from the historical results for the Prior Owners.

    Management believes the principal source of growth in Gross Golf Revenues at the Golf Courses will be increased green fees, cart fees and other related fees (revenues per player). In order to achieve higher revenues per player, management believes the Initial Lessees will need to continue to offer golfers a high quality golf experience as it relates to the pace of play, condition of the Golf Course and overall quality of the facilities.

    The Company intends to acquire additional golf courses that meet one or more of its investment criteria. The Company believes its multiple independent lessee structure, together with the industry knowledge, experience and relationships of management of the Company and the Initial Lessees will permit the Company to acquire high quality golf courses. See "The Company -- Acquisitions and Expansions -- Acquisitions." The Company expects to have access to a variety of debt and equity financing sources to fund acquisitions, including the Line of Credit and the ability to issue OP Units. See " -- Pro Forma Liquidity and Capital Resources of the Company." OP Units represent limited partnership interests in the Operating Partnership. When a golf course owner contributes a golf course in exchange for OP Units, the owner does not recognize ordinary income or capital gain (or loss) for federal income tax purposes until the exercise of the OP Units' Redemption Rights. See "Partnership Agreement -- Redemption Rights." The Company believes its ability to issue OP Units will facilitate the acquisition of quality golf courses that might not otherwise be available for purchase.

    The following discussion and analysis of financial condition and pro forma results of operations of the Company, the Prior Owners and the Initial Lessees is based upon the pro forma consolidated financial statements of the Company and the Initial Lessees which are presented elsewhere in this Prospectus, and the historical financial statements of the Prior Owners. In establishing the Base Rent for the Golf Courses, in addition to actual historical results of operations the Company and the Initial Lessees considered a number of other factors which, under the accounting rules of the Securities and Exchange Commission, cannot be reflected in the pro forma financial information for the Initial Lessees. Such factors include (i) declines in revenues at certain of the Golf Courses in 1995 as a result of unusually severe weather conditions (affecting Olde Atlanta and The Woodlands), (ii) cost savings expected to be achieved by the Initial Lessees as a result of operational changes following completion of the Formation Transactions (affecting The Legends Group courses and Olde Atlanta), (iii) revenue enhancing programs which certain Initial Lessees intend to implement following completion of the Formation Transactions (affecting the Legends Resort Courses, Oyster Bay and Heritage Golf Club, and (iv) estimated revenues and expenses at the two recently opened Golf Courses (Royal New Kent and Stonehouse Golf Club). The pro forma financial information for the Company and the Initial Lessees reflects initial Base Rent and no Participating Rent.

    PRO FORMA RESULTS OF OPERATIONS OF THE COMPANY


    On a pro forma basis for the year ended December 31, 1995 and the nine months ended September 30, 1996, the Company would have received $11,282,000 and $9,395,000, respectively, in revenue from the Participating Leases for the Golf Courses. This amount does not include $3,706,000 and $1,846,000 in rent from Legends of Virginia LC for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, related to its two courses, Stonehouse Golf Club and Royal New Kent, because such courses opened in June 1996 and August 1996, respectively. As these Golf Courses are now fully operational, the Company is contractually entitled to receive rent of approximately $14,988,000 in its first full year of operation.



    Total pro forma expenses before minority interest, totaling $3,824,000 and $3,195,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, reflect depreciation and amortization, general and administrative expenses and interest expense. Depreciation expense is based on the Company's cost of acquiring the Golf Courses, except for the Golf Courses acquired by the Company from The Legends Group. The contribution of these Golf Courses is treated for accounting purposes as a reorganization of the interests of The Legends Group in the contributed Golf Courses and has been accounted for at historical cost. Pro forma expenses for the year ended December 31, 1995 and nine months ended September 30, 1996 do not include depreciation related to the Legends of Virginia Golf Courses totaling $1,307,000 and $654,000 related to periods these courses were not operational in 1995 and 1996. If these courses had been operational in 1995 and all of 1996, total pro forma expenses for the year ended December 31, 1995 and the nine months ended September 30, 1996 would have been $5,131,000 and $3,849,000, respectively.



    Minority interest totaling $4,406,000 for the year ended December 31, 1995 ($5,823,000 if the Legends of Virginia Golf Courses had been fully operational) and $3,662,000 for the nine months ended September 30, 1996 ($4,367,000 if the Legends of Virginia Golf Courses had been fully operational) reflects the 59.1% interest of the Prior Owners and management in the pro forma net income of the Operating Partnership.



    Pro forma net income for the year ended December 31, 1995 is $3,052,000 ($4,034,000 if the Legends of Virginia Golf Courses had been fully operational). Pro forma net income for the nine months ended September 30, 1996 is $2,538,000 ($3,025,000 if the Legends of Virginia Golf Courses had been fully operational).


    PRO FORMA LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY


    On a pro forma basis, cash flow from operating activities for the year ended December 31, 1995, excluding changes in working capital, would have been $9,297,000 ($13,003,000 if the Legends of Virginia Golf Courses had been fully operational). This reflects net income before minority interest, plus non-cash charges to income for depreciation and loan fee amortization. Cash flows used in investing activities reflects capital expenditures of $609,000, calculated based upon the Company's capital expenditure reserves required by the terms of the Participating Leases. Cash flows used in financing activities, totaling $7,050,000, represents distributions (based upon an initial estimated per share and OP Unit distribution rate of $1.625) to holders of the Common Stock and OP Units and the amount of the initial borrowing of $4,325,000.

    The Company's principal source of cash to meet its cash requirements, including distributions to its stockholders, will be its share of the Operating Partnership's cash flow. The Operating Partnership's sole source of revenue will be Lease Payments under the Participating Leases. The Initial Lessees have nominal capitalization and the ability of the Initial Lessees to make Lease Payments to the Operating Partnership and, therefore, the Company's liquidity, including the ability to make distributions to its stockholders, will depend upon the Initial Lessees' ability to generate sufficient cash flow from their operations at their respective Golf Courses.

    Concurrent with the completion of the Formation Transactions, the Company will borrow approximately $4,325,000 which, together with the net proceeds of the Offering, will be used to retire mortgage indebtedness and other debt, to fund the cash portion of the purchase of the Golf Courses and to provide approximately $544,000 in initial working capital ($8,537,000 if the underwriters' overallotment option is exercised). The Company has agreed to maintain approximately $4,325,000 of indebtedness for up to 10 years to accommodate a Prior Owner's efforts to seek to minimize certain adverse tax consequences from the contribution of one of the Golf Courses to the Company. Subsequent to the closing of the Offering, the Company expects to have a $75 million Line of Credit, which will be used primarily for the acquisition of additional golf courses. The Company has not, however, finalized negotiations on the Line of Credit and there can be no assurance that the Company will have access to sufficient debt and equity financing to allow it successfully to pursue its acquisition strategy. The Company anticipates that the terms of the Line of Credit will impose certain conditions on the Company's ability to draw on the Line of Credit. Such conditions may include borrowing base limitations, which initially could limit the availability of funds under the Line of Credit, a requirement that draws be used primarily to fund acquisitions and a requirement that the lender be granted a security interest in any golf courses acquired with proceeds from borrowings under of the Line of Credit as well as other Golf Courses owned by the Company. If the Company is not able to successfully finalize the Line of Credit, the Company anticipates that future acquisitions would be funded with debt financing to be secured by the particular acquisition property or with proceeds of additional equity offerings. In the future, the Company may negotiate additional credit facilities or issue corporate debt instruments. Any debt issued or incurred by the Company may be secured or unsecured, long-term or short-term, fixed or variable interest rate and may be subject to such other terms as the Board of Directors deems prudent.


    The Company believes its acquisition capabilities will be enhanced by its initial capital structure. Upon completion of the Offering and the Formation Transactions, consolidated indebtedness will comprise approximately 3% of the total market capitalization of the Company on a pro forma basis. The Company intends to maintain a capital structure with consolidated indebtedness representing no more than 50% of its total market capitalization. As a comparison, The Legends Group, which will be contributing seven Golf Courses to the Operating Partnership, had a debt to equity ratio in excess of 5 to 1 as of December 31, 1995, based upon the historical book value of the equity and debt of the contributed Golf Courses.


    The Company will invest in additional golf courses as suitable opportunities arise, and the Company will not undertake investments unless adequate sources of financing are available. Future acquisitions of golf courses will be financed, in whole or in part, with proceeds from the Line of Credit, additional issuances of OP Units or shares of Common Stock, borrowings under financing arrangements or other securities issuances. The Company currently has no binding agreement to acquire any golf course, other than the Golf Courses, and there can be no assurance that the Company will make any acquisitions of any other golf courses.

    Pursuant to the Participating Leases, the Company is obligated to reserve annually an amount equal to between 2% and 3% of Gross Golf Revenue at each Golf Course to fund capital expenditures approved by the Company, including the periodic replacement or refurbishment of improvements and equipment. Capital expenditures in excess of that reserve are required to be funded by the Initial Lessees. The Company anticipates entering into similar arrangements with respect to golf courses it acquires in the future.

THE LEGENDS GROUP PRIOR OWNERS

    Pursuant  to  the  Formation  Transactions,  the  Company  will  acquire the following seven Golf Courses from The Legends Group: Heritage Golf Club, Heathland, Moorland, Parkland, Oyster Bay, Royal New Kent and

Stonehouse Golf Club. These seven Golf Courses will be operated by four Legends Lessees. The Legends Resort Courses -- Heathland, Moorland and Parkland -- share a common clubhouse, driving range, golf carts and other facilities and will be leased by a single Legends Lessee pursuant to a single Participating Lease. The newly-opened Golf Courses -- Royal New Kent and Stonehouse Golf Club -- are in similar stages of operation and will be leased by a single Legends Lessee pursuant to a single Participating Lease. Each of the two other Legends Golf Courses will be leased by a separate Legends Lessee. Aggregate Base Rent under the Participating Leases with the Legends Lessees represents approximately 80.4% of the Company's pro forma revenue under the Participating Leases for the year ended December 31, 1995. The Legends Group Prior Owners will receive OP Units representing approximately 53.4% of the outstanding Common Stock and OP Units upon completion of the Formation Transactions.

    The following discussion and analysis addresses the combined historical results of operations of the Golf Courses being contributed by The Legends Group. However, the results of operations of such Golf Courses do not purport to represent the pro forma results of operations of the Legends Lessees or the Company and should not be used to assess the operating performance of the Legends Lessees or the Company. Two of the Golf Courses being contributed by The Legends Group, Stonehouse Golf Club and Royal New Kent, opened in June and August 1996, respectively.

    The Legends Group markets its courses through media advertising (primarily in golf publications) and various other promotional arrangements (generally discounted green fees) provided to guests of local hotels in the markets where its Golf Courses are located. In addition, in 1995, affiliated entities began constructing, selling and renting golf villas as part of a resort/residential development at the Legends Resort, site of the Legends Resort Courses, Heathland, Moorland and Parkland. This development eventually is expected to include 204 golf villas with over 800 beds. The Company believes that this resort/residential development helped contribute to the number of rounds played at the Legends Resort Courses in 1995 and 1996 to date and is expected to continue to be a source of rounds played as the development is completed.

    For purposes of financial presentations, the term "Legends Golf" refers to the combined operations of all seven Golf Courses being contributed by The Legends Group, and the term "Golf Legends" refers to operations of the three Golf Courses located at the Legends Resort.

    RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

    Revenue from golf operations increased 0.7% to $11,354,000 from $11,278,000. Revenue per player increased 4.0% to $57.93 from $55.69, principally as a result of increased green fees and golf cart rentals. Total rounds played decreased 3.3% from 202,500 to 196,000. In January and February 1996, management reduced available tee times and increased green and cart fees over the prior period's winter rates in an effort to enhance the quality of the golf experience during the slower time of the year. The Company believes that the late, harsh winter of 1996 in the midwest and northeastern United States reduced vacation golfers' travel from these areas, and contributed to the decrease in the number of rounds played. Rounds played were also adversely affected by two hurricanes during the summer of 1996 that resulted in minimal damage to the Golf Courses but reduced vacation golf travel to the area.


    Other revenue sources, including food and beverage and merchandise sales are significantly influenced by the number of rounds played. Despite the decrease in the number of rounds played, other revenue increased 7.5% to $3,095,000 from $2,881,000 principally due to a 18.7% increase in food and beverage sales resulting from additional demand created by occupants of the newly constructed golf villas at the Legends Resort. The rental units recently opened and additional units are being developed. Management is unable to estimate the future impact on food and beverage sales. However, food and beverage revenues are not included in the calculation of Gross Golf Revenue and therefore do not affect Participating Rent payments.


    Operating expenses increased 24.4% to $11,379,000 from $9,144,000. Principal components of the $2,235,000 increase were initial operating costs of approximately $2,018,000 associated with the two recently opened Golf Courses, (ii) a one time increase in chemicals and fertilizer expense of approximately $90,000, (iii) periodic resurfacing of cart paths totaling $50,000, and (iv) food and beverage costs attributed to an increase in revenues.

    Interest expense increased 16.3% to $883,000 from $759,000 as a result of higher borrowings incurred in connection with the completion and pre-opening costs of the two recently opened Golf Courses.


    Net income decreased 48.6% from $4,254,000 to $2,187,000 primarily as a result of the additional $2,018,000 of expenses associated with the two recently opened Golf Courses.


YEAR ENDED DECEMBER 31, 1995 AND 1994

    Revenue from golf operations increased 1.7% to $14,619,000 from $14,371,000. The increase resulted primarily from a 9.5% increase in revenue per player (principally as a result of increased green fees and golf cart rentals) from $50.82 to $55.65. During this same period rounds played decreased 7.1% from 282,800 to 262,700 as a result of the Company's focus on increasing green fees.


    Other revenue decreased 19.1% from $4,725,000 to $3,823,000 principally due to a contribution of land totaling $1,000,000 which was partially offset by increased food and beverage and merchandise sales as a result of improved merchandising efforts in the pro shop.


    Operating expenses increased 1.7% to $12,113,000 from $11,913,000, primarily as a result of normal wage and other operating cost increases.

    Interest expense increased 1.9% to $1,017,000 from $998,000 primarily due to financing costs incurred in connection with the purchase of maintenance equipment.


    Net income decreased 14.1% to $5,312,000 from $6,185,000.


YEAR ENDED DECEMBER 31, 1994 AND 1993

    Revenue from golf operations increased 6.8% to $14,371,000 from $13,455,000. The increase resulted primarily from a 1.8% increase in the number of rounds played, from 277,700 to 282,800, and a 4.6% increase in revenue per player (principally as a result of increased green fees and golf cart rentals), from $48.32 to $50.55. The growth in the number of rounds played, as well as the increase in the revenue per player, reflected the general growth in total rounds played in the Myrtle Beach area. New golf courses continued to open in the region reflecting the expansion of Myrtle Beach as a golf destination resort area.

    Operating expenses increased 4.1% to $11,913,000 from $11,446,000. Repairs and maintenance costs and depreciation and amortization expenses increased as a result of full stabilization of operations at the Parkland course, which opened in 1992. Offsetting these increases was a decline in general and administrative costs in early 1993 due to the elimination of costs associated with the start-up of operations at Parkland.

    Interest expense increased 61.2% to $998,000 from $619,000. The increase resulted from higher levels of borrowing incurred in connection with the commencement of construction of the two recently opened Golf Courses.

    Net income increased 7.4% to $5,185,000 from $4,828,000.

    LEGENDS LESSEES

    On a pro forma basis, assuming the Formation Transactions had occurred as of the beginning of the respective periods, the pro forma results of operations of the Legends Lessees for the year ended December 31, 1995 and the nine months ended September 30, 1996 were as follows:

                                                           YEAR ENDED      NINE MONTHS ENDED
GOLF COURSES                                            DECEMBER 31, 1995  SEPTEMBER 30, 1996
------------------------------------------------------  -----------------  ------------------
GOLF LEGENDS
 (Heathland, Moorland and Parkland)
  Total revenue.......................................      $  10,180          $    8,014
  Participating Lease payment.........................          4,670               3,503
  Net income (loss)...................................            138                  12
  Cash flows from operating activities (1)............            307                 131
  Cash flows from investing activities (2)............             --                  --
  Cash flows from financing activities (3)............             --                  --
  EBITDA (4)..........................................            359                 155
HERITAGE GOLF CLUB
  Total revenue.......................................      $   3,938          $    2,968
  Participating Lease payment.........................          1,825               1,369
  Net income (loss)...................................           (187)                 56
  Cash flows from operating activities (1)............           (126)                 94
  Cash flows from investing activities (2)............             --                  --
  Cash flows from financing activities (3)............             --                  --
  EBITDA (4)..........................................           (111)                101
OYSTER BAY
  Total revenue.......................................      $   4,324          $    3,081
  Participating Lease payment.........................          1,856               1,392
  Net income (loss)...................................            295                  10
  Cash flows from operating activities (1)............            348                 106
  Cash flows from investing activities (2)............             --                  --
  Cash flows from financing activities (3)............             --                  --
  EBITDA (4)..........................................            362                 116
LEGENDS OF VIRGINIA (5)
 (Royal New Kent and Stonehouse Golf Club)
  Total revenue.......................................      $      --          $      387
  Participating Lease payment.........................             --                 933
  Net loss............................................            (15)             (2,292)
  Cash flows from operating activities (1)............            (15)             (2,292)
  Cash flows from investing activities (2)............             --                  --
  Cash flows from financing activities (3)............             --                  --
  EBITDA (4)..........................................            (15)             (2,292)
LEGENDS GOLF
 (Totals for above seven courses)
  Total revenue.......................................      $  18,442          $   14,449
  Participating Lease payment.........................          8,351               7,197
  Net income (loss)...................................            231              (2,214)
  Cash flows from operating activities (1)............            514              (1,961)
  Cash flows from investing activities (2)............             --                  --
  Cash flows from financing activities (3)............             --                  --
  EBITDA (4)..........................................            595              (1,920)


    (NOTES ON PAGE 48)

------------
(1) Represents the applicable Initial Lessee's pro forma income adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and liabilities. The Initial Lessees are newly formed entities, and the Company does not believe these excluded items are material to cash flows from operating activities.

(2) Cash flows from investing activities would consist principally of capital improvements to the Golf Courses. As such improvements are expected to be funded through a capital expenditure reserve funded by the Company, cash flows from investing activities funded by the Initial Lessees are not expected to be material.

(3) Cash flows from financing activities would primarily include transactions with the Initial Lessees' owners and borrowings and repayments on loans. Such cash flows have been excluded in the determination of cash flows from financing activities as the Company does not believe these excluded items are material to cash flows from financing activities.

(4) EBITDA is defined as operating income before interest, income taxes, depreciation and amortization. Management considers EBITDA to be an important measure of the cash flows from operations of the Initial Lessees (before payment of debt service obligations and non-cash depreciation charges). EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not to be considered as an alternative to net income as an indication of financial performance or to cash flows from operating activities as a measure of liquidity.

(5) Reflects four months of operations for the Stonehouse Golf Club and two months of operations for Royal New Kent for the period ended September 30, 1996. Annual initial Base Rent for Royal New Kent and Stonehouse Golf Club is $3,706,000. Royal New Kent and Stonehouse Golf Club opened in June and August 1996, respectively.

NORTHGATE COUNTRY CLUB

    In 1982, an affiliate of the Prior Owner of Northgate Country Club began development of the 430 acres of Northgate Forest as a master planned, upscale country club residential subdivision. The Golf Course opened in 1984. When completed, the development is expected to contain approximately 310 homesites, approximately 30 acres of complementary commercial development, and Northgate Country Club, which ultimately will have 27 holes of golf. Currently, the Golf Course has 18 holes. To date, approximately one-fourth of the residential building sites in the Northgate Forest development have homes constructed on them. Management believes that revenue growth at the Northgate Golf Course will come from both future Northgate Forest residents, as well as from non-Northgate residents who are attracted to the Northgate Country Club because of the quality of the golf experience as well as because of the exclusive and upscale quality of the development that surrounds the clubhouse and Golf Course.

    Northgate is a private country club. Besides revenue generated by full country club members, Northgate generates revenues from golf tournaments, private parties and non-golf club memberships.

    RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 20, 1996 AND 1995

    Golf revenues increased 6.3% to $2,190,000 from $2,060,000. The growth in revenues was primarily a result of an increase in fees from club membership sales and annual membership renewal fees and private golf outing events. The Company believes that the additional memberships are attributable to concerted marketing efforts to sell full and special purpose memberships. The enhanced usage of the club is attributable to intensified sales and service efforts, as well as the construction of an additional restaurant and a tennis center. The Company believes that the new restaurant and tennis center are partially responsible for the increase in memberships and anticipates that they will continue to have a positive impact on operations. Other revenue increased 3.9% to $1,239,000 from $1,193,000 which reflects increased usage of the club.

    Operating costs and expenses increased 4.5% to $2,723,000 from $2,605,000. This increase resulted from an increase in food and beverage costs as well as the increase in non-golf course facilities maintenance and repair costs.

    Interest expense increased 9.3% to $389,000 from $356,000 primarily as a result of increasing interest rates and average outstanding balances.

    Net income increased 8.6% to $317,000 from $292,000.

YEAR ENDED DECEMBER 20, 1995 AND 1994

    Golf revenues increased 6.7% to $2,768,000 from $2,594,000. The increase is primarily attributable to a net gain in club membership and usage of the club by the new members, as well as rate increases in major fee categories (monthly dues, guest fees, golf cart rentals) imposed in 1995. Revenue per player increased 1.6% to $59.40 from $58.46. Other revenue increased 14.7% to $1,798,000 from $1,568,000 due to increases in food and beverage revenue resulting from growth in rounds played and banquet functions.

    Operating costs and expenses decreased 1.5% to $3,463,000 from $3,515,000 primarily due to improved operating efficiencies.

    Interest expense increased 2.1% to $485,000 from $475,000.

    Net income increased 259.3% to $618,000 from $172,000.

YEAR ENDED DECEMBER 20, 1994 AND 1993

    Golf revenues increased by 5.4% to $2,594,000 from $2,461,000, primarily as a result of a net gain in club members, and usage of the club by the new members. The additional memberships are attributable to increased marketing efforts to sell full and special purpose memberships. Other revenue increased 1.1% to $1,568,000 from $1,551,000.

    Operating costs and expenses increased 4.0% to $3,515,000 from $3,379,000, consistent with the increase in club usage.

    Interest expense declined 48.0% to $475,000 from $914,000 primarily as a result of $462,000 of lender participation fees incurred in 1993. No lender participation fees were incurred in 1994.

    Net income increased to $172,000 from a net loss of $281,000.

    NORTHGATE LESSEE

    On a pro forma basis, assuming the Formation Transactions had occurred as of the beginning of the respective periods, the pro forma results of operations of the Initial Lessee for Northgate Country Club were as follows:

                                                            YEAR ENDED        NINE MONTHS ENDED
                                                         DECEMBER 20, 1995   SEPTEMBER 20, 1996
                                                        -------------------  -------------------
Total revenue.........................................       $   4,566            $   3,429
Participating Lease payment...........................           1,407                1,055
Net income (loss).....................................              35                  (95)
Cash flows from operating activities (1)..............              60                  (77)
Cash flows from investing activities (2)..............          --                   --
Cash flows from financing activities (3)..............          --                   --
EBITDA (4)............................................              60                  (77)

---------------
(1) Represents the Northgate Initial Lessee's pro forma income adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. As the Northgate Initial Lessee will be a newly formed entity, the Company does not believe these excluded items are material to cash flows from operating activities.

(2) Cash flows from investing activities would primarily include capital improvements to the Golf Course. As such improvements will generally be funded through a capital expenditure reserve funded by the Company, cash flows from investing activities funded by the Northgate Initial Lessee are not expected to be material.

(3) Cash flows from financing activities would primarily include transactions with the Northgate Initial Lessee's owners and borrowings and repayments on loans. Such cash flows have been excluded in the determination of cash flows from financing activities as the Company does not believe these excluded items are material to cash flows from financing activities.

(4) EBITDA is defined as operating income before interest, income taxes, depreciation and amortization. Management considers EBITDA to be an important measure of the cash flows from operations of the Initial Lessees (before payment of debt service obligations and non-cash depreciation charges). EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not to be considered as an alternative to net income as an indication of financial performance or to cash flows from operating activities as a measure of liquidity.

THE WOODLANDS

    RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

    Golf revenues decreased 0.7% to $1,206,000 from $1,215,000, primarily as a result of a 6.4% decrease in rounds played from 36,431 to 34,087. The decline in rounds played resulted primarly from the closure of nine holes for 16 days during June 1996 due to unusually harsh winter weather and resulting turf damage. Prior to the closing of the Golf Course, revenues had increased $24,204 or 3.8% through the first five months of the year as compared to the same period in 1995. Since the reopening of the nine holes, revenues for the third quarter of 1996 increased $22,820 or 5.6% as compared to the same period in 1995.

    Revenue per player increased 6.0% to $34.71 from $32.75 as a result of a 6.0% increase in daily golf fees. Management believes that golf revenues will continue to be favorably impacted by the formation in 1995 of the Gulf Shores Golf Association, an association of golf course owners in the Gulf Shores area. The Association's goal is to promote Gulf Shores as a golf destination.

    Food and beverage revenues decreased 8.5% to $130,000 from $142,000 as a result of the decrease in rounds played during the period. The Company believes food and beverage revenues per golfer at The Woodlands are lower than the Gulf Shores market average principally because of the temporary clubhouse facility which the Woodlands Initial Lessee plans to replace with a new permanent
facility   in  1997.  See  "The  Company   --  Acquisitions  and  Expansions  --
Expansions."

    Despite the decrease in rounds played, merchandise revenues increased 10.7% to $103,000 from $93,000. This increase is due largely to discount sales of merchandise. Management of The Woodlands also hired an assistant director of golf in 1995 whose focus is largely merchandising inventory.

    Operating costs and expenses increased 4.9% to $1,027,000 from $979,000 principally as a result of an increase in maintenance expenses resulting from an unusually cold winter that significantly damaged the greens at the course. Additional fertilizer and topdressing expenses were incurred to reestablish the damaged greens.

    Interest expense decreased 14.4% to $274,000 from $320,000 due to a reduction in outstanding borrowings.

    Net income decreased 2.0% to $149,000 from $152,000.

YEAR ENDED DECEMBER 31, 1995

    Comparisons between the years ended December 31, 1995 and 1994 are not meaningful since the course opened in August 1994.

    Total rounds played during the year were 43,459. Golf revenues were $1,455,000. The Company believes revenues were favorably impacted by marketing efforts of the recently formed Gulf Shores Golf Association. Revenue per player increased 17.8% to $33.49 from $28.43.

    Food   and  beverage  revenues  were  $169,000.  Merchandise  revenues  were
$116,000.

    Operating costs and expenses were $1,321,000. Interest expense was $424,000 and net income was $1,000 after depreciation of $247,000 for the first full year of operations.

YEAR ENDED DECEMBER 31, 1994

    The course opened in August 1994. Total rounds played were 13,490. Golf revenues for 1994 were $384,000 or an average of $28.43 per player. Management of the course priced golf fees $6 to $10 below the market average to encourage golfers to try the new facility. Golf fees were increased in 1995. Food and beverage revenues were $56,000. Merchandise revenues were $23,000.

    Operating costs and expenses were $467,000, primarily due to costs associated with the opening of the golf course. Start-up costs included expenses incurred for operating supplies, increased labor and increased maintenance. Fertilization and turf grass replacement expenses were above normal daily maintenance due to immature turf grass at the course. The course also had extensive irrigation and drainage work performed after it was opened.

    A net loss of $137,000 was recognized after depreciation of $104,000.

    THE WOODLANDS LESSEE

    On a pro forma basis, assuming the Formation Transactions had occurred as of the beginning of the respective periods, the pro forma results of operations of the Initial Lessee for The Woodlands were as follows:

                                                            YEAR ENDED        NINE MONTHS ENDED
                                                         DECEMBER 31, 1995   SEPTEMBER 30, 1996
                                                        -------------------  -------------------
Total revenue.........................................       $   1,746            $   1,450
Participating Lease payment...........................             679                  509
Net income (loss).....................................              (7)                 100
Cash flows from operating activities (1)..............              (7)                 100
Cash flows from investing activities (2)..............          --                   --
Cash flows from financing activities (3)..............          --                   --
EBITDA (4)............................................              (7)                 100

---------------
(1) Represents The Woodlands Initial Lessee's pro forma income adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. As The Woodlands Initial Lessee will be a newly formed entity, the Company does not believe these excluded items are material to cash flows from operating activities.

(2) Cash flows from investing activities would primarily include capital improvements to the Golf Course. As such improvements will generally be funded through a capital expenditure reserve funded by the Company, cash flows from investing activities funded by The Woodlands Initial Lessee are not expected to be material.

(3) Cash flows from financing activities would primarily include transactions with The Woodlands Initial Lessee's owners and borrowings and repayments on loans. Such cash flows have been excluded in the determination of cash flows from financing activities as the Company does not believe these excluded items are material to cash flows from financing activities.

(4) EBITDA is defined as operating income before interest, income taxes, depreciation and amortization. Management considers EBITDA to be an important measure of the cash flows from operations of the Initial Lessees (before payment of debt service obligations and non-cash depreciation charges). EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not to be considered as an alternative to net income as an indication of financial performance or to cash flows from operating activities as a measure of liquidity.

OLDE ATLANTA

    Olde Atlanta, a high-end daily fee course that sells a significant number of annual memberships, was opened in late 1993 and as of September 30, 1996 had approximately 375 active annual memberships. Revenues at Olde Atlanta include membership fees and dues as well as daily fees. Olde Atlanta was built in conjunction with a 615 homesite planned community which is approximately 80% completed.

    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


    Golf revenues increased 8.1% to $1,375,000 from $1,272,000, despite unusually severe winter weather which resulted in approximately 1,800 fewer rounds played. Other revenue increased 14.5% or $51,000. Total revenues increased 9.5% or $154,000.



    Operating costs and expenses increased 15.6% to $1,525,000 from $1,319,000 primarily reflecting an increase in the number of employees as operations at the Golf Course stabilized. The remaining expense increases included legal, survey, accounting and other costs attributable to efforts to market the course for sale and increased promotional, incentive compensation and management fees.


    Interest expense increased 15.2% or $22,000 as outstanding mortgage debt was increased in 1995.


    Net income declined 46.5% to $85,000 from $159,000.

YEAR ENDED DECEMBER 31, 1995 AND 1994


    Golf Revenues increased 9.4%, to $1,546,000 from $1,413,000. Revenue per player grew from $32.55 to $37.53. Other revenue increased 5.4% to $466,000 from $442,000.


    Rounds played declined 5.1% to 41,195 from 43,415. Such decline was attributable to poor weather in the first and fourth quarters of 1995 which reduced the number of playable days. Rounds played increased during the second and third quarters from the prior year's period.

    Operating costs and expenses decreased by 1.7% to $1,809,000 from $1,841,000 primarily as a result of lower depreciation and amortization. Interest expense increased 41.3% to $202,000 from $143,000 due to an increase in outstanding borrowings to $2,656,000 from 1,808,000.

    Net income declined to $23,000 from $81,000.

    OLDE ATLANTA LESSEE

    On a pro forma basis, assuming the Formation Transactions had occurred as of the beginning of the respective periods, the pro forma results of operations of the Initial Lessee for Olde Atlanta were as follows:


                                                            YEAR ENDED        NINE MONTHS ENDED
                                                         DECEMBER 31, 1995   SEPTEMBER 30, 1996
                                                        -------------------  -------------------
Total revenue.........................................       $   2,012            $   1,777
Participating Lease payment...........................             845                  634
Net loss..............................................            (275)                 (78)
Cash flows from operating activities (1)..............            (275)                 (78)
Cash flows from investing activities (2)..............          --                   --
Cash flows from financing activities (3)..............          --                   --
EBITDA (4)............................................            (275)                 (78)


---------------
(1) Represents the Olde Atlanta Initial Lessee's pro forma income adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. As the Olde Atlanta Initial Lessee will be a newly formed entity, the Company does not believe these excluded items are material to cash flows from operating activities.

(2) Cash flows from investing activities would primarily include capital improvements to the Golf Course. As such improvements will generally be funded through a capital expenditure reserve funded by the Company, cash flows from investing activities funded by the Olde Atlanta Initial Lessee are not expected to be material.

(3) Cash flows from financing activities would primarily include transactions with the Olde Atlanta Initial Lessee's owners and borrowings and repayments on loans. Such cash flows have been excluded in the determination of cash flows from financing activities as the Company does not believe these excluded items are material to cash flows from financing activities.

(4) EBITDA is defined as operating income before interest, income taxes, depreciation and amortization. Management considers EBITDA to be an important measure of the cash flows from operations of the Initial Lessees (before payment of debt service obligations and non-cash depreciation charges). EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not to be considered as an alternative to net income as an indication of financial performance or to cash flows from operating activities as a measure of liquidity.

INFLATION

    All of the Participating Leases provide for initial terms of 10 years with Base Rent and Participating Rent features. Base Rent will increase by the Base Rent Escalator for each year during the first five years of the term of each Participating Lease (and for an additional five years if the Lessee Performance Option is exercised). All of such leases are triple net leases requiring the Initial Lessees to pay for all maintenance and repair, insurance, utilities and services, thereby minimizing the effect of inflation on the Company.

SEASONALITY

    The golf industry is seasonal in nature based on weather conditions and fewer available tee times in the rainy season and the winter months. Each of the Initial Lessees operating a Daily Fee course may vary green fees based on changes in demand.

                               THE GOLF INDUSTRY

    The Company believes the United States golf industry is entering a period of significant growth. As described below, the number of golfers in the United
States increased by 67% between 1980 and 1995, from 15 million to 25 million golfers. The Company expects that this growth will contribute to an increase in the number of rounds played and Gross Golf Revenues at the Golf Courses and golf courses subsequently acquired by the Company. Golf course ownership in the United States is highly fragmented. There are approximately 15,400 golf courses in the United States which the Company believes are owned by approximately 11,000 different entities. The Company believes there are relatively few owners of more than one course. The Company believes that the 15 largest golf course owners in the United States collectively own or lease fewer than 5% of the total number of golf courses and that fewer than 10 golf course owners own more than 10 golf courses. The Company believes that this fragmented ownership provides an excellent opportunity for consolidation of the ownership of high quality golf courses.

    The Company believes the current lack of consolidation in the golf course industry has resulted from a variety of factors, including scarcity of capital, the entrepreneurial nature of many golf course owners and operators and the associated pride of ownership. The Company believes that the economies of scale in owning and operating multiple golf courses, the growing significance of professional financial management in the operation of golf courses and the desire for liquidity by golf course owners will gradually lead to consolidation of golf course ownership. Following the Offering, the Company believes it will be well positioned to take advantage of opportunities to acquire select high-quality courses because of its multiple independent lessee format, lease structure and financial flexibility. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions."

    Largely in response to the increasing popularity of golf, the construction of golf courses in the United States has increased significantly in recent years. New golf course openings from the mid 1970's through 1987 averaged approximately 150 golf courses per year. For the period 1987 through 1995 an average of 275 new golf courses were opened each year, with a high of 336 new golf course openings in 1995.

    The golf industry generated approximately $15 billion in revenues in the United States in 1995. The Company believes the game of golf has exhibited strong growth in popularity in the past 15 years as shown below:

                                                                          1980         1995        % CHANGE
                                                                           ---(MILLIONS)---      -------------
Number of golfers....................................................          15           25           67%
Rounds played........................................................         358          490           37%

DEMOGRAPHICS

    Additionally, the Company believes the game of golf will benefit from favorable demographic trends. The United States Census Bureau estimates that the population age 50 and over will increase by 39% between 1996 and 2010, from 69.3 million to 96.3 million. The average number of rounds played per golfer on an annual basis increases significantly as the golfer ages. Golfers in their 50's play nearly twice as many rounds annually as golfers in their 30's, and golfers age 65 and older generally play three times as many rounds annually as golfers in their 30's. The Company believes that the number of golfers, as well as the total number of rounds played, will increase significantly as the average age of the population continues to increase. The Company anticipates that the number of golfers, as well as the total number of rounds played, will increase as the average age of the population continues to increase. The Company believes that the "baby boomers," the oldest of whom are in their early 50's today, will contribute to the growth in total rounds played due to growing wealth and leisure time as well as the suitability of golf as a sport for an aging population.

    The following graph sets forth the difference in age dispersion in the United States between 1996 and 2010 and the effect on the number of golf rounds played as an individual ages.

                                  DEMOGRAPHICS
          Columns Represent Average Annual Rounds/Golfer per Age Group

    Graph depicting the average number of rounds of golf played in different age groups. Graph also depicts the age dispersion in the United States between 1996 and 2010.

    The following table illustrates the growth in demand in the United States at Daily Fee courses, as compared to municipal courses, which tend to be of lesser quality, and private country clubs.

                                                                         ROUNDS PLAYED
                                                                         (IN MILLIONS)
                                                                      --------------------    PERCENT
                                                                        1994       1995       CHANGE
                                                                      ---------  ---------  -----------
Daily Fee...........................................................      194.1      220.2        13.4%
Municipal...........................................................      143.7      144.1         0.3%
Private.............................................................      127.0      125.9        (0.9%)
                                                                      ---------  ---------         ---
  Total.............................................................      464.8      490.2         5.4%

    The Company believes that high quality Daily Fee courses (including Resort Courses), similar to those targeted by the Company, are well situated to take advantage of the changing demographics. High quality golf courses have generated increased revenues by charging higher green fees in response to golfer demand. The following table illustrates the percentage increase in weekend green fees at Daily Fee courses.

                                                               DAILY FEE GREEN FEES --
                                                                       WEEKEND
                                                                     ------------          PERCENT      ANNUAL
                                                                  1993         1995        CHANGE       CHANGE
                                                                   ---          ---      -----------  -----------
Median.......................................................   $      18    $      21        16.7%         8.0%
Top 25%......................................................   $      25    $      30        20.0%         9.5%
Top 5%.......................................................   $      53    $      65        22.6%        10.7%

                                THE GOLF COURSES

    The Golf Courses consist of 10 nationally or regionally recognized high quality courses located in the mid-Atlantic, southeastern and southwestern
United States. Four of the Golf Courses were ranked among the Top Ten New Courses by either GOLF DIGEST OR GOLF MAGAZINE in the year opened, including the recently opened Stonehouse Golf Club, which in November 1996 was named the Best New Upscale Course of 1996 by GOLF DIGEST. Two of the established courses (Oyster Bay and Heritage Golf Club) have been ranked in the Top 50 Public Golf Courses by GOLF DIGEST.

    The Golf Courses include nine high quality Daily Fee courses (including six Resort Courses) and one private country club. "Daily Fee" courses are open to the public and generate revenues principally through green fees, golf cart rentals, food and beverage operations, merchandise sales and driving range charges. "Resort Courses" are Daily Fee golf courses that attract a significant percentage of players from outside the immediate area in which the golf course is located and generate a significant amount of revenue from golf vacation packages. The Company considers the Daily Fee and Resort Courses to be high-end golf courses because of the quality and maintenance of each golf course and the average green fees, which are significantly above the averages for golf courses in their respective geographic markets. Private country clubs are generally closed to the public and derive revenues principally from membership dues, initiation fees, transfer fees, golf cart rentals, guest fees, food and beverage operations and merchandise sales.

    The Company believes that the overall quality of the Golf Courses is reflected in the green fees charged at each Golf Course, which significantly exceed national averages. The Company believes its focus on high quality Daily Fee golf courses and private country clubs, which attract golfers with attractive demographic and economic profiles, will result in stronger and less cyclical revenue growth in comparison to golf courses with lower green fees.

    Five of the Golf Courses are located in the Myrtle Beach, South Carolina vicinity, a popular year-round golf destination area. Myrtle Beach is considered one of the nation's premier golf resort locations with nearly 100 golf courses and more than 3.9 million rounds played in 1995, according to the MYRTLE BEACH GOLF HOLIDAY-TM-. In addition to golf courses, Myrtle Beach offers a mix of entertainment, shopping and dining, as well as proximity to beaches. All of the Golf Courses located in the Myrtle Beach vicinity (Heritage Golf Club, Heathland, Moorland, Parkland and Oyster Bay) were developed and are currently owned and operated by The Legends Group.

    Two of the Golf Courses, Stonehouse Golf Club and Royal New Kent, are located in the Williamsburg, Virginia area and were opened in June and August of 1996, respectively. Williamsburg is a leading tourist destination and an emerging golf resort location, with a population of approximately 2.6 million within a 60 mile radius, providing the area with an opportunity to attract both resort and local golfers. Since 1995, five new courses have opened in the Williamsburg vicinity, including two of the Golf Courses. In addition to golf, Williamsburg and the surrounding area offer shopping, dining, entertainment and historical attractions. Both of the Golf Courses located in Williamsburg were developed and currently are owned and operated by The Legends Group.

    One of the Golf Courses, The Woodlands, is located in Gulf Shores, Alabama, a popular golf and vacation destination located near the Florida panhandle. In addition to six area golf clubs, Gulf Shores offers 32 miles of sandy beaches, historic sites and water sports. The remaining two Golf Courses, Northgate Country Club and Olde Atlanta, are located within upscale master planned communities in Houston, Texas and Atlanta, Georgia.

    The Company will acquire a 100% interest in each of the Golf Courses. Certain information respecting each of the Golf Courses is set forth below:

                                                                                                                    REVENUE PER
                                                                                          ROUNDS                     PLAYER (2)
                                                                             ---------------------------------  --------------------
                                                                                                     TWELVE
                                                                                                     MONTHS
                                                        TYPE OF     YEAR                           ENDED SEPT.
       NAME              LOCATION        YARDAGE (1)    COURSE     OPENED      1994       1995      30, 1996      1994       1995
-------------------  -----------------  -------------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Heritage Golf        Pawleys Island,
 Club..............  SC                       7,040     Resort      1986        59,524     55,094      51,108   $   51.89  $   57.28
Heathland..........  Myrtle Beach, SC         6,785     Resort      1990        55,393     49,312      48,728   $   50.12  $   55.03
Moorland...........  Myrtle Beach, SC         6,799     Resort      1990        54,383     49,590      49,293   $   50.12  $   55.03
Parkland...........  Myrtle Beach, SC         7,170     Resort      1992        50,508     46,564      46,314   $   50.12  $   55.03
Oyster Bay (6).....  Sunset Beach, NC         6,685     Resort      1983        62,962     62,141      55,567   $   51.60  $   55.66
The Woodlands        Gulf Shores, AL
 (7)...............                           6,584     Resort      1994        13,490     43,459      41,120   $   28.43  $   33.49
Royal New Kent       Providence Forge,
 (8)...............  VA                       7,291    Daily Fee    1996        --         --           2,724      --         --
Stonehouse Golf      Williamsburg, VA
 Club (9)..........                           6,963    Daily Fee    1996        --         --           2,227      --         --
Olde Atlanta.......  Atlanta, GA              6,789    Daily Fee    1993        43,415     41,195      40,007   $   32.55  $   37.53
Northgate Country    Houston, TX
 Club (10).........                           6,540     Private     1984        44,370     46,600      45,680   $   58.46  $   59.40
    Total ..........................................................................................................................


                                        GROSS GOLF REVENUE (3)
                                  ----------------------------------
                                                            TWELVE
                       TWELVE                               MONTHS
                       MONTHS                               ENDED
                     ENDED SEPT.                          SEPT. 30,   INITIAL BASE
       NAME           30, 1996       1994        1995        1996       RENT(4)
-------------------  -----------  ----------  ----------  ----------  ------------
Heritage Golf
 Club..............   $   60.62   $3,088,000  $3,156,000  $3,098,000  $1,825,000
Heathland..........   $   55.22    2,776,000   2,714,000   2,695,000   1,556,000(5)
Moorland...........   $   55.70    2,726,000   2,729,000   2,746,000   1,556,000(5)
Parkland...........   $   55.29    2,532,000   2,560,000   2,561,000   1,557,000(5)
Oyster Bay (6).....   $   58.90    3,249,000   3,459,000   3,273,000   1,856,000
The Woodlands
 (7)...............   $   35.17      384,000   1,455,000   1,446,000     679,000
Royal New Kent
 (8)...............   $   66.08       --          --         180,000   1,817,000
Stonehouse Golf
 Club (9)..........   $   65.08       --          --         145,000   1,890,000
Olde Atlanta.......   $   41.17    1,413,000   1,546,000   1,647,000     845,000
Northgate Country
 Club (10).........   $   64.21    2,594,000   2,768,000   2,933,000   1,407,000
                                  ----------  ----------  ----------  ------------
    Total .........               $18,762,000 $20,387,000 $20,724,000 $14,988,000
                                  ----------  ----------  ----------  ------------
                                  ----------  ----------  ----------  ------------


---------------
 (1) Yardage is calculated from the championship tees.

 (2) "Revenue Per Player" is calculated by dividing Gross Golf Revenue at the applicable Golf Course by the number of rounds played at the applicable Golf Course.

 (3) Gross Golf Revenue is defined as all revenues from a golf course, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees, but excluding food and beverage and merchandise revenue. See "Glossary."

 (4) Participating  Rent is  calculated based  on increases  in the  Gross  Golf
    Revenue   from  a  base   year  of  1996,   as  adjusted.  Consequently,  no
    Participating Rent is payable on a pro forma basis for 1996.

 (5) The Heathland, Moorland and Parkland Golf Courses are subject to a single Participating Lease, and the Base Rent is equally allocated among these Golf Courses.


 (6) The Company will acquire fee simple interest in each of the Golf Courses except Oyster Bay, which is subject to a long-term ground lease with a lessor not affiliated with the Prior Owner thereof. See "The Golf Courses -- Description of the Golf Courses."



 (7) Opened in August 1994. The Company expects to acquire, upon completion, a clubhouse at this Golf Course. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions -- Expansions."



 (8) Opened in August of 1996.



 (9) Opened in June of 1996.



(10) The Company expects to acquire, upon completion, an additional nine holes at this Golf Course. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions -- Expansions."


DESCRIPTIONS OF THE GOLF COURSES

    GENERAL

    Set forth below are brief descriptions of each of the Golf Courses. Unless otherwise noted, the Company will own fee title to the Golf Courses, free and clear of any material liens.

    RESORT COURSES

    Resort Courses are Daily Fee golf courses that draw a high percentage of players from outside the immediate area in which the course is located and generate a significant amount of revenue from golf vacation packages. Some Resort Courses are semi-private, in that they offer membership packages that allow members special privileges at the golf course, but also allow public play.

    HEATHLAND -- MYRTLE BEACH, SOUTH CAROLINA. Heathland, a Resort Course developed and currently managed by The Legends Group, opened in 1990 and was named by GOLF MAGAZINE as one of the United States' Top 10 New Courses that year. The Heathland course has been molded in the image of the British Isles links courses and most of its holes are without trees or vegetation, providing a spectacular visual presentation. Heathland is part of the Legends Resort that consists of a 42,000 square foot clubhouse on a 1,300 acre development, along with the Moorland and Parkland courses described below. This Scottish style resort includes various amenities such as a pub adorned with Scottish memorabilia and the sounds of Scottish bagpipes at sunset.

    MOORLAND -- MYRTLE BEACH, SOUTH CAROLINA. Moorland, a Resort Course developed and currently managed by The Legends Group, opened in 1990 and was named by GOLF DIGEST as one of the United States' Top 5 New Courses in 1990. Moorland is part of the Legends Resort and was designed by P.B. Dye. Moorland consists of large expanses of natural growth, sand and water that combine with undulations and bulkheaded areas to present a challenging "target style" course.

    PARKLAND -- MYRTLE BEACH, SOUTH CAROLINA. Parkland, a Resort Course developed and currently managed by The Legends Group, opened in 1992 and is the last golf course that was opened at the Legends Resort. Parkland demonstrates the diversity and beauty of the local natural terrain by its combination of tree-lined fairways, vast natural areas, deep-faced bunkers and massive multi-level greens.

    HERITAGE GOLF CLUB -- PAWLEYS ISLAND, SOUTH CAROLINA. Heritage Club was developed and is currently managed by The Legends Group. It opened in 1986 and was named to GOLF DIGEST'S Top 50 Public Courses in the United States in 1992. Heritage Club is a semi-private resort consisting of over 600 acres of giant magnolias and oaks, fresh water lakes and marshes. Heritage Club is built on the site of two plantations and retains an historic atmosphere with facilities designed in a traditional plantation architectural style, including the southern style Colonial Clubhouse.


    OYSTER BAY -- SUNSET BEACH, NORTH CAROLINA. Oyster Bay, developed and currently managed by The Legends Group, opened in 1983 and was named by GOLF DIGEST as its Best New Resort Course in the United States in 1983 and was named to GOLF DIGEST'S Top 50 Public Courses in the United States in 1992. Oyster Bay is currently operated pursuant to a ground lease with a remaining term of 35 years. The ground lessor is not affiliated with either The Legends Group or the Company. Oyster Bay consists of several marsh-oriented holes, two island greens and strategic fresh water lakes. Over half of the holes are situated so that water hazards add an additional challenge.


    THE WOODLANDS -- GULF SHORES, ALABAMA. The Woodlands is a 6,600-yard par 72 course which opened in 1994. The course, featuring lakes, marshes and tree-lined fairways, was designed by Larry Nelson, former United States Open champion and two-time PGA Championship winner. It is owned and currently managed by Bright's Creek Development, LLC. Gulf Shores, Alabama, located near the Florida panhandle, is an emerging golf course destination area that includes 10 golf courses in the immediate area. Gulf Shores includes over 30 miles of white sand beaches and the historical Civil War outposts of Fort Morgan and Fort Gaines.

        Subject to certain conditions, the Company has agreed to acquire a clubhouse to be constructed at the course by the Initial Lessee of The Woodlands (See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions"). The Company believes that the construction of the clubhouse will permit the Initial Lessee to attract more group and tournament play and also permit an increase in green fees.

        The Company has agreed to reconvey to the Prior Owner of The Woodlands the land on which a portion of certain of the existing holes are located at such time as the Prior Owner is prepared to contribute comparable replacement golf holes at the Woodlands to the Company. All costs associated with such exchange shall be paid for by the Prior Owner.

    HIGH-END DAILY FEE COURSES

    The Company considers its Daily Fee courses to be high-end courses, reflected in the quality and maintenance standards of the golf courses, and the green fees, which are generally higher than other golf courses in their market.

    STONEHOUSE GOLF CLUB -- WILLIAMSBURG, VIRGINIA. Located within a 10,000 acre master planned community under development by a third party, Stonehouse Golf Club was developed and is currently managed by The Legends Group. Stonehouse Golf Club opened in June 1996 and was named by GOLF DIGEST as the Best New Upscale Course for 1996. Stonehouse Golf Club was designed by Mike Strantz (formerly an understudy of Tom Fazio) and constructed in a densely forested area that includes tall hardwood trees and deep ravines. One of the holes at Stonehouse Golf Club features a spring-fed waterfall behind the green while another requires players to hit over a wide, plunging ravine to a green on a cliff-like setting. Stonehouse Golf Club features large greens and wide fairways despite the nearby trees. The Initial Lessee of this Golf Course is obligated to complete construction of a clubhouse at the Golf Course by December 31, 1997. See "Risk Factors -- Real Estate Investment Risks -- Illiquidity of Real Estate" and "-- Certain Matters Regarding Stonehouse Golf Club and Royal New Kent."

    ROYAL NEW KENT -- PROVIDENCE FORGE, VIRGINIA. Located within a third party owned master planned community outside Williamsburg, Virginia, Royal New Kent was developed and is currently managed by The Legends Group. It opened in August, 1996. Royal New Kent is located adjacent to Colonial Downs, which is scheduled to open in 1997 and will be the only pari-mutual horse racing facility in Virginia. Royal New Kent also was designed by Mike Strantz and includes five sets of tees, including the "Invicta" (which is Latin for "unconquerable") tees to accommodate the nearly 7,300 yards of the course. Royal New Kent was fashioned after traditional links-style Irish courses. The Initial Lessee of this Golf Course is obligated to complete construction of a clubhouse at the Golf Course by December 31, 1997. See "Risk Factors -- Real Estate Investment Risks -- Illiquidity of Real Estate" and "-- Certain Matters Regarding Stonehouse Golf Club and Royal New Kent."

    OLDE ATLANTA GOLF CLUB -- ATLANTA, GEORGIA. Olde Atlanta Golf Club ("Olde Atlanta") is open for public play as well as for member play. Olde Atlanta was designed by Arthur Hills and located in Suwanee, Georgia (a northeast Atlanta suburb), in the foothills of north Georgia within a 594 acre master planned community consisting of 645 homesites. This geographic setting allows for multiple changes in terrain and elevation throughout the course. Olde Atlanta's course layout includes three lakes, clustered mounds, grass and sand bunkers and grassy hollows. Olde Atlanta's facilities include a 6,000 square foot clubhouse, which includes a pro shop and a dining room that can seat up to 100 persons. Currently, Olde Atlanta is owned by Olde Atlanta Golf Club Limited Partnership and managed by The Crescent Company.

    PRIVATE COUNTRY CLUB COURSES

    Private country clubs are generally closed to the public and generate revenue principally through initiation fees and membership dues, golf cart rentals and guest green fees. Initiation fees and membership dues are determined according to the particular market segment in which the club operates.

    Revenue and cash flows of private country clubs are generally more stable and predictable than those of public courses because the receipt of membership dues generally is independent of the level of course utilization.

    NORTHGATE COUNTRY CLUB -- HOUSTON, TEXAS. Northgate Country Club ("Northgate"), is a full service upscale country club with a championship golf course designed by Robert von Haggie and Bruce Devlin, which opened in 1984. An additional nine holes are expected to open at the course in 1998. The Company has agreed to acquire such additional holes, subject to certain conditions. See "The Company -- Acquisitions and Expansions -- Expansions." The Golf Course is located in a forested area north of Houston within a 440 acre high-end master planned community. Northgate is currently owned and managed by Northgate Partnership.

        Northgate recently completed the construction of a tennis center building which includes a restaurant cafe. The improvements provide Northgate greater utilization of its facilities, which the Company believes have produced a sustainable increase in new membership sales. The adjacent country club community of Northgate Forest presently comprises 177 developed homesites with completed homes situated on 83 of these homesites. It is anticipated that 128 more homesites will be developed with approximately 80% of these new homesites to be situated on the additional nine hole expansion referred to above, which is expected to provide Northgate with a sustainable source of future members.

    The  following  table  sets  forth certain  information  regarding  the Golf
Courses.

                       THE GOLF COURSES -- RESORT COURSES

                                                                                                     FACILITIES AND SERVICES
                                                                                             ---------------------------------------
                                    LOCATION              NO. OF                    YEAR     PRACTICE
COURSE NAME                        CITY, STATE             HOLES       YARDAGE     OPENED    FACILITIES CART RENTAL     CLUBHOUSE
-------------------------  ---------------------------  -----------  -----------  ---------  ---------  -----------  ---------------
Heathland................  Myrtle Beach, South                  18        6,785     1990        Yes            Yes           Yes
                           Carolina
Parkland.................  Myrtle Beach, South                  18        7,170     1992        Yes            Yes           Yes
                           Carolina
Moorland.................  Myrtle Beach, South                  18        6,799     1990        Yes            Yes           Yes
                           Carolina
Heritage Golf Club.......  Pawleys Island, South                18        7,040     1986        Yes            Yes           Yes
                           Carolina
Oyster Bay...............  Sunset Beach, North                  18        6,685     1983        Yes            Yes           Yes
                           Carolina
The Woodlands............  Gulf Shores, Alabama                 18        6,584     1994        Yes            Yes           Yes(1)


                            FOOD &
COURSE NAME                BEVERAGE   PRO SHOP
-------------------------  ---------  ---------
Heathland................     Yes        Yes

Parkland.................     Yes        Yes

Moorland.................     Yes        Yes

Heritage Golf Club.......     Yes        Yes

Oyster Bay...............     Yes        Yes

The Woodlands............     Yes        Yes

---------------
(1) The Woodlands has a temporary clubhouse which the Company expects will be replaced with a permanent facility. See "The Company -- Business Stategies and Objectives -- Acquisitions and Expansions -- Expansions."

                 THE GOLF COURSES -- HIGH-END DAILY FEE COURSES

                                                                                                     FACILITIES AND SERVICES
                                                                                             ---------------------------------------
                                      LOCATION            NO. OF                    YEAR     PRACTICE
COURSE NAME                          CITY, STATE           HOLES       YARDAGE     OPENED    FACILITIES CART RENTAL     CLUBHOUSE
-----------------------------  -----------------------  -----------  -----------  ---------  ---------  -----------  ---------------
Royal New Kent...............  Providence Forge,                18        7,291     1996        Yes            Yes           Yes(1)
                               Virginia
Stonehouse Golf Club.........  Williamsburg, Virginia           18        6,963     1996        Yes            Yes           Yes(1)
Olde Atlanta.................  Atlanta, Georgia                 18        6,789     1993        Yes            Yes           Yes


                                FOOD &
COURSE NAME                    BEVERAGE   PRO SHOP
-----------------------------  ---------  ---------
Royal New Kent...............     Yes        Yes

Stonehouse Golf Club.........     Yes        Yes
Olde Atlanta.................     Yes        Yes

---------------
(1) These courses each have a temporary clubhouse which the Initial Lessee for such courses is obligated to replace with a permanent facility by December 31, 1997. The construction of the permanent facilities will be at the sole cost and expense of the applicable Initial Lessee.

                THE GOLF COURSES -- PRIVATE COUNTRY CLUB COURSE

                                                                                                    FACILITIES AND SERVICES
                                                                                            ---------------------------------------
                                        LOCATION         NO. OF                    YEAR     PRACTICE
COURSE NAME                           CITY, STATE         HOLES       YARDAGE     OPENED    FACILITIES CART RENTAL     CLUBHOUSE
---------------------------------  ------------------  -----------  -----------  ---------  ---------  -----------  ---------------
Northgate Country Club...........  Houston, Texas              18(1)      6,540    1984        Yes            Yes           Yes


                                    FOOD &
COURSE NAME                        BEVERAGE   PRO SHOP
---------------------------------  ---------  ---------
Northgate Country Club...........     Yes        Yes

---------------
(1) Nine additional holes are expected to open in 1998. The Company has agreed to acquire such additional holes subject to certain conditions. See "The Company -- Business Stategies and Objectives -- Acquisitions and Expansions -- Expansions."

THE PARTICIPATING LEASES

    THE FOLLOWING SUMMARY OF THE PARTICIPATING LEASES BETWEEN THE COMPANY AND THE INITIAL LESSEES (THE "PARTICIPATING LEASES") IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PARTICIPATING LEASES, A FORM OF WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART. THE FOLLOWING DESCRIPTION OF THE PARTICIPATING LEASES DOES NOT PURPORT TO BE COMPLETE BUT CONTAINS A SUMMARY OF THE MATERIAL PROVISIONS THEREOF.

    All of the Participating Leases will contain the same basic provisions described below. The leases for any golf course properties acquired by the Company in the future will contain such terms and conditions as may be agreed upon between the lessee and the Company at the time of such acquisitions, and such terms and conditions may vary from the terms and conditions described herein with respect to the Participating Leases. The Company anticipates that any new leases will be with either existing Initial Lessees, affiliates of sellers of courses or unaffiliated third parties experienced in the operation of similar courses.

    LEASE TERM. The Participating Leases will be entered into upon the conveyance to the Company of the Golf Courses. The Company's interest in each Golf Course includes the land, buildings and improvements, related easements and rights, and fixtures (collectively, the "Leased Property"). Each Golf Course will be leased to the respective Initial Lessee under a Participating Lease which will have a primary term of 10 years ending on December 31, 2006 (the "Fixed Term"). In addition, each Initial Lessee will have options to extend the term of each Participating Lease (the "Extended Terms") for six terms of five years each, subject to earlier termination upon the occurrence of certain contingencies described in the Participating Lease. (The term of the Participating Lease for Oyster Bay, which is leased pursuant to a ground lease with 35 years remaining, will have four extension terms of five years each.)

    In addition, at the expiration of the Fixed Term and the Extended Terms, the Initial Lessee will have a right of first offer to continue to lease the Golf Course on the terms and conditions pursuant to which the Company intends to lease the Golf Course to a third party.

    USE OF THE GOLF COURSES. Each Participating Lease permits the Initial Lessee to operate the Leased Property as a golf course, along with a clubhouse and other activities customarily associated with or incidental to the operation of a golf course and other facilities located at the golf course, including, where applicable, swim and tennis operations. Operations may include sale or rental of golf-related merchandise, sale of memberships, furnishing of lessons, operation of practice facilities, and sales of food and beverages, including liquor sales.

    BASE RENT; PARTICIPATING RENT. The initial Base Rent for each of the Golf Courses is set forth below:

                                                                                  INITIAL
NAME                                                        LOCATION           BASE RENT (1)
--------------------------------------------------  ------------------------  ---------------
Heritage Golf Club................................  Pawleys Island, SC        $   1,824,980
Heathland.........................................  Myrtle Beach, SC              1,556,635(2)
Moorland..........................................  Myrtle Beach, SC              1,556,635(2)
Parkland..........................................  Myrtle Beach, SC              1,556,635(2)
Oyster Bay........................................  Sunset Beach, NC              1,855,979
The Woodlands.....................................  Gulf Shores, AL                 679,029
Royal New Kent....................................  Providence Forge, VA          1,816,501
Stonehouse Golf Club..............................  Williamsburg, VA              1,889,835
Olde Atlanta......................................  Atlanta, GA                     845,058
Northgate Country Club............................  Houston, TX                   1,406,843
                                                                              ---------------
    Total.........................................                            $  14,988,130
                                                                              ---------------
                                                                              ---------------

---------------
(1) In addition to Base Rent, beginning in 1997 Participating Rent may be payable by the Initial Lessees. Participating Rent is calculated based on increases in the Gross Golf Revenue from a base year of 1996 as adjusted. Consequently, no calculation of Participating Rent is included above.

(2) The Heathland, Moorland and Parkland courses are subject to a single Participating Lease providing for gross Base Rent of $4,669,905, and the Base Rent is allocated equally among these three courses.

    The Participating Leases provide for the Company to receive, with respect to each Golf Course, the greater of Base Rent or an amount equal to Participating Rent plus the initial Base Rent payable under each Participating Lease. Participating Rent is equal to 33 1/3% of any increase in Gross Golf Revenue over Gross Golf Revenue for the 1996 base year, as adjusted in determining the initial Base Rent, which base year will be reset to the year immediately preceding the date on which the Prior Owner exercises the Lessee Performance Option, if applicable. Base Rent will increase annually by the Base Rent Escalator (i.e. the lesser of (i) 3% or (ii) 200% of the change in CPI for the prior year) during the first five years of each Participating Lease term and, if the Lessee Performance Option is exercised, an additional five years thereafter from the date of exercise. Annual increases in Lease Payments are limited to 5% during the first five years of the initial lease terms. "Gross Golf Revenue" is generally defined as all revenues from a Golf Course including green fees, golf cart rentals, range fees, membership dues, membership initiation fees and transfer fees, excluding, however, food and beverage and merchandise revenue. For the recently opened Golf Courses, the base year Gross Golf Revenue is based on an estimate by the Company and the Initial Lessee of such courses, which estimate was also the basis for the valuation of those Golf Courses. Increases in the Lease Payments under the Participating Leases are limited to 5% during the first five years. Base Rent is required to be paid monthly in arrears on the first day of each calendar month and Participating Rent is payable quarterly in arrears. The Company believes that Gross Golf Revenue, and hence the amount of any Participating Rent, will be favorably impacted by any significant capital improvements undertaken by an Initial Lessee, such as the planned clubhouses at The Woodlands, Stonehouse Golf Club and Royal New Kent. See "The Company -- Business Strategies and Objectives -- Acquisitions and Expansions -- Expansions."

    TRIPLE NET LEASES. The Participating Leases are structured as triple net leases under which each Initial Lessee will be required to pay all real estate and personal property taxes, insurance, utilities and services and other operating expenses. See "-- Maintenance and Modifications."

    SECURITY DEPOSIT. As security for an Initial Lessee's obligations under the Participating Leases, each prior owner of each Golf Course will pledge, on behalf of its affiliated Initial Lessee, OP Units (or cash or other collateral acceptable to the Company) with a value initially equal to 15% of the purchase price for the applicable Golf Course, which approximates 16 months of the initial Base Rent (with OP Units valued at the Offering Price). The security deposit will not be released for two years. Beginning in the third year and any time thereafter, one-third of pledged OP Units will be released if the net operating income to lease payment coverage ratio (the "Coverage Ratio") of the Initial Lessee for the two prior fiscal years equals or exceeds 120%, 130% and 140%, respectively. If the Coverage Ratio falls below 120% at any time following the release of pledged collateral, then the Initial Lessee shall be required to retain and not distribute profits until such time as the Initial Lessee has retained cash equal to at least six months of then current Base Rent. In addition, the Participating Leases with the Legends Lessees will be cross-collateralized and cross-defaulted.

    The security deposit will be increased following the exercise of any Lessee Performance Option to equal approximately 15% of the sum of the initial purchase price of such Golf Course and the value of any additional OP Units issued in connection with the exercise of the Lessee Performance Option. If the Company acquires any Expansion Facility, the security deposit also will be increased by an amount equal to approximately 15% of the purchase price of the Expansion Facility.

    ADVISORY ASSOCIATION. Each Initial Lessee will be a member of the Advisory Association, which will participate in cross-marketing of the Golf Courses and will identify each Golf Course as owned by the Company, thereby increasing the golfing consumer's brand name awareness of the Company. Membership in the Advisory Association also is designed to provide the Initial Lessees greater purchasing power with vendors than individual Initial Lessees. The Advisory Association is expected to provide a means of ensuring a consistent, high-quality product at each of the Golf Courses. In conjunction with management of the Company, the Advisory Association will review and analyze any disputes between the Company and an Initial Lessee concerning annual capital and operating budgets and will also, in conjunction with the Company, confirm each Initial Lessee's compliance with its repair and maintenance obligations under each Participating Lease.

    MAINTENANCE AND MODIFICATIONS. Each Initial Lessee will, at its sole cost and expense, maintain and operate its respective Leased Property in good order, repair and appearance and will make structural and non-structural, interior and exterior foreseen and unforeseen, and ordinary and extraordinary repairs which may be necessary and appropriate to keep such Leased Property in good order, repair and appearance. Each Initial Lessee will also maintain each Golf Course it leases in accordance with the condition of the Golf Course at the commencement of the Participating Lease and otherwise in a condition comparable to other comparable golf courses in the vicinity of that Golf Course. If the Company, in consultation with the Advisory Association, determines that an Initial Lessee has failed to comply with its maintenance and operation obligations, then the

Company shall provide a written list to the Initial Lessee setting forth a list of remedial work and/or steps to be performed. If the Initial Lessee disputes the Company's assertions, then the matter shall be handled by a committee composed of members of the Advisory Association and representatives of the Company.

    Out of the payment of Base Rent, the Company will establish and maintain with respect to each Golf Course a capital replacement reserve (a "Capital Replacement Fund") in an amount equal to between 2% and 3% of Gross Golf Revenue at such Golf Course, depending on certain factors, including the condition of the structures and the age and condition of the Golf Course. The Company and each Initial Lessee will agree on the use of funds in these reserves and the Company has the right to approve each Initial Lessee's annual and long-term capital expenditure budgets. Funds in the Capital Replacement Fund shall be paid to an Initial Lessee to reimburse such Initial Lessee for expenditures made in connection with capital replacements. Amounts in the Capital Replacement Fund will be deemed to accrue interest at a money market rate. Any amounts in the Capital Replacement Fund at the expiration of the applicable Participating Lease will be retained by the Company.

    Except for its obligation to fund the Capital Replacement Fund, the Company will not be required to build or rebuild any improvements on any Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with any Participating Lease, or to maintain any Leased Property in any way. In the event that the Company elects to fund additional capital improvements on a Golf Course, the Company will generally condition such election on an increase in minimum rent under the Participating Lease with respect to such Golf Course to reflect such expenditures.

    During  the Fixed Term and  each Extended Term, each  Initial Lessee, at its sole cost and expense, may make alterations, additions, changes and/or improvements ("Initial Lessee Improvements") to each Leased Property, without the Company's prior written consent, provided such alterations do not diminish the value or appearance of the Golf Course. All such Initial Lessee Improvements will be subject to all the terms and provisions of each applicable Lease and will become the property of the Company upon termination of such Participating Lease.

    At the end of the Participating Lease, all remaining personal property at each Leased Property will become the property of the Company.

    INSURANCE. Each Initial Lessee will maintain insurance on each Leased Property it leases under insurance policies providing for all-risk, liability, flood (if carried by comparable golf course facilities in the area and is otherwise available at commercially reasonable rates) and worker's compensation, which at the time is usual and commonly obtained in connection with the properties similar in type of building size and use to the Leased Property and located in the geographic area where the Leased Property is located. Each insurance policy will name the Company as additional insured or loss payee, as applicable.

    ASSIGNMENT AND SUBLETTING. An Initial Lessee may not, without the prior written consent of the Company (which consent may be withheld by the Company in its sole discretion, except in limited instances), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer any Participating Lease or any interest therein, all or any part of the Leased Property or suffer or permit any lease or the leasehold estate created thereby or any other rights arising under any Participating Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. An assignment of a Participating Lease will be deemed to include any change of control of such Initial Lessee, as if such change of control were an assignment of the Participating Lease. Each Initial Lessee shall have the right to assign its Participating Lease to its affiliates.

    Each Prior Owner shall retain the right to use the existing office facilities in any club house or other improvements on a Golf Course for its continued business operations not associated with the Golf Course.

    Each Initial Lessee may, with the Company's prior approval, which approval the Company may withhold in its discretion, be permitted to sublease portions of any Leased Property to sublessees to operate portions (but not the entirety) of the operations customarily associated with or incidental to the operation of a golf course (e.g., driving range, restaurant, etc.).

    COMPANY'S RIGHT OF FIRST OFFER. In the event the Initial Lessee desires to sell its interest in its Participating Lease to an unaffiliated third party, it must first offer the Company or its designee the right to purchase such interest. The Initial Lessee must give the Company written notice of its intent to sell, which shall indicate the terms and conditions upon which such Initial Lessee intends to sell its interest in the Participating Lease. The Company or its designee shall thereafter have a period of 60 days to elect to purchase the leasehold interest on the terms and conditions at which such Initial Lessee proposes to sell its interest. If the Company or its designee elects not to purchase the interest of the Initial Lessee, then such Initial Lessee shall be free to sell its interest to a third party, subject to the Company's approval as described above (see "-- Assignment and Subletting"). However, if the terms on which the Initial Lessee intends to sell its interest are reduced by 5% or more then such Initial Lessee shall again offer the Company the right to acquire its interest, provided the Company shall have only 15 days to accept such offer.

    INITIAL LESSEE'S RIGHT OF FIRST OFFER. The Company may sell a Golf Course, but must first offer the Initial Lessee of such course the right to purchase the Golf Course. The Company must give the relevant Initial Lessee written notice of its intent to sell, which shall indicate the terms and conditions upon which the Company intends to sell such Golf Course. Such Initial Lessee shall thereafter have a period of 60 days to elect to purchase the Golf Course on the terms and conditions at which the Company proposes to sell the Golf Course. If such Initial Lessee elects not to purchase the Golf Course, then the Company shall be free to sell the Golf Course to a third party. However, if the price at which the Company intends to sell the Golf Course is reduced by 5% or more from the price offered to the Initial Lessee, then the Company shall again offer such Initial Lessee the right to acquire the Golf Course at the reduced price provided that such Initial Lessee shall have only 15 days to accept such offer.

    DAMAGE TO, OR CONDEMNATION OF, A LEASED PROPERTY. In the event of damage to or destruction of any Leased Property which is caused by an insured risk, the Initial Lessee will be obligated to diligently restore the Leased Property to substantially the same condition as existed immediately prior to such damage or destruction and, to the extent the insurance proceeds and the Capital Replacement Fund are insufficient to do so, such Initial Lessee will be obligated to contribute the excess funds needed to restore the Leased Property. Any excess insurance proceeds will be paid to the Company. Notwithstanding the foregoing, in the event the damage or destruction of the Leased Property renders the Leased Property unsuitable for use as a golf course for a period of 12 months or more, the Initial Lessee may terminate the Participating Lease.

    INDEMNIFICATION GENERALLY. Under each Participating Lease, the Initial Lessee will agree to indemnify, and is obligated to hold harmless, the Company from and against all liabilities, obligations, claims, actual or consequential damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon or asserted against the Company as owner of the applicable Leased Property on account of, among other things, (i) any accident, injury to or death of a person or loss of or damage to property on or about the Leased Property, (ii) any use, non-use, condition, maintenance or repair misuse, by such Initial Lessee of the Leased Property, (iii) any impositions (which are the obligations of the relevant Initial Lessee to pay pursuant to the applicable provisions of such Participating Lease) or the operations thereon, (iv) any failure on the part of the Initial Lessee to perform or comply with any of the terms of the Participating Lease or any sublease, (v) any taxes levied against the Leased Property, and (vi) any liability the Company may incur or suffer as a result of any permitted contest by the Initial Lessee under any Participating Lease.

    EVENTS OF DEFAULT.   Events  of Default  are defined  in each  Participating
Lease to include, among others, the following:

         (i) if an Initial Lessee fails to make a rent payment when such payment becomes due and payable and such failure is not cured by such Initial Lessee within a period of 10 days after receipt of written notice thereof from the Company;

        (ii) if an Initial Lessee fails to observe or perform any material term, covenant or condition of a Participating Lease and such failure is not cured by such Initial Lessee within a period of 30 days after receipt by such Initial Lessee of written notice thereof from the Company, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure will not constitute an Event of Default if such Initial Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, within 120 days;

        (iii) if an Initial Lessee: (a) admits in writing its inability to pay its debts generally as they become due, (b) files a petition in bankruptcy or a petition to take advantage of any insolvency act, (c) makes an assignment for the benefit of its creditors, (d) is unable to pay its debts as they mature, (e) consents to the appointment of a receiver for itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

        (iv) if the Initial Lessee is liquidated or dissolved;

        (v) if the Initial Lessee voluntarily ceases operations on the Leased Property, except as a result of damage, destruction or a partial or complete condemnation or other unavoidable delays; or

        (vi) if the Initial Lessee or an affiliate thereof is in default under any other Participating Lease with the Company.

    If an Event of Default occurs and is continuing under a Participating Lease, then the Company may terminate the Participating Lease by giving the Initial Lessee not less than 10 days notice (only if required by the Participating Lease) of such termination and upon the expiration of such time, the Fixed or Extended Term, as the case may be, will terminate and all rights of the Initial Lessee under the Participating Lease shall cease.

    GOVERNING LAW. The Participating Leases will be governed by and construed in accordance with the law of the state where the Golf Course is located. Because the Golf Courses are located in various states, the Participating Leases may be subject to restrictions imposed by applicable local law.

COMPETITION

    The Golf Courses are, and any additional golf courses and related facilities acquired by the Company will be, subject to competition for players and members from other golf courses located in the same geographic areas. The number and quality of golf courses in a particular area could have a material effect on the revenues of the Golf Courses. In addition, revenues of the Golf Courses will be affected by a number of factors including the demand for golf and general economic conditions. In addition, the Company will be subject to competition for the acquisition of golf courses and related facilities with other purchasers of golf courses, including other golf course acquisition companies.

EMPLOYEES

    The Company will be self-administered and will have eight full-time employees, three of which will be devoted primarily to acquisitions.

LEGAL PROCEEDINGS

    Owners and operators of golf courses are subject to a variety of legal proceedings arising in the ordinary course of operating a golf course, including proceedings relating to personal injury and property damage. Such proceedings are generally brought against the operator of a golf course, but may also be brought against the owner. Each of the Prior Owners has represented to the Company that the Golf Course(s) contributed by it currently is not subject to any material legal proceedings. The Participating Leases provide that the each Initial Lessee is responsible for claims based on personal injury and property damage at the Golf Courses it leases and require each Initial Lessee to maintain insurance for such purposes. See "Participating Leases" and "Risk Factors -- Real Estate Investment Risks -- Uninsured Losses."


GOVERNMENT REGULATION

    ENVIRONMENTAL MATTERS. Operations of the Golf Courses involve the use and storage of various hazardous materials such as herbicides, pesticides, fertilizers, motor oils and gasoline. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to remediate such substances properly when released, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. The Company has not been notified by any governmental authority of any material non-compliance, liability or other claim in connection with any of the Golf Courses and the Company is not aware of any other environmental condition with respect to any of the Golf Courses that is likely to be material for which the Company is being indemnified by the Initial Lessees or Prior Owners. All of the Golf Courses have been subjected to a Phase I environmental audit (which does not involve invasive procedures, such as soil sampling or ground water analysis) by an independent environmental consultant. Based on the results of the Phase I environmental audits, the Company is not aware of any existing environmental liabilities. No assurance, however, can be given that these reports reveal all potential environmental liabilities, that no prior or adjacent owner created any material environmental condition not known to the Company or the independent consultant or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability. The Participating Leases provide that the Initial Lessees will indemnify the Company for certain potential environmental liabilities at the Golf Courses. See "Participating Leases."

    AMERICANS WITH DISABILITIES ACT. The Golf Courses are subject to the Americans with Disabilities Act of 1990 (the "ADA"). The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that public facilities such as clubhouses and recreation areas be made accessible to people with disabilities. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and other capital improvements at the Golf Courses. Noncompliance could result in imposition of fines or an award of damages to private litigants. Under the Participating Leases, the Initial Lessees will be responsible for any costs associated with ADA compliance.

                                   MANAGEMENT

DIRECTORS, PROPOSED DIRECTORS AND EXECUTIVE OFFICERS

    Upon completion of the Offering, the Board of Directors will consist of 7 members. The directors include W. Bradley Blair II, Chairman, Chief Executive Officer and President, David J. Dick, Executive Vice President and Larry D. Young, founder of The Legends Group. The remaining initial directors will be independent directors who are neither employees of the Company nor affiliates of any Prior Owner or Initial Lessee (the "Independent Directors"). See "Partnership Agreement -- Management" and "Capital Stock -- Corporate Governance." Subject to severance compensation rights pursuant to any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

    Set forth below is information with respect to directors and executive officers of the Company.

         NAME               AGE                             POSITION
-----------------------     ---     ---------------------------------------------------------
W. Bradley Blair, II        53      Chairman of the Board of Directors, Chief Executive
                                     Officer and President of the Company
David J. Dick               37      Executive Vice President, Director
Scott D. Peters             38      Senior Vice President and Chief Financial Officer
Larry D. Young              55      Director
Roy C. Chapman              55      Proposed Director
Raymond V. Jones            49      Proposed Director
Fred W. Reams               53      Proposed Director
Edward L. Wax               60      Proposed Director

    W. Bradley Blair, II is the Chairman of the Board, Chief Executive Officer and President of the Company. Prior to the completion of the Offering Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group since 1993. As an officer of Legends Group Ltd., Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner and currently is of counsel at Blair, Conaway Bograd & Martin, P.A., a law firm, specializing in real estate, finance, taxation and acquisitions. Several clients of Blair, Conaway Bograd and Martin are golf course owners, operators and developers as well as companies involved in golf course financing. Mr. Blair received a Bachelor of Science Degree in Business from Indiana University and a Juris Doctorate from the University of North Carolina at Chapel Hill Law School.

    David J. Dick is Executive Vice President of the Company. Since 1993 Mr. Dick has worked with the Inland Group, Inc. as a consultant specializing in real estate investment banking and golf course finance. From 1983 to 1992 Mr. Dick served as Vice President of Development and Asset/Portfolio Management for Thoner & Birmingham Development Corporation, a golf and country club community developer that is affiliated with the owner of Northgate Country Club. While with Thoner & Birmingham Development Corporation, Mr. Dick's responsibilities included many aspects of golf course and country club development, finance, operations and management. Mr. Dick received a Bachelor of Science in Business Administration from Central Missouri State University. Mr. Dick is a Certified Commercial Investment Member.

    Scott D. Peters is Senior Vice President and Chief Financial Officer of the Company. From 1992 through 1996, Mr. Peters served as Senior Vice President and Chief Financial Officer of the Pacific Holding Company in Los Angeles, where he participated in the management of a 4,000 acre real estate portfolio consisting of residential, commercial and country club properties focusing on master-planned golf communities. From 1988 to 1992, Mr. Peters served as Senior Vice President and Chief Financial Officer of Castle & Cooke Homes, Inc; and during 1990 and 1991 lectured on Real Estate Finance and Asset Management at California State University at Bakersfield. Mr. Peters is a certified public accountant and worked with Arthur Andersen & Co. and Laventhol & Horwath from 1981 to 1985. From 1986 to 1988, Mr. Peters worked with a general partnership that managed the construction of the Scottsdale Princess Resort. He received a Bachelor of Arts degree in Accounting and Finance with honors from Kent State University and a Masters Degree in Taxation from the University of Akron, Ohio.

    Larry D. Young is a director of the Company and is the founder of The Legends Group. Mr. Young has been involved in the golf business for 25 years, and for 21 of those years in Myrtle Beach. In 1975 he moved to Myrtle Beach, South Carolina, where he started what became The Legends Group, a leading golf course owner, developer and operator in the southeast and Mid-Atlantic regions of the United States. Mr. Young has developed ten courses during that time, three of which were rated the best new course in their respective category in the year developed by GOLF DIGEST. Mr. Young has served in numerous capacities in golf industry related non-profit organizations.

    Roy C. Chapman has consented to become a director of the Company upon completion of the Offering. He is the Chairman, Chief Executive Officer and principal shareholder of Human Capital Resources, Inc., which was formed to assist students to finance higher education. From 1987 until his retirement in February 1993, he was Chairman and Chief Executive Officer of Cache, Inc., the owner and operator of a nationwide chain of upscale women's apparel stores. He has served as the Chief Financial and Administrative Officer of Brooks Fashion Stores and was a partner in the international accounting and consulting firm of Coopers & Lybrand LLP. Mr. Chapman has also served as a member of the staff of the Division of Market Regulation of the Securities and Exchange Commission and acted as a consultant to the Special Task Force to Overhaul the Securities Investors Protection Act.

    Raymond V. Jones has consented to become a director of the Company upon the completion of the Offering. Mr. Jones is the Executive Vice President of Summit Properties Inc., where he has been employed since 1984. Summit Properties Inc. is a publicly traded REIT listed on the New York Stock Exchange that is one of the largest developers and operators of luxury garden multifamily apartment communities in the southeastern United States. While at Summit Properties Inc., Mr Jones has overseen the development of twenty-six communities comprising nearly 6,500 apartment homes in Georgia, North Carolina, South Carolina and Ohio. Prior to 1984, Mr. Jones served as General Operations Manager for both the Charlotte and Houston divisions of Ryan Homes, Inc. Mr. Jones earned a B.A. in Political Science from George Washington University.


    Fred W. Reams has consented to become a director of the Company upon completion of the Offering. Since 1981 he has served as the President of Reams Asset Management Company, LLC ("Reams Management"), an independent private investment firm, which he co-founded. Reams Management employs a staff of 20 persons and manages approximately $2.5 billion in assets. In addition, Mr. Reams has served as President of the Board of Directors of the Otter Creek Golf Course since 1981. Otter Creek, located in Indiana and rated in the top 25 public courses by GOLF DIGEST in 1990, recently expanded to 27 holes and has hosted several noteworthy tournaments including multiple U.S. Open and U.S. Senior Open Qualifiers and four American Junior Golf Association Championships.


    Edward L. Wax has consented to become director of the Company upon completion of the Offering. Since 1992 he has served as Chairman and Chief Executive Officer of Saatchi & Saatchi Advertising Worldwide. There, Mr. Wax is responsible for the operations of 143 offices, in 87 countries. Mr. Wax has been employed by Saatchi & Saatchi since 1982. Mr. Wax was formerly Chairman of The American Association of Advertising Agencies as well as a director of both the Ad Council and the Advertising Educational Foundation. Mr. Wax holds an M.B.A. from the Wharton Graduate School of Business and an undergraduate degree from Northeastern University.

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. Promptly following the Offering, the Board of Directors will establish an audit committee that will consist of three Independent Directors (the "Audit Committee"). The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accounts, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

    COMPENSATION COMMITTEE. Promptly following the Offering, the Board of Directors will establish a compensation committee (the "Compensation Committee") to determine compensation, including awards under the Company's Stock Incentive Plan, for the Company's executive officers. The Company expects that the Compensation Committee will consist of three Independent Directors.

    The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

COMPENSATION OF DIRECTORS

    The Company intends to pay its Independent Directors fees for their services as directors. Directors will receive annual compensation of $10,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors, but not committee meetings. Directors who are not Independent Directors will not be paid any director fees. The Company will reimburse directors for their out-of-pocket travel expenses.

DIRECTORS AND OFFICERS INSURANCE

    The Company will have directors and officers liability insurance. Directors and officers liability insurance insures (i) the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company, and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.

INDEMNIFICATION

    The Charter provides for the indemnification of the Company's officers and directors against certain liabilities to the fullest extent permitted under applicable law. The Charter also provides that the directors and officers of the Company be exculpated from monetary damages to the fullest extent permitted under applicable law. In addition, pursuant to the Underwriting Agreement, the officers, directors and controlling persons of the Company will be indemnified against certain liabilities by the Underwriters, and the Underwriters will be indemnified against certain liabilities by the Company. See "Underwriting."

EXECUTIVE COMPENSATION

    To date, the Company has not paid any compensation to its executive officers. The following table sets forth the estimated 1997 compensation, on an annualized basis, expected to be paid to the most highly compensated executive officers of the Company (I.E. those whose cash compensation from the Company in 1997 on an annualized basis is expected to exceed $100,000.)

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                    ---------------
                                                              ANNUAL COMPENSATION     SECURITIES
                                                             ---------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                                  YEAR (1)     SALARY    OPTIONS/SARS (2)
-----------------------------------------------------------  ---------  ----------  ---------------
W. Bradley Blair, II.......................................    1997     $  250,000       150,000
 Chairman of the Board of Directors/Chief Executive
 Officer/President
David J. Dick..............................................    1997     $  150,000       125,000
 Executive Vice President
Scott D. Peters............................................    1997     $  125,000        40,000
 Senior Vice President/Chief Financial Officer

------------
(1) Amounts given are annualized projections for the year ending December 31, 1997.

(2) Options to purchase an aggregate of 335,000 shares of Common Stock will be granted to directors and executive officers of the Company effective upon closing of the Offering. See "-- Stock Incentive Plan."

STOCK INCENTIVE PLAN

    The Company intends to establish a stock incentive plan (the "Plan") to enable executive officers and other key employees of the Company to participate in the ownership of the Company. The Plan is designed to attract and retain executive officers and other key employees of the Company and to provide incentives to such persons to maximize the Company's cash flow available for distribution. The Plan provides for the award to executive officers and other key employees of the Company (subject to the Ownership Limit) of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards.

    The Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company the individuals to whom options, restricted stock purchase rights and performance awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee will select the individuals to whom nonqualified stock options are to be granted and will determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plan. No member of the Compensation Committee will be eligible to participate in the Plan following completion of the Offering.

    AWARDS UNDER THE PLAN

    NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

    INCENTIVE STOCK OPTIONS will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of the Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

    RESTRICTED STOCK may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Consideration for restricted stock may include notes and past services. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

    PERFORMANCE AWARDS may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Stock or in a combination of cash and Common Stock. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance awards may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of cash and Common Stock.

    The Board of Directors will approve prior to the completion of the Offering the grant of options to Messrs. Blair, Dick and Peters to purchase up to 150,000, 125,000 and 40,000 shares of Common Stock, respectively at the Offering Price. The options will become exercisable in three equal installments, commencing upon the first anniversary of the date of grant and each of the two years thereafter. The options will be exercisable for 10 years from the date of grant.

    A maximum of 185,000 additional shares of Common Stock will be reserved for issuance under the Plan. There is no limit on the number of awards that may be granted to any one individual so long as the grant does not violate the Ownership Limit or cause the Company to fail to qualify as a REIT for federal income tax purposes. See "Capital Stock -- Restrictions on Ownership."

DIRECTORS' PLAN

    SHARE AUTHORIZATION. A maximum of 100,000 shares of Common Stock may be issued under the Company's Non-Employee Directors' Plan (the "Directors' Plan"). The share limitation and terms of outstanding awards shall be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

    ELIGIBILITY. The Directors' Plan provides for the grant of options to purchase Common Stock to each eligible director of the Company. No director who is an employee of the Company or a Prior Owner is eligible to participate in the Directors' Plan.

    OPTIONS. The Directors' Plan provides that each eligible director who is a member of the Board of Directors as of the date that the registration statement relating to the Offering is declared effective by the SEC will be awarded nonqualified options to purchase 5,000 shares of Common Stock on that date (each such director, a "Founding Director"). Each eligible director who is not a Founding Director (a "Non-Founding Director") will receive nonqualified options to purchase 5,000 shares of Common Stock on the date the Non-Founding Director is first elected or appointed to the Board of Directors. The options granted to Founding Directors upon effectiveness of the registration statement relating to the Offering will have an exercise price equal to the initial public Offering Price and will vest on the date of grant. The exercise price of options under future grants will be 100% of the fair market value of the Common Stock on the date of grant and will vest in the same manner. The exercise price may be paid in cash, cash equivalents, Common Stock or a combination thereof acceptable to the Compensation Committee. Options granted under the Directors' Plan are exercisable for 10 years from the date of grant.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS. Generally, an eligible director does not recognize any taxable income, and the Company is not entitled to a deduction upon the grant of an option. Upon the exercise of an option the eligible director recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price, if any. Special rules may apply as a result of Section 16 of the Exchange Act. The Company is generally entitled to a deduction equal to the compensation taxable to the eligible director as ordinary income. Eligible directors may be subject to backup withholding requirements for federal income tax.

    AMENDMENT AND TERMINATION. The Directors' Plan provides that the Board may amend or terminate the Plan, but the terms of the Plan relating to the amount, price and timing of awards under the Plan may not be amended more than once every six months other than to comport with changes in the Code, or the rules and regulations thereunder. An amendment will not become effective without stockholder approval if the amendment materially (i) increases the number of shares that may be issued under the Directors' Plan, (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the Directors' Plan. No options may be granted under the Directors' Plan after December 31, 2006.

DEFERRED COMPENSATION PLAN

    The Company intends to establish a deferred compensation plan under which executive officers of the Company may elect to defer receiving a portion of their cash compensation otherwise payable in one tax year until a later tax year and thereby postpone payment of tax on the deferred amount. Prior to the beginning of any taxable year, such executive officers may elect to defer receipt of such amount of cash compensation until a future date or until an event selected by such persons pursuant to the terms of the plan. Deferred compensation will be invested in a separate trust account.

EMPLOYMENT AGREEMENTS

    The Company will enter into written employment agreements with W. Bradley Blair, II, David J. Dick and Scott D. Peters. The employment agreement for Mr. Blair will have a term of four years, the employment agreement for Mr. Dick will have a term of three years and the employment agreement with Mr. Peters will have a term of one year. The employment agreements will provide for an annual salary of $250,000, $150,000 and $125,000 for Messrs. Blair, Dick and Peters, respectively, with annual performance bonuses determined by the Compensation Committee in connection with the achievement of performance criteria to be determined by the Compensation Committee. In addition, each of Messrs. Blair, Dick and Peters have received options to purchase shares of Common Stock as described above under the heading "Stock Incentive Plan." Each of Messrs. Blair, Dick and Peters shall receive severance payments upon the death, disability, termination or resignation of such executive, unless such executive resigns without "good cause" or unless the Company terminates such executive with "good reason," i.e. as a result of gross negligence, willful misconduct, fraud or a material breach of the employment agreement. Each such executive will have "good cause" to terminate his employment with the Company in the event of any material reduction in his compensation or benefits, material breach or material default by the Company under his employment agreement or following a change in control of the Company. The severance payments of Messrs. Blair and Dick would be equal to base compensation plus bonus at the most recent annual amount for the longer of the balance of the employment term or two years. The severance payments of Mr. Peters would be equal to base compensation for a period which varies from four months to one year depending upon the time and cause of termination.

    Following the completion of the Offering, the Compensation Committee may establish incentive compensation arrangements for its executive officers and certain key employees.

    COVENANTS NOT TO COMPETE. Messrs. Blair, Dick and Peters have agreed to devote substantially all of their time to the business of the Company and not to engage in any competitive business. They have further agreed not to compete directly with the Company in a business similar to that of the Company for a period of one year following any termination of employment. Mr. Blair may continue to invest with Mr. Young and his affiliates in certain residential real estate developments and resort operations.

                                INITIAL LESSEES

    The Initial Lessees, each of which will be owned by an affiliate of the Prior Owners will lease the Golf Courses under triple net leases. The Initial Lessees will derive revenues from the operation of golf courses principally through receipt of green fees, membership initiation fees, food and beverage operations, sale of merchandise, membership dues, golf cart rentals and driving range charges. Each Initial Lessee will be a single purpose entity with nominal assets.

THE LEGENDS LESSEES

    The four Legends Lessees will lease the seven golf courses contributed by The Legends Group. The three Legends Resort Courses will be leased pursuant to a single Participating Lease, as will the two recently opened Golf Courses. Each of the other Golf Courses will be leased to individual Initial Lessees pursuant to separate Participating Leases. Each Participating Lease with the Legends Lessees will be cross-defaulted and cross-collateralized. Mr. Young and his affiliates will own each of the Legends Lessees. The Legends Group is contributing seven of the eight courses it currently operates. The course not being contributed did not meet the Company's investment criteria because it is subject to a ground lease with a short remaining term. That course may be acquired by the Company at a later date should the ground lease be extended. See "Certain Transactions -- Option to Purchase and Right of First Refusal."

    Mr. Young, who is a director of the Company and majority owner of The Legends Group, has owned and managed golf courses for 25 years. During such time, Mr. Young has also been involved in the design and development of 11 golf courses, eight of which have been nationally recognized and three of which were rated the best new course in their respective category in the year developed by GOLF DIGEST. In 1975, he moved to

Myrtle Beach, South Carolina, where he started what was to become The Legends Group, a company specializing in development, construction, management and ownership of golf courses. Mr. Young has served in numerous capacities in golf industry related non-profit organizations.

THE WOODLANDS

    The Woodlands was developed, is currently owned, and will be leased to an affiliate of Craft Farms. Craft Farms is operated by the father and son team of R.C. and Robert Craft, longtime residents of Gulf Shores, Alabama. In addition to developing Craft Farms, a successful golf community encompassing both resort and residential properties, the Crafts operate a successful turf grass farm. R.C. and Robert Craft have a total of approximately 20 years experience in the golf industry and own and operate another golf course located near The Woodlands.

    Mr. R. C. Craft has approximately 50 years of experience in real estate ownership and management and, together with his son Mr. Robert S. Craft, has over 10 years' experience in golf course development and management in a resort market. Mr. Robert S. Craft is the Chairman of the Board of Colonial Bank (Gulf Coast Region), a member of the Board of Directors of the Colonial Bank Holding Company and the President and founder of the Gulf Shores Golf Association, a cooperative golf marketing network.

OLDE ATLANTA GOLF CLUB

    Olde Atlanta Golf Club will be conveyed to the Company by Olde Atlanta Golf Club Limited Partnership, a partnership in which The Crescent Company is the general partner. Olde Atlanta Golf Club Limited Partnership developed the course in 1993, and the course will be leased to an affiliate thereof. Senior management at The Crescent Company, including its president E. Neal Trogdon, have a combined 30 years of experience in the golf industry and affiliates of The Crescent Company currently own and manage three other golf courses.

    Mr. Trogdon is the President of The Crescent Company. Since his first golf course acquisition in 1989, Mr. Trogdon has served as managing general partner for the four Daily Fee golf courses now managed by The Crescent Company including Olde Atlanta. The golf courses are located in the Atlanta, Georgia suburbs (2) and Augusta, Georgia area (2). Mr. Trogdon was previously an Executive Vice President at The First National Bank of Chicago and a senior officer at NationsBank.

NORTHGATE COUNTRY CLUB

    Northgate Country Club was developed, is currently owned and will be leased to an affiliate of Jack Thoner. Mr. Thoner has over 35 years of experience in real estate development and has owned and operated Northgate Country Club for 12 years. Mr. Thoner's real estate development includes the construction of over 5,000 multi-family units, as well as hotel and office properties.

GOLF COURSE OPERATIONS

    Prior to the completion of the Offering, the Golf Courses were owned (or leased pursuant to long-term ground leases) and operated by the Prior Owners, all of which are affiliates of the Initial Lessees. The Initial Lessees will operate the Golf Courses under the Participating Leases with the Company. See "The Golf Courses -- The Participating Leases." Each Initial Lessee has developed sophisticated operating systems and procedures in all areas of golf course operations that the Company believes enable it to provide high quality service and products to its customers.

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

    Set forth below is a discussion of the Company's investment objectives and policies, financing policies and policies with respect to certain other activities. These policies are determined by the Board of Directors and may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the Company's stockholders.

    As the sole general partner of the Operating Partnership, the Company also will determine the investment policies of the Operating Partnership. Under the Partnership Agreement, all future investments generally must be made through the Operating Partnership. See "Partnership Agreement -- Management."

INVESTMENT OBJECTIVES AND POLICIES

    The Company's investment objective is to maximize both current income and long-term growth in income. The Company will seek to accomplish its objective through its ownership of the Golf Courses and selective acquisitions of additional golf courses and related facilities.

    The Company may purchase or lease properties for long-term investment, expand and improve the Golf Courses presently owned or sell such properties, in whole or in part, when circumstances warrant. The Company also may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that have priority over the equity interest of the Company.

    While the Company intends to emphasize equity real estate investments, it may, in its discretion, invest in mortgages, stock of other REITs, partnerships and other real estate interests. Such mortgage investments may include participating or convertible mortgages.

    There are no limitations on the percentage of the Company's assets that may be invested in any one property or venture. The Board of Directors may establish limitations as it deems appropriate from time to time. No limitations have been set on the number of properties in which the Company will seek to invest or on the concentration of investments in any one geographic region.

DISPOSITIONS

    The Company has no current intention to cause the disposition of any of the Golf Courses, although it reserves the right to do so if the Board of Directors determines that such action would be in the best interests of the Company. The Company has agreed to use reasonable efforts to structure the sale of any Golf Course as a tax deferred like-kind exchange if the contributing Prior Owner would incur an adverse tax liability upon such sale. The Participating Leases impose restrictions on the Company's ability to sell the Golf Courses. See "The Golf Courses -- The Participating Leases -- Initial Lessee Right of First Offer".

FINANCING


    The Company presently intends to maintain a ratio of debt-to-total market capitalization of 50% or less. (As a comparison, The Legends Group, which will be contributing seven of the Golf Courses to the Operating Partnership, had a debt to equity ratio in excess of 5 to 1 as of December 31, 1995, based on the historical book value of the equity and debt of the contributed Golf Courses.) Following the completion of the Offering and the use of net proceeds therefrom, the Company will have approximately $4.3 million of indebtedness, which constitutes approximately 3% of its total market capitalization. The Board of Directors may, however, from time to time re-evaluate this policy and decrease or increase such ratio accordingly. The Company will determine its financing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. If the Board of Directors determines that additional funding is desirable, the Company may raise such funds through additional equity offerings, debt financing or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT income and REIT qualification), or a combination of these methods.


    In connection with the acquisition of one of the Golf Courses, the Company has agreed to maintain, for a period of 10 years following the completion of the Offering, at least $4.3 million of indebtedness to accommodate the effort to minimize certain adverse tax consequences of the Prior Owner of such Golf Course. Such indebtedness may be reduced upon certain taxable events relating to the disposition of the OP Units to be held by the Prior Owner of such Golf Course. In the event that the Company fails to maintain such indebtedness, the Company will be liable for any resulting income tax liabilities incurred by the Prior Owner of such Golf Course.

    It is anticipated that borrowings will be made through the Operating Partnership, although the Company may also incur indebtedness that may be re-loaned to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. See "Partnership Agreement." Indebtedness may be in the form of purchase money obligations to the Prior Owners, publicly or privately placed debt instruments, or financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the property owned by the Company. There are no limits on the number or amount of mortgages or other interests which may be placed on any one property. In addition, such indebtedness may be recourse to all or any part of the property of the Company or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings may be used for the payment of distributions, working capital, to redeem OP Units, to refinance indebtedness or to finance acquisitions, expansions or development of new properties.

    In the event that the Board of Directors determines to raise additional equity capital, the Board has the authority, without stockholder approval, to issue additional shares of authorized Common Stock or other capital stock (including securities senior to the Common Stock) of the Company in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property. Existing stockholders would have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a stockholder's investment in the Company. If the Board of Directors determines to raise additional equity capital to fund investments by the Operating Partnership, the Company will contribute such funds to the Operating Partnership as a contribution to capital and purchase of additional OP Units. In addition, the Company may issue additional shares of Common Stock in connection with the exchange of OP Units for shares of Common Stock pursuant to the exercise of Redemption Rights. See "Partnership Agreement."

    The Board of Directors also has the authority to cause the Operating Partnership to issue additional OP Units in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. See "Partnership Agreement -- Capital Contribution."

WORKING CAPITAL RESERVES

    The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Directors determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

CONFLICT OF INTEREST POLICIES

    The Company will adopt certain policies and enter into certain agreements designed to minimize potential conflicts of interest. The Company's Board of Directors is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

    CHARTER AND BYLAW PROVISIONS

    The Company's Charter, with limited exceptions, requires that a majority of the Company's Board of Directors be comprised of persons who are not officers or employees of the Company or Affiliates of any advisor to the Company under an advisory agreement, any lessee or management company operating any property of the Company, any subsidiary of the Company or any partnership that is an Affiliate of the Company (each such person, an "Independent Director"). The Charter provides that such provisions relating to Independent Directors may not be amended, altered or repealed without the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. In addition, the Company's Bylaws provide that any purchase, sale, lease or mortgage involving the Company in which a director or officer of the Company or any affiliate of the foregoing has any direct or indirect interest, other than solely as a result of his status as a director, officer or shareholder of the Company, must be approved by a majority of the directors, including a majority of the Independent Directors.

PROVISIONS OF MARYLAND LAW

    Pursuant to Maryland law (the jurisdiction under which the Company is organized), each director is required to discharge his duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interest of the Company. In addition, under Maryland law, a contract or transaction between the Company and any of its directors or between the Company and a corporation, firm or other entity in which a director is a director or has a material financial interest is not void or voidable solely because of (a) the common directorship or interest, (b) the presence of the director at the meeting of the Board or a committee of the Board that authorizes or approves or ratifies the contract or transaction or (c) the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction if
(i) after disclosure of the interest, the transaction is authorized, approved or ratified, by the affirmative vote of a majority of the disinterested directors, or by the affirmative vote of a majority of the votes cast by stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the Company.

OTHER POLICIES

    The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not intend
(i) to invest in the securities of other issuers (other than the Operating Partnership) for the purpose of exercising control over such issuer, (ii) to underwrite securities of other issuers or (iii) to trade actively in loans or other investments.

    The Company may make investments other than as previously described, although it does not currently intend to do so. The Company has authority to repurchase or otherwise reacquire Common Stock or any other securities it may issue and may engage in such activities in the future. The Board of Directors has no present intention of causing the Company to repurchase any of the shares of Common Stock, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. Although it may do so in the future, except in connection with the Formation Transactions, the Company has not issued Common Stock or any other securities in exchange for property, nor has it reacquired any of its Common Stock or any other securities. See "The Formation Transactions." The Company may make loans to third parties, including, without limitation, to its officers and to joint ventures in which it decides to participate. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exercising control.

                           THE FORMATION TRANSACTIONS

    Prior to or simultaneously with the completion of the Offering, the Company, the Operating Partnership, the Prior Owners and the Initial Lessees will engage in the Formation Transactions described below.

    - The Company, which was incorporated in Maryland in November 1996, will sell 2,865,000 shares of Common Stock in the Offering and will contribute all of the net proceeds thereof, estimated to be $49.9 million based on the Offering Price, to GTA GP and GTA LP, which will in turn contribute such net proceeds to the Operating Partnership. Upon completion of the Offering and the Formation Transactions, the Company will, through GTA GP and GTA LP, own an approximately 40.9% ownership interest in the Operating Partnership. GTA GP will be the sole general partner of the Operating Partnership.

    - The Prior Owners will contribute 100% of the assets related to each of the Golf Courses to the Company in exchange for an aggregate of 4,106,606 OP Units, approximately $6.2 million in cash and the repayment of approximately $47.4 million of existing mortgages and other indebtedness at the Golf Courses as follows:

        - The Company will acquire seven of the Golf Courses from The Legends Group for an aggregate of 3,738,556 OP Units, the assumption and repayment of approximately $34.8 million in existing indebtedness and the reimbursement of approximately $522,500 of out-of-pocket expenses incurred in connection with the Formation Transactions.


        - The Company will acquire three of the Golf Courses from parties unaffiliated with the Company or The Legends Group for an aggregate amount of 368,050 OP Units, $6.2 million in cash and the repayment of approximately $12.7 million in existing indebtedness.



    - The Company, as lessor, will lease the Golf Courses to the Initial Lessees, which are newly-formed entities affiliated with the Prior Owners, pursuant to the Participating Leases for initial terms of ten years each, with each Initial Lessee having the right to extend the term of its Participating Lease for up to six renewal terms of five years each. See "The Golf Courses -- The Participating Leases."


    - Each Prior Owner will be granted the right to receive additional OP Units pursuant to the Lessee Performance Option. See "The Company -- Business Strategy -- Internal Growth." OP Units will be redeemable for cash or, at the Company's election, Common Stock on a one-for-one basis, beginning one year after the completion of the offering. See "The Partnership Agreement -- Redemption Rights."

    - The Company will enter into employment agreements with its executive officers, including Mr. Blair, who currently serves as the Executive Vice President of Legends Group Ltd. (an affiliate of certain of the Prior Owners and Initial Lessees), which will include the grant of stock options. See "Management -- Employment Agreements."


    - The Company will enter into the Option Agreement with The Legends Group pursuant to which the Company will be granted the option and right of first refusal to acquire golf courses currently owned or subsequently acquired or developed by The Legends Group. See "Certain Relationships and Transactions -- Option to Purchase and Right of First Refusal."



    - Upon completion of the Offering, the Company will have outstanding approximately $4.3 million of indebtedness, which the Company intends to keep outstanding for a period of up to 10 years to accomodate a Prior Owner's efforts to seek to minimize certain adverse tax consequences. See "Management's Discussion and Anaylsis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources of the Company."


BENEFITS TO OFFICERS AND DIRECTORS

    As a result of the Formation Transactions, executive officers and directors of the Company and certain of their affiliates will receive the following benefits:


    - Larry D. Young, a director of the Company and majority owner of The Legends Group, and his affiliates will receive 3,738,556 OP Units, as consideration for their interests in the Golf Courses owned by The Legends Group. The OP Units to be received by Mr. Young and his affiliates (which are redeemable for cash or, at the Company's option, Common Stock on a one-for-one basis, beginning one year after the completion of the Offering) will be worth approximately $74.8 million (based on the Offering Price) and will be more liquid than their interests in the Golf Courses once a public trading market for the Common Stock commences. As of September 30, 1996, the aggregate book value of the interests to be contributed by The Legends Group was approximately $36.1 million.


    - The 12,500 OP Units owned by each of Mr. Blair and Mr. Dick will be worth $500,000, based on the Offering Price, a substantial increase over the nominal purchase price paid by Messrs. Blair and Dick for such OP Units.

    - Messrs. Blair, Dick and Peters, will be granted options to acquire 150,000, 125,000 and 40,000 shares of Common Stock, respectively, at the Offering Price. The options vest ratably over three years commencing on the first anniversary of the date of grant.

    - Each Independent Director will receive options to acquire 5,000 shares of Common Stock at the Offering Price.


    - In connection with the acquisition of the Golf Courses owned by The Legends Group, the Company will repay approximately $26.3 million of debt personally guaranteed by Mr. Young.



    - The Company will pay to Mr. Young and his affiliates approximately $8.4 million in repayment of a loan made by such affiliates to Legends of Virginia, LC in connection with the development of the two recently opened Golf Courses.


    - The Company will reimburse The Legends Group $522,500 and Mr. Dick $62,000
      for  direct  out-of-pocket  expenses  incurred  in  connection  with   the
      Formation Transactions.

    - Mr.  Young and  his affiliates will  be entitled to  receive additional OP
      Units pursuant to the Lessee Performance Option. See "The Company -- Business Strategies and Objectives -- Internal Growth."

    - Through the operation of seven of the Golf Courses, the Legends Lessees, which are owned by Mr. Young or his affiliates, will be entitled to all cash flow from such Golf Courses after payment of the Lease Payments under the applicable Participating Leases and other operating expenses.

    - Certain tax consequences to Mr. Young and his Affiliates from the contribution of their interests in the Golf Courses will be deferred.

    - The Company will enter into employment agreements with Messrs. Blair, Dick and Peters providing for annual base salaries of $250,000, $150,000 and $125,000, respectively, and the possibility of cash performance bonuses. See "Management -- Employment Agreements."

TRANSFER DOCUMENTS

    The transfer of the Golf Courses is subject to the completion of the Offering as well as the normal and customary conditions to the closing of real estate transactions. The Company will assume certain past obligations and all obligations arising after the transfer of the Golf Courses to the Company. The agreements to transfer the Golf Courses will contain representations and warranties to the Company concerning the Golf Courses customarily found in agreements of such type. Such representations and warranties will generally survive the closing of the transfer of title to the Golf Courses for one year. The obligations of the Prior Owners to indemnify the Company for breaches of their representations and warranties will be secured by a pledge of OP Units from each Prior Owner for a period of one year, which OP Units will also secure the obligations of the related Initial Lessee under the applicable Participating Lease.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS AMONG OFFICERS AND DIRECTORS

    Larry Young is a director of the Company and the majority owner of The Legends Group and the Legends Lessees. Mr. Blair, upon completion of the Offering, will resign as Executive Vice President and Chief Operating Officer of Legends Group Ltd. and will not have any continuing affiliation or interest in the golf operations of The Legends Group.

ACQUISITION OF INTERESTS IN CERTAIN OF THE GOLF COURSES

    Mr. Young and his affiliates will receive 3,738,556 OP Units in exchange for their interests in certain of the Golf Courses. Upon exercise of his right to redeem such OP Units (which rights are not exercisable until beginning one year after the completion of the Offering), such persons and entities may receive an aggregate of 3,738,556 shares of Common Stock or, at the Company's option, cash (approximately $74.8 million based on the Offering Price). See "Partnership Agreement -- Redemption Rights."

REPAYMENT OF INDEBTEDNESS


    The Company will repay approximately $26.3 million of indebtedness guaranteed by Mr. Young. The Company also will pay to Mr. Young's affiliates approximately $8.4 million in repayment of a loan made to The Legends Group in connection with the development of the two recently opened Golf Courses. Additionally, the Company will reimburse The Legends Group $522,500 and Mr. Dick $62,000 for direct out-of-pocket expenses incurred in connection with the Formation Transactions.


EMPLOYMENT AGREEMENTS

    The Company will enter into employment agreements with W. Bradley Blair, II, David J. Dick and Scott D. Peters, pursuant to which Mr. Blair will serve as Chairman of the Board, Chief Executive Officer and President, Mr. Dick will serve as Executive Vice President and Mr. Peters will serve as Senior Vice President and Chief Financial Officer of the Company for a term of four years, three years and one year, respectively, at an initial annual base compensation of $250,000, $150,000 and $125,000, respectively, subject to any increases in base compensation approved by the Compensation Committee. Upon termination of the employments other than for cause, Messrs. Blair, Dick and Peters will be entitled to receive severance benefits. See "Management -- Employment Agreements."

OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

    The Legends Group currently owns a golf course that is not being contributed to the Company, because it is subject to a ground lease with a short remaining term, and may acquire or develop additional golf courses in the future. The Company will have an option and right of first refusal to acquire all such golf courses, pursuant to an Option to Purchase and Right of First Refusal Agreement (the "Option Agreement"). Commencing four years after the public opening of a golf course developed by The Legends Group, or 24 months after the acquisition of an established operating golf course, the Company may purchase the applicable golf course under the Option Agreement for a purchase price based on the net operating income of the golf course, subject to adjustments agreed upon by the parties, divided by a capitalization rate equal to the Company's cost of equity capital plus 200 basis points. For purposes of this calculation, the Company's cost of equity capital is deemed to equal the Company's Funds From Operations yield for the then current fiscal year as published by First Call, less reserves for capital expenditures. In the event The Legends Group receives a bona fide third party offer to acquire a developed golf course, the option will not be effective pending the acquisition by the third party, in which case the Company shall have the right to purchase the developed golf course pursuant to the right of first refusal described below. The Company anticipates that any such developed golf course will have achieved stabilized operating revenues before the Company would consider purchasing such developed golf course from The Legends Group or any affiliate of The Legends Group.

    If the Company does not elect to exercise its option to acquire a golf course owned, acquired or developed by The Legends Group, or if the parties are unable to agree on the adjustments to net operating income for purposes of the pricing formula, then the Company will have a right of first refusal under the Option Agreement with respect to such golf course. The right of first refusal will obligate The Legends Group to offer the Company the right to buy any such golf course on the same terms and conditions as The Legends Group intends to offer to any third party. If the Company does not exercise its right to acquire such golf course, The Legends Group will be free to sell to a third party, provided if The Legends Group either opts not to sell the golf course within nine months or reduces the purchase price by 5% or more, The Legends Group must again offer the golf course to the Company. The Option Agreement shall generally run for a period of 10 years after the Offering.

                             PARTNERSHIP AGREEMENT

    THE FOLLOWING SUMMARY OF THE PARTNERSHIP AGREEMENT, INCLUDING THE DESCRIPTIONS OF CERTAIN PROVISIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PARTNERSHIP AGREEMENT, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

MANAGEMENT

    The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, will have, subject to certain protective rights of the Limited Partners described below, full, exclusive and complete responsibility and discretion in the management and unilateral control of the Operating Partnership including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of golf course operators and to cause changes in the Operating Partnership's line of business and distribution policies. If the Company elects to sell a golf course contributed by a Limited Partner, then the Company will be obligated to use reasonable efforts to structure the sale as tax deferred exchange, subject to limited exceptions.

    The consent of Limited Partners (other than GTA LP) holding 66.67% of the interests in the Operating Partnership is required with respect to certain amendments to the Partnership Agreement, including amendments which (i) adversely affect the Limited Partners' rights to redeem their OP Units, (ii) adversely affect the Limited Partners' rights to receive cash distributions,
(iii) alter the Operating Partnership's allocation of income, or (iv) impose on the Limited Partners the obligation to make capital contributions. In addition, the affirmative vote of Limited Partners (including GTA LP) holding 66.67% of the interests in the Operating Partnership is required for a sale of all or substantially all of the assets of the Operating Partnership, or to approve a merger or consolidation of the Operating Partnership.

TRANSFERABILITY OF OP UNITS

    The Partnership Agreement generally provides that Limited Partners may not transfer their OP Units without the consent of the Company.

PLEDGE

    Each Limited Partner may pledge up to 85% of its OP Units as collateral to institutional third party lenders. In addition, for a period of at least two years, each Prior Owner will pledge to the Company OP Units having a value based on the Offering Price equal to 15% of the purchase price of the Golf Course contributed by it (approximately 16 months of initial Base Rent, at the Offering Price) as collateral for the Participating Lease of its affiliated Initial Lessee, see "Percentage Lease -- Security Deposit," and to secure its obligation to indemnify the Company for representations and warranties made in connection with the contribution of the Golf Courses. In addition, the OP Units pledged to the Company will also secure indemnification obligations of the Prior Owner in connection with the Formation Transactions for a period of one year. See "The Formation Transactions."

REDEMPTION RIGHTS

    Pursuant to the Partnership Agreement, the Limited Partners, other than GTA LP, will receive rights which will enable them to cause the Operating Partnership to redeem each OP Unit for cash equal to the value of a share of Common Stock (or, at the Company's election, the Company may purchase each OP Unit offered for redemption for one share of Common Stock) (the "Redemption Rights"). The Company may not make such election unless a registration statement is effective with respect to the issuance of such shares. Further, the Redemption Rights may not be exercised if and to the extent that the delivery of Common Stock upon exercise of such rights (regardless of whether the Company would exercise its rights to deliver Common Stock) would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limit, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Redemption Rights may be exercised (subject to certain lock-up agreements described in "Underwriting") with respect to 50% of each Limited Partner's OP Units, at any time after one year following the completion of the Offering and with respect to the other 50% of each Limited Partner's OP Units at any time after two years following the completion of the Offering, provided that not more than four redemptions by any Limited Partner may occur during each calendar year, and each Limited Partner may not exercise the Redemption Right for less than 1,000 OP Units or, if such Limited Partner holds less than 1,000 OP Units, all of the OP Units held by such Limited Partner. Prior to the expiration of such one year period, the Redemption Right may be exercised (but only for cash) by a lender to which any OP Units may have been pledged, provided that such pledge was permissible in light of the lock-up agreements described in "Underwriting." In the future, it may become necessary to place additional restrictions on the exercise of Redemption Rights in order to assure that the Operating Partnership does not become a "publicly traded partnership" that is treated as a corporation for federal income tax purposes. See "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership and the Subsidiary Partnerships." The aggregate number of shares of Common Stock initially issuable upon exercise of the Redemption Rights will be 4,135,365. The number of shares of Common Stock issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the stockholders of the Company. See "Shares Available for Future Sale."

CAPITAL CONTRIBUTION

    The Company, through GTA GP and GTA LP, will contribute to the Operating Partnership substantially all of the net proceeds of the Offering, in consideration of which GTA GP will receive a 0.2% general partnership interest and GTA LP will receive an approximate 40.7% limited partnership interest in the Operating Partnership. The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the Company may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Under the Partnership Agreement, the Company generally is obligated to contribute, through GTA GP and GTA LP, the proceeds of a share offering as additional capital to the Operating Partnership in exchange for additional interests in the Operating Partnership. Moreover, the Company is authorized, through GTA GP and GTA LP, to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company has concluded in good faith that such issuance is in the best interests of the Company and the Operating Partnership. If the Company so contributes additional capital to the Operating Partnership, GTA GP and GTA LP will receive additional OP Units and their percentage interests in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Conversely, the percentage interests of the Limited Partners, other than GTA LP, will be decreased on a proportionate basis in the event of additional capital contributions by the Company.

TERM

    The Operating Partnership will continue in full force and effect until December 31, 2071, or until sooner dissolved pursuant to the terms of the Partnership Agreement.

TAX MATTERS

    Pursuant to the Partnership Agreement, the general partner will be the tax matters partner of the Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                   PRINCIPAL STOCKHOLDERS OF THE COMPANY AND
                PRINCIPAL PARTNERS IN THE OPERATING PARTNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of Common Stock and OP Units by each director, by each named executive officer of the Company, by all directors and officers of the Company as a group and by each person who is expected to be the beneficial owner of 5% or more of the outstanding Common Stock immediately following the completion of the Offering. As of the date of this Prospectus each person named in the table has sole voting and investment power with respect to all of the shares of Common Stock or OP Units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

                                                                PERCENTAGE OF SHARES OF                 PERCENTAGE INTEREST
                                          NUMBER OF SHARES OF        COMMON STOCK        NUMBER OF OP      IN OPERATING
NAME AND ADDRESS OF BENEFICIAL OFFICER       COMMON STOCK             OUTSTANDING          UNITS (2)        PARTNERSHIP
---------------------------------------  ---------------------  -----------------------  -------------  -------------------
W. Bradley Blair.......................               --                      --               12,500                *
David J. Dick..........................               --                      --               12,500                *
Scott D. Peters........................               --                      --              --                --
Larry D. Young (1).....................               --                      --            3,738,556            53.4%
Directors and officers
 as a group (8 persons)................               --                      --            3,763,556            53.8%

------------
*   Less than 1%.

(1) Address is The Legends Group, 1500 Legends Drive, Myrtle Beach, South Carolina 29577.

(2) The Operating Partnership will have 7,000,356 OP Units outstanding as of the Offering, of which 2,865,000 will be owned by the Company. The numbers and percentages set forth in this table assume that all outstanding OP Units are redeemed for shares of Common Stock. The OP Units (other than those owned by the Company) may be redeemed as follows: 50% after the first anniversary of the completion of the Offering and 50% after the second anniversary of the completion of the Offering.

                                 CAPITAL STOCK

GENERAL

    Under the Charter, the total number of shares of all classes of stock that the Company has authority to issue is 100,000,000 consisting of 90,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). No shares of Preferred Stock are outstanding or will be outstanding immediately after completion of the Offering.


    The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any class of Preferred Stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series, the holders of such shares of Common Stock exclusively possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding class of Preferred Stock, the holders of Common Stock are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive PRO RATA all assets of the Company available for distributions to such holders. All shares of Common Stock issued in the Offering will be fully paid and nonassessable and the holders thereof will not have preemptive rights.


    The Charter provides for a staggered Board of Directors consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual meeting for selection of directors following the election of such class, except that the initial terms of the three classes expire in 1998, 1999 and 2000, respectively. The provisions relating to the staggered board may be amended only upon the vote of the holders of at least 66.67% of the capital stock entitled to vote for the election of directors.


    The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more class, to establish the number of shares in each class and to fix the designation, powers, preferences and rights of each such class and the qualifications, limitations or restrictions thereof. The Company has no present intention to issue shares of Preferred Stock.


CORPORATE GOVERNANCE


    Certain significant actions will require stockholder approval, including amendments to the Charter, mergers and acquisition. In addition, certain actions relating to the Operating Partnership and the Company's interest therein require approval of the Limited Partners. See "Partnership Agreement -- Management."


RESTRICTIONS ON OWNERSHIP

    For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Operating Partnership from an Initial Lessee would not qualify as rents from real property, which would likely result in loss of REIT status for the Company, if the Company were at any time to own, directly or constructively, 10% or more of the ownership interests in an Initial Lessee within the meaning of Section 856(d)(2)(B) of the Code. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests."

    Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Charter, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% of the lesser in value of the total number or value of the outstanding shares of Common Stock or more than 9.8% of the outstanding shares of Preferred Stock (the "Ownership Limit"). The constructive ownership rules of the Code are complex and may cause shares owned actually or constructively by two or more related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares of Common Stock or 9.8% of the shares of Preferred Stock (or the acquisition of an interest in an entity which owns the shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the outstanding shares of Common Stock or 9.8% of the outstanding shares of Preferred Stock, and thus subject such shares to the Ownership Limit provisions of the Charter. The Ownership Limit also prohibits any transfer of Common or Preferred Stock that would (i) result in the Common and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code. Except as otherwise provided below, any such acquisition or transfer of the Company's capital stock (including any constructive acquisition or transfer of ownership) shall be null and void, and the intended transferee or owner will acquire no rights to, or economic interests in, the shares.

    Subject to certain exceptions described below, any purported transfer of Common or Preferred Stock that would (i) result in any person owning, directly or indirectly, Common or Preferred Stock in excess of the Ownership Limit, (ii) result in the Common and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, directly or constructively, 10.0% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such Common or Preferred Stock. The record holder of the Common or Preferred Stock that are designated as Shares in Trust (the "Prohibited Owner") will be required to submit such number of Common or Preferred Stock to the Share Trust for designation in the name of the Share Trustee. The Share Trustee will be designated by the Company. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

    Shares-in-Trust will remain issued and outstanding Common or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares-in-Trust. The Share Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Share Trust.

    The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Share Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and
(ii) that the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the Common or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale or other disposition of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

    The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

    "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common or Preferred Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common or Preferred Stock are listed or admitted to trading or, if the shares of Common or Preferred Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Common or Preferred Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Stock as selected by the Board of Directors. "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common or Preferred Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common or Preferred Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    Any person who acquires or attempts to acquire Common or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common or Preferred Stock that were transferred to a Share Trust, will be required (i) to give immediately written notice to the Company of such event and
(ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

    All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common and Preferred Stock must within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common and Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

    The Ownership Limit generally will not apply to the acquisitions of shares of Common or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limit under certain circumstances. The foregoing restrictions will continue to apply until the Board of Directors, with the approval of the holders of at least two-thirds of the outstanding shares of all votes entitled to vote on such matter at a regular or special meeting of the stockholders of the Company, determines to terminate its status as a REIT.

    The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to remove any ownership concentration limitation. Any change of the Ownership Limit would require an amendment to the Charter. Such amendment requires the affirmative vote of holders holding at least two-thirds of the outstanding shares entitled to vote on the matter. In addition to preserving the Company's status as a REIT, the Ownership Limit may have the effect of delaying, deferring, discouraging or preventing an acquisition of control of the Company without the approval of the Board of Directors.

    All certificates representing shares of Common or Preferred Stock will bear a legend referring to the restrictions described above.


LIMITATIONS ON CHANGES IN CONTROL

    The provisions of the Charter and the Bylaws providing for ownership limitations, a staggered Board of Directors and the authorization of the Board of Directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management, and as a result could prevent the stockholders of the Company from being paid a premium for their shares of Common Stock.

LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION AGREEMENTS


    The Charter provides that, to the maximum extent permitted by law, a director or officer will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.


    The Company's Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Company's directors' and officers' liability insurance.

    It  is  the  position  of  the  Securities  and  Exchange  Commission   that
indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

TRANSFER AGENT AND REGISTRAR


    The Company has appointed ChaseMellon Shareholder Services, L.L.C. as its transfer agent and registrar.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF THE COMPANY'S CHARTER AND BYLAWS

    The following summary of certain provisions of Maryland law and of the Charter and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws of the Company. Copies of the Charter and Bylaws may be obtained as described under "Available Information."

MARYLAND BUSINESS COMBINATION LAW


    Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any Interested Stockholder or an affiliate thereof are prohibited for five years after the date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be approved by two supermajority stockholder votes unless, among other conditions, the stockholders of common stock receive a minimum price (defined in the MGCL) for their shares and the consideration is received as cash or in the same form as previously paid by the Interested Stockholder for its Common Stock. Under the MGCL, an "Interested Stockholder" includes any individual or entity beneficially owning 10% or more of a corporation's outstanding stock which is entitled to vote generally in the election of directors ("Voting Stock"). However, as permitted by the MGCL, the Board of Directors has elected to exempt the Company from the business combination provision of the MGCL and, therefore, unless such exemption is amended or repealed by the Board of Directors, the five-year prohibition and the super-majority vote requirements described above will not apply to any business combination between any Interested Stockholder and the Company.



    Although the Board of Directors has voted to exempt any business combination with an Interested Stockholder from the provisions of the business combination provisions of the MGCL, such exemption may be amended or repealed by the Board of Directors at any time, except that the exemption may not be repealed or amended with respect to the Prior Owners and their affiliates. Such action by the Board of Directors would impose the restrictions of the business combination provisions of the MGCL on the Company, which could delay, defer or prevent a transaction or change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders or that could otherwise adversely affect the interests of the stockholders.


CONTROL SHARE ACQUISITIONS

    The MGCL also provides that "control shares" (defined below) of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. The control share provisions of the MGCL do not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the corporation's charter or bylaws. The Bylaws of the Company currently contain a provision exempting from the control share provisions of the MGCL any and all acquisitions by any person of the Company's shares of stock and, as a result, the control share provisions currently do not apply to the Company. There can be no assurance, however, that such provisions will not be amended or eliminated by the Board of Directors at any time in the future.

    "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Thus, if an acquisition of control shares within one range is approved by stockholders and is followed by an acquisition of additional control shares by the same person that results in the total number of control shares owned by that person being in a higher range, then voting rights for the additional shares in excess of the previously approved range would also have to be approved by the stockholders. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of the stockholders meeting at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at the stockholders meeting and the acquiror becomes entitled to vote a majority of the shares, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    As stated above, the control share provisions of the MGCL do not currently apply to the Company because the Bylaws of the Company contain a provision exempting from the control share provisions of the MGCL any and all acquisitions by any person of the Company's shares of stock. There can be no assurance, however, that such provision will not be amended or eliminated by the Board of Directors at any time in the future. Moreover, any amendment or elimination of such provision of the Bylaws may result in the application of the control share provisions of the MGCL not only to shares which may be acquired in any future control share acquisitions, but also to shares acquired in prior control share acquisitions. The potential for such application of the control share provisions of the MGCL could delay, defer or prevent a transaction or change in control of the Company that might involve a premium price for the Company's stock or otherwise be in the best interest of the stockholders.

INTERESTED DIRECTOR TRANSACTIONS

    The MGCL provides that a contract or other transaction between a corporation and any of its directors or between a corporation and any other entity in which any of its directors is a director or has a material financial interest is not void or voidable by reason of such common directorship or interest if: (i) the fact of the common directorship or interest is disclosed or known to the board of directors and the board of directors ratifies or approves the contract or transaction by the affirmative vote of a majority of its disinterested directors; (ii) the fact of the common directorship or interest is disclosed or known to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation; or (iii) the contract or transaction is fair and reasonable to the corporation. In addition, the Company's Charter contains a provision for approval by the disinterested directors that is substantially similar to the provision of the MGCL referred to in clause (i) of the preceding sentence.

AMENDMENTS TO THE CHARTER AND BYLAWS

    The Charter provides generally that its provisions may be amended only by the affirmative vote of a majority of all the votes entitled to be cast on the matter.


    The Bylaws provide that the Board of Directors has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws, except that certain amendments to the Bylaws require the affirmative vote of 80% of the entire Board of Directors.

                        SHARES AVAILABLE FOR FUTURE SALE

    Upon the completion of the Offering, the Company will have outstanding 2,865,000 shares of Common Stock. The shares of Common Stock issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to the limitations on ownership set forth in the Charter. See "Capital Stock -- Restrictions on Ownership." In addition to the shares of Common Stock issued in the Offering, the Company may issue additional shares of Common Stock if the Prior Owners exercise their Redemption Rights. Under the Partnership Agreement, the Prior Owners will have the right to cause the Operating Partnership to redeem 50% of their OP Units for cash or, at the Company's election, Common Stock on a one-for-one basis, beginning one year after the completion of the Offering. The other 50% of their OP Units may be redeemed at any time after two years following the completion of the Offering. See "The Partnership Agreement -- Redemption Rights." The Company may not make an election to redeem OP Units for Common Stock unless a registration statement is effective with respect to the issuance of such shares. Certain of the shares of Common Stock owned by the Prior Owners may be subject to limitations on resale under Rule 145 promulgated under the Securities Act. As described below, the Company has granted certain registration rights and "piggyback" rights to the Prior Owners with respect to shares of Common Stock issuable upon the redemption of their OP Units.

    Prior to the date of this Prospectus, there has been no public market for the Common Stock. The Common Stock has been approved for listing on the American Stock Exchange subject to official notice of issuance. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Risk Factors -- Adverse effect of Shares Available for Future Sale on Market Price of Common Stock."

    For a description of certain restrictions on transfers of Common Stock held by certain stockholders of the Company, see "Underwriting" and "Capital Stock -- Restrictions on Ownership."

REGISTRATION RIGHTS

    Under the Partnership Agreement, the Company may elect to purchase OP Units offered for redemption with shares of Common Stock only pursuant to an effective registration statement with respect to the issuance of such shares. To facilitate such election, the Company has agreed to register one year from the completion of the Offering all of the shares of Common Stock issuable to Prior Owners upon redemption of their OP Units pursuant to the exercise of their Redemption Rights. The Company will be obligated to maintain the effectiveness of such registration statement until a date to be agreed upon or until such time as all of the shares registered pursuant to such registration statement (i) have been disposed of pursuant to such registration statement, (ii) have been otherwise distributed pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"), or (iii) have been otherwise transferred in a transaction resulting in the transferee receiving Common Stock not deemed to be "restricted securities" under Rule 144. The Company has the right to delay the filing of the shelf registration statement for a period of 120 days in the exercise of its reasonable discretion. The Company must bear the expenses of satisfying the registration requirements, except that the expenses shall not include any underwriting discounts or commissions, Blue Sky registration fees, or transfer taxes relating to the shares.

    Under the Partnership Agreement, the Prior Owners will be entitled to include within any registration statement under the Securities Act filed by the Company with respect to any underwritten public offering of Common Stock (either of its own account or the account of other security holders) at any time the shares held by such holders upon exercise of their Redemption Rights, subject to certain conditions and restrictions. The existence of such agreement to the Company may adversely affect the terms upon which the Company can obtain additional equity financing in the future.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of material federal income tax considerations regarding the Offering that may be relevant to a prospective holder of Common Stock in the Company is based on current law. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

    The statements in this discussion and the opinion of O'Melveny & Myers LLP are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

    GENERAL. The Company currently has in effect an election to be taxed as a pass-through entity under subchapter S of the Code, but intends to revoke its S election on the day prior to the completion of the Offering. The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its short taxable year beginning on the day prior to the completion of the Offering and ending on December 31, 1997. The Company believes that, commencing with its initial taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT.

    These sections of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. O'Melveny & Myers LLP has acted as tax counsel to the Company in connection with the Offering.

    In the opinion of O'Melveny & Myers LLP, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by O'Melveny & Myers LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. See "-- Failure to Qualify."

    In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its taxable income or capital gain which is distributed to stockholders. The Company will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

    Notwithstanding its qualification as a REIT, the Company may also be subject to taxation in certain other circumstances. If the Company should fail to satisfy the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property) and, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on indebtedness or a lease) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company may also be subject to the corporate "alternative minimum tax," on its items of tax preference, as well as tax in certain situations not presently contemplated.

    REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;
(iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions
(i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

    The Company believes that it will have issued sufficient shares pursuant to the Offering to allow it to satisfy conditions (v) and (vi). In addition, the Company's Charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer and ownership restrictions are described in "Capital Stock -- Restrictions on Ownership."

    The Company currently has two subsidiaries and may have additional subsidiaries in the future. Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" acquired or formed by the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company. Each of the Company's current subsidiaries is a "qualified REIT subsidiary." The Company's subsidiaries therefore will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

    In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "Federal Income Tax Consideration -- Tax Aspects of the Operating Partnership."

    INCOME TESTS. In order to qualify and maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

    Pursuant to the Participating Leases, the Initial Lessees lease from the Company the land, buildings, improvements and equipment comprising the Golf Courses for a 10-year period, with, except in one instance, options to extend for six additional terms of five years each. The Participating Leases provide that the Initial Lessees will be obligated to pay to the Company (i) Base Rent and, if applicable, Participating Rent and (ii) certain other additional charges.

    In order for the Base Rent, the Participating Rent and the additional charges to constitute "rents from real property," the Participating Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Participating Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

    In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

    O'Melveny & Myers LLP is of the opinion that each Participating Lease will be treated as a true lease for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Operating Partnership and the Initial Lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the Initial Lessees have the right to exclusive possession and use and quiet enjoyment of the Golf Courses during the term of the Participating Leases, (iii) the Initial Lessees bear the cost of, and will be responsible for, day-to-day maintenance and repair of the Golf Courses, other than the cost of certain capital expenditures, and dictate how the Golf Courses are operated, maintained, and improved, (iv) the Initial Lessees bear all of the costs and expenses of operating the Golf Courses (including the cost of any inventory used in their operation) during the term of the Participating Leases other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures),
(v) the Initial Lessees benefit from any savings in the costs of operating the Golf Courses during the term of the Participating Leases, (vi) in the event of damage or destruction to a Golf Course, the Initial Lessees are at economic risk because they will be obligated either (A) to restore the property to its prior condition, in which event they will bear all costs of such restoration in excess of any insurance proceeds or (B) in certain circumstances, terminate the Participating Lease, (vii) the Initial Lessees have indemnified the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Participating Leases by reason of (A) injury to persons or damage to property occurring at the Golf Courses or (B) the Initial Lessees' use, management, maintenance or repair of the Golf Courses, (viii) the Initial Lessees are obligated to pay substantial Base Rent for the period of use of the Golf Courses, and (ix) the Initial Lessees stand to incur substantial losses (or reap substantial gains) depending on how successfully they operate the Golf Courses. Such opinion is also based upon the representation of the Company to the effect that upon termination of the Participating Leases (including the optional fixed-rate renewal periods), each such Golf Course is expected to have a remaining useful life equal to at least 20% of its expected useful life when contributed to the Operating Partnership, and a fair market value equal to at least 20% of its fair market value when contributed to the Operating Partnership.

    Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Participating Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of O'Melveny & Myers LLP with respect to the relationship between the Operating Partnership and the Initial Lessees is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the Service or any court, and there can be no complete assurance that the Service will not assert successfully a contrary position. If the Participating Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Operating Partnership receives from the Initial Lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

    Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). The Charter provides that no stockholder may own, directly or constructively, in excess of 9.8% of the Common Stock. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) with the exception of one Golf Course derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue. With respect to one Golf Course, a portion of the revenues derived under the Participating Lease applicable to such Golf Course (the portion attributable to personal property) will not be considered as "rents from real property." The amount of the anticipated disqualified income under such Participating Lease, however, will not prevent the Company from qualifying as a REIT or subject it to any federal income taxation.

    The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

    If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

    ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in the stock of a qualified REIT subsidiary).

    If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset requirements either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which it arose.

    ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy this annual distribution requirement.

    It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

    The Company intends to calculate its "REIT taxable income" based upon the conclusion that the Operating Partnership is the owner for federal income tax purposes of all of the Golf Courses. As a result, the Company expects that depreciation deductions with respect to all such Golf Courses will reduce its "REIT taxable income". This conclusion is consistent with the opinion of O'Melveny & Myers LLP as described above, which in turn is based upon representations from the Company as to the expected useful life and future fair market value of each such Golf Course. If the Service were to successfully challenge this position, the Company might be deemed retroactively to have failed to meet the distribution requirement and would have to rely on the payment of a "deficiency dividend" in order to retain its REIT status.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

PARTNERSHIP ANTI-ABUSE RULE

    The  United  States  Treasury  Department  has  issued  a  regulation   (the
"Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

    The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partner interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, the limited partners have the right, beginning one year after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the Company's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. Based on the foregoing, O'Melveny & Myers LLP is of the opinion that the Anti-Abuse Rule will not have any adverse impact on the Company's ability to qualify as a REIT. However, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse

Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

    As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

    In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain.

BACKUP WITHHOLDING

    The Company will report to its domestic stockholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to the Company. The Service issued proposed regulations in April 1996 that would alter the technical requirements relating to backup withholding compliance as applied to foreign stockholders. See "-- Taxation of Foreign Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    In Revenue Ruling 66-106, 1966-1 C.B. 151, the Service ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the Service. However, based upon Revenue Ruling 66-106 and the analysis therein, distributions by the Company to a stockholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

    In certain circumstances, a pension trust that owns more than 10% of the Company's stock will be required to treat a percentage of the dividends received from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI Percentage rule will apply to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively owns more than 50% of the value of the Company's stock.

TAXATION OF FOREIGN STOCKHOLDERS

    The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

    Distributions by the Company that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a Non-U.S. Stockholders unless (i) a lower treaty rate applies or (ii) the Non-U.S. Stockholder files an Service Form 4224 with the Company certifying that the investment to which the distribution relates is effectively connected to a Untied States trade or business of such Non-U.S. Stockholder. Lower treaty rates applicable to dividend income may not necessarily apply to dividends from a REIT, however. The Service issued proposed regulations in April 1996 that would modify the manner in which the Company complies with the withholding requirements. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder otherwise is subject to tax on any gain from the sale or disposition of his shares in the Company (as described below). If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the same rate applicable to dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

    In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires the Company to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. That statute is effective for distributions made after August 20, 1996. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

    For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders would thus be taxed at the same capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. However, because the shares will be publicly-traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT." In addition, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and, in the case of foreign corporations, subject to the possible application of the 30% branch profits tax).

STATE AND LOCAL TAXES

    The Company, any of its subsidiaries, the Operating Partnership or the Company's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

    The following discussion summarizes certain federal income tax considerations applicable to the Company's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

    CLASSIFICATION AS A PARTNERSHIP. The Company will be entitled to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if (i) it is not expressly classified as a corporation under Section301.7701-2(b)(1) through (8) of the Treasury Regulations; (ii) it does not elect to be classified as an association taxable as a corporation; and (iii) it is not treated as a corporation by virtue of being classified as a "publicly traded partnership."

    The Operating Partnership will not request a ruling from the Service that it will be classified as a partnership for federal income tax purposes. Instead, at the Closing, O'Melveny & Myers LLP will deliver its opinion that, based on the provisions of the Partnership Agreement, certain factual assumptions and certain representations described in the opinion, the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of O'Melveny & Myers LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

    Under Section 7704 of the Code, a partnership is treated as a corporation for federal income tax purposes if it is a "publicly traded partnership" (except in situations in which 90% or more of the partnership's gross income is of a specified type). A partnership is deemed to be publicly traded if its interests are either (i) traded on an established securities market, or (ii) readily tradable on a secondary market (or the substantial equivalent thereof). While the OP Units will not be traded on an established securities market, they could possibly be deemed to be traded on a secondary market or its equivalent due to the Redemption Rights enabling the partners to dispose of their Units.

    The Treasury Department recently issued regulations (the "PTP Regulations") governing the classification of partnerships under Section 7704. These regulations provide that the classification of partnerships is generally based on a facts and circumstances analysis. However, the regulations also provide limited "safe harbors" which preclude publicly traded partnership status. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership for this purpose, a person owning an interest in a flowthrough entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if
(x) substantially all of the value of the person's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (y) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation.

    The Operating Partnership is expected to have less than 100 partners (including persons owning interests through flow-through entities). The Operating Partnership has not issued any OP Units required to be registered under the Securities Act. Thus, the Operating Partnership presently qualifies for the safe harbors provided in the PTP Regulations. If the Operating Partnership were to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), it nevertheless would be treated as a partnership for federal income tax purposes (rather than an association taxable as a corporation) if at least 90% of its gross income in each taxable year (commencing with the year in which it is treated as a publicly traded partnership) consists of "qualifying income" with the meaning of Section 7704(c)(2) of the Code (including interest, dividends, "real property rents" and gains from the disposition of real property (the "90% Passive-Type Income Exception"). Because of the substantial ownership of the Operating Partnership by the Initial Lessees (or their affiliates), the Operating Partnership currently would not be eligible for the 90% Passive-Type Income Exception. Thus, if the Operating Partnership were to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), the Company would be required to place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Operating Partnership does not constitute a publicly traded partnership. However, there is no assurance that the Operating Partnership will at all times in the future be able to avoid treatment as a publicly traded partnership. The opinion of O'Melveny & Myers LLP as to the classification of the Partnership is based on an assumption that the Operating Partnership will continue to fall within a safe harbor from publicly traded partnership status.

    If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to satisfy the income and asset requirements for REIT status. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests" and "-- Requirements for Qualification -- Asset Tests." In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income.

    The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

    PARTNERSHIP ALLOCATIONS. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

    If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

    TAX ALLOCATIONS WITH RESPECT TO THE GOLF COURSES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Golf Courses) that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property (including the Golf Courses). Consequently, the Partnership Agreement will require such allocations to be made in a manner consistent with
Section 704(c) of the Code.

    In general, the Prior Owners will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including the Golf Courses) which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the Prior Owners and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the Offering. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Annual Distribution Requirements." The foregoing principles also apply in determining the earnings and profits of the Company for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Company purchased the contributed assets at their agreed values.

    The Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with the contributed property. The Operating Partnership has determined to use the "traditional method" (which is specifically approved in the Treasury Regulations) for accounting for Book-Tax Differences with respect to the properties initially contributed to it.

    The Operating Partnership has not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to any properties contributed to it in the future.

    BASIS IN OPERATING PARTNERSHIP INTEREST. The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

    If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceeds the Company's adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.

    SALE OF THE GOLF COURSES. The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Requirements for Qualification -- Income Tests." Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. See "--
Requirements for Qualification -- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Golf Courses for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Golf Courses (and other golf courses) and to make such occasional sales of the Golf Courses, including peripheral land, as are consistent with the Operating Partnership's investment objectives.

                                  UNDERWRITING

    The   Underwriters  named  below,   acting  through  their  representatives,
Robertson, Stephens & Company LLC and Wheat, First Securities, Inc. (the "Representatives"), have severally agreed with the Company, subject to the terms and conditions of the Underwriting Agreement, to purchase the numbers of shares of Common Stock set forth opposite their respective names below. The Underwriters are committed to purchase and pay for all such shares if any are purchased.

                                                                                              NUMBER OF
UNDERWRITER                                                                                     SHARES
--------------------------------------------------------------------------------------------  ----------
Robertson, Stephens & Company LLC...........................................................
Wheat, First Securities, Inc................................................................

                                                                                              ----------
  Total.....................................................................................   2,865,000
                                                                                              ----------
                                                                                              ----------

    The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock to the public at the Offering Price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not in excess of $ per share, of which $ may be reallowed to other dealers. After the Offering, the Offering Price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

    The Company has granted to the Underwriters an option, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 429,750 additional shares of Common Stock, at the same price per share as the Company will receive for the 2,865,000 shares that the Underwriters have agreed to purchase from the Company. To the extent that the Underwriters exercise this option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional shares that the number of shares of Common Stock to be purchased by it shown in the above table represents as a percentage of the 2,865,000 shares offered hereby. If purchased, such additional shares will be sold by the Underwriters on the same terms as those on which the 2,865,000 shares are being sold.

    The Underwriting Agreement contains covenants of indemnity among the Underwriters and the Company against certain civil liabilities, including liabilities under the Securities Act.

    The Company has agreed with the Representatives for a period of 180 days after the consummation of the Offering, subject to certain exceptions, not to offer to sell, contract to sell, or otherwise sell, dispose of, or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock other than the Company's sales of shares in the Offering, and the Company's issuance of options and stock under the Directors' Plan without the prior written consent of Robertson, Stephens & Company LLC. In addition, Mr. Young and each of the officers of the Company have agreed that, for a period of 18 months following the completion of the Offering, they and their affiliates will not, without prior written consent of Robertson, Stephens & Company LLC, subject to certain exceptions, issue, sell, contract to sell, or otherwise dispose of, any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock. At the expiration of such 18 month period, transfers of 50% of any such securities held by such officers and Mr. Young shall continue to be restricted until 30 months following the completion of the Offering. Robertson, Stephens & Company LLC may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements.

    Prior to the completion of the Offering, there has been no public market for the Common Stock of the Company. Consequently, the Offering Price is being determined through negotiations among the Company and the Representatives. Among the factors considered in such negotiations are prevailing market conditions, certain financial information of the Company, market valuations of other companies that the Company and the Representatives believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

    The Underwriters do not intend to confirm sales of the Common Stock offered hereby to any accounts over which they exercise discretionary authority.

                                    EXPERTS

    The balance sheet of the Company as of November 8, 1996 and the consolidated financial statements of Northgate Country Club as of September 30, 1996, December 20, 1995 and 1994, the nine months ended September 30, 1996 and for each of three fiscal years ended in the period ended December 20, 1995 included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The combined financial statements of Legends Golf and the individual financial statements of Golf Legends, Ltd., Heritage Golf Club, Ltd., Seaside Resorts, Ltd. and Legends of Virginia, LC appearing in this Prospectus and Registration Statement for the nine months ended September 30, 1996 and fiscal years ended December 31, 1995, 1994, and 1993 have been audited by BDO Seidman, LLP, independent auditors, as set forth in their reports appearing elsewhere herein and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing.

    The financial statements of Bright's Creek Development, LLC (current owner of The Woodlands) appearing in this Prospectus and Registration Statement as of September 30, 1996 and December 31, 1995 and 1994, and for the nine months ended September 30, 1996, the year ended December 31, 1995, and the period from inception (May 17, 1994) through December 31, 1994 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing.

    The financial statements of Olde Atlanta Golf Club Limited Partnership appearing in this Prospectus and Registration Statement for the nine month period ended September 30, 1996 and fiscal years ended December 31, 1995 and 1994 have been audited by Crowe, Chizek and Company LLP, independent auditors, as set forth in their reports appearing elsewhere herein and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by O'Melveny & Myers LLP, San Francisco, California, and certain legal matters will be passed upon for the Underwriters by Hunton &
Williams. O'Melveny & Myers LLP and Hunton & Williams will rely as to all matters of Maryland law on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Considerations" is based upon the opinion of O'Melveny & Myers LLP.

                             ADDITIONAL INFORMATION

    The  Company  has  filed  with  the  Commission,  450  Fifth  Street,  N.W.,
Washington, D.C.  20549,  a  Registration  Statement  on  Form  S-11  under  the
Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

    For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and such exhibits and schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at CitiCorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company, and the address is http://www.sec.gov.

    The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act, in addition to any other legal or American Stock Exchange requirements. The Company intends to furnish to its stockholders annual reports containing audited financial statements examined by its independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. The Company intends to initially include in such reports annual audited and quarterly unaudited financial statements for the Legends Lessee.

                                    GLOSSARY

    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

    "ADA" means the Americans with Disabilities Act of 1990, as amended.

    "ANTI-ABUSE RULE" means the regulation that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate.

    "ADVISORY ASSOCIATION" means the association of Initial Lessees, established to facilitate the cross-marketing of the Golf Courses and to promote awareness of the Golf Courses.

    "AUDIT COMMITTEE" means the committee established by the Board of Directors to make recommendations concerning the Company's accounting practices, including the engagement and review of independent public accountants.

    "BASE RENT"  means  the fixed  base  rent payable  under  the  Participating
Leases.

    "BASE RENT ESCALATOR" means the lesser of (i) 3% or (ii) 200% of the change in the CPI for the prior year.

    "BOARD OF DIRECTORS" means the board of directors of the Company.

    "BOOK-TAX DIFFERENCES" means the difference between the fair market value of property contributed to a partnership and the adjusted tax basis of such property at the time of contribution.

    "BUILT-IN GAIN" means the difference between the fair market value and the adjusted basis of a Built-in Gain Asset as determined by the Operating Partnership in consultation with the REIT and with the advice of counsel.

    "BUILT-IN GAIN ASSET" means an asset acquired by the Company in certain transactions from a corporation which is or has been a C corporation.

    "BUSINESS COMBINATIONS" means any business combination as defined in the Charter.

    "BYLAWS" means the bylaws of the Company, as amended.

    "CAPITAL REPLACEMENT FUND" means the fund established by the Company in amounts ranging from 2% to 3% of Gross Golf Revenue at each Golf Course, to fund capital expenditures.

    "CASH AVAILABLE FOR DISTRIBUTION" means net income (loss) computed in accordance with generally accepted accounting principles of the Company plus depreciation and amortization and minority interest minus capital expenditures and principal payments on indebtedness.

    "CHARTER" means the Articles of Incorporation of the Company.

    "CODE" means Internal Revenue Code of 1986, as amended.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMMON STOCK" means common stock, par value $.01 per share, of the Company.

    "COMPANY" means Golf Trust of America, Inc., a Maryland corporation.

    "COMPENSATION COMMITTEE" means the committee established by the Board of Directors to determine compensation for the Company's executive officers.

    "COVERAGE RATIO" means the ratio of an Initial Lessee's net operating income to such Initial Lessee's Lease Payment.

    "CPI" means the United States Consumer Price Index, All Urban Consumers, U.S. City Average, All Items (1982-84 = 100).

    "DAILY FEE" means those Golf Courses that are open to the public and generate revenues principally through green fees, golf cart rentals, merchandise sales, driving range charges, and food and beverage operations.

    "DIRECTORS' PLAN" means the Company's Non-Employee Directors' Plan.

    "DISQUALIFIED PERSONS" means persons who have specified relationships with Plans.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXPANSION FACILITIES" means the planned expansion of the Northgate Country Club course (nine additional holes), and the planned new clubhouse to be constructed at The Woodlands.

    "EXTENDED TERMS" means the up to six consecutive five-year extension terms after the Fixed Term of each Participating Lease, by which each Initial Lessee may elect to extend the term of each Participating Lease, subject to earlier termination upon the occurrence of certain contingencies described in each Participating Lease.

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

    "FIXED TERM" means the initial 10 year term of each Participating Lease.

    "FORMATION TRANSACTIONS" means the series of transactions described in "The Formation Transactions" in this Prospectus.

    "FUNDS FROM OPERATIONS" means income before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property and real estate related depreciation and amortization (excluding amortization of financing costs).

    "GTA GP" means GTA GP, Inc., a wholly-owned subsidiary of the Company.

    "GTA LP" means GTA LP, Inc., a wholly-owned subsidiary of the Company.

    "GOLF COURSES" means the 10 golf courses to be acquired by the Company in the Formation Transactions.

    "GROSS GOLF REVENUE" means all revenues received from or by reason of a Golf Course including revenues from memberships, initiation fees, dues, greens fees, range fees and income, fees to reserve tee time, golf related guest fees, golf cart rental and surcharges, fees and other charges paid to sponsors of any golf tournament; provided, however, that Gross Golf Revenue does not include revenue relating to food and beverage operations, golf professional shops, parking, fitness centers, tennis facilities, locker rentals, bag storage, video games, vending machines, fees paid by the providers of golf lessons, certain uncollectible amounts relating to sales or excise taxes, uncollectible debts (i.e., checks and charges), interest paid by customers for the extension of credit and certain other revenues relating to marketing programs, refunds and employees.

    "INDEPENDENT DIRECTORS" means the directors who are unaffiliated with the Prior Owners and the Initial Lessees and are not officers or employees of the Company.

    "INITIAL LESSEES" means the seven separate lessees entering into the Participating Leases.

    "INITIAL LESSEE IMPROVEMENTS" means alteration, additions, changes and/or improvements made by each Initial Lessee at its sole cost and expense, with the Company's prior written consent.

    "LEASE   PAYMENT"  means  the   rent  payable  to   the  Company  under  the
Participating Leases, consisting of the Base Rent plus any Participating Rent.

    "LEASED PROPERTY" means the Company's interest in each Golf Course, including land, buildings and improvements, related easements and rights, and fixtures.

    "LEGENDS LESSEES" means the four Initial Lessees which are affiliates of The Legends Group and will lease the seven Golf Courses contributed by The Legends Group.

    "LEGENDS RESORT COURSES" means the three Legends Group Golf Courses in Myrtle Beach--Heathland, Moorland and Parkland--which share a common clubhouse, driving range, golf carts, and other facilities.

    "LESSEE PERFORMANCE OPTION" means the one-time right of each Prior Owner to elect to receive additional OP Units in exchange for an increase in Base Rent as described in "The Company -- Internal Growth."

    "LIMITED PARTNERS" means the limited partners of the Operating Partnership, initially GTA LP, the Prior Owners and certain officers of the Company.

    "LINE OF CREDIT" means the line of credit for which the Company is seeking a commitment, which the Company expects to obtain following the Offering, to be utilized primarily to fund the acquisition of additional golf courses by the Company.

    "NGF" means the National Golf Foundation, an industry trade association.

    "NON-U.S.   STOCKHOLDERS"  means  nonresident   alien  individuals,  foreign
corporations, foreign partnerships and other foreign stockholders.

    "OFFERING" means the offering of shares of Common Stock of the Company, pursuant to this Prospectus.

    "OFFERING PRICE" means the initial public offering price of the Common Stock, which is estimated to be $20, the mid-point of the range set forth on the cover page of the Prospectus.

    "OP UNITS" means units of limited partnership interest in the Operating Partnership held by the Limited Partners other than GTA LP.

    "OPERATING PARTNERSHIP" means Golf Trust of America Partnership, L.P., a Delaware limited partnership.

    "OPTION AGREEMENT" means the Option to Purchase and Right of First Refusal Agreement between the Company and The Legends Group, pursuant to which the Company will have an option and right of first refusal to purchase any golf courses currently owned or subsequently acquired or developed in the future by The Legends Group or its affiliates.

    "OWNERSHIP LIMIT" means the direct or constructive ownership by any stockholder or group of affiliated stockholders of more than 9.8% of the outstanding Common Stock.

    "OWNERSHIP LIMIT PROVISION" means the provision of the Charter that prohibits the direct or constructive ownership by any stockholder or group of affiliated stockholders of more than 9.8% of the outstanding Common Stock.

    "PARTICIPATING LEASES" means the leases between the Operating Partnership, as lessor, and the Initial Lessees, as lessees.

    "PARTICIPATING RENT" means the additional rent due annually to the Company under the Participating Leases, in addition to Base Rent, in the amount of 33.33% of any increase in Gross Golf Revenue over Gross Golf Revenue in 1996, as adjusted.

    "PARTNERSHIP AGREEMENT" means the agreement of limited partnership of the Operating Partnership.

    "PARTNERSHIP PROVISIONS" means the provisions of the Code relating to partnerships.

    "PLAN" means the Company's Stock Incentive Plan.

    "PREFERRED STOCK" means preferred stock, par value $.01 per share, of the Company.

    "PRIOR OWNERS" means the owners of the Golf Courses prior to the Formation Transactions who will contribute their interests in the Golf Courses to the Company and who will be Limited Partners of the Operating Partnership.

    "RECOGNITION PERIOD" means the recognition period pertaining the Built-in Gain as defined pursuant to Treasury Regulations to be issued under Section 337(d) of the Code.

    "REDEMPTION RIGHTS" means those rights granted to the Limited Partners (other than GTA LP), pursuant to the Partnership Agreement, enabling them to cause the Operating Partnership to redeem each OP Unit for cash or, at the option of the Company, shares of Common Stock on a one-for-one basis, subject to the Ownership Limit.

    "REIT" means real estate investment trust as defined in Section 856 of the Code.

    "RELATED PARTY TENANT" under the Code means with respect to the Company a tenant of which the Company, or an owner of 10% or more of the Company, directly or constructively owns a 10% or greater ownership interest.

    "RESORT COURSES" means Daily Fee courses that attract a significant percentage of players from outside the immediate area in which the course is located, generating significant revenue through golf packages.

    "RULE 144" means Rule 144 promulgated under the Securities Act.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SERVICE" means the Internal Revenue Service.

    "SHARES-IN-TRUST" means the separate class of stock into which shares of Common Stock directly or constructively owned by an individual in excess of the Ownership Limit will be automatically exchanged.


    "STARWOOD" MEANS STARWOOD CAPITAL GROUP, LLC.


    "THE LEGENDS GROUP" means Legends Group Ltd., headquartered in Myrtle Beach, South Carolina and its affiliates and predecessors which are in the business of owning and operating golf courses.

    "TREASURY REGULATIONS" means the income tax regulations that have been promulgated under the Code.


    "TROON GOLF" MEANS TROON GOLF, LLC.


    "UBTI" means "unrelated business taxable income" as defined in Section 512(a) of the Code.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------

GOLF TRUST OF AMERICA, INC.:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995
   (unaudited)............................................................................................        F-5
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1996
   (unaudited)............................................................................................        F-5
  Notes to Pro Forma Condensed Consolidated Statements of Operations......................................        F-6
  Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 (unaudited).....................        F-7
  Notes to Pro Forma Condensed Consolidated Balance Sheet.................................................        F-8
  Report of Independent Accountants -- Price Waterhouse LLP...............................................       F-10
  Balance Sheet as of November 8, 1996....................................................................       F-11
  Notes to Balance Sheet..................................................................................       F-11
GOLF COURSES AND INITIAL LESSEES PRO FORMA CONDENSED FINANCIAL STATEMENTS:
  LEGENDS GOLF:
  Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 (unaudited)...       F-14
  Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1996
   (unaudited)............................................................................................       F-14
  Pro Forma Condensed Combined Balance Sheet as of September 30, 1996 (unaudited).........................       F-15
  GOLF LEGENDS:
  Pro Forma Condensed Statement of Operations for the year ended December 31, 1995 (unaudited)............       F-16
  Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1996 (unaudited)....       F-16
  Pro Forma Condensed Balance Sheet as of September 30, 1996 (unaudited)..................................       F-17
  HERITAGE GOLF CLUB:
  Pro Forma Condensed Statement of Operations for the year ended December 31, 1995 (unaudited)............       F-18
  Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1996 (unaudited)....       F-18
  Pro Forma Condensed Balance Sheet as of September 30, 1996 (unaudited)..................................       F-19
  SEASIDE RESORTS:
  Pro Forma Condensed Statement of Operations for the year ended December 31, 1995 (unaudited)............       F-20
  Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1996 (unaudited)....       F-20
  Pro Forma Condensed Balance Sheet as of September 30, 1996 (unaudited)..................................       F-21

                                                                                                              PAGE
                                                                                                            ---------

  LEGENDS OF VIRGINIA:
  Pro Forma Condensed Statement of Operations for the year ended December 31, 1995 (unaudited)............       F-22
  Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1996 (unaudited)....       F-22
  Pro Forma Condensed Balance Sheet as of September 30, 1996 (unaudited)..................................       F-23
  NORTHGATE COUNTRY CLUB:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 20, 1995
   (unaudited)............................................................................................       F-24
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 20, 1996
   (unaudited)............................................................................................       F-24
  Pro Forma Condensed Consolidated Balance Sheet as of September 20, 1996 (unaudited).....................       F-25
  BRIGHT'S CREEK DEVELOPMENT, LLC
  Pro Forma Condensed Statement of Operations for the year ended December 31, 1995 (unaudited)............       F-26
  Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1996 (unaudited)....       F-26
  Pro Forma Condensed Balance Sheet as of September 30, 1996 (unaudited)..................................       F-27
  OLDE ATLANTA GOLF CLUB
  Pro Forma Condensed Statement of Operations for the year ended December 31, 1995 (unaudited)............       F-28
  Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1996 (unaudited)....       F-28
  Pro Forma Condensed Balance Sheet as of September 30, 1996 (unaudited)..................................       F-29
  NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS.......................................................       F-30
LEGENDS GOLF COMBINED FINANCIAL STATEMENTS:
  Report of Independent Certified Public Accountants -- BDO Seidman, LLP..................................       F-33
  Combined Balance Sheets -- December 31, 1994 and 1995 and September 30, 1996............................       F-34
  Combined Statements of Income -- years ended December 31, 1993, 1994 and 1995 and nine months ended
   September 30, 1995 (unaudited) and 1996................................................................       F-35
  Combined Statements of Owners' Equity -- years ended December 31, 1993, 1994 and 1995 and nine months
   ended September 30, 1996...............................................................................       F-36
  Combined Statements of Cash Flows -- years ended December 31, 1993, 1994 and 1995 and nine months ended
   September 30, 1995 (unaudited) and 1996................................................................       F-37
  Notes to Combined Financial Statements..................................................................       F-38

                                                                                                              PAGE
                                                                                                            ---------

GOLF LEGENDS, LTD. FINANCIAL STATEMENTS:
  Report of Independent Certified Public Accountants -- BDO Seidman, LLP..................................       F-45
  Balance Sheets -- December 31, 1994 and 1995 and September 30, 1996.....................................       F-46
  Statements of Income and Retained Earnings -- years ended December 31, 1993, 1994 and 1995 and nine
   months ended September 30, 1995 (unaudited) and 1996...................................................       F-47
  Statements of Cash Flows -- years ended December 31, 1993, 1994 and 1995 and nine months ended September
   30, 1995 (unaudited) and 1996..........................................................................       F-48
  Summary of Significant Accounting Policies..............................................................       F-49
  Notes to Financial Statements...........................................................................       F-51
HERITAGE GOLF CLUB, LTD. FINANCIAL STATEMENTS:
  Report of Independent Certified Public Accountants -- BDO Seidman, LLP..................................       F-56
  Balance Sheets -- December 31, 1994 and 1995 and September 30, 1996.....................................       F-57
  Statements of Income and Retained Earnings -- years ended December 31, 1993, 1994 and 1995 and nine
   months ended September 30, 1995 (unaudited) and 1996...................................................       F-58
  Statements of Cash Flows -- years ended December 31, 1993, 1994 and 1995 and nine months ended September
   30, 1995 (unaudited) and 1996..........................................................................       F-59
  Summary of Significant Accounting Policies..............................................................       F-60
  Notes to Financial Statements...........................................................................       F-62
SEASIDE RESORTS, LTD. FINANCIAL STATEMENTS:
  Report of Independent Certified Public Accountants -- BDO Seidman, LLP..................................       F-66
  Balance Sheets -- December 31, 1994 and 1995 and September 30, 1996.....................................       F-67
  Statements of Income and Retained Earnings -- years ended December 31, 1993, 1994 and 1995 and nine
   months ended September 30, 1995 (unaudited) and 1996...................................................       F-68
  Statements of Cash Flows -- years ended December 31, 1993, 1994 and 1995 and nine months ended September
   30, 1995 (unaudited) and 1996..........................................................................       F-69
  Summary of Significant Accounting Policies..............................................................       F-70
  Notes to Financial Statements...........................................................................       F-72
LEGENDS OF VIRGINIA, LC FINANCIAL STATEMENTS:
  Report of Independent Certified Public Accountants -- BDO Seidman, LLP..................................       F-76
  Balance Sheets -- December 31, 1994 and 1995 and September 30, 1996.....................................       F-77
  Statements of Loss and Members' Deficit -- year ended December 31, 1995 and nine months ended September
   30, 1996...............................................................................................       F-78
  Statements of Cash Flows -- year ended December 31, 1995 and nine months ended September 30, 1996.......       F-79
  Summary of Significant Accounting Policies..............................................................       F-80
  Notes to Financial Statements...........................................................................       F-82

                                                                                                              PAGE
                                                                                                            ---------

NORTHGATE COUNTRY CLUB FINANCIAL STATEMENTS:
  Report of Independent Accountants -- Price Waterhouse LLP...............................................       F-86
  Consolidated Balance Sheets -- December 20, 1994 and 1995 and September 20, 1996........................       F-87
  Consolidated Statements of Operations and Partners' Equity -- years ended December 20, 1993, 1994 and
   1995 and nine-month periods ended September 20, 1995 (unaudited) and 1996..............................       F-88
  Consolidated Statements of Cash Flows -- years ended December 20, 1993, 1994 and 1995 and nine-month
   periods ended September 20, 1995 (unaudited) and 1996..................................................       F-89
  Notes to Consolidated Financial Statements..............................................................       F-90
BRIGHT'S CREEK DEVELOPMENT, LLC FINANCIAL STATEMENTS:
  Report of Independent Accountants -- Coopers & Lybrand L.L.P............................................       F-94
  Balance Sheets -- December 31, 1994 and 1995 and September 30, 1996.....................................       F-95
  Statements of Operations -- for the period from inception (May 17, 1994) through December 31, 1994, the year ended December 31, 1995 and the nine-month periods ended September 30, 1995 (unaudited) and
   1996...................................................................................................       F-96
  Statements of Members' Deficit -- for the period from inception (May 17, 1994) through December 31,
   1994, the year ended December 31, 1995 and the nine-month period ended September 30, 1996..............       F-97
  Statements of Cash Flows -- for the period from inception (May 17, 1994) through December 31, 1994, the
   year ended December 31, 1995 and the nine-month period ended September 30, 1995 (unaudited) and 1996...       F-98
  Notes to Financial Statements...........................................................................       F-99
OLDE ATLANTA GOLF CLUB FINANCIAL STATEMENTS:
  Report of Independent Auditors -- Crowe, Chizek and Company LLP.........................................      F-102
  Balance Sheets -- December 31, 1994 and 1995 and September 30, 1996.....................................      F-103
  Statements of Income -- years ended December 31, 1994 and 1995 and nine-month periods ended September
   30, 1995 (unaudited) and 1996..........................................................................      F-104
  Statements of Changes in Partners' Capital -- years ended December 31, 1994, and 1995 and nine-month
   period ended September 30, 1996........................................................................      F-105
  Statements of Cash Flows -- years ended December 31, 1994 and 1995 and nine-month periods ended
   September 30, 1995 (unaudited) and 1996................................................................      F-106
  Notes to Financial Statements...........................................................................      F-107

                          GOLF TRUST OF AMERICA, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


    The  Company's  unaudited  Pro Forma  Condensed  Consolidated  Statements of
Operations for  the year  ended December  31,  1995 and  the nine  months  ended
September 30, 1996 are presented as if the completion of the Formation Transactions had occurred as of January 1, 1995 and carried forward through each period presented. The Company was formed in November 1996 and has no operating history. In management's opinion, all adjustments necessary to reflect the effects of the Formation Transactions have been made.


    The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what actual results of operations of the Company would have been assuming such Formation Transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods.


                                                                               (F)
FOR THE YEAR ENDED DECEMBER 31, 1995           HISTORICAL    ADJUSTMENTS    PRO FORMA
                                               -----------   -----------   -----------
  Participating lease revenue................      --        $   11,282(A) $   11,282
                                               -----------   -----------   -----------
  Depreciation and amortization..............      --             1,819(B)      1,819
  General and administrative.................      --             1,639(C)      1,639
  Interest expense...........................      --               366(D)        366
                                               -----------   -----------   -----------
  Total expenses.............................      --             3,824         3,824
                                               -----------   -----------   -----------
  Income before minority interest............      --             7,458         7,458
  Minority interest..........................      --             4,406(E)      4,406
                                               -----------   -----------   -----------
  Net income applicable to common
   shareholders..............................      --        $    3,052    $    3,052
                                               -----------   -----------   -----------
                                               -----------   -----------   -----------
  Net income per share of Common Stock.......                              $     1.07
                                                                           -----------
                                                                           -----------
  Shares of Common Stock outstanding.........                                   2,865
                                                                           -----------
                                                                           -----------



FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
  Participating lease revenue................      --        $    9,395(A) $    9,395
                                                      ---    -----------   -----------
  Depreciation and amortization..............      --             1,691(B)      1,691
  General and administrative.................      --             1,229(C)      1,229
  Interest expense...........................      --               275(D)        275
                                                      ---    -----------   -----------
  Total expenses.............................      --             3,195         3,195
                                                      ---    -----------   -----------
  Income before minority interest............      --             6,200         6,200
  Minority interest..........................      --             3,662(E)      3,662
                                                      ---    -----------   -----------
  Net income applicable to common
   shareholders..............................      --        $    2,538    $    2,538
                                                      ---    -----------   -----------
                                                      ---    -----------   -----------
  Net income per shares of Common Stock......                              $      .89
                                                                           -----------
                                                                           -----------
  Shares of Common Stock outstanding.........                                   2,865
                                                                           -----------
                                                                           -----------


 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                          GOLF TRUST OF AMERICA, INC.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


(A) Represents payments of Base Rent from the Initial Lessees to the Company calculated on a pro forma basis as if the beginning of the period presented was the beginning of a lease year, except for Legends of Virginia, the Initial Lessee of Stonehouse Golf Club and Royal New Kent, which courses opened in June 1996 and August 1996, respectively. Pro forma Participating Lease revenue payable by Legends of Virginia reflects only the periods during which such Golf Courses were actually operating. If Stonehouse and Royal New Kent had been operating during the entire period presented, Participating Lease revenue would have been $3,706 and $1,846 higher for the periods ended December 31, 1995 and September 30, 1996, respectively, for a total of $14,988 and $11,241, respectively.



(B) Represents depreciation on buildings, improvements, and furniture and equipment and amortization. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 30 years for buildings, 15 years for improvements and 3 to 10 years for furniture and equipment. If Stonehouse and Royal New Kent had been operating during the entire period presented, depreciation expense would have been $1,307 and $654 higher for the periods ended December 31, 1995 and September 30, 1996, respectively, for a total of $3,126 and $2,345, respectively.


(C) Represents legal, audit, office costs, salaries and other general and administrative expenses to be paid by the Company as follows:

                                                              YEAR ENDED     NINE MONTHS ENDED
                                                             DECEMBER 31,      SEPTEMBER 30,
                                                                 1995              1996
                                                             -------------  -------------------
Salaries and benefits -- executive officers................    $     697         $     523
Other salaries and benefits................................          121                91
Directors & officers insurance.............................          200               150
Legal and accounting.......................................          185               139
Directors fees and travel..................................           77                57
SEC reporting and other stockholder costs..................          110                82
Office rent, telephone, supplies and other administrative
 costs.....................................................          165               124
Other......................................................           84                63
                                                                  ------            ------
                                                               $   1,639         $   1,229
                                                                  ------            ------
                                                                  ------            ------

   Salaries and benefits for executive officers are based upon tentative agreements with the respective officers. Other amounts are based upon management's estimates of expenses to be incurred given the Company's estimated level of operations and related administrative requirements.

(D) Reflects interest expense at 8% per annum to be paid on the initial borrowing of $4,325 and loan costs amortized as interest expense. Loan costs, aggregrating $40, include estimated fees and legal costs of obtaining the Company's initial borrowing and are amortized over the expected two year term of the initial borrowing.

(E) Calculated as approximately 59.1% of the Operating Partnership's net income.

(F) The Company, as sole general partner of the Operating Partnership, will have, subject to certain protective rights of the Limited Partners, full, exclusive and complete responsibility and discretion in the management and unilateral control of the Operating Partnership. Such responsibilities permit the Company to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of golf course operators and to cause changes in the Operating Partnership's line of business and distribution policies. Further, the Company may not be replaced as general partner by the Limited Partners, except in certain limited circumstances. Accordingly, for accounting purposes, the Company is considered to control the Operating Partnership and the accompanying unaudited Pro Forma Condensed Consolidated Statement of Operations consolidates the accounts of the Company and the Operating Partnership.

                          GOLF TRUST OF AMERICA, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                 (IN THOUSANDS)

    The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the completion of the Formation Transactions and the application of the net proceeds of the Offering as set forth under the caption "Use of Proceeds" had occurred on September 30, 1996. It should be read in conjunction with the Financial Statements listed in the Index at Page F-1 of this Prospectus. The contribution of the interest in the Golf Courses to the Operating Partnership by The Legends Group represents a reorganization of the interests of The Legends Group in the contributed Golf Courses and has been accounted for at historical cost as a transfer between parties under common control. In accordance with APB No. 16, the contribution of the Golf Courses by the other Prior Owners to the Operating Partnership (Other Acquired Golf Courses) has been accounted for using the purchase method. In management's opinion, all adjustments necessary to reflect the effects of the Formation Transactions have been made.

    This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the Company's actual financial position would have been assuming formation such transactions had been completed as of September 30, 1996, nor does it purport to represent the future financial position of the Company.


                                                           OTHER ACQUIRED                               (F)
                                                LEGENDS     GOLF COURSES    COMBINED                 PRO FORMA
                                               HISTORICAL    HISTORICAL    HISTORICAL  ADJUSTMENTS  CONSOLIDATED
                                               ----------  --------------  ----------  -----------  ------------
ASSETS
  Properties, net............................  $   33,989    $    8,060    $   42,049   $   6,574    $   48,623
  Land.......................................       1,000        10,377        11,377       3,532        14,909
  Cash.......................................         225           169           394         150           544
  Advances to affiliates.....................      12,547         1,467        14,014     (14,014)
  Other assets...............................       2,144         1,445         3,589      (3,549)           40
                                               ----------  --------------  ----------  -----------  ------------
    Total assets.............................  $   49,905    $   21,518    $   71,423   $  (7,307)   $   64,116
                                               ----------  --------------  ----------  -----------  ------------
                                               ----------  --------------  ----------  -----------  ------------
LIABILITIES & EQUITY
  Due to affiliates..........................  $   12,044                  $   12,044   $ (12,044)
  Notes payable..............................      27,198    $   12,706        39,904     (35,579)   $    4,325
  Accounts payable and accrued expenses......       3,169           467         3,636      (3,636)
  Other liabilities..........................                     2,230         2,230      (2,230)
  Minority interest..........................                                              35,321        35,321
  Common stock...............................           4         6,115         6,119      (6,092)           27
  Additional paid in capital.................         300                         300      24,143        24,443
  Retained earnings..........................       7,190                       7,190      (7,190)
                                               ----------  --------------  ----------  -----------  ------------
    Total liablities and equity..............  $   49,905    $   21,518    $   71,423   $  (7,307)   $   63,116
                                               ----------  --------------  ----------  -----------  ------------
                                               ----------  --------------  ----------  -----------  ------------


 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                          GOLF TRUST OF AMERICA, INC.

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                              ASSETS - DR.(CR.)                                  LIABILITIES - (DR.)CR.
                          ---------------------------------------------------------  ----------------------------------------------
                                                              ADVANCES
                                                                 TO         OTHER     DUE TO      NOTES     ACCOUNTS       OTHER
ADJUSTMENTS               PROPERTIES     LAND       CASH     AFFILIATES    ASSETS    AFFILIATES  PAYABLE     PAYABLE    LIABILITIES
------------------------  -----------  ---------  ---------  -----------  ---------  ---------  ---------  -----------  -----------
Eliminate Legends Group
 assets and liabilities
 not acquired (A).......   $  (1,198)             $    (225)  $ (12,547)  $  (2,144) $  (3,611) $    (871)  $  (3,169)
Contribution of
 additional Legends land
 (A)....................               $   3,532
Eliminate assets and
 liabilities of acquired
 courses not acquired...         (58)                  (169)     (1,467)     (1,445)                  (55)       (467)   $  (2,230)
Record acquisition of
 acquired courses
 (B)....................       7,830                 (6,197)
Initial borrowing
 (C)....................                              4,285                      40                 4,325
Repayment of outstanding
 mortgages..............                            (47,411)                            (8,433)   (38,978)
Sales of shares by the
 Company (D)............                             49,867
Record minority interest
 (E)....................
                          -----------  ---------  ---------  -----------  ---------  ---------  ---------  -----------  -----------
Total adjustments.......   $   6,574   $   3,532  $     150   $ (14,014)  $  (3,549) $ (12,044) $ (35,579)  $  (3,636)   $  (2,230)
                          -----------  ---------  ---------  -----------  ---------  ---------  ---------  -----------  -----------
                          -----------  ---------  ---------  -----------  ---------  ---------  ---------  -----------  -----------


                                                    ADDITIONAL
                           MINORITY      COMMON       PAID IN     RETAINED
ADJUSTMENTS                INTEREST       STOCK       CAPITAL     EARNINGS
------------------------  -----------  -----------  -----------  -----------
Eliminate Legends Group
 assets and liabilities
 not acquired (A).......                $    (973)   $    (300)   $  (7,190)
Contribution of
 additional Legends land
 (A)....................                    3,532
Eliminate assets and
 liabilities of acquired
 courses not acquired...                     (387)
Record acquisition of
 acquired courses
 (B)....................                    1,633
Initial borrowing
 (C)....................
Repayment of outstanding
 mortgages..............
Sales of shares by the
 Company (D)............                   25,424       24,443
Record minority interest
 (E)....................   $  35,321      (35,321)
                          -----------  -----------  -----------  -----------
Total adjustments.......   $  35,321    $  (6,092)   $  24,143    $  (7,190)
                          -----------  -----------  -----------  -----------
                          -----------  -----------  -----------  -----------



(A) The Legends Group Prior Owners are contributing the following Golf Courses and related facilities and equipment (except golf carts) to the Operating
    Partnership: Parkland, Healthland and Moorland (Golf Legends), Oyster Bay (Seaside Resorts), Heritage Golf Club, and Stonehouse Golf Club and Royal New Kent (Legends of Virginia LC). The contribution of Stonehouse and Royal New Kent includes land owned by Legends of Virginia on which the two Golf Courses are situated. An affiliate of the Prior Owners of Golf Legends and Heritage is separately contributing to the Operating Partnership the land on which these Golf Courses are situated. The land on which Oyster Bay is situated is subject to a ground lease.



(B) Reflects the acquisition of property and equipment from Northgate Country Club, Bright's Creek Development and Olde Atlanta Golf Club which includes, but is not limited to, the Golf Courses and related land, buildings, improvements, fixed assets and equipment (except golf carts) as follows:



Cash...............................................................  $   6,197
Assumption of debt.................................................     12,651
Issuance of 368,050 OP Units.......................................      7,361
                                                                     ---------
Consideration paid for acquired Golf Courses and land..............     26,209
Less: Historical basis in acquired Golf Courses and land...........     18,379
                                                                     ---------
Increase in basis of acquired Golf Courses and land................  $   7,830
                                                                     ---------
                                                                     ---------

Historical basis of equity of acquired courses.....................  $   6,115
Equity not acquired................................................       (387)
                                                                     ---------
Equity of acquired courses in contributed assets...................      5,728
Less: Issuance of 368,050 OP Units to Prior Owners of acquired
 courses...........................................................      7,361
                                                                     ---------
Increase in equity on contribution of acquired courses.............  $   1,633
                                                                     ---------
                                                                     ---------

                          GOLF TRUST OF AMERICA, INC.

                                  (UNAUDITED)

                                 (IN THOUSANDS)


(C) Reflects initial borrowing obtained by the Company and related loan costs ($40).



(D) Reflects the following proposed transaction:


Gross proceeds from sale of 2,865,000 shares of Common Stock, net of underwriting discount..........................................  $  53,289
Expenses of the Offering...........................................     (3,422)
                                                                     ---------
                                                                     $  49,867
                                                                     ---------
                                                                     ---------


(E) Reflects the following:



Legends Golf equity as of September 30, 1996.......................  $   7,494
Legends Golf equity not acquired by the Company....................     (8,463)
                                                                     ---------
Deficit upon contribution to Operating Partnership of properties
 and debt of Legends Golf..........................................       (969)
Contributions of land subsequent to September 30, 1996 by Legends
 Golf's Prior Owner................................................      3,532
Issuance of 368,050 OP Units to Prior Owners for acquisition of
 Golf Courses......................................................      7,361
Contribution of capital to Operating Partnerships by Company.......     49,867
                                                                     ---------
                                                                        59,791
Minority Interest percentage.......................................      59.1%
                                                                     ---------
                                                                     $  35,321
                                                                     ---------
                                                                     ---------



(F) The Company, as sole general partner of the Operating Partnership, will have, subject to certain protective rights of the Limited Partners, full, exclusive and complete responsibility and discretion in the management and unilateral control of the Operating Partnership. Such responsibilities permit the Company to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of golf course operators and to cause changes in the Operating Partnership's line of business and distribution policies. Further, the Company may not be replaced by as general partner by the Limited Partners, except in certain limited circumstances.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Golf Trust of America, Inc.

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Golf Trust of America, Inc. at November 8, 1996, in conformity with generally accepted accounting principles. The balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on the balance sheet based on our audit. We conducted our audit of the balance sheet in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Costa Mesa, California
November 8, 1996

                          GOLF TRUST OF AMERICA, INC.
                                 BALANCE SHEET
                                NOVEMBER 8, 1996

ASSETS
  Cash...............................................................................  $  100
                                                                                       ------
                                                                                       ------

STOCKHOLDERS' EQUITY
  Preferred Stock, $.01 par value, 10,000,000 shares authorized, no shares issued....  $ --
  Common Stock, $.01 par value, 90,000,000 shares authorized, 1 share issued and
   outstanding.......................................................................    --

  Additional paid-in capital.........................................................     100
                                                                                       ------
Total stockholders' equity...........................................................  $  100
                                                                                       ------
                                                                                       ------

                             NOTES TO BALANCE SHEET

1.  ORGANIZATION

    Golf Trust of America, Inc. (the "Company") was incorporated in Maryland on November 8, 1996. The authorized capital stock of the Company consists of 90,000,000 shares of Common Stock having a par value of $.01 per share and 10,000,000 shares of Preferred Stock having a par value of $.01 per share.

    The Company will own a 0.2% sole general partnership interest and an approximately 40.7% limited partnership interest in Golf Trust of America, L.P. (the "Operating Partnership") currently in the process of formation. The Operating Partnership will acquire and own resort golf courses, private golf courses and daily fee golf courses throughout the United States.

    The Company as sole general partner of the Operating Partnership will have, subject to certain protective rights of the Limited Partner, full, exclusive and complete responsibility and discretion in the management and unilateral control of the Operating Partnership. Such responsibilities permit the Company to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of golf course operators and to cause changes in the Operating Partnership's line of business and distribution policies. Further, the Company may not be replaced as general partner by the Limited Partners, except in certain limited circumstances. Accordingly, the Company is considered to control the Operating Partnership and intends to present its accounts on a consolidated basis with the Operating Partnership.

    Holders of limited partnership interests in the Operating Partnership ("OP Units") will have the opportunity after one year following the receipt of such OP Units, subject to certain restrictions, to have their OP Units exchanged for cash in an amount equal to the fair market value of an equivalent number of shares of Common Stock or, at the election of the Company, for Common Stock on a one-for-one basis. The Company currently expects that it will elect to issue Common Stock in connection with such exchange, unless it is prohibited from doing so because of the ownership restrictions in its Charter.

2.  INCOME TAXES

    After the completion of the Offering, the Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code. As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its REIT taxable income to its stockholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

3.  INCENTIVE PLANS

    The Company intends to establish a stock incentive plan to be administered by the Compensation Committee of the Board of Directors. Awards under the plan take the form of nonqualified stock options, incentive stock options, restricted stock or performance awards:

    NONQUALIFIED STOCK OPTIONS will provide for the right to purchase common stock at a specified price which may be less than the fair market value on the date of grant and usually will become exercisable in installments after the grant date.

    INCENTIVE STOCK OPTIONS will be designed to comply with the provisions of the Internal Revenue Service Code and subject to related restrictions, including exercise prices equal to at least 100% of the fair market value of the common stock at the date of the grant and a ten year restriction on their term.

    RESTRICTED STOCK may be sold to participants at various prices and made subject to such restrictions as may be determined by the Compensation Committee.

    PERFORMANCE AWARDS may be granted to individuals or groups of employees based upon specific agreements. Such awards may be payable in common stock, cash or some combination of the two. Performance awards may include bonus payments based upon increases in the price of the Company's stock.

    In addition, a maximum of 100,000 shares of Common Stock may be issued under the Company's Non-Employee Directors' Plan.

    In accordance with Statement of Financial Accounting Standards No. 123, the Company intends to adopt the intrinsic value based approach to accounting for stock-based compensation, supplemented by footnote disclosure of pro forma net income and earnings per share using a fair value based method of accounting for stock-based compensation.

4.  PROPOSED PUBLIC OFFERING

    The Company has filed a Form S-11 registration statement with the Securities and Exchange Commission in connection with a proposed offering of shares to the public.

                        GOLF COURSES AND INITIAL LESSEES
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

    The following unaudited Pro Forma Condensed Financial Statements give effect to the proposed contribution of assets and liabilities to the Operating Partnership in connection with the Formation Transactions and the contribution of certain other assets and liabilities by the Prior Owners to the Initial Lessees. The unaudited Pro Forma Condensed Balance Sheets are based upon the individual historical balance sheets of each of the Prior Owners and have been prepared to reflect the contribution of assets and liabilities by the Prior Owners to the Operating Partnership and Initial Lessees as if such events had occurred on September 30, 1996 (September 20, 1996 with respect to Northgate Country Club). The unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1995 (December 20, 1995 with respect to Northgate Country Club) and the nine months ended September 30, 1996 (September 20, 1996 with respect to Northgate Country Club) are based upon the individual historical statements of operations of each of the Golf Courses and have been prepared to reflect the operating results of the Initial Lessees as if such events had occurred as of the beginning of the period presented and carried forward through each period presented. The pro forma condensed financial information has been prepared by the management of each of the Prior Owners. These Pro Forma Condensed Financial Statements may not be indicative of the results that actually would have occurred if the proposed transactions had occurred on the dates indicated nor are they indicative of future results.

                                  LEGENDS GOLF

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                          INITIAL
                                                                      PRIOR           PRO FORMA           LESSEE
                                                                     OWNER (A)       ADJUSTMENTS         PRO FORMA
                                                                     --------   ---------------------   -----------
YEAR ENDED DECEMBER 31, 1995
  Revenue from golf operations.....................................  $14,619        $--                    $14,619
  Other revenue....................................................    3,823        --                      3,823
                                                                     --------       -------             -----------
  Total revenue....................................................   18,442        --                     18,442
                                                                     --------       -------             -----------
  Participating Lease payments.....................................    --             8,351(F)              8,351
  Operating expenses...............................................   10,322           (826)(O,P,R)         9,496
  Interest expense.................................................    1,017           (936)(D)                81
  Depreciation.....................................................    1,791         (1,508)(E)               283
                                                                     --------       -------             -----------
  Total expenses...................................................   13,130          5,081                18,211
                                                                     --------       -------             -----------
  Net income (loss)................................................  $ 5,312        $(5,081)               $  231
                                                                     --------       -------             -----------
                                                                     --------       -------             -----------
  Cash provided by operating activities (AA).......................  $ 6,570                               $  514
                                                                     --------                           -----------
                                                                     --------                           -----------
  Cash used in investing activities (AB)...........................  $(16,932)                             $--
                                                                     --------                           -----------
                                                                     --------                           -----------
  Cash used in financing activities (AC)...........................  $10,257                               $--
                                                                     --------                           -----------
                                                                     --------                           -----------
  EBITDA (U).......................................................  $ 8,120                               $  595
                                                                     --------                           -----------
                                                                     --------                           -----------
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Revenue from golf operations.....................................  $11,354        $--                    $11,354
  Other revenue....................................................    3,095        --                      3,095
                                                                     --------       -------             -----------
  Total revenue....................................................   14,449        --                     14,449
                                                                     --------       -------             -----------
  Participating Lease payments.....................................    --             7,197(F)              7,197
  Operating expenses...............................................    9,800           (628)(O,P,R)         9,172
  Interest expense.................................................      883           (842)(D)                41
  Depreciation and amortization....................................    1,579         (1,326)(E)               253
                                                                     --------       -------             -----------
  Total expenses...................................................   12,262          4,401                16,663
                                                                     --------       -------             -----------
  Net income (loss)................................................  $ 2,187        $(4,401)               $(2,214)
                                                                     --------       -------             -----------
                                                                     --------       -------             -----------
  Cash provided by operating activities (AA).......................  $ 5,174                               $(1,961)
                                                                     --------                           -----------
                                                                     --------                           -----------
  Cash used in investing activities (AB)...........................  $(5,105)                              $--
                                                                     --------                           -----------
                                                                     --------                           -----------
  Cash used in financing activities (AC)...........................  $  (244)                              $--
                                                                     --------                           -----------
                                                                     --------                           -----------
  EBITDA (U).......................................................  $ 4,649                               $(1,920)
                                                                     --------                           -----------
                                                                     --------                           -----------

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                  LEGENDS GOLF

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                 (IN THOUSANDS)


                                                                                          INITIAL
                                                        PRIOR          PRO FORMA          LESSEE
                                                      OWNER (B)       ADJUSTMENTS        PRO FORMA
                                                     -----------  --------------------  -----------

  Current assets...................................   $   2,070   $  (1,418)(V,W,Q,T)    $     653
  Property and equipment...........................      34,989     (33,791)(H,N,X)          1,198
  Advances to affiliates...........................      12,547     (12,546)(V,W,Q,T)       --
  Other............................................         299        (299)(C,V,T)         --
                                                     -----------   --------             -----------
  Total assets.....................................   $  49,905   $ (48,054)             $   1,851
                                                     -----------   --------             -----------
                                                     -----------   --------             -----------
  Current liabilities..............................   $   3,168   $        --            $   3,168
  Current maturities of long-term debt.............         813        (398)(I)                415
  Long-term debt...................................      26,386     (26,386)(I)             --
  Advances from affiliates.........................      12,044     (12,044)(V,W,Q,S)       --
                                                     -----------   --------             -----------
  Total liabilities................................      42,411     (38,828)                 3,583
  Owners' equity...................................       7,494      (9,226)(V,W,Q,T)       (1,732)
                                                     -----------   --------             -----------
  Total liabilities and owners' equity.............   $  49,905   $ (48,054)             $   1,851
                                                     -----------   --------             -----------
                                                     -----------   --------             -----------


 See accompanying notes to unaudited pro forma condensed financial statements.

                                  GOLF LEGENDS

                     COURSES: PARKLAND, HEATHLAND, MOORLAND

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                            INITIAL
                                                                              PRIOR        PRO FORMA        LESSEE
                                                                             OWNER (A)    ADJUSTMENTS      PRO FORMA
                                                                             --------   ---------------   -----------
YEAR ENDED DECEMBER 31, 1995
  Revenue from golf operations.............................................  $ 8,003        $--              $8,003
  Other revenue............................................................    2,177        --                2,177
                                                                             --------       -------       -----------
  Total revenue............................................................   10,180        --               10,180
                                                                             --------       -------       -----------
  Participating Lease payments.............................................    --             4,670(F)        4,670
  Operating expenses.......................................................    5,739           (588)(O)       5,151
  Interest expense.........................................................      877           (825)(D)          52
  Depreciation.............................................................    1,256         (1,087)(E)         169
                                                                             --------       -------       -----------
  Total expenses...........................................................    7,872          2,170          10,042
                                                                             --------       -------       -----------
  Net income (loss)........................................................  $ 2,308        $(2,170)         $  138
                                                                             --------       -------       -----------
                                                                             --------       -------       -----------
  Cash provided by operating activities (AA)...............................  $ 3,537                         $  307
                                                                             --------                     -----------
                                                                             --------                     -----------
  Cash used in investing activities (AB)...................................  $(3,372)                        $--
                                                                             --------                     -----------
                                                                             --------                     -----------
  Cash used in financing activities (AC)...................................  $  (164)                        $--
                                                                             --------                     -----------
                                                                             --------                     -----------
  EBITDA (U)...............................................................  $ 4,441                         $  359
                                                                             --------                     -----------
                                                                             --------                     -----------
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Revenue from golf operations.............................................  $ 6,126        $--              $6,126
  Other revenue............................................................    1,888        --                1,888
                                                                             --------       -------       -----------
  Total revenue............................................................    8,014        --                8,014
                                                                             --------       -------       -----------
  Participating Lease payments.............................................    --             3,503(F)        3,503
  Operating expenses.......................................................    4,805           (449)(O)       4,356
  Interest expense.........................................................      602           (578)(D)          24
  Depreciation and amortization............................................      945           (826)(E)         119
                                                                             --------       -------       -----------
  Total expenses...........................................................    6,352          1,650           8,002
                                                                             --------       -------       -----------
  Net income (loss)........................................................  $ 1,662        $(1,650)         $   12
                                                                             --------       -------       -----------
                                                                             --------       -------       -----------
  Cash provided by operating activities (AA)...............................  $ 3,121                         $  131
                                                                             --------                     -----------
                                                                             --------                     -----------
  Cash used in investing activities (AB)...................................  $(2,742)                        $--
                                                                             --------                     -----------
                                                                             --------                     -----------
  Cash used in financing activities (AC)...................................  $  (533)                        $--
                                                                             --------                     -----------
                                                                             --------                     -----------
  EBITDA (U)...............................................................  $ 3,209                         $  155
                                                                             --------                     -----------
                                                                             --------                     -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                                  GOLF LEGENDS

                     COURSES: PARKLAND, HEATHLAND, MOORLAND

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                          INITIAL
                                                            PRIOR        PRO FORMA        LESSEE
                                                          OWNER (B)     ADJUSTMENTS      PRO FORMA
                                                         -----------  ----------------  -----------

  Current assets.......................................   $   1,128   $    (805)(V)      $     323
  Property and equipment...............................      10,739      (9,829)(H,N,X)        910
  Advances to affiliates...............................       7,484      (7,484)(V)         --
  Other................................................           4          (4)(C,V)       --
                                                         -----------   --------         -----------
  Total assets.........................................   $  19,355   $ (18,122)         $   1,233
                                                         -----------   --------         -----------
                                                         -----------   --------         -----------
  Current liabilities..................................   $   1,431   $      --          $   1,431
  Current maturities of long-term debt.................         429        (171)(I)            258
  Long-term debt.......................................      12,244     (12,244)(I)         --
  Advances from affiliates.............................       1,014      (1,014)(V)         --
                                                         -----------   --------         -----------
  Total liabilities....................................      15,118     (13,429)             1,689
  Owners' equity.......................................       4,237      (4,693)(V)           (456)
                                                         -----------   --------         -----------
  Total liabilities and owners' equity.................   $  19,355   $ (18,122)         $   1,233
                                                         -----------   --------         -----------
                                                         -----------   --------         -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                               HERITAGE GOLF CLUB
                           COURSE: HERITAGE GOLF CLUB
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                        INITIAL
                                                                                                         LESSEE
                                                                                PRIOR      PRO FORMA      PRO
                                                                               OWNER (A)  ADJUSTMENTS    FORMA
                                                                               --------   -----------   --------
YEAR ENDED DECEMBER 31, 1995
  Revenue from golf operations...............................................  $ 3,156    $ --          $ 3,156
  Other revenue..............................................................      782      --              782
                                                                               --------   -----------   --------
    Total revenue............................................................    3,938      --            3,938
                                                                               --------   -----------   --------
  Participating Lease payments...............................................    --         1,825(F)      1,825
  Operating expenses.........................................................    2,442       (218)(P)     2,224
  Interest expense...........................................................       63        (48)(D)        15
  Depreciation...............................................................      319       (258)(E)        61
                                                                               --------   -----------   --------
    Total expenses...........................................................    2,824      1,301         4,125
                                                                               --------   -----------   --------
    Net income (loss)........................................................  $ 1,114    $(1,301)      $  (187)
                                                                               --------   -----------   --------
                                                                               --------   -----------   --------
  Cash provided by (used in) operating activities (AA).......................  $   969                  $  (126)
                                                                               --------                 --------
                                                                               --------                 --------
  Cash used in investing activities (AB).....................................  $  (913)                 $ --
                                                                               --------                 --------
                                                                               --------                 --------
  Cash used in financing activities (AC).....................................  $  (133)                 $ --
                                                                               --------                 --------
                                                                               --------                 --------
    EBITDA (U)...............................................................  $ 1,496                  $  (111)
                                                                               --------                 --------
                                                                               --------                 --------
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Revenue from golf operations...............................................  $ 2,413    $ --          $ 2,413
  Other revenue..............................................................      555      --              555
                                                                               --------   -----------   --------
    Total revenue............................................................    2,968      --            2,968
                                                                               --------   -----------   --------
  Participating Lease payments...............................................    --         1,369(F)      1,369
  Operating expenses.........................................................    1,662       (164)(P)     1,498
  Interest expense...........................................................       41        (34)(D)         7
  Depreciation...............................................................      225       (187)(E)        38
                                                                               --------   -----------   --------
    Total expenses...........................................................    1,928        984         2,912
                                                                               --------   -----------   --------
    Net income (loss)........................................................  $ 1,040    $  (984)      $    56
                                                                               --------   -----------   --------
                                                                               --------   -----------   --------
  Cash provided by operating activities (AA).................................  $ 1,516                  $    94
                                                                               --------                 --------
                                                                               --------                 --------
  Cash used in investing activities (AB).....................................  $(1,371)                 $ --
                                                                               --------                 --------
                                                                               --------                 --------
  Cash used in financing activities (AC).....................................  $  (181)                 $ --
                                                                               --------                 --------
                                                                               --------                 --------
    EBITDA (U)...............................................................  $ 1,306                  $   101
                                                                               --------                 --------
                                                                               --------                 --------

 See accompanying notes to unaudited pro forma condensed financial statements.

                               HERITAGE GOLF CLUB
                           COURSE: HERITAGE GOLF CLUB

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                          INITIAL
                                            PRIOR        PRO FORMA        LESSEE
                                          OWNER (B)     ADJUSTMENTS      PRO FORMA
                                          ---------   ----------------   ---------

  Current assets........................   $  381       $  (250)(W)        $131
  Property and equipment................    1,914        (1,773)(H)(X)      141
  Advances to affiliates................    2,301        (2,301)(W)        --
                                          ---------     -------          ---------
    Total assets........................   $4,596       $(4,324)           $272
                                          ---------     -------          ---------
                                          ---------     -------          ---------

  Current liabilities...................   $  541       $--                $541
  Current maturities of long-term
   debt.................................       89           (10)(I)          79
  Long-term debt........................      726          (726)(I)        --
  Advances from affiliates..............      595          (595)(W)        --
                                          ---------     -------          ---------
    Total liabilities...................    1,951        (1,331)            620
    Owners' equity......................    2,645        (2,993)(W)        (348)
                                          ---------     -------          ---------
    Total liabilities and owners
     equity.............................   $4,596       $(4,324)           $272
                                          ---------     -------          ---------
                                          ---------     -------          ---------

 See accompanying notes to unaudited pro forma condensed financial statements.

                                SEASIDE RESORTS
                               COURSE: OYSTER BAY
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                        INITIAL
                                                                                                         LESSEE
                                                                                PRIOR      PRO FORMA      PRO
                                                                               OWNER (A)  ADJUSTMENTS    FORMA
                                                                               --------   -----------   --------
YEAR ENDED DECEMBER 31, 1995
  Revenue from golf operations...............................................  $ 3,459    $ --          $ 3,459
  Other revenue..............................................................      865      --              865
                                                                               --------   -----------   --------
    Total revenue............................................................    4,324      --            4,324
                                                                               --------   -----------   --------
Participating Lease payments.................................................    --         1,856(F)      1,856
  Operating expenses.........................................................    2,126        (20)(R)     2,106
  Interest expense...........................................................       77        (63)(D)        14
  Depreciation...............................................................      187       (134)(E)        53
                                                                               --------   -----------   --------
    Total expenses...........................................................    2,390      1,639         4,029
                                                                               --------   -----------   --------
    Net income...............................................................  $ 1,934    $(1,639)      $   295
                                                                               --------   -----------   --------
                                                                               --------   -----------   --------
  Cash provided by operating activities (AA).................................  $ 2,080                  $   348
                                                                               --------                 --------
                                                                               --------                 --------
  Cash used in investing activities (AB).....................................  $(1,207)                 $ --
                                                                               --------                 --------
                                                                               --------                 --------
  Cash used in financing activities (AC).....................................  $  (902)                 $ --
                                                                               --------                 --------
                                                                               --------                 --------
    EBITDA (U)...............................................................  $ 2,198                  $   362
                                                                               --------                 --------
                                                                               --------                 --------
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Revenue from golf operations...............................................  $ 2,490      --          $ 2,490
  Other revenue..............................................................      591      --              591
                                                                               --------   -----------   --------
    Total revenue............................................................    3,081      --            3,081
                                                                               --------   -----------   --------
  Participating Lease payments...............................................    --         1,392(F)      1,392
  Operating expenses.........................................................    1,588        (15)(R)     1,573
  Interest expense...........................................................       52        (42)(D)        10
  Depreciation...............................................................      137        (41)(E)        96
                                                                               --------   -----------   --------
    Total expenses...........................................................    1,777      1,294         3,071
                                                                               --------   -----------   --------
    Net income...............................................................  $ 1,304    $(1,294)      $    10
                                                                               --------   -----------   --------
                                                                               --------   -----------   --------
  Cash provided by (used in) operating activities (AA).......................  $ 1,591                  $   106
                                                                               --------                 --------
                                                                               --------                 --------
  Cash provided by (used in) investing activities (AB).......................  $  (956)                 $ --
                                                                               --------                 --------
                                                                               --------                 --------
  Cash provided by (used in) financing activities (AC).......................  $  (718)                   --
                                                                               --------                 --------
                                                                               --------                 --------
    EBITDA (U)...............................................................  $ 1,493                  $   116
                                                                               --------                 --------
                                                                               --------                 --------

 See accompanying notes to unaudited pro forma condensed financial statements.

                                SEASIDE RESORTS
                               COURSE: OYSTER BAY

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                   INITIAL
                                                                    LESSEE
                                           PRIOR      PRO FORMA      PRO
                                          OWNER (B)  ADJUSTMENTS    FORMA
                                          --------   -----------   --------

  Current assets........................  $   424    $  (250)(Q)   $   174
  Property and equipment................    1,014       (867)(H)       147
  Advances to affiliates................    2,701     (2,701)(Q)     --
                                          --------   -----------   --------
    Total assets........................  $ 4,139    $(3,818)      $   321
                                          --------   -----------   --------
                                          --------   -----------   --------
  Current liabilities...................  $   344    $ --          $   344
  Current maturities of long-term
   debt.................................      117        (39)(I)        78
  Long-term debt........................      948       (948)(I)     --
  Advances from affiliates..............    1,256     (1,256)(Q)     --
                                          --------   -----------   --------
    Total liabilities...................    2,665     (2,243)          422
    Owners' equity......................    1,474     (1,575)(Q)      (101)
                                          --------   -----------   --------
    Total liabilities and owners
     equity.............................  $ 4,139    $(3,818)      $   321
                                          --------   -----------   --------
                                          --------   -----------   --------

 See accompanying notes to unaudited pro forma condensed financial statements.

                              LEGENDS OF VIRGINIA
                 COURSES: ROYAL NEW KENT, STONEHOUSE GOLF CLUB
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            INITIAL
                                                                          LESSEE PRO
                                             PRIOR       PRO FORMA           FORMA
                                           OWNER (A)    ADJUSTMENTS       CONSOLIDATED
                                          -----------   -----------       -----------
YEAR ENDED DECEMBER 31, 1995
  Revenue from golf operations..........  $   --        $   --            $   --
  Other revenue.........................      --            --                --
                                          -----------        -----        -----------
  Total revenue.........................      --            --                --
                                          -----------        -----        -----------
  Participating Lease payments..........      --            --    (F)         --
  Operating expenses....................          15        --                    15
  Depreciation..........................          29           (29)(E)        --
                                          -----------        -----        -----------
  Total expenses........................          44           (29)               15
                                          -----------        -----        -----------
  Net loss..............................  $      (44)   $       29        $      (15)
                                          -----------        -----        -----------
                                          -----------        -----        -----------
  Cash used in operating activities
   (AA).................................  $      (15)                     $      (15)
                                          -----------                     -----------
                                          -----------                     -----------
  Cash used in investing activities
   (AB).................................  $  (11,443)                     $   --
                                          -----------                     -----------
                                          -----------                     -----------
  Cash used in financing activities
   (AC).................................  $   11,458                      $   --
                                          -----------                     -----------
                                          -----------                     -----------
  EBITDA (U)............................  $      (15)                     $      (15)
                                          -----------                     -----------
                                          -----------                     -----------
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Revenue from golf operations..........  $      325    $   --            $      325
  Other revenue.........................          62        --                    62
                                          -----------        -----        -----------
  Total revenue.........................         387        --                   387
                                          -----------        -----        -----------
  Participating Lease payments..........      --               933(F)            933
  Operating expenses....................       1,746        --                 1,746
  Interest expense......................         188          (188)(D)        --
  Depreciation..........................         272          (272)(E)        --
                                          -----------        -----        -----------
  Total expenses........................       2,206           473             2,679
                                          -----------        -----        -----------
  Net loss..............................  $   (1,819)   $     (473)       $   (2,292)
                                          -----------        -----        -----------
                                          -----------        -----        -----------
  Cash used in operating activities
   (AA).................................  $   (1,054)                     $   (2,292)
                                          -----------                     -----------
                                          -----------                     -----------
  Cash used in investing activities
   (AB).................................  $      (36)                     $   --
                                          -----------                     -----------
                                          -----------                     -----------
  Cash provided by financing activities
   (AC).................................  $    1,188                      $   --
                                          -----------                     -----------
                                          -----------                     -----------
  EBITDA (U)............................  $   (1,359)                     $   (2,292)
                                          -----------                     -----------
                                          -----------                     -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                              LEGENDS OF VIRGINIA
                 COURSES: ROYAL NEW KENT, STONEHOUSE GOLF CLUB
                       PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                            INITIAL
                                             PRIOR       PRO FORMA        LESSEE PRO
                                           OWNER (B)    ADJUSTMENTS          FORMA
                                          -----------   -----------       -----------
Current assets..........................  $      138    $     (113)(T)    $       25
Property and equipment..................      21,322       (21,322)(H)        --
Advances to affiliates..................          60           (60)(T)        --
Other...................................         295          (295)(C,T)      --
                                          -----------   -----------       -----------
    Total assets........................  $   21,815    $  (21,790)       $       25
                                          -----------   -----------       -----------
                                          -----------   -----------       -----------

Current liabilities.....................  $      852    $   --            $      852
Current maturities of long-term debt....         178          (178)(I)        --
Long-term debt..........................      12,468       (12,468)(I)        --
Advances from affiliates................       9,179        (9,179)(S)        --
                                          -----------   -----------       -----------
Total liabilities.......................      22,677       (21,825)              852
Capital deficit.........................        (862)           35(T)           (827)
                                          -----------   -----------       -----------
    Total liabilities and capital
     deficit............................  $   21,815    $  (21,790)       $       25
                                          -----------   -----------       -----------
                                          -----------   -----------       -----------


 See accompanying notes to unaudited pro forma condensed financial statements.

                             NORTHGATE COUNTRY CLUB
                         COURSE: NORTHGATE COUNTRY CLUB
           PRO FORMA CONDENSED CONSOLDIATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                        INITIAL
                                             PRIOR       PRO FORMA    LESSEE PRO
                                           OWNER (A)    ADJUSTMENTS      FORMA
                                          -----------   -----------   -----------
YEAR ENDED DECEMBER 20, 1995
  Revenue from golf operations..........  $    2,803    $   --        $    2,803
  Other revenue.........................       1,763        --             1,763
                                          -----------   -----------   -----------
  Total revenue.........................       4,566        --             4,566
                                          -----------   -----------   -----------
  Participating Lease payments..........      --             1,407(F)      1,407
  Operating expenses....................       3,140           (41)(G)      3,099
  Interest expense......................         485          (485)(D)     --
  Depreciation..........................         323          (298)(E)         25
                                          -----------   -----------   -----------
  Total expenses........................       3,948           583         4,531
                                          -----------   -----------   -----------
  Net income............................  $      618          (583)   $       35
                                          -----------   -----------   -----------
                                          -----------   -----------   -----------
  Cash provided by operating activities
   (AA).................................  $      543                  $       60
                                          -----------                 -----------
                                          -----------                 -----------
  Cash used in investing activities
   (AB).................................  $     (347)                 $   --
                                          -----------                 -----------
                                          -----------                 -----------
  Cash used in financing activities
   (AC).................................  $     (273)                 $   --
                                          -----------                 -----------
                                          -----------                 -----------
  EBITDA (U)............................  $    1,426                  $       60
                                          -----------                 -----------
                                          -----------                 -----------
NINE MONTHS ENDED SEPTEMBER 20, 1996
  Revenue from golf operations..........  $    2,214        --        $    2,214
  Other revenue.........................       1,215        --             1,215
                                          -----------   -----------   -----------
  Total revenue.........................       3,429        --             3,429
                                          -----------   -----------   -----------
  Participating Lease payments..........      --             1,055(F)      1,055
  Operating expenses....................       2,482           (31)(G)      2,451
  Interest expense......................         389          (389)(D)     --
  Depreciation..........................         241          (223)(E)         18
                                          -----------   -----------   -----------
  Total expenses........................       3,112           412         3,524
                                          -----------   -----------   -----------
  Net income............................  $      317    $     (412)   $      (95)
                                          -----------   -----------   -----------
                                          -----------   -----------   -----------
  Cash provided by (used in) operating
   activities (AA)......................  $      573                  $      (77)
                                          -----------                 -----------
                                          -----------                 -----------
  Cash used in investing activities
   (AB).................................  $     (155)                 $   --
                                          -----------                 -----------
                                          -----------                 -----------
  Cash (used in) financing activities
   (AC).................................  $     (423)                 $   --
                                          -----------                 -----------
                                          -----------                 -----------
  EBITDA (U)............................  $      947                  $      (77)
                                          -----------                 -----------
                                          -----------                 -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                             NORTHGATE COUNTRY CLUB
                         COURSE: NORTHGATE COUNTRY CLUB
                       PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 20, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            INITIAL
                                             PRIOR       PRO FORMA          LESSEE
                                           OWNER (B)    ADJUSTMENTS        PRO FORMA
                                          -----------   -----------       -----------
Current assets..........................  $    2,221    $   --            $    2,221
Property and equipment, net.............      10,508       (10,450)(H)            58
                                          -----------   -----------       -----------
    Total assets........................  $   12,729    $  (10,450)       $    2,279
                                          -----------   -----------       -----------
                                          -----------   -----------       -----------
Current liabilities.....................  $      903           (28)(I)    $      875
Long-term debt..........................       6,101        (6,101)(I)        --
Membership deposits.....................       1,435        --                 1,435
                                          -----------   -----------       -----------
    Total liabilities...................       8,439        (6,129)            2,310
Owners' equity..........................       4,290        (4,321)              (31)
                                          -----------   -----------       -----------
    Total liabilities and owners'
     equity.............................  $   12,729    $  (10,450)       $    2,279
                                          -----------   -----------       -----------
                                          -----------   -----------       -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                        BRIGHT'S CREEK DEVELOPMENT, LLC
                             COURSE: THE WOODLANDS
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            INITIAL
                                             PRIOR       PRO FORMA        LESSEE PRO
                                           OWNER (A)    ADJUSTMENTS          FORMA
                                          -----------   -----------       -----------
YEAR ENDED DECEMBER 31, 1995
  Revenue from golf operations..........  $    1,455    $   --            $    1,455
  Other revenue.........................         291        --                   291
                                          -----------        -----        -----------
  Total revenue.........................       1,746        --                 1,746
                                          -----------        -----        -----------
  Participating Lease payments..........      --               679(F)            679
  Operating expenses....................       1,074        --                 1,074
  Interest expense......................         424          (424)(D)        --
  Depreciation..........................         247          (247)(E)        --
                                          -----------        -----        -----------
  Total expenses........................       1,745             8             1,753
                                          -----------        -----        -----------
  Net income (loss).....................  $        1    $       (8)       $       (7)
                                          -----------        -----        -----------
                                          -----------        -----        -----------
  Cash provided by (used in) operating
   activities (AA)......................  $      220                      $       (7)
                                          -----------                     -----------
                                          -----------                     -----------
  Cash used in investing activities
   (AB).................................  $       (5)                     $   --
                                          -----------                     -----------
                                          -----------                     -----------
  Cash used in financing activities
   (AC).................................  $     (190)                     $   --
                                          -----------                     -----------
                                          -----------                     -----------
  EBITDA (U)............................  $      672                      $       (7)
                                          -----------                     -----------
                                          -----------                     -----------
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Revenue from golf operations..........  $    1,206    $   --            $    1,206
  Other revenue.........................         244        --                   244
                                          -----------        -----        -----------
  Total revenue.........................       1,450        --                 1,450
                                          -----------        -----        -----------
  Participating Lease payments..........                       509(F)            509
  Operating expenses....................         841                             841
  Interest expense......................         274          (274)(D)        --
  Depreciation..........................         186          (186)(E)        --
                                          -----------        -----        -----------
  Total expenses........................       1,301            49             1,350
                                          -----------        -----        -----------
  Net income............................  $      149    $      (49)       $      100
                                          -----------        -----        -----------
                                          -----------        -----        -----------
  Cash provided by operating activities
   (AA).................................  $      334                      $      100
                                          -----------                     -----------
                                          -----------                     -----------
  Cash used in investing activities
   (AB).................................  $      (29)                     $   --
                                          -----------                     -----------
                                          -----------                     -----------
  Cash used in financing activities
   (AC).................................  $     (301)                     $   --
                                          -----------                     -----------
                                          -----------                     -----------
  EBITDA (U)............................  $      609                      $      100
                                          -----------                     -----------
                                          -----------                     -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                        BRIGHT'S CREEK DEVELOPMENT, LLC
                             COURSE: THE WOODLANDS
                       PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            INITIAL
                                             PRIOR       PRO FORMA        LESSEE PRO
                                           OWNER (B)    ADJUSTMENTS          FORMA
                                          -----------   -----------       -----------
Current assets..........................  $      281    $   --            $      281
Other assets............................          52           (50)(A)             2
Property and equipment, net.............       3,656        (3,656)(B)        --
                                          -----------   -----------              ---
    Total assets........................  $    3,989    $   (3,706)       $      283
                                          -----------   -----------              ---
                                          -----------   -----------              ---
Current liabilities.....................  $      283    $     (234)(C)    $       49
Notes payable...........................       3,733        (3,733)(C)        --
                                          -----------   -----------              ---
    Total liabilities...................       4,016        (3,967)               49
Members' (deficit) equity...............         (27)          261(D)            234
                                          -----------   -----------              ---
                                          $    3,989    $   (3,706)       $      283
                                          -----------   -----------              ---
                                          -----------   -----------              ---

 See accompanying notes to unaudited pro forma condensed financial statements.

                             OLDE ATLANTA GOLF CLUB
                              COURSE: OLDE ATLANTA
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                                              INITIAL
                                                                                  PRIOR       PRO FORMA     LESSEE PRO
                                                                                OWNER (A)    ADJUSTMENTS       FORMA
                                                                               -----------  --------------  -----------
YEAR ENDED DECEMBER 31, 1995
  Revenue from golf operations...............................................   $   1,546    $    --         $   1,546
  Other revenue..............................................................         466         --               466
                                                                               -----------       -----      -----------
  Total revenue..............................................................       2,012         --             2,012
                                                                               -----------       -----      -----------
  Participating Lease payments...............................................      --              845(F)          845
  Operating expenses.........................................................       1,434            8(J)        1,442
  Interest expense...........................................................         202         (202)(D)      --
  Depreciation and amortization..............................................         375         (277)(E)      --
                                                                                   --              (98)(K)      --
                                                                               -----------       -----      -----------
  Total expenses.............................................................       2,011          276           2,287
                                                                               -----------       -----      -----------
  Net income (loss)..........................................................   $       1    $    (276)      $    (275)
                                                                               -----------       -----      -----------
                                                                               -----------       -----      -----------
  Cash provided by (used in) operating activities (AA).......................   $     375                    $    (275)
                                                                               -----------                  -----------
                                                                               -----------                  -----------
  Cash used in investing activities (AB).....................................   $     (53)                   $  --
                                                                               -----------                  -----------
                                                                               -----------                  -----------
  Cash used in financing activities (AC).....................................   $    (391)                   $  --
                                                                               -----------                  -----------
                                                                               -----------                  -----------
  EBITDA (U).................................................................   $     578                    $    (275)
                                                                               -----------                  -----------
                                                                               -----------                  -----------
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Revenue from golf operations...............................................   $   1,375    $    --         $   1,375
  Other revenue..............................................................         402         --               402
                                                                               -----------       -----      -----------
  Total revenue..............................................................       1,777         --             1,777
                                                                               -----------       -----      -----------
  Participating Lease payments...............................................      --              634(F)          634
  Operating expenses.........................................................       1,282          (61)(J)       1,221
  Interest expense...........................................................         167         (167)(D)      --
  Depreciation and amortization..............................................         243         (169)(E)      --
                                                                                   --              (74)(K)      --
                                                                               -----------       -----      -----------
  Total expenses.............................................................       1,692          163           1,855
                                                                               -----------       -----      -----------
  Net income (loss)..........................................................   $      85    $    (163)      $     (78)
                                                                               -----------       -----      -----------
                                                                               -----------       -----      -----------
  Cash provided by (used in) operating activities (AA).......................   $     252                    $     (78)
                                                                               -----------                  -----------
                                                                               -----------                  -----------
  Cash used in investing activities (AB).....................................   $     (19)                   $  --
                                                                               -----------                  -----------
                                                                               -----------                  -----------
  Cash used in financing activities (AC).....................................   $    (200)                   $  --
                                                                               -----------                  -----------
                                                                               -----------                  -----------
  EBITDA (U).................................................................   $     495                    $     (78)
                                                                               -----------                  -----------
                                                                               -----------                  -----------


 See accompanying notes to unaudited pro forma condensed financial statements.

                             OLDE ATLANTA GOLF CLUB
                              COURSE: OLDE ATLANTA
                       PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                     INITIAL
                                            PRIOR      PRO FORMA     LESSEE
                                          OWNER (B)   ADJUSTMENTS   PRO FORMA
                                          ---------   -----------   ---------
Current assets..........................   $  308     $ --            $308
Intangible assets.......................      219        (219)(M)     --
Property and equipment, net.............    4,318      (4,318)(H)     --
                                          ---------   -----------      ---
Total assets............................   $4,845     $(4,537)        $308
                                          ---------   -----------      ---
                                          ---------   -----------      ---
Current liabilities.....................      407         (69)(I)      338
Notes payable...........................    2,541      (2,541)(I)     --
                                          ---------   -----------      ---
Total liabilities.......................    2,948      (2,610)         338
Capital.................................    1,897      (1,927)(Y)      (30)
                                          ---------   -----------      ---
Total liabilities and capital...........   $4,845     $(4,537)        $308
                                          ---------   -----------      ---
                                          ---------   -----------      ---


 See accompanying notes to unaudited pro forma condensed financial statements.

                            GOLF COURSES AND LESSEES
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(A) Reflects the Prior Owner's Historical Condensed Statements of Operations for the year ended December 31, 1995, and the nine months ended September 30, 1996.

(B) Reflects the Prior Owner's Historical Condensed Balance Sheet at September 30, 1996.

(C) Decrease reflects the write-off of deferred financing costs related to debt expected to be repaid with the proceeds of the Offering. These nonrecurring costs are expected to be incurred in connection with the "Formation Transactions" and the completion of the Offering and have not been included in the unaudited Pro Forma Condensed Statements of Operations, but are expected to be charged to operations when incurred.

(D) Decrease relates to a reduction in interest expense associated with debt payoff from the Use of Proceeds.

(E) Decrease relates to a reduction in depreciation expense on the assets contributed to the Operating Partnership.

(F) Represents Participating Lease payments as calculated in accordance with the Participating Lease as if the Formation Transactions were completed as of the beginning of the period presented. The Legends of Virginia pro forma condensed statements of operations reflect Participating Lease payments on the newly developed golf courses for the period in which the courses were actually operating. Had the courses been operating and the Participating Lease payments reflected rental payments for the entire period presented, the Participating Lease payments would have been $3,706 for the year ended December 31, 1995 and the twelve months ended September 30, 1996 and $3,234 for the nine months ended September 30, 1996.

(G) Reflects a decrease in costs which would have been paid by the Operating Partnership with funds accrued from capital expenditure reserves included in the Participating Lease payments had the Formation Transactions been consummated at the beginning of the period presented.

(H) Reflects transfers, as a part of the Formation Transactions, of property and equipment and leasehold improvements expected to be contributed to the Operating Partnership. Golf carts and certain vehicles are to be retained by the Initial Lessee and have not been included in the amounts transferred.

(I) Reflects the transfer of certain bank debt, as part of the Formation Transactions, expected to be retired with the proceeds of the Offering.

(J) Reflects a change in management fees and area manager compensation based on the new management agreement as a result of the Formation Transactions.

(K) Represents the elimination of amortization expense of intangible assets which are not being transferred to the Initial Lessee.


(L) Not used.


(M) Reflects the removal of intangible assets which are not being transferred to the Initial Lessee as a result of the Formation Transactions.

(N) The leasehold improvements are encumbered by a conservatory easement entered
    into   prior  to  the  Formation  Transactions.   Under  the  terms  of  the
    conservatory easement, the land may be used only as a golf course.

(O) Represents the elimination of the following expenses not expected to recur as a result of the Formation Transactions:

                                                                      NINE
                                                                     MONTHS
                                                                     ENDED
                                                     YEAR ENDED    SEPTEMBER
                                                    DECEMBER 31,      30,
                                                        1995          1996
                                                    ------------   ----------
Land lease payment to the stockholder.............      $534          $410
Allocable portion of executive vice president
 compensation and related benefits eliminated as a
 result of the elimination of the position........        54            39
                                                         ---           ---
                                                        $588          $449
                                                         ---           ---
                                                         ---           ---

(P) Represents the elimination of the following expenses not expected to recur as a result of the Formation Transactions:

                                                                      NINE
                                                                     MONTHS
                                                                     ENDED
                                                     YEAR ENDED    SEPTEMBER
                                                    DECEMBER 31,      30,
                                                        1995          1996
                                                    ------------   ----------
Land lease payment to the stockholder.............      $200          $149
Allocable portion of executive vice president
 compensation and related benefits eliminated as a
 result of the elimination of the position........        18            15
                                                         ---           ---
                                                        $218          $164
                                                         ---           ---
                                                         ---           ---

(Q) Certain assets, liabilities and equity have not been transferred to the Initial Lessee as part of the Formation Transactions. These amounts remain with the Prior Owner and are as follows:

Cash..............................................     $      26
Accounts receivable...............................     $     224
Advances to affiliates............................     $   2,701
Advances from affiliates..........................     $   1,256
Equity............................................     $  (1,575)

(R) Represents the elimination of the allocable portion of executive vice president compensation and related benefits eliminated as a result of the elimination of the position.

(S) Includes $8,203 of advances from affiliates of Legends of Virginia for the construction of the two Virginia golf courses. The advances will be repaid with proceeds of the Offering as part of the Formation Transactions.

(T) Certain assets, liabilities and deficit have not been transferred to the Initial Lessee as part of the Formation Transactions. These amounts remain with the Prior Owner and are as follows:


Cash..............................................     $     98
Accounts receivable...............................     $     16
Advances to affiliates............................     $     60
Other (loan costs)................................     $    295
Deficit...........................................     $     35


(U)  EBITDA  represents  earnings  before  interest,  taxes,  depreciation   and
    amortization.

(V) Certain assets, liabilities and equity have not been transferred to the Initial Lessee as part of the Formation Transactions. These amounts remain with the Prior Owner and are as follows:

Cash..............................................     $      62
Accounts receivable...............................     $     743
Advances to affiliates............................     $   7,484
Other.............................................     $       4
Advances from affiliates..........................     $   1,014
Equity............................................     $  (4,693)

(W) Certain assets, liabilities and equity have not been transferred to the Initial Lessee as part of the Formation Transactions. These amounts remain with the Prior Owner and are as follows:

Cash..............................................     $      39
Accounts receivable...............................     $     209
Prepaid assets....................................     $       2
Advances to affiliates............................     $   2,301
Advances from affiliates..........................     $     595
Equity............................................     $  (2,993)

(X) Transfer does not reflect the contribution of land by Mr. Young to Golf Legends or Heritage Golf Club and the subsequent transfer to the Operating Partnership as a result of the Formation Transactions. The land of Golf Legends is covered under a conservatory easement which limits the use of the land to a golf course.

(Y) Decrease reflects the transfer of assets to the Operating Partnership in excess of liabilities transferred.

(Z) Increase reflects the transfer of liabilities to the Operating Partnership in excess of assets transferred.

    The aforementioned adjustments do not reflect any allocable share of the income or distributions from the interest in the OP Units received by the Prior Owner as a result of the Formation Transactions as these pro forma statements are intended to reflect the accounts of the newly formed Initial Lessees only.

(AA) Represents the Initial Lessees' pro forma income adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. As the Initial Lessees will be newly formed entities, the Company does not believe these excluded items are material to cash flows from operating activities.

(AB) Cash flows from investing activities would primarily include capital improvements to the Golf Course. As such improvements will generally be funded through a capital expenditure reserve funded by the Company, cash flows from investing activities are not expected to be material.

(AC) Cash flows from financing activities would primarily include transactions with the Initial Lessees' owners and borrowings and repayments on loans. Such cash flows have been excluded in the determination of cash flows from financing activities as the Company does not believe these excluded items are material to cash flows from financing activities.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Legends Golf
Myrtle Beach, South Carolina

    We have audited the accompanying combined balance sheets of Legends Golf (as defined in Note 1) as of September 30, 1996, December 31, 1995 and 1994, and the related combined statements of income, owners' equity, and cash flows for the nine months ended September 30, 1996 and for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of Legends Golf's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free to material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As more fully described in the notes to the combined financial statements, Legends Golf has material transactions with its majority stockholder and affiliates.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Legends Golf at September 30, 1996, December 31, 1994 and 1995, and the results of its operations and its cash flows for the nine months ended September 1996 and for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                            BDO SEIDMAN, LLP

Charlotte, North Carolina
December 11, 1996

                                  LEGENDS GOLF
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                   DECEMBER 31,
                                                                               --------------------  SEPTEMBER 30,
                                                                                 1994       1995         1996
                                                                               ---------  ---------  -------------
ASSETS (Note 6):
CURRENT:
  Cash.......................................................................  $     505  $     400    $     225
  Accounts receivable (Note 3):
    Golf packages............................................................        462        580        1,018
    Related parties..........................................................         30         45          139
    Stockholder..............................................................        886     --           --
    Other....................................................................         36         37           33
  Inventories................................................................        429        294          514
  Prepaid assets.............................................................         16          2          141
                                                                               ---------  ---------  -------------
    Total current assets.....................................................      2,364      1,358        2,070
                                                                               ---------  ---------  -------------
Property and equipment, less accumulated depreciation and amortization (Notes
 4 and 6)....................................................................     19,301     33,099       34,989
                                                                               ---------  ---------  -------------
Other assets:
  Advances to affiliates (Note 3)............................................      2,899      7,803       12,547
  Other......................................................................         85         40          299
                                                                               ---------  ---------  -------------
    Total other assets.......................................................      2,984      7,843       12,846
                                                                               ---------  ---------  -------------
                                                                               $  24,649  $  42,300    $  49,905
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------
LIABILITIES AND OWNERS' EQUITY:
CURRENT LIABILITIES:
  Accounts payable...........................................................  $     517  $     430    $   2,076
  Accrued expenses:
    Land lease (Note 7)......................................................      1,318     --              559
    Retirement plan (Note 5).................................................         74         71           80
    Other....................................................................        330        308          453
  Current maturities of long-term debt (Note 6)..............................      1,076      1,710          813
                                                                               ---------  ---------  -------------
    Total current liabilities................................................      3,315      2,519        3,981
Advances from affiliates (Note 3)............................................      2,372      8,787       12,044
Advances from stockholder (Note 3)...........................................        525     --           --
Long-term debt, less current maturities (Note 6).............................     14,665     24,666       26,386
                                                                               ---------  ---------  -------------
    Total liabilities........................................................     20,877     35,972       42,411
                                                                               ---------  ---------  -------------
Commitments and contingencies (Notes 5 and 7)
Owners' equity:
  Common stock, $1 par -- shares authorized, 300,000; outstanding, 3,000.....          3          3            3
  Members' contributions.....................................................          1          1            1
  Additional paid-in capital.................................................        300        300          300
  Members' equity (accumulated deficit)......................................      1,000        956         (863)
  Retained earnings (Note 6).................................................      2,468      5,068        8,053
                                                                               ---------  ---------  -------------
    Total owners' equity.....................................................      3,772      6,328        7,494
                                                                               ---------  ---------  -------------
                                                                               $  24,649  $  42,300    $  49,905
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------


            See accompanying notes to Combined Financial Statements.

                                  LEGENDS GOLF
                         COMBINED STATEMENTS OF INCOME

                                 (IN THOUSANDS)


                                                                                   NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                -------------------------------  ----------------------
                                                  1993       1994       1995        1995        1996
                                                ---------  ---------  ---------  -----------  ---------
                                                                                 (UNAUDITED)
REVENUES:
  Green fees..................................  $   9,336  $   9,931  $  10,147   $   7,801   $   7,901
  Cart rentals................................      4,082      4,364      4,373       3,376       3,306
  Membership dues.............................         37         76         99          99         147
  Food and beverage sales.....................      1,546      1,652      1,708       1,310       1,555
  Pro shop merchandise sales..................      1,834      1,857      2,021       1,526       1,540
  Other income (Note 8).......................         58      1,216         94          45      --
                                                ---------  ---------  ---------  -----------  ---------
    Total revenues............................     16,893     19,096     18,442      14,157      14,449
                                                ---------  ---------  ---------  -----------  ---------
COSTS AND EXPENSES:
  General and administrative (Note 3).........      4,370      4,150      3,998       3,091       3,834
  Repairs and maintenance.....................      2,138      2,319      2,386       1,788       2,593
  Depreciation and amortization...............      1,564      1,830      1,791       1,303       1,579
  Cost of merchandise sold....................        812        911        983         768         820
  Rents (Note 6)..............................        902        956        982         732         737
  Pro shop operations.........................        767        765        857         637         770
  Cost of food and beverage sold..............        541        565        604         461         573
  Food and beverage operations................        352        417        512         364         473
                                                ---------  ---------  ---------  -----------  ---------
    Total costs and expenses..................     11,446     11,913     12,113       9,144      11,379
                                                ---------  ---------  ---------  -----------  ---------
Operating income..............................      5,447      7,183      6,329       5,013       3,070
Interest expense..............................        619        998      1,017         759         883
                                                ---------  ---------  ---------  -----------  ---------
Net income....................................  $   4,828  $   6,185  $   5,312   $   4,254   $   2,187
                                                ---------  ---------  ---------  -----------  ---------
                                                ---------  ---------  ---------  -----------  ---------


            See accompanying notes to Combined Financial Statements.

                                  LEGENDS GOLF
                     COMBINED STATEMENTS OF OWNERS' EQUITY
                                 (IN THOUSANDS)


                                                           MEMBERS'     PAID-IN     RETAINED        ACCUMULATED
                                      SHARES    AMOUNT   CONTRIBUTIONS  CAPITAL     EARNINGS          DEFICIT
                                     --------  --------  -------------  -------   -------------   ----------------
Balance, January 1, 1993...........        3   $     3   $   --           $300    $      1,783    $     --
Net income.........................    --        --          --           --             4,828          --
Cash dividends.....................    --        --          --           --            (4,651)         --
                                     --------  --------  -------------  -------   -------------   ----------------
Balance, December 31, 1993.........        3         3       --            300           1,960          --
Net income.........................    --        --          --           --             5,185              1,000
Cash dividends.....................    --        --          --           --            (4,677)         --
Members' contributions.............    --        --                1      --           --               --
                                     --------  --------  -------------  -------   -------------   ----------------
Balance, December 31, 1994.........        3         3             1       300           2,468              1,000
Net income (loss)..................    --        --          --           --             5,357                (44)
Cash dividends.....................    --        --          --           --            (2,757)         --
                                     --------  --------  -------------  -------   -------------   ----------------
Balance, December 31, 1995.........        3         3             1       300           5,068                956
Net income (loss)..................    --        --          --           --             4,006             (1,819)
Cash dividends.....................    --        --          --           --            (1,021)         --
                                     --------  --------  -------------  -------   -------------   ----------------
Balance, September 30, 1996........        3   $     3   $         1      $300    $      8,053    $          (863)
                                     --------  --------  -------------  -------   -------------   ----------------
                                     --------  --------  -------------  -------   -------------   ----------------


            See accompanying notes to Combined Financial Statements.

                                  LEGENDS GOLF
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                    NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                 -------------------------------  ----------------------
                                                   1993       1994       1995        1995        1996
                                                 ---------  ---------  ---------  -----------  ---------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................  $   4,828  $   6,185  $   5,312   $   4,254   $   2,187
  Contribution of land (Note 8)................     --         (1,000)    --          --          --
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization..............      1,564      1,830      1,791       1,280       1,579
    Loss (gain) on sale of property and
     equipment.................................         (2)    --              5      --             254
    Decrease (increase) in:
      Accounts receivable......................     (1,409)       374       (135)       (670)       (527)
      Inventories..............................        (55)       (98)       135          67        (221)
      Prepaid expenses/other assets............       (137)       (16)         7          (1)       (458)
    Increase (decrease) in:
      Checks written against future deposits...        (48)    --         --          --          --
      Accounts payable.........................       (264)       293        (87)        305       1,645
      Accrued expenses.........................       (290)       777       (458)     (1,194)        715
                                                 ---------  ---------  ---------  -----------  ---------
Net cash provided by operating activities......      4,187      8,345      6,570       4,041       5,174
                                                 ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions.............       (807)    (1,049)   (12,213)       (514)       (361)
  Proceeds from sale of property and
   equipment...................................         28     --            124          54      --
  Increase in advances to affiliates...........       (116)      (698)    (4,843)     (3,103)     (4,744)
                                                 ---------  ---------  ---------  -----------  ---------
Net cash used in investing activities..........       (895)    (1,747)   (16,932)     (3,563)     (5,105)
                                                 ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of dividends........................     (1,128)    (3,599)    (2,757)     (2,099)     (1,020)
  Proceeds from long-term debt.................      8,949      1,175     11,448      --           1,188
  Payments on long-term debt...................     (8,943)    (1,660)      (812)       (797)       (365)
  Increase (decrease) in advances from
   affiliates..................................     (1,668)    (2,526)     2,903       2,567         (47)
  Decrease in advances from stockholder........     --         --           (525)       (525)     --
                                                 ---------  ---------  ---------  -----------  ---------
Net cash provided by (used in) financing
 activities....................................     (2,790)    (6,610)    10,257        (854)       (244)
                                                 ---------  ---------  ---------  -----------  ---------
Net increase (decrease) in cash................        502        (12)      (105)       (376)       (175)
Cash, beginning of period......................         15        517        505         505         400
                                                 ---------  ---------  ---------  -----------  ---------
Cash, end of period............................  $     517  $     505  $     400   $     129   $     225
                                                 ---------  ---------  ---------  -----------  ---------
                                                 ---------  ---------  ---------  -----------  ---------


            See accompanying notes to Combined Financial Statements.

                                  LEGENDS GOLF
                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

1.  ORGANIZATION AND BASIS OF PRESENTATION
    The accompanying combined financial statements include the accounts of three subchapter S-Corporations (Seaside Resorts, Ltd. d/b/a Oyster Bay Golf Club; Heritage Golf Club, Ltd.; and Golf Legends, Ltd.) and one limited liability company (Legends of Virginia, LC). The entities, referred to collectively as Legends Golf, are engaged in the operation of golf courses in North Carolina and South Carolina, and Virginia.

    The accompanying combined financial statements of Legends Golf have been presented on a historical cost basis since the Legends Golf is to be the subject of a business combination upon the contribution of real estate and other properties in exchange for interest in a limited partnership to be formed by the operating partnership for inclusion in a public offering (see Note 9). All significant intercompany balances and transactions have been eliminated. Additionally, certain classifications may vary from those of the individual companies' financial statements.

    Minority interest attributed to the minority shareholder of Legends of Virginia, LC is not reflected as the company is in a capital deficit position. Therefore, the total deficit is attributed to the majority owner.

    The Companies' financial statements are being presented on a combined basis due to all companies being under common control and under the terms of the operating leases to be implemented under the Formation Transactions, the lease obligations are cross-collateralized among all four Legends lessees.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  INVENTORIES

    Inventories are valued at the lower-of-cost (first-in, first-out) or market and consist primarily of food, beverages, golf equipment, and clothing.

  REVENUE RECOGNITION

    Revenue from green fees, cart rentals, food and beverage sales, merchandise sales, and range income are generally recognized at the time of sale.

  CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flow, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line methods for financial reporting and accelerated methods for income tax purposes.

    Estimated useful lives for major asset categories approximate:

DESCRIPTION                                  YEARS
----------------------------------------     -----
Golf course improvements................          15
Buildings...............................          40
Machinery and equipment.................         3-8
Furniture...............................           8
Golf carts..............................           5

    Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, related cost and accumulated depreciation are removed from the accounts.

                                  LEGENDS GOLF
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  INCOME TAXES

    For the S-Corporations, the absence of a provision for income taxes is due to the election by the companies, and consent by their sole stockholder, to include the taxable income or loss of the companies in his individual tax returns. As a result, no federal or state income taxes are imposed on the companies. For the limited liability company, no provision has been made for income taxes or related credits as under the Internal Revenue Code as a limited liability company is treated as a partnership for income tax purposes. Therefore, the results of operations are includable in the income tax returns of the members.

  USE OF ESTIMATES

    The preparation of combined financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CONCENTRATION OF CREDIT RISK

    Financial  instruments   which   potentially   subject   Legends   Golf   to
concentration of credit risk consist primarily of trade receivables.

    Concentration of credit risk with respect to trade receivables, which consists primarily of golf packages from hotels and charges, is limited due to the large number of hotels comprising Legends Golf's customer base. The trade receivables are billed and due monthly, and all probable bad debt losses have been appropriately considered in establishing an allowance for doubtful accounts. As of December 31, 1994, 1995, and September 30, 1996, the Company had no significant concentration of credit risk.

  RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" (Statement No. 121). Statement No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Legends Golf periodically reevaluates the carrying amounts of its long-lived assets and the related depreciation and amortization periods are discussed above, and Legends Golf believes that the adoption of Statement No. 121 will not have a material effect on its combined financial statements. This statement is effective for fiscal years beginning after December 15, 1995.

  ADVERTISING

    Legends Golf expenses advertising costs as incurred. Advertising costs included in general and administrative costs in the amounts of $446, $403, and $418 for December 31, 1993, 1994, and 1995, respectively. Amounts expended for the periods ended September 30, 1995 and 1996, were $312 and $576, respectively.

  UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial statements for the nine months ended September 30, 1995 are unaudited; however, in the opinion of the management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                                  LEGENDS GOLF
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

3.  RELATED PARTY TRANSACTIONS
    Legends Golf sole stockholder (majority member) also owns and operates Marsh Harbour, Ltd.; Heritage Plantation, Ltd.; Legends Golf Development, Ltd.; The Legends Group, Ltd.; Legends Scottish Village, LLC; Legends Properties, LLC; Legends Golf Resorts, LLC; and other related businesses.

    The Legends Group, Ltd. provides various management and administrative services including reservations, advertising, accounting, payroll and related benefits, and telephone for all affiliated companies. These expenses are allocated to the businesses using procedures deemed appropriate to the nature of the expenses involved. The procedures utilize various allocation bases such as relative investment and number of employees and direct effort expended. Interest on allocated external debt is charged as incurred. Management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred if the businesses had operated as separate companies.

    Administrative fees paid by Legends Golf for such services are as follows.

YEAR ENDED DECEMBER 31,                    AMOUNT
----------------------------------------  ---------
1993....................................  $   1,485
1994....................................  $     934
1995....................................  $   1,065


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................  $     799
1996....................................  $     919

    Advances to and from affiliated companies, stockholder receivable and accrued land lease (Note 7), as shown on the balance sheets, have no fixed payment/repayment provisions.

    Interest income and expense on advances to and from affiliates is not recorded for financial statement purposes.

    Legends Golf paid an affiliate approximately $18,221 for construction of two golf courses which represented cost plus seven percent.

                                  LEGENDS GOLF
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

4.  PROPERTY AND EQUIPMENT
    Major classes of property and equipment consist of the following:


                                                                 NINE MONTHS
                                              DECEMBER 31,          ENDED
                                          --------------------  SEPTEMBER 30,
                                            1994       1995         1996
                                          ---------  ---------  -------------
Land (Note 8)...........................  $   1,000  $   1,000    $   1,000
Golf courses improvements...............     15,267     15,297       35,473
Buildings...............................      3,466      3,835        3,875
Machinery and equipment.................      2,800      3,549        2,612
Furniture...............................        716        727          813
Golf carts..............................      1,439      1,439        1,448
Construction-in-progress,...............      2,467     16,821          282
                                          ---------  ---------  -------------
                                             27,155     42,668       45,503
Less accumulated depreciation...........      7,854      9,569       10,514
                                          ---------  ---------  -------------
Net property and equipment..............  $  19,301  $  33,099    $  34,989
                                          ---------  ---------  -------------
                                          ---------  ---------  -------------


5.  RETIREMENT PLAN
    The Legends Group, Ltd. sponsors a defined-contribution retirement plan for all eligible employees, of Legends Golf and other affiliated companies including officers. The plan provides for contributions by Legends Golf equal to the level funding amount as calculated and defined in the plan agreement for its eligible employees. The actual benefit, at any point in time for each participant, is the actual value of the participant's account based on the earnings or losses experienced by the plan. Retirement plan expense was:

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
1993....................................   $      64
1994....................................   $      93
1995....................................   $      71


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................   $      61
1996....................................   $      80

                                  LEGENDS GOLF
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

6.  LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                   DECEMBER 31,
                                                                               --------------------  SEPTEMBER 30,
                                                                                 1994       1995         1996
                                                                               ---------  ---------  -------------
6.25% note payable to bank collateralized by substantially all assets (1)....  $  14,667  $  14,122    $  14,110
Note payable to bank at prime (8.25% as of September 30, 1996) (2)...........     --         11,048       12,646
Notes payable to bank, due in monthly installments of principal plus interest at prime to dates ranging from November 1996 to May 1998; collateralized by
 golf carts having a net book value of $728 at September 30, 1996............      1,049        687          416
Notes payable to financing corporation maturing February 1997 and April 2000 with monthly payments of principal plus interest at prime plus .9% to 1.15%
 collateralized by equipment with a net book value of $27....................     --            519           27
Repaid in 1995...............................................................         25     --           --
                                                                               ---------  ---------  -------------
                                                                                  15,741     26,376       27,199
Less current maturities......................................................      1,076      1,710          813
                                                                               ---------  ---------  -------------
Total long-term debt.........................................................  $  14,665  $  24,666    $  26,386
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------

------------
(1) Legends Golf, along with certain affiliated companies (The Legends Group, Ltd. and Marsh Harbour, Ltd.), participate in a debt agreement with a bank consisting of two term notes totaling $17,790 as of September 30, 1996. The aforementioned companies are jointly liable for the debt and the sole stockholder has guaranteed the loans.

    Effective October 26, 1996, the rate was adjusted to the bank's prime rate.

(2) On April 19, 1995, Legends of Virginia, LC obtained a loan with a bank totaling $13,925. In addition, on this date, the affiliated entities amended an existing loan agreement of which the Legends of Virginia, LC is jointly liable. These loans are guaranteed by the majority member and collateralized by the two new golf courses, New Kent and Stonehouse, and existing affiliated courses and clubhouses and other assets of the majority member.

    Payment terms on the above notes are from October 25, 1996, $150 monthly plus interest; from October 25, 1997, $156 monthly plus interest; from October 25, 1998, $163 monthly plus interest; total remaining due in balloon payment on October 25, 1999.

    The loan agreements provide among other covenants, restrictions on certain financial ratios, a minimum aggregate cash balance of $250, payments to the sole stockholder, capital expenditures, indebtedness, liens, changes in the nature of the business and significant other limitations as to the use of funds. Legends Golf had obtained a waiver of certain of the covenants not met as of December 31, 1995 and September 30, 1996.

    Legends Golf is jointly liable as a guarantor, with the sole stockholder, and other affiliated entities for additional amounts totaling $3,850.

    Total debt of all affiliated entities of which Legends Golf is jointly liable is approximately $34,286, at September 30, 1995.

                                  LEGENDS GOLF
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

6.  LONG-TERM DEBT (CONTINUED)
    The aggregate annual maturities for the above mortgage notes payable at September 30, 1996, are as follows:

DECEMBER 31,                               AMOUNT
----------------------------------------  ---------
1996 (three months).....................  $     813
1997....................................      1,601
1998....................................      1,721
1999....................................     23,064
                                          ---------
Total...................................  $  27,199
                                          ---------
                                          ---------

7.  COMMITMENTS AND CONTINGENCIES

  LEASES (Note 9)

    Legends Golf leases the land for two of the entities included in the combined financials from the sole stockholder. Legends Golf has four leases from the sole stockholder one expiring in 2006, two expiring in 2009, and one in 2012. An additional lease from a third party expires in 2032. The leases require rental payments of 10% of monthly green fees as defined in the lease agreements. The leases do not contain an option to purchase the land. Total lease expense approximates the following:

YEAR ENDED DECEMBER 31,                    STOCKHOLDER      OTHER
----------------------------------------  -------------  -----------
1993....................................    $     669     $     233
1994....................................    $     728     $     228
1995....................................    $     734     $     248


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................    $     563     $     170
1996....................................    $     559     $     178

    Minimum lease commitments for noncancelable operating leases for various equipment and golf carts in effect at September 30, 1996, are as follows:

YEAR ENDING DECEMBER 31,                                                                          AMOUNT
-----------------------------------------------------------------------------------------------  ---------
1996 (three months)............................................................................  $     186
1997...........................................................................................        531
1998...........................................................................................        531
1999...........................................................................................        494
2000...........................................................................................         86
                                                                                                 ---------
Total..........................................................................................  $   1,828
                                                                                                 ---------
                                                                                                 ---------

  SELF-INSURANCE

    Legends Golf along with its affiliates maintain a self-insurance program for that portion of health care costs not covered by insurance. Legends Golf is liable for claims up to $15 per employee annually with an annual aggregate maximum liability under the program for all entities included in these combined financials which totals $225. Cumulative amounts estimated to be payable by Legends Golf with respect to pending and potential claims have been accrued as liabilities.

                                  LEGENDS GOLF
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

7.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
  EMPLOYMENT AGREEMENT

    Legends Golf, along with other affiliated entities, have an employment agreement with an officer that expires in 1998. The agreement provides basic compensation in addition to other incentives and bonuses based upon certain conditions as defined in the agreement.

8.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for interest was as follows:

YEAR ENDED DECEMBER 31,                    AMOUNT
----------------------------------------  ---------
1993....................................  $     607
1994....................................  $   1,016
1995....................................  $   1,574


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................  $     759
1996....................................  $     883

    During 1993, equipment having a net book value of $334 and cash of $176 was exchanged for similar new equipment having a value of $480.

    During 1994, equipment having a net book value of $827 and cash of $333 was exchanged for similar new equipment having a value of $1,159.

    During 1994, $1,078 of receivables from the sole stockholder were settled through the declaration of a dividend.

    During 1994, the Company acquired $2,365 of Construction costs through advances from an unaffiliated company.


    On May 11, 1994, the Company received contributed land on which to build two golf courses. The value of the land has been estimated at $1,000,000 based on management's estimates of the relationship of assessed value to fair value. The $1,000,000 has been recognized as revenue in the period in which the Company entered into the contract.


    During 1995, the Company acquired $14,895 of property and equipment through advances from an affiliated company.

    During 1995, $898 of land lease payable to stockholder were netted against receivables from the stockholder.

9.  PROPOSED CONTRIBUTION OF ASSETS
    The Company is in negotiations to contribute the Company's interest in the golf courses properties and related equipment along with related debt to a newly formed partnership, Golf Trust of America, L.P. (GTA LP) in exchange for a limited partnership interest in GTA LP. A newly formed affiliate would lease the golf course properties and related equipment from GTA LP. GTA LP's general partner, Golf Trust of America, Inc. intends to file a Form S-11 registration statement with the Securities and Exchange Commission in connection with a proposed offering of shares to the public.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Golf Legends, Ltd.
Myrtle Beach, South Carolina

    We have audited the accompanying balance sheets of GOLF LEGENDS, LTD. as of September 30, 1996 December 31, 1995 and 1994, and the related statements of income and retained earnings, and cash flows for the nine months ended September 30, 1996 and for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As more fully described in the notes to the financial statements, GOLF LEGENDS, LTD. has material transactions with its stockholder and affiliates.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GOLF LEGENDS, LTD. at September 30, 1996, December 31, 1995 and 1994, and the results of its operations and its cash flows for the nine months ended September 30, 1996 and for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                            BDO SEIDMAN, LLP

Charlotte, North Carolina
December 11, 1996

                               GOLF LEGENDS, LTD.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                ASSETS (NOTE 5)

                                                                                   DECEMBER 31,
                                                                               --------------------  SEPTEMBER 30,
                                                                                 1994       1995         1996
                                                                               ---------  ---------  -------------
CURRENT:
  Cash.......................................................................  $     215  $     216    $      62
  Accounts receivable (Notes 2 and 7)........................................      1,188        356          743
  Inventories................................................................        181         98          234
  Prepaid expenses...........................................................     --         --               89
                                                                               ---------  ---------  -------------
      Total current assets...................................................      1,584        670        1,128
                                                                               ---------  ---------  -------------
Property and equipment (Notes 3 and 5), less accumulated depreciation........     12,218     11,654       10,739
                                                                               ---------  ---------  -------------
Other assets:
  Advances to affiliates (Note 1)............................................      2,191      4,924        7,484
  Other......................................................................         85         39            4
                                                                               ---------  ---------  -------------
      Total other assets.....................................................      2,276      4,963        7,488
                                                                               ---------  ---------  -------------
                                                                               $  16,078  $  17,287    $  19,355
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable...........................................................  $     282  $     257    $     759
  Accrued expenses:
  Land lease (Notes 6 and 7).................................................        898     --              410
  Retirement plan (Note 4)...................................................         41         36           26
  Other......................................................................        206        200          236
  Current maturities of long-term debt (Note 5)..............................        867        882          429
                                                                               ---------  ---------  -------------
      Total current liabilities..............................................      2,294      1,375        1,860
Advances from affiliates (Notes 1 and 5).....................................          7      1,064        1,014
Advances from stockholder (Note 1)...........................................        525     --           --
Long-term debt, less current maturities (Note 5).............................     12,739     12,061       12,244
                                                                               ---------  ---------  -------------
      Total liabilities......................................................     15,565     14,500       15,118
                                                                               ---------  ---------  -------------
Commitments and contingencies (Notes 4, 5 and 6)
Stockholder's equity:
  Common stock, $1 par -- shares authorized, 100,000; outstanding, 1,000.....          1          1            1
  Additional paid-in capital.................................................        300        300          300
  Retained earnings (Note 5 and 7)...........................................        212      2,486        3,936
                                                                               ---------  ---------  -------------
      Total stockholder's equity.............................................        513      2,787        4,237
                                                                               ---------  ---------  -------------
                                                                               $  16,078  $  17,287    $  19,355
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------

           See accompanying summary of significant accounting polices and notes to financial statements.

                               GOLF LEGENDS, LTD.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)


                                                                                                            NINE MONTHS ENDED
                                                                              YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                          -------------------------------  --------------------
                                                                            1993       1994       1995       1995       1996
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                                                           (UNAUDITED)
REVENUES:
  Green fees............................................................  $   5,161  $   5,582  $   5,610  $   4,290  $   4,303
  Cart rentals..........................................................      2,289      2,452      2,393      1,838      1,823
  Food and beverage sales...............................................        876        905        969        719        977
  Pro shop merchandise sales............................................      1,008      1,009      1,119        846        880
  Other income..........................................................         33         98         89         50         31
                                                                          ---------  ---------  ---------  ---------  ---------
  Total revenues........................................................      9,367     10,046     10,180      7,743      8,014
                                                                          ---------  ---------  ---------  ---------  ---------
COSTS AND EXPENSES:
  General and administrative (Note 1)...................................      2,549      2,458      2,412      1,842      1,856
  Repairs and maintenance...............................................      1,133      1,368      1,259        910      1,128
  Depreciation and amortization.........................................      1,088      1,291      1,256        928        945
  Cost of merchandise sold..............................................        433        489        537        416        423
  Rents (Note 6)........................................................        494        531        534        408        410
  Pro shop operations...................................................        347        331        357        261        323
  Cost of food and beverage sold........................................        300        311        361        272        374
  Food and beverage operations..........................................        193        219        279        194        291
                                                                          ---------  ---------  ---------  ---------  ---------
    Total costs and expenses............................................      6,537      6,998      6,995      5,231      5,750
                                                                          ---------  ---------  ---------  ---------  ---------
  Operating income......................................................      2,830      3,048      3,185      2,512      2,264
  Interest expense......................................................        562        857        877        654        602
                                                                          ---------  ---------  ---------  ---------  ---------
  Net income............................................................      2,268      2,191      2,308      1,858      1,662
  Retained earnings, beginning of period................................        879        919        212        212      2,486
  Dividends (Notes 5 and 7).............................................      2,228      2,898         34         34        212
                                                                          ---------  ---------  ---------  ---------  ---------
  Retained earnings, end of period......................................  $     919  $     212  $   2,486  $   2,036  $   3,936
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------


          See accompanying summary of significant accounting policies and notes to financial statements.

                               GOLF LEGENDS, LTD.
                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                                NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                             -------------------------------  ----------------------
                                                               1993       1994       1995        1995        1996
                                                             ---------  ---------  ---------  -----------  ---------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $   2,268  $   2,191  $   2,308   $   1,858   $   1,662
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization..........................      1,088      1,291      1,257         928         945
    Loss (gain) on sale of property........................         (2)    --         --          --             186
      Decrease (increase) in:
        Accounts receivable................................     (1,321)       186        (54)       (444)       (386)
        Inventories........................................        (38)       (55)        83          58        (136)
        Prepaid expenses/other assets......................       (140)    --             (8)     --             (89)
    Increase (decrease) in:
      Checks written against future deposits...............         (8)    --         --          --          --
      Accounts payable.....................................       (144)       148        (25)        158         502
      Accrued expenses.....................................         94        551        (24)       (848)        437
                                                             ---------  ---------  ---------  -----------  ---------
Net cash provided by operating activities..................      1,797      4,312      3,537       1,710       3,121
                                                             ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions.........................       (326)      (747)      (639)       (515)       (182)
  Proceeds from sale of property and equipment.............         28     --         --          --          --
  Increase in advances to affiliates.......................       (574)      (886)    (2,733)     (1,229)     (2,560)
                                                             ---------  ---------  ---------  -----------  ---------
Net cash used in investing activities......................       (872)    (1,633)    (3,372)     (1,744)     (2,742)
                                                             ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of dividends.....................................     --         (2,370)       (34)        (34)       (212)
  Proceeds from long-term debt.............................      8,446        733         53      --          --
  Payments on long-term debt...............................     (8,429)    (1,123)      (715)       (643)       (271)
  Increase (decrease) in advances from affiliates..........       (657)         7      1,057       1,067         (50)
  Decrease in advances from stockholder....................     --         --           (525)       (525)     --
                                                             ---------  ---------  ---------  -----------  ---------
Net cash provided by (used in) financing activities........       (640)    (2,753)      (164)       (135)       (533)
                                                             ---------  ---------  ---------  -----------  ---------
Net increase (decrease) in cash............................        285        (74)         1        (169)       (154)
Cash, beginning of period..................................          4        289        215         215         216
                                                             ---------  ---------  ---------  -----------  ---------
Cash, end of period........................................  $     289  $     215  $     216   $      46   $      62
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------


          See accompanying summary of significant accounting policies and notes to financial statements.

                               GOLF LEGENDS, LTD.
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

BUSINESS

    Golf Legends, Ltd. (the Company) owns and operates three golf courses, "Heathland Links," "Moorland Links," and "Parkland Links," located in Myrtle Beach, South Carolina.

INVENTORIES

    Inventories are valued at the lower-of-cost (first-in, first-out) or market and consist primarily of food, beverages, golf equipment and clothing.

REVENUE RECOGNITION

    Revenue from green fees, cart rentals, food and beverage sales, merchandise sales, and range income are generally recognized at the time of sale.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flow, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line methods for financial reporting and accelerated methods for income tax purposes.

    Estimated useful lives for major asset categories approximate:

DESCRIPTION                                  YEARS
----------------------------------------     -----
Golf course improvements................          15
Buildings...............................          40
Machinery and equipment.................         3-8
Furniture...............................           8
Golf carts..............................           5

    Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, related cost and accumulated depreciation are removed from the accounts.

INCOME TAXES

    The absence of a provision for income taxes is due to the election by the Company, and consent by its stockholder, to include the taxable income or loss of the Company in his individual tax returns. As a result, no federal or state income taxes are imposed on the Company.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables.

                               GOLF LEGENDS, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

    Concentration of credit risk with respect to trade receivables, which consists primarily of golf packages from hotels and charges, is limited due to the large number of hotels comprising the Company's customer base. The trade receivables are billed and due monthly, and all probable bad debt losses have been appropriately considered in establishing an allowance for doubtful accounts. As of December 31, 1994, 1995, and September 30, 1996, the Company had no significant concentration of credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" (Statement No. 121). Statement No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company periodically reevaluates the carrying amounts of its long-lived assets and the related depreciation and amortization periods are discussed above, and the Company believes that the adoption of Statement No. 121 will not have a material effect on its financial statements. This statement is effective for fiscal years beginning after December 15, 1995.

ADVERTISING

    Golf Legends expenses advertising costs as incurred. Advertising costs included in general and administrative costs in the amounts of $275, $234, and $258 for December 31, 1993, 1994, and 1995, respectively. Amounts expended for the periods ended September 30, 1995 and 1996, were $194 and $183, respectively.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial statements for the nine months ended September 30, 1995, are unaudited; however, in the opinion of the management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                               GOLF LEGENDS, LTD.
                         NOTES TO FINANCIAL STATEMENTS
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

1.  AFFILIATED COMPANIES
    The Company's sole stockholder also owns and operates Marsh Harbour, Ltd.; Seaside Resorts, Ltd. (d/b/a Oyster Bay Golf Links); Heritage Golf Club, Ltd.; Heritage Plantation Ltd.; Legends Golf Development, Ltd.; The Legends Group, Ltd.; Legends of Virginia, LC; and other businesses.

    The Legends Group, Ltd. provides various management and administrative services including reservations, advertising, accounting, payroll and related benefits, and telephone for all affiliated companies. These expenses are allocated to the businesses using procedures deemed appropriate to the nature of the expenses involved. The procedures utilize various allocation bases such as relative investment and number of employees and direct effort expended. Interest on allocated external debt is charged as incurred. Management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred if the businesses had operated as separate companies.

    Administrative fees paid by the Company for such services are as follows:

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
  1993..................................   $     891
  1994..................................   $     560
  1995..................................   $     639


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
  1995..................................   $     480
  1996..................................   $     480

    Advances to and from affiliated companies, stockholder receivable (Note 2) and accrued land lease (Note 6), as shown on the balance sheets, have no fixed payment/repayment provisions and are noninterest bearing.

2.  ACCOUNTS RECEIVABLE
    Accounts receivable consist of the following:

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1994       1995          1996
                                          ---------  ---------  ---------------
Golf packages...........................  $     272  $     311     $     604
Related parties.........................         30         45           139
Stockholder (Note 1)....................        886         --            --
                                          ---------        ---           ---
                                          $   1,188  $     356     $     743
                                          ---------        ---           ---
                                          ---------        ---           ---

                               GOLF LEGENDS, LTD.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

3.  PROPERTY AND EQUIPMENT
    Major classes of property and equipment consist of the following:

                                              DECEMBER 31,
                                          --------------------  SEPTEMBER 30,
                                            1994       1995         1996
                                          ---------  ---------  -------------
Golf course improvements................  $  11,642  $  11,642    $  12,544
Buildings...............................      2,069      2,567        1,762
Machinery and equipment.................      1,441      1,648        1,342
Furniture...............................        248        256          267
Golf carts..............................        877        877          887
Construction-in-progress................        102         27            2
                                          ---------  ---------  -------------
                                             16,379     17,017       16,804
Less accumulated depreciation...........      4,161      5,363        6,065
                                          ---------  ---------  -------------
Net property and equipment..............  $  12,218  $  11,654    $  10,739
                                          ---------  ---------  -------------
                                          ---------  ---------  -------------

4.  RETIREMENT PLAN
    Legends Group, Ltd. sponsors a defined-contribution retirement plan for all eligible employees, of Golf Legends and other affiliated companies including officers. The plan provides for contributions by the Company equal to the level funding amount as calculated an defined in the plan agreement. The actual benefit, at any point in time for each participant, is the actual value of the participant's account based on the earnings or losses experienced by the plan. Retirement plan expense was

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
1993....................................   $      35
1994....................................          54
1995....................................          36


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................          34
1996....................................          27

                               GOLF LEGENDS, LTD.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

5.  LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                   DECEMBER 31,
                                                                               --------------------  SEPTEMBER 30,
                                                                                 1994       1995         1996
                                                                               ---------  ---------  -------------
6.25% note payable to bank, collateralized by substantially all assets (1)...  $  12,910  $  12,455    $  12,414
Notes payable to bank, due in monthly installments of $20,000, including interest at prime (8.25% as of September 30, 1996) to dates ranging from
 November 1996 to May 1998; collateralized by golf carts having a net book
 value of $444 at September 30, 1996.........................................        670        435          259
Paid in 1996.................................................................         --         53           --
Paid in 1995.................................................................         26         --           --
                                                                               ---------  ---------  -------------
                                                                                  13,606     12,943       12,673
Less current maturities......................................................        867        882          429
                                                                               ---------  ---------  -------------
Total long-term debt.........................................................  $  12,739  $  12,061    $  12,244
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------

------------
(1) The Company, along with certain affiliated companies (The Legends Group, Ltd.; Seaside Resorts, Ltd.; Marsh Harbour, Ltd.; and Heritage Golf Club, Ltd.), participates in a debt agreement with a bank consisting of two term notes totaling $17,790 as of September 30, 1996. The aforementioned companies are jointly liable for the debt and the sole stockholder as guaranteed the loans.

    Effective October 25, 1996, the rate on the notes was adjusted to the bank's prime rate.

    The outstanding balance at September 30, 1996, has been allocated to the various entities based on the original use of the loan proceeds net of payments to date as follows:

AFFILIATE                                            AMOUNT
--------------------------------------------------  ---------
Marsh Harbour, Ltd................................  $   3,680
Seaside Resorts, Ltd..............................        960
Golf Legends, Ltd.................................     12,414
Heritage Golf Club, Ltd...........................        736
                                                    ---------
                                                    $  17,790
                                                    ---------
                                                    ---------

    On April 19, 1995, the Company, along with the affiliated entities, amended the bank loan agreement and increased the total available loan by approximately $13,925 ($12,646 outstanding at September 30, 1996). These funds are to be used for construction of golf courses by an affiliated entity, Legends of Virginia, LC.

    Payment terms on the above Notes are from October 25, 1996, $150 monthly plus interest; from October 25, 1997, $156 monthly plus interest; from October 25, 1998, $163 monthly plus interest; total remaining due in balloon payment on October 25, 1999.

                               GOLF LEGENDS, LTD.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

5.  LONG-TERM DEBT (CONTINUED)
    The loan agreements provide, among other covenants, restrictions on certain financial ratios, a minimum aggregate cash balance of $250, payments to the sole stockholder, capital expenditures, indebtedness, liens, changes in the nature of the business and significant other limitations as to the use of funds. The Company had obtained a waiver for those covenants not met at December 31, 1995 and September 30, 1996.

    The Company is jointly liable as a guarantor, with the sole stockholder, and other affiliated entities for additional amounts totaling $3,850.

    Total debt of all affiliated entities of which the Company is jointly liable is approximately $34,285 at September 30, 1996.

    The aggregate annual maturities are as follows:


                                                                            AMOUNT
                                                                           ---------

1996 (three months)......................................................  $     429
1997.....................................................................        673
1998.....................................................................        714
1999.....................................................................     10,857
                                                                           ---------
Total....................................................................  $  12,673
                                                                           ---------
                                                                           ---------


6.  COMMITMENTS

    LEASES

    The Company leases the land for the golf courses from the sole stockholder. As of September 30, 1996, the Company has three leases for the golf courses, two expiring in 2009 and one in 2012. The leases require rental payments of 10% of monthly green fees as defined in the lease agreements. The total rental expense approximated the following:

YEAR ENDED DECEMBER 31,                                                        AMOUNT
---------------------------------------------------------------------------  -----------
1993.......................................................................   $     494
1994.......................................................................         531
1995.......................................................................         534


NINE MONTHS ENDED SEPTEMBER 30,
---------------------------------------------------------------------------
1995.......................................................................         408
1996.......................................................................         410


    Minimum lease commitments for noncancelable operating leases for various equipment in effect at September 30, 1996, are as follows:

YEAR ENDED DECEMBER 31,                                                        AMOUNT
---------------------------------------------------------------------------  -----------
1996 (three months)........................................................   $      38
1997.......................................................................         113
1998.......................................................................         113
1999.......................................................................         103
                                                                                    ---
  Total....................................................................   $     367
                                                                                    ---
                                                                                    ---

                               GOLF LEGENDS, LTD.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

6.  COMMITMENTS (CONTINUED)
    SELF-INSURANCE

    The Company and its affiliates maintain a self-insurance program for that portion of health care costs not covered by insurance. The Company is liable for claims up to $15 per employee annually with an annual aggregate maximum liability under the program for all companies of $225. Cumulative amounts estimated to be payable by the Company with respect to pending and potential claims have been accrued as liabilities.

    EMPLOYMENT AGREEMENT

    The Company, along with other affiliated entities, has an employment agreement with an officer that expires in 1998. The agreement provides basic compensation in addition to other incentives and bonuses based upon certain conditions as defined in the agreement.

7.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for interest:

YEAR ENDED DECEMBER 31,                                                                  AMOUNT
-------------------------------------------------------------------------------------  -----------
    1993.............................................................................   $     552
    1994.............................................................................   $     873
    1995.............................................................................   $     876


NINE MONTHS ENDED SEPTEMBER 30,
-------------------------------------------------------------------------------------
    1995.............................................................................   $     654
    1996.............................................................................   $     602

    During 1993, equipment having a net book value of $419 and cash of $227 was exchanged for similar new equipment having a value of $645.

    During 1993, $2,228 of receivables from the stockholder were settled through the declaration of a dividend.

    During 1994, $528 of receivables from the stockholder were settled through the declaration of a dividend.

    During 1994, equipment having a net book value of $419 and cash of $226 was exchanged for similar equipment having a value of $645.

    During 1995, $898 of land lease payables to stockholder were netted against receivables from stockholders.

8.  PROPOSED CONTRIBUTION OF ASSETS
    The Company is in negotiations to contribute the Company's interest in the golf courses properties and related equipment along with related debt to a newly formed partnership, Golf Trust of America, L.P. (GTA LP) in exchange for a limited partnership interest in GTA LP. A newly formed affiliate would lease the golf course properties and related equipment from GTA LP. GTA LP's general partner, Golf Trust of America, Inc. intends to file a Form S-11 registration statement with the Securities and Exchange Commission in connection with a proposed offering of shares to the public.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Heritage Golf Club, Ltd.
Myrtle Beach, South Carolina

    We have audited the accompanying balance sheets of HERITAGE GOLF CLUB, LTD. as of September 30, 1996, December 31, 1995 and 1994, and the related statements of income and retained earnings, and cash flows for the nine months ended September 30, 1996 and for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As more fully described in the notes to the financial statements, the HERITAGE GOLF CLUB, LTD. has material transactions with its stockholder and affiliates.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HERITAGE GOLF CLUB, LTD. at September 30, 1996, December 31, 1995 and 1994, and the results of its operations and its cash flows for the nine months ended September 30, 1996 and for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                            BDO SEIDMAN, LLP

Charlotte, North Carolina
December 11, 1996

                            HERITAGE GOLF CLUB, LTD.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                             DECEMBER 31,
                                                                                            --------------   SEPTEMBER
                                                                                             1994    1995    30, 1996
                                                                                            ------  ------  -----------
ASSETS (NOTE 5)
CURRENT:
  Cash....................................................................................  $  152  $   75    $   39
  Accounts receivable (Notes 1 and 6).....................................................      93     144       209
  Inventories.............................................................................      98      76        87
  Prepaid expenses........................................................................      16       2        46
                                                                                            ------  ------  -----------
    Total current assets..................................................................     359     297       381
                                                                                            ------  ------  -----------
Property and equipment (Notes 2 and 4), less accumulated depreciation.....................   2,526   2,160     1,914
                                                                                            ------  ------  -----------
Advances to affiliates, net (Note 1)......................................................       1     956     2,301
                                                                                            ------  ------  -----------
                                                                                            $2,886  $3,413    $4,596
                                                                                            ------  ------  -----------
                                                                                            ------  ------  -----------
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable........................................................................  $  138  $  108    $  284
  Accrued expenses:
    Land lease (Notes 5)..................................................................     420    --         149
    Retirement plan (Note 3)..............................................................      25      23        17
    Other.................................................................................      86      85        91
Current maturities of long-term debt (Note 4).............................................      99      89        89
                                                                                            ------  ------  -----------
      Total current liabilities...........................................................     768     305       630
Advances from affiliates (Notes 1)........................................................      --     595       595
Long-term debt, less current maturities (Note 4)..........................................     853     773       726
                                                                                            ------  ------  -----------
      Total liabilities...................................................................   1,621   1,673     1,951
                                                                                            ------  ------  -----------
Commitments (Notes 3 and 5)
Stockholder's equity:
  Common stock, $1 par -- shares authorized, 100,000; outstanding, 1,000..................       1       1         1
  Retained earnings (Note 4 and 6)........................................................   1,264   1,739     2,644
                                                                                            ------  ------  -----------
      Total stockholder's equity..........................................................   1,265   1,740     2,645
                                                                                            ------  ------  -----------
                                                                                            $2,886  $3,413    $4,596
                                                                                            ------  ------  -----------
                                                                                            ------  ------  -----------

          See accompanying summary of significant accounting policies and notes to financial statements.

                            HERITAGE GOLF CLUB, LTD.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                                       NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                    -------------------------------  ----------------------
                                                      1993       1994       1995        1995        1996
                                                    ---------  ---------  ---------  -----------  ---------
                                                                                     (UNAUDITED)
REVENUES:
  Green fees......................................  $   1,836  $   2,075  $   2,108   $   1,637   $   1,568
  Cart rentals....................................        787        937        949         736         698
  Membership dues.................................         37         76         99          99         147
  Food and beverage sales.........................        355        419        405         316         300
  Pro shop merchandise sales......................        317        375        377         288         263
  Other income (expense)..........................          7         53     --              (5)         (8)
                                                    ---------  ---------  ---------  -----------  ---------
    Total revenues................................      3,339      3,935      3,938       3,071       2,968
                                                    ---------  ---------  ---------  -----------  ---------
COSTS AND EXPENSES:
  General and administrative (Note 1).............      1,050        985        895         693         677
  Repairs and maintenance.........................        639        549        619         466         312
  Depreciation and amortization...................        332        358        319         238         225
  Cost of merchandise sold........................        147        176        188         150         138
  Rents (Note 5)..................................        175        197        200         154         149
  Pro shop operations.............................        185        199        232         172         144
  Cost of food and beverage sold..................        154        167        149         114         117
  Food and beverage operations....................        101        138        159         117         125
                                                    ---------  ---------  ---------  -----------  ---------
    Total costs and expenses......................      2,783      2,769      2,761       2,104       1,887
                                                    ---------  ---------  ---------  -----------  ---------
Operating income..................................        556      1,166      1,177         967       1,081
Interest expense..................................         26         63         63          47          41
                                                    ---------  ---------  ---------  -----------  ---------
Net income........................................        530      1,103      1,114         920       1,040
Retained earnings, beginning of period............        578        858      1,264       1,264       1,739
Dividends (Notes 4 and 6).........................        250        697        639         403         134
                                                    ---------  ---------  ---------  -----------  ---------
Retained earnings, end of period..................  $     858  $   1,264  $   1,739   $   1,781   $   2,645
                                                    ---------  ---------  ---------  -----------  ---------
                                                    ---------  ---------  ---------  -----------  ---------

          See accompanying summary of significant accounting policies and notes to financial statements.

                            HERITAGE GOLF CLUB, LTD.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                       NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                    -------------------------------  ----------------------
                                                      1993       1994       1995        1995        1996
                                                    ---------  ---------  ---------  -----------  ---------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................  $     530  $   1,103  $   1,114   $     920   $   1,040
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Loss of sale of assets........................     --         --              5      --              46
    Depreciation and amortization.................        332        358        319         238         225
    (Increase) decrease) in:
      Accounts receivable.........................        (55)       112        (52)       (109)        (64)
      Inventories.................................          5        (27)        22          15         (12)
      Prepaid expenses/other assets...............          3        (16)        14      --             (44)
    Increase (decrease) in:
      Checks written against future deposits......        (13)    --         --          --          --
      Accounts payable............................        (24)        74        (30)         27         175
      Accrued expenses............................       (310)       210       (423)       (380)        150
                                                    ---------  ---------  ---------       -----   ---------
Net cash provided by operating activities.........        468      1,814        969         711       1,516
                                                    ---------  ---------  ---------       -----   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions................       (320)       (91)       (82)     --             (25)
  Proceeds from sale of assets....................     --         --            124          47      --
  Increase in advances to affiliates..............     --             (1)      (955)       (935)     (1,346)
                                                    ---------  ---------  ---------       -----   ---------
Net cash used in investing activities.............       (320)       (92)      (913)       (888)     (1,371)
                                                    ---------  ---------  ---------       -----   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of dividends............................     --           (146)      (639)       (403)       (134)
  Proceeds from long-term debt....................        253        222     --          --          --
  Payments on long-term debt......................       (241)      (266)       (89)        (74)        (47)
  Increase (decrease) in advances from
   affiliates.....................................        (48)    (1,499)       595         562      --
                                                    ---------  ---------  ---------       -----   ---------
Net cash used in financing activities.............        (36)    (1,689)      (133)         85        (181)
                                                    ---------  ---------  ---------       -----   ---------
Net increase (decrease) in cash...................        112         33        (77)        (92)        (36)
Cash, beginning of period.........................          7        119        152         152          75
                                                    ---------  ---------  ---------       -----   ---------
Cash, end of period...............................  $     119  $     152  $      75   $      60   $      39
                                                    ---------  ---------  ---------       -----   ---------
                                                    ---------  ---------  ---------       -----   ---------

          See accompanying summary of significant accounting policies and notes to financial statements.

                            HERITAGE GOLF CLUB, LTD.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

BUSINESS

    Heritage Golf Club, Ltd. (the Company) owns and operates Heritage Golf Club, located on Pawleys Island, South Carolina.

INVENTORIES

    Inventories are valued at the lower-of-cost (first-in, first-out) or market and consist primarily of food, beverages, golf equipment and clothing.

REVENUE RECOGNITION

    Revenue from green fees, cart rentals, food and beverage sales, merchandise sales, and range income are generally recognized at the time of sale.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line methods for financial reporting and accelerated methods for income tax purposes.

    Estimated useful lives for major asset categories approximate:

DESCRIPTION                                  YEARS
----------------------------------------     -----
Golf course improvements................          15
Buildings...............................          40
Machinery and equipment.................         3-8
Furniture...............................           8
Golf carts..............................           5

    Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, related cost and accumulated depreciation are removed from the accounts.

INCOME TAXES

    The absence of a provision for income taxes is due to the election by the Company, and consent by its stockholder, to include the taxable income or loss of the Company in his individual tax returns. As a result, no federal or state income taxes are imposed on the Company.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables.

                            HERITAGE GOLF CLUB, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

    Concentration of credit risk with respect to trade receivables, which consists primarily of golf packages from hotels and charges, is limited due to the large number of hotels comprising the Company's customer base. The trade receivables are billed and due monthly, and all probable bad debt losses have been appropriately considered in establishing an allowance for doubtful accounts. As of December 31, 1994, 1995, and September 30, 1996, the Company had no significant concentration of credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" (Statement No. 121). Statement No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company periodically reevaluates the carrying amounts of its long-lived assets and the related depreciation and amortization periods are discussed above, and the Company believes that the adoption of Statement No. 121 will not have a material effect on its financial statements. This statement is effective for fiscal years beginning after December 15, 1995.

ADVERTISING

    The Company expenses advertising costs as incurred. Advertising costs included in general and administrative costs in the amounts of $82, $76, and $81 for December 31, 1993, 1994, and 1995, respectively. Amounts expended for the periods ended September 30, 1995 and 1996, were $59 and $74, respectively.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial statements for the nine months ended September 30, 1995, are unaudited; however, in the opinion of the management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                            HERITAGE GOLF CLUB, LTD.

                         NOTES TO FINANCIAL STATEMENTS

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

1.  AFFILIATED COMPANIES
    The Company's sole stockholder also owns and operates Marsh Harbour, Ltd.; Seaside Resorts, Ltd. (d/b/a Oyster Bay Golf Links); Heritage Plantation Ltd.; Legends Golf Development, Ltd.; The Legends Group, Ltd.; Golf Legends, Ltd.; Legends of Virginia, LC; and other businesses.

    The Legends Group, Ltd. provides various management and administrative services including reservations, advertising, accounting, payroll and related benefits, and telephone for all affiliated companies. These expenses are allocated to the businesses using procedures deemed appropriate to the nature of the expenses involved. The procedures utilize various allocation bases such as relative investment and number of employees and direct effort expended. Interest on allocated external debt is charged as incurred. Management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred if the businesses had operated as separate companies.

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
  1993..................................   $     297
  1994..................................   $     187
  1995..................................   $     213


NINE MONTHS ENDED SEPTEMBER 30,             AMOUNT
----------------------------------------  -----------
  1995..................................   $     160
  1996..................................   $     160

    Advances to and from affiliated companies, stockholder receivable and accrued land lease (Note 5), as shown on the balance sheets, have no fixed payment/repayment provisions and are noninterest bearing.

2.  PROPERTY AND EQUIPMENT
    Major classes of property and equipment consist of the following:

                                              DECEMBER 31,
                                          --------------------  SEPTEMBER 30,
                                            1994       1995         1996
                                          ---------  ---------  -------------
Golf course improvements................  $   2,490  $   2,511    $   2,511
Machinery and equipment.................        700        758          510
Furniture and fixtures..................        363        366          380
Buildings...............................      1,161      1,032        1,032
Golf carts..............................        296        296          296
                                          ---------  ---------       ------
                                              5,010      4,963        4,729
Less accumulated depreciation...........      2,484      2,803        2,815
                                          ---------  ---------       ------
Net property and equipment..............  $   2,526  $   2,160    $   1,914
                                          ---------  ---------       ------
                                          ---------  ---------       ------

3.  RETIREMENT PLAN
    The Company and its affiliates sponsor a defined-contribution retirement plan for all eligible employees, including officers. The plan provides for
contributions  by   the  Company   equal  to   the  level   funding  amount   as

                            HERITAGE GOLF CLUB, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

3.  RETIREMENT PLAN (CONTINUED)
calculated an defined in the plan agreement. The actual benefit, at any point in time for each participant, is the actual value of the participant's account based on the earnings or losses experienced by the plan. Retirement plan expense:

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
  1993..................................   $      13
  1994..................................   $      26
  1995..................................   $      24


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
  1995..................................   $      17
  1996..................................   $      17

4.  LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                               DECEMBER 31
                                                                           --------------------   SEPTEMBER 30,
                                                                             1994       1995          1996
                                                                           ---------  ---------  ---------------
6.25% note payable to bank, collateralized by substantially all assets
 (1).....................................................................  $     762  $     736     $     736
Note payable to bank, due in monthly installments of $5, including interest at prime (8.25% as of September 30, 1996) to February 1997;
 collateralized by golf carts having a net book value of $142 at
 September 30, 1996......................................................        190        126            79
                                                                                 ---        ---           ---
                                                                                 952        862           815
Less current maturities..................................................         99         89            89
                                                                                 ---        ---           ---
Total long-term debt.....................................................  $     853  $     773     $     726
                                                                                 ---        ---           ---
                                                                                 ---        ---           ---

------------
(1) The Company, along with certain affiliated companies (The Legends Group, Ltd.; Seaside Resorts, Ltd.; Golf Legends, Ltd.; and Marsh Harbour, Ltd.), participates in a debt agreement with a bank consisting of two term notes totaling $17,790 as of September 30, 1996. The aforementioned companies are jointly liable for the debt and the sole stockholder as guaranteed the loans.

    The outstanding balance at September 30, 1996, has been allocated to the various entities based on the original use of the loan proceeds net of payments to date as follows:

AFFILIATE                                  AMOUNT
----------------------------------------  ---------
Marsh Harbour, Ltd......................  $   3,680
Seaside Resorts, Ltd....................        960
Golf Legends, Ltd.......................     12,414
Heritage Golf Club, Ltd.................        736
                                          ---------
                                          $  17,790
                                          ---------
                                          ---------

    On April 19, 1995, the Company, along with the affiliated entities, amended the bank loan agreement and increased the total available loan by approximately $13,925 ($12,646 outstanding at September 30, 1996). These funds are to be used for construction of golf courses by an affiliated entity, Legends of Virginia, LC.

                            HERITAGE GOLF CLUB, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

4.  LONG-TERM DEBT (CONTINUED)
    Payment terms on the above notes are from October 26, 1996, $150 monthly plus interest; from October 25, 1997, $156 monthly plus interest; from October 25, 1998, $163 monthly plus interest; total remaining due in balloon payment on October 25, 1999.

    The loan agreement provides, among other covenants, restrictions on certain financial ratios, a minimum aggregate cash balance of $250, payments to the sole stockholder, capital expenditures, indebtedness, liens, changes in the nature of the business and significant other limitations as to the use of funds. The Company obtained a waiver for those covenants not met at December 31, 1995 and September 30, 1996.

    The Company is jointly liable as a guarantor, with the sole stockholder, and other affiliated entities for additional amounts totaling $3,850.

    Total debt of all affiliated entities of which the Company is jointly liable is approximately $34,285 at September 30, 1996.

    The aggregate annual maturities for the above mortgage notes payable at September 30, 1996, are as follows:

                                            AMOUNT
                                          -----------
 1996 (three months)....................   $      89
  1997..................................          26
  1998..................................          26
  1999..................................         674
                                                 ---
    Total...............................   $     815
                                                 ---
                                                 ---

5.  COMMITMENTS

  LEASES

    The Company leases the land for the golf course from the sole stockholder. The lease expires in June 2006 and requires a rental payment of 10% of the monthly green fees as defined in the lease agreements. The total rental expense for the land approximates:

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
  1993..................................   $     175
  1994..................................   $     197
  1995..................................   $     200


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
  1995..................................   $     154
  1996..................................   $     149

                            HERITAGE GOLF CLUB, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

5.  COMMITMENTS (CONTINUED)
    Minimum lease commitments for noncancelable operating leases for various equipment in effect at September 30, 1996, are as follows:

YEAR ENDING DECEMBER 31,                                                                 AMOUNT
-------------------------------------------------------------------------------------  -----------
1996 (three months)..................................................................   $      15
1997.................................................................................          45
1998.................................................................................          45
1999.................................................................................          42
2000.................................................................................           2
                                                                                              ---
  Total..............................................................................   $     149
                                                                                              ---
                                                                                              ---

  SELF-INSURANCE

    The Company and its affiliates maintain a self-insurance program for that portion of health care costs not covered by insurance. The Company is liable for claims up to $15 per employee annually with an annual aggregate maximum liability under the program for all companies of $225. Cumulative amounts estimated to be payable by the Company with respect to pending and potential claims have been accrued as liabilities.

  EMPLOYMENT AGREEMENT

    The Company, along with other affiliated entities, has an employment agreement with an officer that expires in 1998. The agreement provides basic compensation in addition to other incentives and bonuses based upon certain conditions as defined in the agreement.

6.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the year for interest:

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
  1993..................................   $      26
  1994..................................   $      64
  1995..................................   $      63


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
  1996..................................   $      47
  1995..................................   $      41

    During 1994, equipment having a net book value of $204 and cash of $53 was exchanged for similar new equipment having a value of $257.

    During 1994, $551 of receivables from the stockholder were settled through the declaration of a dividend.

    During 1993, equipment having a net book value of $167 and cash of $88 was exchanged for similar new equipment having a value of $255.

7.  PROPOSED CONTRIBUTION OF ASSETS
    The Company is in negotiations to contribute the Company's interest in the golf courses properties and related equipment along with related debt to a newly formed partnership, Golf Trust of America, L.P. (GTA LP) in exchange for a limited partnership interest in GTA LP. A newly formed affiliate would lease the golf course properties and related equipment from GTA LP. GTA LP's general partner, Golf Trust of America, Inc. intends to file a Form S-11 registration statement with the Securities and Exchange Commission in connection with a proposed offering of shares to the public.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Seaside Resorts, Ltd.
Myrtle Beach, South Carolina

    We have audited the accompanying balance sheets of SEASIDE RESORTS, LTD. as of September 30, 1996, December 31, 1995 and 1994, and the related statements of income and retained earnings, and cash flows for the nine months ended September 30, 1996 and for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As more fully described in the notes to the financial statements, the SEASIDE RESORTS, LTD. has material transactions with its shareholder and affiliates.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SEASIDE RESORTS, LTD. at September 30, 1996, December 31, 1995 and 1994, and the results of its operations and its cash flows for the nine months ended September 30, 1996 and for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                                BDO SEIDMAN, LLP

Charlotte, North Carolina
December 11, 1996

                             SEASIDE RESORTS, LTD.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                     DECEMBER 31,
                                                                                 --------------------  SEPTEMBER 30,
                                                                                   1994       1995         1996
                                                                                 ---------  ---------  -------------
                                                  ASSETS (Note 5)
CURRENT:
  Cash.........................................................................  $     138  $     109    $      26
  Accounts receivable (Note 2).................................................        133        162          224
  Inventories..................................................................        151        120          168
  Prepaid expenses.............................................................     --         --                6
                                                                                 ---------  ---------       ------
      Total current assets.....................................................        422        391          424
                                                                                 ---------  ---------       ------
Property and equipment (Notes 3 and 5), less accumulated depreciation..........      1,192      1,055        1,014
                                                                                 ---------  ---------       ------
Advances to affiliates (Note 1)................................................        706      1,863        2,701
                                                                                 ---------  ---------       ------
                                                                                 $   2,320  $   3,309    $   4,139
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------
                                        LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.............................................................  $      96  $      65    $     268
  Accrued expenses:
    Retirement plan (Note 4)...................................................          9         12            9
    Other......................................................................         38         23           67
    Current maturities of long-term debt (Note 5)..............................        110        116          117
                                                                                 ---------  ---------       ------
      Total current liabilities................................................        253        216          461
Advances from affiliates (Note 1)..............................................     --          1,253        1,256
Long-term debt, less current maturities (Note 5)...............................      1,073        996          948
                                                                                 ---------  ---------       ------
      Total liabilities........................................................      1,326      2,465        2,665
                                                                                 ---------  ---------       ------
Commitments (Notes 4 and 6)
Shareholder's equity:
  Common stock, $1 par -- shares authorized, 100,000; outstanding, 1,000.......          1          1            1
  Retained earnings (Note 5)...................................................        993        843        1,473
                                                                                 ---------  ---------       ------
      Total shareholder's equity...............................................        994        844        1,474
                                                                                 ---------  ---------       ------
                                                                                 $   2,320  $   3,309    $   4,139
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------

    See accompanying summary of significant accounting policies and notes to financial statements

                             SEASIDE RESORTS, LTD.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                                     NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                  -------------------------------  ----------------------
                                                    1993       1994       1995        1995        1996
                                                  ---------  ---------  ---------  -----------  ---------
                                                                                   (UNAUDITED)
REVENUES:
  Green fees....................................  $   2,339  $   2,274  $   2,429   $   1,875   $   1,776
  Cart rentals..................................      1,006        975      1,030         801         714
  Food and beverage sales.......................        316        329        334         272         255
  Pro shop merchandise sales....................        510        474        526         392         356
  Other income..................................         17         63          5           3         (20)
                                                  ---------  ---------  ---------  -----------  ---------
    Total revenues..............................      4,188      4,115      4,324       3,343       3,081
                                                  ---------  ---------  ---------  -----------  ---------
COST AND EXPENSES:
  General and administrative (Note 1)...........        773        707        676         556         518
  Repairs and maintenance.......................        366        403        508         412         406
  Depreciation and amortization.................        144        181        187         137         137
  Cost of merchandise sold......................        232        247        259         202         173
  Rents (Note 6)................................        233        228        248         170         178
  Pro shop operations...........................        234        234        267         204         188
  Cost of food and beverage sold................         87         87         94          75          75
  Food and beverage operations..................         58         59         74          53          50
                                                  ---------  ---------  ---------  -----------  ---------
    Total costs and expenses....................      2,127      2,146      2,313       1,809       1,725
                                                  ---------  ---------  ---------  -----------  ---------
Operating income................................      2,061      1,969      2,011       1,534       1,356
Interest expense................................         31         78         77          58          52
                                                  ---------  ---------  ---------  -----------  ---------
Net income......................................      2,030      1,891      1,934       1,476       1,304
Retained earnings, beginning of period..........        327        184        993         993         843
Dividends (Notes 5 and 7).......................      2,173      1,082      2,084       1,662         674
                                                  ---------  ---------  ---------  -----------  ---------
Retained earnings, end of period................  $     184  $     993  $     843   $     807   $   1,473
                                                  ---------  ---------  ---------  -----------  ---------
                                                  ---------  ---------  ---------  -----------  ---------

    See accompanying summary of significant accounting policies and notes to financial statements.

                             SEASIDE RESORTS, LTD.
                            STATEMENTS OF CASH FLOW
                                 (IN THOUSANDS)

                                                                                     NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                  -------------------------------  ----------------------
                                                    1993       1994       1995        1995        1996
                                                  ---------  ---------  ---------  -----------  ---------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................  $   2,030  $   1,891  $   1,934   $   1,476   $   1,304
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and Amortization...............        144        181        187         137         137
    Gain (loss) on disposal of assets...........     --         --         --          --              22
    (Increase) decrease in:
      Accounts receivable.......................        (32)        77        (29)       (117)        (62)
      Inventories...............................        (22)       (16)        31          (8)        (48)
      Prepaid expenses..........................     --         --         --          --              (6)
    Increase (decrease) in:
      Checks written against future deposits....        (27)    --         --          --          --
      Accounts payable..........................        (97)        70        (32)        120         203
      Accrued expenses..........................        (74)        15        (11)         21          41
                                                  ---------  ---------  ---------  -----------  ---------
Net cash provided by operating activities.......      1,922      2,218      2,080       1,629       1,591
                                                  ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions..............       (161)      (209)       (51)     --            (118)
  (Increase) decrease in advances to
   affiliates...................................        458        189     (1,156)       (939)       (838)
                                                  ---------  ---------  ---------  -----------  ---------
Net cash used in investing activities...........        297        (20)    (1,207)       (939)       (956)
                                                  ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of dividends..........................     (1,128)    (1,082)    (2,084)     (1,662)       (674)
  Proceeds from long-term debt..................        249        220         26      --          --
  Payments on long-term debt....................       (273)      (272)       (96)        (81)        (47)
  Increase (decrease) in advances from
   affiliates...................................       (962)    (1,035)     1,252         939           3
                                                  ---------  ---------  ---------  -----------  ---------
Net cash used in financing activities...........     (2,114)    (2,169)      (902)       (804)       (718)
                                                  ---------  ---------  ---------  -----------  ---------
Net increase (decrease) in cash.................        105         29        (29)       (114)        (83)
Cash, beginning of period.......................          4        109        138         138         109
                                                  ---------  ---------  ---------  -----------  ---------
Cash, end of period.............................  $     109  $     138  $     109   $      24   $      26
                                                  ---------  ---------  ---------  -----------  ---------
                                                  ---------  ---------  ---------  -----------  ---------

    See accompanying summary of significant accounting policies and notes to financial statements

                             SEASIDE RESORTS, LTD.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

BUSINESS

    Seaside Resorts, Ltd. (the Company) owns and operates Oyster Bay Golf Links located in Sunset Beach, North Carolina.

INVENTORIES

    Inventories are valued at the lower-of-cost (first-in, first-out) or market and consist primarily of food, beverages, golf equipment and clothing.

REVENUE RECOGNITION

    Revenue from green fees, cart rentals, food and beverage sales, merchandise sales, and range income are generally recognized at time of sale.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line methods for financial reporting and accelerated methods for income tax purposes.

    Estimated useful lives for major asset categories approximate:

DESCRIPTION                                  YEARS
----------------------------------------     -----
Golf course improvements................          15
Buildings...............................          40
Machinery and equipment.................         3-8
Furniture...............................           8
Golf carts..............................           5

INCOME TAXES

    The absence of a provision for income taxes is due to the election by the Company, and consent by its shareholder, to include the taxable income or loss of the Company in his individual tax returns. As a result, no federal or state income taxes are imposed on the Company.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables.

    Concentration of credit risk with respect to trade receivables, which consists primarily of golf packages from hotels and charges, is limited due to the large number of hotels comprising the Company's customer base.

                             SEASIDE RESORTS, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)
The trade receivables are billed and due monthly, and all probable bad debt losses have been appropriately considered in establishing an allowance for doubtful accounts. As of December 31, 1994, 1995, and September 30, 1996, the Company had no significant concentration of credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" (Statement No. 121). Statement No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company periodically reevaluates the carrying amounts of its long-lived assets and the related depreciation and amortization periods are discussed above, and the Company believes that the adoption of Statement No. 121 will not have a material effect on its financial statements. This statement is effective for fiscal years beginning after December 15, 1995.

ADVERTISING

    The Company expenses advertising costs as incurred. Advertising costs included in general and administrative costs in the amounts of $89, $93, and $80 for December 31, 1993, 1994, and 1995, respectively. Amounts expended for the periods ended September 30, 1995 and 1996, were $59 and $61, respectively.

UNAUDITED INTERIM FINANCIAL STATEMENTS


    The interim financial statements for the nine months ended September 30, 1995 are unaudited; however, in the opinion of the management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                             SEASIDE RESORTS, LTD.

                         NOTES TO FINANCIAL STATEMENTS

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

1.  AFFILIATED COMPANIES
    The Company's sole shareholder also owns and operates Marsh Harbour, Ltd.; Heritage Golf Club, Ltd.; Heritage Plantation, Ltd.; Legends Golf Development, Ltd.; Golf Legends, Ltd.; The Legends Group, Ltd.; Legends of Virginia, LC; and other businesses.

    The Legends Group, Ltd. provides various management and administrative services including reservations, advertising, accounting, payroll and related benefits, and telephone for all affiliated companies. These expenses are allocated to the businesses using procedures deemed appropriate to the nature of the expenses involved. The procedures utilize various allocation bases such as relative investment and number of employees and direct effort expended. Interest on allocated external debt is charged as incurred. Management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred if the businesses had operated as separate companies.

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
1993....................................   $     297
1994....................................   $     187
1995....................................   $     213


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................   $     160
1996....................................   $     160

    Advances to and from affiliated companies, as shown on the balance sheets, have no fixed payment/ repayment provisions and are noninterest bearing.

2.  ACCOUNTS RECEIVABLE
    Accounts receivable consist of the following:

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1994       1995          1996
                                          ---------  ---------  ---------------
Golf packages receivables...............  $      97  $     125     $     191
Other...................................         36         37            33
                                                ---        ---           ---
                                          $     133  $     162     $     224
                                                ---        ---           ---
                                                ---        ---           ---

3.  PROPERTY AND EQUIPMENT
    Major classes of property and equipment consist of the following:

                                              DECEMBER 31,
                                          --------------------  SEPTEMBER 30,
                                            1994       1995         1996
                                          ---------  ---------  -------------
Golf course improvements................  $   1,136  $   1,144    $   1,263
Buildings...............................        236        236          243
Machinery and equipment.................        659        679          495
Furniture and fixtures..................        105        105          105
Golf carts..............................        265        264          265
                                          ---------  ---------       ------
                                              2,401      2,428        2,371
Less accumulated depreciation...........      1,209      1,373        1,357
                                          ---------  ---------       ------
Net property and equipment..............  $   1,192  $   1,055    $   1,014
                                          ---------  ---------       ------
                                          ---------  ---------       ------

                             SEASIDE RESORTS, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

4.  RETIREMENT PLAN
    The Company and its affiliates sponsor a defined-contribution retirement plan for all eligible employees, including officers. The plan provides for contributions by the Company, equal to the level funding amount as calculated an defined in the plan agreement. The actual benefit, at any point in time for each participant, is the actual value of the participant's account based on the earnings or losses experienced by the plan. Retirement plan expense was:

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
1993....................................   $      16
1994....................................   $      12
1995....................................   $      13


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................   $       9
1996....................................   $       9

5.  LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                             --------------------  SEPTEMBER 30,
                                                               1994       1995         1996
                                                             ---------  ---------  -------------
6.25% note payable to bank, collateralized by substantially
 all assets(1).............................................  $     994  $     960    $     960
Note payable to bank, due in monthly installments of $5
 including interest at prime (8.25% as of September 30,
 1996) to December 1997; collateralized by golf carts
 having a net book value of $142 at September 30, 1996.....        189        126           79
Note payable to a finance company maturing April 2000 with
 monthly payments of $1 plus interest at prime plus 1.15%;
 collateralized by equipment with a net book value of
 $27.......................................................     --             26           26
                                                             ---------  ---------       ------
                                                                 1,183      1,112        1,065
Less current maturities....................................        110        116          117
                                                             ---------  ---------       ------
Total long-term debt.......................................  $   1,073  $     996    $     948
                                                             ---------  ---------       ------
                                                             ---------  ---------       ------

------------
(1) The Company, along with certain affiliated companies (The Legends Group, Ltd.; Marsh Harbour, Ltd.; Golf Legends, Ltd.; and Heritage Golf Club, Ltd.), participates in a debt agreement with a bank consisting of two term notes totaling $17,790 as of September 30, 1996. The aforementioned companies are jointly liable for the debt and the shareholder has guaranteed the loans.

                             SEASIDE RESORTS, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

5.  LONG-TERM DEBT (CONTINUED)
    The outstanding balance at September 30, 1996, has been allocated to the various entities based on the original use of the loan proceeds net of payments to date as follows:

AFFILIATE                                  AMOUNT
----------------------------------------  ---------
Marsh Harbour, Ltd......................  $   3,680
Seaside Resorts, Ltd....................        960
Golf Legends, Ltd.......................     12,414
Heritage Golf Club, Ltd.................        736
                                          ---------
                                          $  17,790
                                          ---------
                                          ---------

    On April 19, 1995, the Company, along with the affiliated entities, amended the bank loan agreement and increased the total available loan by approximately $13,925 ($12,646 outstanding at September 30, 1996.) These funds are to be used for construction of golf courses by an affiliated entity, Legends of Virginia, LC.

    Payment terms on the above notes are from October 25, 1996, $150 monthly plus interest; from October 25, 1997, $156 monthly plus interest; from October 25, 1998, $163 monthly plus interest; total remaining due in balloon payment on October 25, 1999.

    The loan agreement provides, among other covenants, restrictions on certain financial ratios, a minimum aggregate cash balance of $250,000, payments to the sole shareholder, capital expenditures, indebtedness, liens, changes in the nature of the business and significant other limitations as to the use of funds. The Company had obtained a waiver for those covenants not met at December 31, 1995 and September 30, 1996.

    The Company is jointly liable as a guarantor, with the shareholder, and other affiliated entities for additional amounts totaling $3,850.

    Total debt of all affiliated entities of which the Company is jointly liable is approximately $34,286 at September 30, 1996.

    The aggregate annual maturities are as follows:

                                           AMOUNT
                                          ---------
1996 (three months).....................  $     117
1997....................................         53
1998....................................         56
1999....................................        839
                                          ---------
Total...................................  $   1,065
                                          ---------
                                          ---------

                             SEASIDE RESORTS, LTD.

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

6.  COMMITMENTS
    LEASES

    The Company leases land for the golf course. The lease has a term of fifty years expiring in April 2032. The lease requires an annual rental payment of 10% of the green fees, as defined in the lease agreement. The lease does not contain an option to purchase the land. The total rental expense for the land approximated.

YEAR ENDING DECEMBER 31,                    AMOUNT
----------------------------------------  -----------
1993....................................   $     233
1994....................................         228
1995....................................         248


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................         170
1996....................................         178


    SELF-INSURANCE

    The Company and its affiliates maintain a self-insurance program for that portion of health care costs not covered by insurance. The Company is liable for claims up to $15 per employee annually with an annual aggregate maximum liability under the program for all companies of $225. Cumulative amounts estimated to be payable by the Company with respect to pending and potential claims have been accrued as liabilities.

    EMPLOYMENT AGREEMENT

    The Company, along with other affiliated entities, has an employment agreement with an officer that expires in 1998. The agreement provides basic compensation in addition to other incentives and bonuses based upon certain conditions as defined in the agreement.

7.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for interest:

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
1993....................................   $      30
1994....................................          79
1995....................................          77


NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------
1995....................................          58
1996....................................          52

    During 1993, equipment having a net book value of $167 and cash of $88 was exchanged for similar new equipment having a value of $225.

    During 1994, equipment having a net book value of $204 and cash of $53 was exchanged for similar new equipment having a value of $257.

8.  PROPOSED CONTRIBUTION OF ASSETS
    The Company is in negotiations to contribute the Company's interest in the golf courses properties and related equipment along with related debt to a newly formed partnership, Golf Trust of America, L.P. (GTA LP) in exchange for a limited partnership interest in GTA LP. A newly formed affiliate would lease the golf course properties and related equipment from GTA LP. GTA LP's general partner, Golf Trust of America, Inc. intends to file a Form S-11 registration statement with the Securities and Exchange Commission in connection with a proposed offering of shares to the public.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members
Legends of Virginia, LC
Myrtle Beach, South Carolina

    We have audited the accompanying balance sheets of LEGENDS OF VIRGINIA, LC as of September 30, 1996, December 31, 1995 and 1994 and the related statements of income and retained earnings, and cash flows for the nine months ended September 30, 1996 and for the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As more fully described in the notes to the financial statements, LEGENDS OF VIRGINIA, LC has material transactions with its majority member and affiliates.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LEGENDS OF VIRGINIA, LC at September 30, 1996, December 31, 1995 and 1994, and the results of its operations and its cash flows for the nine months ended September 30, 1996 and for the two years in the period ended December 31, 1995 ended in conformity with generally accepted accounting principles.

                                                            BDO SEIDMAN, LLP

Charlotte, North Carolina
December 11, 1996

                            LEGENDS OF VIRGINIA, LC

                                 BALANCE SHEETS

                                 (IN THOUSANDS)


                                                                                       NINE MONTHS
                                                                     DECEMBER 31,         ENDED
                                                                 --------------------   SEPTEMBER
                                                                   1994       1995      30, 1996
                                                                 ---------  ---------  -----------
ASSETS (NOTE 5)
CURRENT:
  Cash.........................................................  $  --      $  --       $      98
  Accounts receivable..........................................     --         --              15
  Inventories..................................................     --         --              25
                                                                 ---------  ---------  -----------
      Total current assets.....................................     --         --             138
Advances to affiliates (Note 1)................................     --             60          60
Other..........................................................     --         --             295
Property and equipment (Notes 3 and 5), less accumulated
 depreciation..................................................     --            436      21,322
Construction in progress (Notes 1 & 6).........................      3,365     17,795      --
                                                                 ---------  ---------  -----------
                                                                 $   3,365  $  18,291   $  21,815
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------
LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable...............................................  $  --      $  --       $     765
Other liabilities..............................................     --         --              87
Current maturities of long-term debt (Note 2)..................     --            622         178
                                                                 ---------  ---------  -----------
      Total current liabilities................................     --            622       1,030
                                                                 ---------  ---------  -----------
Advances from affiliates (Note 1)..............................      2,364      5,876       9,179
Long-term debt (Note 2)........................................     --         10,836      12,468
                                                                 ---------  ---------  -----------
      Total liabilities........................................      2,364     17,334      22,677
                                                                 ---------  ---------  -----------
Commitments (Notes 3 and 4)
Members' equity (deficit):
  Members' contributions.......................................          1          1           1
  Members' accumulated equity (deficit)........................      1,000        955        (863)
                                                                 ---------  ---------  -----------
      Total members' equity (deficit)..........................      1,001        956        (862)
                                                                 ---------  ---------  -----------
                                                                 $   3,365  $  18,291   $  21,815
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------


    See accompanying summary of significant accounting policies and notes to financial statements.

                            LEGENDS OF VIRGINIA, LC
                    STATEMENTS OF LOSS AND MEMBERS' DEFICIT

                                 (IN THOUSANDS)


                                                           YEAR ENDED DECEMBER     NINE MONTHS ENDED
                                                                   31,               SEPTEMBER 30,
                                                           --------------------  ----------------------
                                                             1994       1995        1995        1996
                                                           ---------  ---------  -----------  ---------
                                                                                 (UNAUDITED)
REVENUES:
Green fees...............................................  $  --      $  --       $  --       $     255
Cart rentals.............................................     --         --          --              70
Food and beverage sales..................................     --         --          --              24
Pro shop merchandise sales...............................     --         --          --              41
Other income (Note 6)....................................      1,000     --          --              (3)
                                                           ---------  ---------  -----------  ---------
    Total revenues.......................................      1,000     --          --             387
                                                           ---------  ---------  -----------  ---------
COSTS AND EXPENSES:
General and administrative (Note 1)......................     --             15      --             783
Repairs and maintenance..................................     --         --          --             747
Depreciation and amortization............................     --             29      --             272
Cost of merchandise sold.................................     --         --          --              87
Pro shop operations......................................     --         --          --             114
Cost of food and beverage sold...........................     --         --          --               8
Food and beverage operations.............................     --         --          --               7
                                                           ---------  ---------  -----------  ---------
    Total costs and expenses.............................     --             44      --           2,018
                                                           ---------  ---------  -----------  ---------
Operating income (loss)..................................      1,000        (44)     --          (1,631)
Interest expense.........................................     --         --          --             188
                                                           ---------  ---------  -----------  ---------
Net income (loss)........................................      1,000        (44)     --          (1,819)
Members' accumulated equity (deficit), beginning of
 period..................................................     --          1,000       1,000         956
                                                           ---------  ---------  -----------  ---------
Members' accumulated equity (deficit), end of period.....  $   1,000  $     956   $   1,000   $    (863)
                                                           ---------  ---------  -----------  ---------
                                                           ---------  ---------  -----------  ---------


    See accompanying summary of significant accounting policies and notes to financial statements.

                            LEGENDS OF VIRGINIA, LC

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                              NINE MONTHS ENDED
                                                                                SEPTEMBER 30,
                                                      DECEMBER 31,      -----------------------------
                                                    -----------------      1995
                                                     1994      1995     (UNAUDITED)        1996
                                                    -------  --------   -----------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $ 1,000  $    (44)   $  --           $     (1,819)
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Contribution of land (Note 6).................   (1,000)    --          --              --
    Depreciation and amortization.................    --           29       --                    272
    (Increase) decrease in:
      Accounts receivable.........................    --        --          --                  ) (15
      Inventories.................................    --        --          --                  ) (25
      Prepaid expenses/other assets...............    --        --          --                  )(319
    Increase (decrease) in:
      Accounts payable............................    --        --          --                    765
      Accrued expenses............................                          --                     87
                                                    -------  --------   -----------            ------
Net cash (used in) operating activities...........    --          (15)      --                 (1,054)
                                                    -------  --------   -----------            ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions................    --      (11,443)      --                  ) (36
                                                    -------  --------   -----------            ------
Net cash used in investing activities.............    --      (11,443)      --                  ) (36
                                                    -------  --------   -----------            ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt....................    --       11,458       --                  1,188
  Increase (decrease) in advances from
   affiliates.....................................    --        --          --              --
                                                    -------  --------   -----------            ------
Net cash provided by financing activities.........    --       11,458       --                  1,188
                                                    -------  --------   -----------            ------
Net decrease in cash..............................    --        --          --                     98
Cash, beginning of period.........................    --        --          --              --
                                                    -------  --------   -----------            ------
Cash, end of period...............................  $ --     $  --       $  --           $         98
                                                    -------  --------   -----------            ------
                                                    -------  --------   -----------            ------


    See accompanying summary of significant accounting policies and notes to financial statements.

                            LEGENDS OF VIRGINIA, LC

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

BUSINESS

    Legends of Virginia, LC (the Company) is in the business of developing and operating two golf courses near Williamsburg, Virginia, Stonehouse Golf Club and Royal New Kent which opened in June and August 1996, respectively.

REVENUE RECOGNITION

    Revenue from green fees, cart rentals, food and beverage sales, merchandise sales, and range income are generally recognized at the time of sale.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all highly liquid debt investments with a maturity of three months or less to be cash equivalents.

CONSTRUCTION-IN-PROGRESS

    Construction-in-progress is stated at cost.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using straight-line methods for financial reporting and accelerated methods for income tax purposes.

    Estimated useful lives for major asset categories approximate:

DESCRIPTION                                  YEARS
----------------------------------------     -----
Golf course improvements................          15
Buildings...............................          40
Machinery and equipment.................         3-8
Furniture...............................           8
Golf carts..............................           5

    Major renewals and betterment's are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, related cost and accumulated depreciation are removed from the accounts.

INCOME TAXES

    No provision has been made for income taxes or related credits, as under the Internal Revenue Code a limited liability company is treated as a partnership for income tax purposes. Therefore, the results of operations are includable in the income tax returns of the members.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables.

                            LEGENDS OF VIRGINIA, LC

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

    Concentration of credit risk with respect to trade receivables, which consists primarily of golf packages from hotels and charges, is limited due to the large number of hotels comprising the Company's customer base. The trade receivables are billed and due monthly, and all probable bad debt losses have been appropriately considered in establishing an allowance for doubtful accounts. As of December 31, 1994, 1995, and September 30, 1996, the Company had no significant concentration of credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" (Statement No. 121). Statement No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company periodically reevaluates the carrying amounts of its long-lived assets and the related depreciation and amortization periods are discussed above, and the Company believes that the adoption of Statement No. 121 will not have a material effect on its financial statements. This statement is effective for fiscal years beginning after December 15, 1995.

ADVERTISING

    The Company expenses advertising costs as incurred. The Company incurred no advertising costs in 1994 and 1995. Amounts expended for the nine month periods ended September 30, 1995 and 1996, were $0 and $251, respectively.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial statements for the nine months ended September 30, 1995, are unaudited; however, in the opinion of the management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                            LEGENDS OF VIRGINIA, LC

                         NOTES TO FINANCIAL STATEMENTS
               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

1.  AFFILIATED COMPANIES

    The Company's majority member also owns and operates Seaside Resorts, Ltd. (d/b/a Oyster Bay Golf Links); Marsh Harbour, Ltd.; Heritage Golf Club, Ltd.; Legends Golf Development, Ltd.; Heritage Plantation, Ltd.; Legends Properties, LLC; The Legends Group, Ltd.; Golf Legends, Ltd.; and other businesses.

    Legends Golf Development, Ltd. (LGD) serves as the general contractor for the projects. Under the terms of the contract, LGD will be paid 7 percent over costs as its fee.

    The Legends Group, Ltd. provides various management and administrative services including reservations, advertising, accounting, payroll and related benefits, and telephone for all affiliated companies. These expenses are allocated to the businesses using procedures deemed appropriate to the nature of the expenses involved. The procedures utilize various allocation bases such as relative investment and number of employees and direct effort expended. Interest on allocated external debt is charged as incurred. Management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred if the businesses had operated as separate companies.

YEAR ENDED DECEMBER 31,                     AMOUNT
----------------------------------------  -----------
  1994..................................   $  --
  1995..................................   $  --


NINE MONTH ENDED SEPTEMBER 30,              AMOUNT
----------------------------------------  -----------
  1996..................................   $      60

2.  PROPERTY AND EQUIPMENT

    Major classes of property and equipment consist of the following:


                                                                          DECEMBER 31,
                                                                      --------------------  SEPTEMBER 30,
                                                                        1994       1995         1996
                                                                      ---------  ---------  -------------
Land (Note 6).......................................................  $   1,000  $   1,000    $   1,000
Golf course improvements............................................     --         --           19,155
Buildings...........................................................     --         --              836
Machinery and equipment.............................................     --            465          252
Furniture...........................................................     --         --               76
Construction-in-progress............................................      2,365     16,795          280
                                                                      ---------  ---------  -------------
                                                                          3,365     18,260       21,599
Less accumulated depreciation and amortization......................     --             29          277
                                                                      ---------  ---------  -------------
Net property and equipment..........................................  $   3,365  $  18,231    $  21,322
                                                                      ---------  ---------  -------------
                                                                      ---------  ---------  -------------

                            LEGENDS OF VIRGINIA, LC

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

3.  LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                            DECEMBER 31,
                                                                        --------------------  SEPTEMBER 30,
                                                                          1994       1995         1996
                                                                        ---------  ---------  -------------
Note payable to bank at prime (8.25% at September 30, 1996) (1).......  $  --      $  11,048    $  12,646
Paid in 1996..........................................................     --            410       --
                                                                              ---  ---------  -------------
                                                                           --         11,458       12,646
Less current maturities...............................................     --            622          178
                                                                              ---  ---------  -------------
Total long-term debt..................................................     --      $  10,836    $  12,468
                                                                              ---  ---------  -------------
                                                                              ---  ---------  -------------

------------

(1) On April 19, 1995, the Company obtained a loan with a bank totaling $13,925. In addition, on this date, the affiliated entities amended an existing loan agreement of which the Company is jointly liable. These loans are guaranteed by the majority member and collateralized by the two new golf courses, New Kent and Stonehouse, and existing affiliated courses and clubhouses and other assets of the majority member.

    Certain affiliated companies (Legends Group, Ltd., Golf Legends, Ltd., Seaside Resorts, Ltd., Heritage Golf Club, Ltd. and Marsh Harbor, Ltd.)
participate in a debt agreement with a bank consisting of two term notes totaling $17,804 as of September 30, 1996. The aforementioned companies are jointly liable for the debt and the majority member has guaranteed the loans.

    Payment terms on the above note are from October 25, 1996, $69 monthly plus interest; from October 25, 1997, $75 monthly plus interest; from October 25, 1998, $82 monthly plus interest; total remaining due in balloon payment on October 25, 1999.

    The loan agreement provides, among other covenants, restrictions on certain financial ratios, a minimum aggregate cash balance of $250, payments to the majority member, capital expenditures, indebtedness, liens, changes in the nature of the business and significant other limitations as to the use of funds. The Company had obtained a waiver of certain of the covenants not met as of December 31, 1995 and September 30, 1996.

    The Company is jointly liable as a guarantor, with the majority member, and other affiliated entities for additional amounts totaling $3,850.

    Total debt of all affiliated entities of which the Company is jointly liable is approximately $34,285 at September 30, 1996.

    The aggregate annual maturities are as follows:

YEAR ENDING DECEMBER 31                    AMOUNT
----------------------------------------  ---------
1996 (three months).....................  $     178
1997....................................  $     848
1998....................................  $     925
1999....................................  $  10,695
                                          ---------
  Total.................................  $  12,646
                                          ---------
                                          ---------

                            LEGENDS OF VIRGINIA, LC

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

4.  COMMITMENT

  EMPLOYMENT AGREEMENT

    The Company, along with other affiliated entities, has an employment agreement with an officer that expires in 1998. The agreement provides basic compensation in addition to other incentives and bonus based upon certain conditions as defined in the agreement.

  SELF-INSURANCE

    The Company and its affiliates maintain a self-insurance program for that portion of health care costs not covered by insurance. The Company is liable for claims up to $15 per employee annually with an annual aggregate maximum liability under the program for all companies of $225. Cumulative amounts estimated to be payable by the Company with respect to pending and potential claims have been accrued as liabilities.

  LEASES

    Minimum lease commitments for noncancelable operating leases for various equipment and golf carts in effect at September 30, 1996, are as follows:

YEAR ENDING DECEMBER 31,                                                                AMOUNT
-------------------------------------------------------------------------------------  ---------
1996 (three months)..................................................................  $     132
1997.................................................................................        373
1998.................................................................................        373
1999.................................................................................        349
2000.................................................................................         84
                                                                                       ---------
  Total..............................................................................  $   1,311
                                                                                       ---------
                                                                                       ---------

5.  RETIREMENT PLAN

    The Legends Group, Ltd. sponsors a defined-contribution retirement plan for all eligible employees of Golf Legends and other affiliated companies including officers. The plan provides for contributions by the Company equal to the level funding amount as calculated and defined in the plan agreement. The actual benefits, at any point in time for each participant, is the actual value of the participant's account based on the earnings or losses experienced by the plan. Retirement plan expense was:

YEAR ENDED DECEMBER 31,                                                                  AMOUNT
-------------------------------------------------------------------------------------  -----------
1994.................................................................................   $  --
1995.................................................................................   $  --


NINE MONTHS ENDED SEPTEMBER 30,
-------------------------------------------------------------------------------------
1995.................................................................................   $  --
1996.................................................................................   $  --

6.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


    On May 11, 1994, the Company received contributed land on which to build two golf courses. The value of the land has been estimated at $1,000,000 based on management's estimates of the relationship of assessed value to fair value. The $1,000,000 has been recognized as revenue in the period in which the Company entered into the contract.


    During 1994, the Company acquired $2,365 of construction costs through advances from an affiliated company.

                            LEGENDS OF VIRGINIA, LC

               (INFORMATION FOR SEPTEMBER 30, 1995 IS UNAUDITED)
                                 (IN THOUSANDS)

6.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (CONTINUED)
    During 1995, the Company acquired $14,894 of property and equipment through advances from an affiliated company.

7.  PROPOSED CONTRIBUTION OF ASSETS

    The Company is in negotiations to contribute the Company's interest in the golf courses properties and related equipment along with related debt to a newly formed partnership, Golf Trust of America, L.P. (GTA LP) in exchange for a limited partnership interest in GTA LP. A newly formed affiliate would lease the golf course properties and related equipment from GTA LP. GTA LP's general partner, Golf Trust of America, Inc. intends to file a form S-11 registration statement with the Securities and Exchange Commission in connection with a proposed offering of shares to the public.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Northgate Country Club

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and partners' equity and of cash flows present fairly, in all material respects, the financial position of Northgate Country Club (the "Club") at September 20, 1996 and December 20, 1995 and 1994, and the results of its operations and its cash flows for the nine months ended September 20, 1996 and each of the three years in the period ended December 20, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Club's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Costa Mesa, CA
December 13, 1996

                             NORTHGATE COUNTRY CLUB
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                   DECEMBER 20,
                                                                               --------------------  SEPTEMBER 20,
                                                                                 1994       1995         1996
                                                                               ---------  ---------  -------------
CURRENT ASSETS:
  Cash and cash equivalents..................................................  $      97  $      20    $      15
  Accounts receivable, net of allowance for doubtful accounts of $-0-, $12
   and $18, respectively.....................................................        515        539          496
  Receivable from affiliate..................................................         70      1,953        1,467
  Inventories................................................................         99         99          129
  Prepaid expenses...........................................................         42        176          114
                                                                               ---------  ---------  -------------
    Total current assets.....................................................        823      2,787        2,221
Property and equipment, net..................................................     10,567     10,594       10,508
                                                                               ---------  ---------  -------------
    Total assets.............................................................  $  11,390  $  13,381    $  12,729
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------
                                         LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...........................................................  $     214  $     262    $     256
  Notes payable -- current portion...........................................         88         31           28
  Accrued liabilities........................................................        166         32           68
  Deferred revenue...........................................................        229        249          231
  Other liabilities..........................................................        352        345          320
                                                                               ---------  ---------  -------------
    Total current liabilities................................................      1,049        919          903
Membership deposits..........................................................      1,649      1,482        1,435
Notes payable................................................................      4,839      6,719        6,101
                                                                               ---------  ---------  -------------
    Total liabilities........................................................      7,537      9,120        8,439
                                                                               ---------  ---------  -------------

Contingencies (Note 6)

Partners' equity.............................................................      3,853      4,261        4,290
                                                                               ---------  ---------  -------------
    Total liabilities and partners' equity...................................  $  11,390  $  13,381    $  12,729
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------

 The accompanying notes to are an integral part to these financial statements.

                             NORTHGATE COUNTRY CLUB
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                              AND PARTNERS' EQUITY
                                 (IN THOUSANDS)

                                                                              NINE-MONTH
                                                                                PERIOD
                                                  YEAR ENDED DECEMBER 20,       ENDED
                                                                            SEPTEMBER 20,
                                                  ------------------------  --------------
                                                   1993     1994     1995    1995    1996
                                                  ------   ------   ------  ------  ------
                                                                            (UNAUDITED)
REVENUES
  Revenue from golf operations..................  $2,461   $2,594   $2,768  $2,060  $2,190
  Food and beverage sales.......................   1,181    1,170    1,370    910      982
  Pro shop merchandise sales....................     337      363      393    259      233
  Revenue from other services...................      33       35       35     24       24
                                                  ------   ------   ------  ------  ------
  Total revenues................................   4,012    4,162    4,566  3,253    3,429
                                                  ------   ------   ------  ------  ------
OPERATING COSTS AND EXPENSES
Operating expenses..............................   1,107    1,194    1,149    950      984
Costs of goods sold.............................     589      594      731    449      469
General and administrative......................     580      580      517    401      408
Repairs and maintenance.........................     743      746      743    560      621
Depreciation and amortization...................     360      401      323    245      241
                                                  ------   ------   ------  ------  ------
    Total operating costs and expenses..........   3,379    3,515    3,463  2,605    2,723
                                                  ------   ------   ------  ------  ------
Operating income................................     633      647    1,103    648      706
                                                  ------   ------   ------  ------  ------
OTHER EXPENSES
Interest expense................................     914      475      485    356      389
                                                  ------   ------   ------  ------  ------
Net (loss) income...............................    (281)     172      618    292      317
                                                                            ------
                                                                            ------
Capital contributions...........................   2,055      201      577             112
Capital distributions...........................    (733)    (522)    (787)           (400)
Partners' equity beginning of period............   2,961    4,002    3,853           4,261
                                                  ------   ------   ------          ------
Partners' equity end of period..................  $4,002   $3,853   $4,261          $4,290
                                                  ------   ------   ------          ------
                                                  ------   ------   ------          ------

 The accompanying notes to are an integral part to these financial statements.

                             NORTHGATE COUNTRY CLUB
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                        NINE-MONTH PERIOD
                                                         YEAR ENDED DECEMBER 20,       ENDED SEPTEMBER 20,
                                                     -------------------------------  ----------------------
                                                       1993       1994       1995        1995        1996
                                                     ---------  ---------  ---------  -----------  ---------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income..................................  $    (281) $     172  $     618   $     292   $     317
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:
  Depreciation.....................................        360        401        323         245         241
  Decrease (increase) in accounts receivable.......        236        (17)       (24)        (44)         43
  Decrease (increase) in inventories...............        (15)         7     --              (9)        (30)
  Decrease (increase) in prepaid expenses..........        382         (2)      (134)        (88)         62
  Decrease (increase) in accounts payable..........         (4)       127         48         106          (6)
  (Decrease) increase in accrued liabilities.......         19          8       (134)       (139)         36
  (Decrease) increase in deferred revenue..........         86          7         20          30         (18)
  (Decrease) increase in other liabilities.........         82        (42)        (7)        (25)        (25)
  (Decrease) increase in membership deposits.......        (25)       (77)      (167)       (157)        (47)
                                                     ---------  ---------  ---------  -----------  ---------
  Net cash provided by (used in) operating
   activities......................................        840        584        543         211         573
                                                     ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment.................        (37)       (81)      (347)       (129)       (155)
                                                     ---------  ---------  ---------  -----------  ---------
  Net cash provided by (used in) investing
   activities......................................        (37)       (81)      (347)       (129)       (155)
                                                     ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of long-term debt.......         63     --          7,000       7,000      --
Principal payments on notes payable................       (501)      (115)    (5,180)     (5,100)       (621)
Decrease (increase) in receivables from affiliates      --            (70)    (1,883)     (1,812)        486
Contributions......................................        375        201        577         426         112
Distributions......................................       (733)      (522)      (787)       (692)       (400)
                                                     ---------  ---------  ---------  -----------  ---------
  Net cash used by financial activities............       (796)      (506)      (273)       (178)       (423)
                                                     ---------  ---------  ---------  -----------  ---------
Net increase (decrease) in cash and cash
 equivalents.......................................          7         (3)       (77)        (96)         (5)
Cash and cash equivalents at beginning of year.....         93        100         97          97          20
                                                     ---------  ---------  ---------  -----------  ---------
Cash and cash equivalents at end of year...........  $     100  $      97  $      20   $       1   $      15
                                                     ---------  ---------  ---------  -----------  ---------
                                                     ---------  ---------  ---------  -----------  ---------

 The accompanying notes to are an intergral part to these financial statements.

                             NORTHGATE COUNTRY CLUB
                   NOTES TO CONSOLIDATED FINANCIAL STATMENTS
                                 (IN THOUSANDS)

1.  ORGANIZATION AND BASIS OF PRESENTATION
    The consolidated financial statements include the accounts of Northgate, a Texas general partnership, and Northgate Country Club Beverage, Inc., a Texas corporation (collectively, the "Partnership"). Northgate was formed in 1982 for the purpose of constructing and operating a country club facility consisting of a golf course, clubhouse, pro shop, tennis courts and dining facilities. Jack A. Thoner owns an 89% general partner interest in Northgate and is the sole shareholder of Northgate Country Club Beverage, Inc.

    The term "affiliate," as used in these financial statements, refers to any entity which Jack A. Thoner has a controlling interest.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  PRINCIPLES OF CONSOLIDATION

    All material intercompany transactions and balances have been eliminated.

  CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, all cash and certificates of deposit purchased with a maturity of three months or less are considered to be cash equivalents.

  INVENTORIES

    Inventories are stated at the lower of cost (using the first-in, first-out method) or market value. Inventories consist primarily of food, beverage, golf and tennis equipment, clothing and accessories.

  PROPERTY AND EQUIPMENT

    Property and equipment is carried at cost which is less than fair value as measured in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Improvement of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Depreciation is computed using the straight-line basis over the estimated useful lives as follows:

Buildings...............................  30 years
Land improvements.......................  20 years
Equipment...............................  3 to 10 years

    Significant expenditures which extend the useful lives of existing assets are capitalized. All other maintenance and repair costs are charged to current operations.

  MEMBERSHIP DEPOSITS

    Membership deposits consist of refundable deposits to members, provided that the membership contract has not been downgraded or terminated for a term of 30 years after the origination date. The Partnership believes that no liability exists for membership contracts which have been downgraded or terminated subsequent to the origination date and accordingly has not reflected a liability for the related membership deposits in the financial statements. Any liability which may arise from these downgraded or terminated membership contracts has been assumed by Jack A. Thoner.

  REVENUE RECOGNITION

    Membership dues are recorded as revenue during the period to which the dues apply. Other revenue is recorded when earned. Fees collected in advance are deferred and recorded as revenue over the period to which they apply.

                             NORTHGATE COUNTRY CLUB
             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)
                                 (IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  CONCENTRATION OF CREDIT RISK

    Financial  instruments  which   potentially  subject   the  Partnership   to
concentration of credit risk consist primarily of trade receivables.

    Concentration of credit risk with respect to trade receivables, which consists primarily of membership dues and charges, is limited due to the large number of club members comprising the Partnership's customer base. The trade receivables are billed and due monthly, and all probable bad debt losses have been appropriately considered in establishing an allowance for doubtful accounts. As of September 20, 1996, the Partnership had no significant concentration of credit risk.

    The Partnership has cash in financial institutions which is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 per institution. At various times throughout the year, the Partnership may have cash in financial institutions which exceed the FDIC insurance limits.

  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The cost basis of the Partnership's note payable approximates fair value based on comparison with current market rates for loans of similar risks and maturities.

  INCOME TAXES

    No provision has been made in the accompanying consolidated financial statements for federal or state income taxes because, as a partnership, the results of operations are included in the tax returns of the respective partners.

  UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial statements for the nine months ended September 20, 1995, are unaudited; however, in the opinion of the management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                             NORTHGATE COUNTRY CLUB
             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)
                                 (IN THOUSANDS)

3.  PROPERTY AND EQUIPMENT
    Property and equipment consists of the following:

                                              DECEMBER 31,
                                          --------------------  SEPTEMBER 20,
                                            1994       1995         1996
                                          ---------  ---------  -------------
Land....................................  $   7,144  $   7,144    $   7,147
Golf course improvements................      2,592      2,640        2,663
Buildings...............................      2,788      3,018        3,037
Furniture, fixtures, machinery and
 equipment..............................      1,539      1,579        1,689
                                          ---------  ---------  -------------
                                             14,063     14,381       14,536
Less accumulated depreciation...........     (3,496)    (3,787)      (4,028)
                                          ---------  ---------  -------------
                                          $  10,567  $  10,594    $  10,508
                                          ---------  ---------  -------------
                                          ---------  ---------  -------------

4.  NOTES PAYABLE
    Notes payable consist of the following:

                                                                           DECEMBER 20,
                                                                       --------------------  SEPTEMBER 20,
                                                                         1994       1995         1996
                                                                       ---------  ---------  -------------
Notes payable to purchase equipment..................................  $      46  $      49    $      37
Note payable to Greyrock Capital Group, Inc. The note is due in the year 2000 but may be extended for five years at the option of the
 Partnership; requires monthly principal and interest payments and
 accrues interest at an annual rate of LIBOR plus 4 1/2%.............     --          6,701        6,092
Note payable to Textron Financial Corporation. The note is due in
 1998 and accrues interest at an annual rate equal to the greater of prime plus 2.5% or 9%. The note was repaid in 1995 from funds
 obtained from Greyrock Capital Group, Inc...........................      4,881     --           --
                                                                       ---------  ---------       ------
                                                                       $   4,927  $   6,750    $   6,129
                                                                       ---------  ---------       ------
                                                                       ---------  ---------       ------

    The Partnership obtained the note payable to Greyrock Capital Group, Inc. ("Greyrock") to pay off the note with Textron Financial Corporation and to have the available capital to facilitate the lending of funds to an affiliate. The Partnership has allocated financing costs of the Greyrock note to the affiliate and charges the affiliate interest in accordance with the stated rate on the note.

    The Greyrock note is collateralized by the golf course land as well as 21 additional real estate lots deeded to the Partnership by various affiliates solely for the purpose of collateralizing and obtaining the loan. Accordingly, the Partnership has not recorded the 21 additional lots on the financial statements.

                             NORTHGATE COUNTRY CLUB
             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)
                                 (IN THOUSANDS)

4.  NOTES PAYABLE (CONTINUED)
    The following is a schedule of maturities on notes payables for the next five years ending September 20, 1997 through 2001, and in total thereafter:


YEAR                                       AMOUNT
----------------------------------------  ---------
1997....................................  $     103
1998....................................        105
1999....................................        108
2000....................................        113
2001....................................        125
Thereafter..............................      5,575
                                          ---------
                                          $   6,129
                                          ---------
                                          ---------


5.  RELATED PARTY TRANSACTIONS
    During 1995 the Partnership refinanced its note payable to facilitate the lending of funds to an affiliate. The amounts due from the affiliate are collateralized by 21 real estate lots, bear interest at the same rate as the note payable owed by the Partnership (LIBOR plus 4 1/2% per annum) and represent amounts borrowed from the Partnership and loan fees paid on behalf of the affiliate by the Company.

6.  CONTINGENCIES
    The Partnership is involved in various legal proceedings incidental to the conduct of its normal business operations. The Partnership's management believes that none of these legal proceedings will have a material impact on the financial condition or results of operations of the Partnership.

7.  SUBSEQUENT EVENTS
    Subsequent  to  September  20,  1996,  the  Partnership  began   negotiating
agreements to transfer the golf course and related improvements and equipment to Golf Trust of America, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members
Bright's Creek Development, LLC

    We have audited the accompanying balance sheets of Bright's Creek Development, LLC, as of September 30, 1996 and December 31, 1995 and 1994, and the related statements of operations and cash flows for the nine months ended September 30, 1996, the year ended December 31, 1995, and the period from inception (May 17, 1994) through December 31, 1994 and the statement of members' deficit for the nine months ended September 30, 1996, the year ended December 31, 1995, and the period from inception (May 17, 1994) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bright's Creek Development, LLC, as of September 30, 1996 and December 31, 1995 and 1994, and the results of its operations and its cash flows for the nine months ended September 30, 1996 and the year ended December 31, 1995, and the period from inception (May 17,
1994) through December 31, 1994, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.
Birmingham, Alabama
December 6, 1996

                        BRIGHT'S CREEK DEVELOPMENT, LLC
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

              (DECEMBER 31, 1994 AND 1995 AND SEPTEMBER 30, 1996)

                                     ASSETS

                                                                                     DECEMBER 31,
                                                                                 --------------------  SEPTEMBER 30,
                                                                                   1994       1995         1996
                                                                                 ---------  ---------  -------------
CURRENT ASSETS:
  Cash and equivalents.........................................................  $      26  $      51    $      55
  Accounts receivable..........................................................         12         10           30
  Notes receivable.............................................................        183        155          155
  Inventory....................................................................         23         43           38
  Other........................................................................          1          3            3
                                                                                 ---------  ---------       ------
      Total current assets.....................................................        245        262          281
                                                                                 ---------  ---------       ------
LAND, BUILDINGS, AND EQUIPMENT:
  Land.........................................................................      1,001      1,001        1,001
  Golf course improvements.....................................................      2,596      2,596        2,625
  Buildings....................................................................        312        312          312
  Furniture and equipment......................................................        194        230          207
  Automobiles..................................................................         45         37           36
                                                                                 ---------  ---------       ------
                                                                                     4,148      4,176        4,181
Less accumulated depreciation..................................................       (104)      (350)        (525)
                                                                                 ---------  ---------       ------
                                                                                     4,044      3,826        3,656
                                                                                 ---------  ---------       ------
OTHER ASSETS:
  Deposits.....................................................................          1          1            1
  Loan costs, net..............................................................         52         52           51
                                                                                 ---------  ---------       ------
                                                                                        53         53           52
                                                                                 ---------  ---------       ------
      Total assets.............................................................  $   4,342  $   4,141    $   3,989
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------


                                          LIABILITIES AND MEMBERS' DEFICIT
Accounts payable and accrued expenses..........................................  $      44  $      35    $      49
Current maturities of long-term debt...........................................     --            413          234
                                                                                 ---------  ---------       ------
      Total current liabilities................................................         44        448          283
Long-term debt.................................................................      4,433      3,855        3,733
                                                                                 ---------  ---------       ------
      Total liabilities........................................................      4,477      4,303        4,016
Members' deficit...............................................................       (135)      (162)         (27)
                                                                                 ---------  ---------       ------
      Total liabilities and members' deficit...................................  $   4,342  $   4,141    $   3,989
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------

   The accompanying notes are an integral part of these financial statements.

                        BRIGHT'S CREEK DEVELOPMENT, LLC
                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)
(FOR THE PERIOD FROM INCEPTION (MAY 17, 1994) THROUGH DECEMBER 31, 1994 AND THE YEAR ENDED DECEMBER 31, 1995 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995
                                   AND 1996)

                                                     PERIOD FROM                    NINE MONTHS
                                                      INCEPTION                        ENDED
                                                    (MAY 17, 1994)                   SEPTEMBER
                                                       THROUGH        YEAR ENDED        30,
                                                     DECEMBER 31,    DECEMBER 31,   ------------
                                                         1994            1995       1995   1996
                                                    --------------   ------------   -----  -----
                                                                                    (UNAUDITED)
REVENUES:
  Golf revenues...................................      $ 376           $1,429      $1,193 $1,183
  Food and beverage...............................         56              169       142     130
  Pro shop........................................         23              116        93     103
  Other income....................................          8               26        22      23
                                                       ------           ------      -----  -----
      Total revenues..............................        463            1,740      1,450  1,439
                                                       ------           ------      -----  -----
OPERATING COSTS AND EXPENSES:
  Golf course maintenance.........................        122              302       224     259
  Pro shop costs and expenses.....................         85              335       249     281
  Food and beverage costs and expenses............         43              124       102     100
  General and administrative expenses.............        113              313       220     201
  Depreciation and amortization...................        104              247       184     186
                                                       ------           ------      -----  -----
      Total operating costs and expenses..........        467            1,321       979   1,027
                                                       ------           ------      -----  -----
      Operating (loss) income.....................         (4)             419       471     412
Interest expense..................................       (134)            (424)     (320 )  (274)
Other income......................................          1                6         1      11
                                                       ------           ------      -----  -----
      Net (loss) income...........................      $(137)          $    1      $152   $ 149
                                                       ------           ------      -----  -----
                                                       ------           ------      -----  -----

   The accompanying notes are an integral part of these financial statements.

                        BRIGHT'S CREEK DEVELOPMENT, LLC
                         STATEMENTS OF MEMBERS' DEFICIT
                                 (IN THOUSANDS)
(FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996, THE YEAR ENDED DECEMBER 31, 1995
    AND THE PERIOD FROM INCEPTION (MAY 17, 1994) THROUGH DECEMBER 31, 1994)

Initial contribution from members, May 17, 1994......................................  $       1
Net loss.............................................................................       (137)
Other contributions..................................................................          1
                                                                                       ---------
Balance, December 31, 1994...........................................................       (135)
Net income...........................................................................          1
Distributions to members.............................................................        (31)
Contributions from members...........................................................          3
                                                                                       ---------
Balance, December 31, 1995...........................................................       (162)
Net income...........................................................................        149
Distributions to members.............................................................        (14)
                                                                                       ---------
Balance, September 30, 1996..........................................................  $     (27)
                                                                                       ---------
                                                                                       ---------

                        BRIGHT'S CREEK DEVELOPMENT, LLC
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
(FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996, THE YEAR ENDED DECEMBER 31, 1995
    AND THE PERIOD FROM INCEPTION (MAY 17, 1994) THROUGH DECEMBER 31, 1994)

                                                    PERIOD FROM
                                                     INCEPTION
                                                     (MAY 17,
                                                       1994)                      NINE MONTHS ENDED
                                                      THROUGH     YEAR ENDED        SEPTEMBER 30,
                                                     DECEMBER    DECEMBER 31,   ----------------------
                                                     31, 1994        1995          1995        1996
                                                    -----------  -------------  -----------  ---------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...............................   $    (137)    $       1     $     152   $     149
  Adjustments to reconcile net (loss) income to
   net cash provided by operating activities:
    Depreciation and amortization.................         104           247           184         186
    Changes in current assets and liabilities:
      Accounts receivable.........................         (12)            2            (8)        (20)
      Inventory...................................         (23)          (20)          (11)          5
      Other assets................................          (1)           (2)            1
      Deposits....................................          (1)                         (1)
      Accounts payable and accrued expenses.......          44            (8)           48          14
                                                    -----------       ------    -----------  ---------
        Net cash provided by (used in) operating
         activities...............................         (26)          220           365         334
                                                    -----------       ------    -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of golf course......................      (3,416)
  Capital expenditures............................        (731)          (33)          (33)        (29)
  Notes receivable issued by related parties......        (183)
  Payments received from related parties..........                        28            30
                                                    -----------       ------    -----------  ---------
    Net cash used in investing activities.........      (4,330)           (5)           (3)        (29)
                                                    -----------       ------    -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common units..........           1
  Distributions to members........................                       (25)           (5)
  Principal reductions of debt....................                       (13)                     (109)
  Net change in revolving credit balances.........                        30                       (30)
  Proceeds from bankborrowings....................       4,000
  Proceeds from related party borrowings..........         433
  Payments made to related parties................                      (182)         (209)       (162)
  Payment of loan financing costs.................         (52)
                                                    -----------       ------    -----------  ---------
      Net cash provided by (used in) financing
       activities.................................       4,382          (190)         (214)       (301)
                                                    -----------       ------    -----------  ---------
      Increase (decrease) in cash and cash
       equivalents................................          26            25           148           4
Cash and equivalents, beginning of period.........                        26            26          51
                                                    -----------       ------    -----------  ---------
Cash and equivalents, end of period...............   $      26     $      51     $     174   $      55
                                                    -----------       ------    -----------  ---------
                                                    -----------       ------    -----------  ---------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest..........   $     118     $     437     $     290   $     274
                                                    -----------       ------    -----------  ---------
                                                    -----------       ------    -----------  ---------

                        BRIGHT'S CREEK DEVELOPMENT, LLC

                         NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1.  FORMATION AND PRESENTATION
    Bright's Creek Development, LLC (the Company) is a limited liability corporation which owns and operates The Woodlands Golf Course in Gulf Shores, Alabama. Under the operating agreement of the limited liability corporation, the members may be held liable only to the extent of each member's respective investment in the Company. The Company was formed on May 17, 1994 and, subsequently, purchased The Woodlands Golf Course for a purchase price of $3,416. After completion of the golf course, operations began in August 1994.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    INVENTORY  --  Inventory  is   valued  at  the   lower  of  cost   (specific
identification method) or market.

    LAND, BUILDINGS, AND EQUIPMENT -- Land, buildings, and equipment is stated at the lower of cost, less accumulated depreciation, or net realizable value. Maintenance and repairs are charged to expense as incurred. Replacements and improvements are capitalized and depreciated over the estimated remaining useful lives of the assets. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

    LOAN COSTS -- Amortization of loan costs is recorded using the straight-line method, which approximates the effective interest method, over the life of the related note.

    REVENUE RECOGNITION -- Golf course related income is recognized as services are provided.

    USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results could differ from those estimates.

    INCOME TAXES -- Federal and state income taxes are not incurred by the Company. Members are taxed individually on their share of earnings. Accordingly, no provision for federal or state income taxes has been provided in these financial statements.

    CASH AND EQUIVALENTS -- The Company considers all highly liquid marketable securities and debt instruments purchased with a maturity of three months or less in cash equivalents.

    RECENTLY ISSUED ACCOUNTING STANDARDS -- Statement of Financial Accounting Standards No. 121 (SFAS 121), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS, establishes guidance beginning in 1996 for recognizing and measuring impairment losses which require that the carrying amounts of impaired assets be reduced to fair value. Management does not believe that the adoption of SFAS 121 will have a material effect on the financial statements of the Company.

    PRO SHOP COSTS AND EXPENSES -- Included in pro shop costs and expenses are certain costs which are incurred for the benefit of the entire golf course and not solely for the benefit of the pro shop. These expenses include, but are not limited to, golf professionals' salaries and wages and certain overhead costs.

                        BRIGHT'S CREEK DEVELOPMENT, LLC

                                 (IN THOUSANDS)

3.  NOTES PAYABLE
    Notes payable at September 30, 1996 and December 31, 1994 and 1995 were as follows:

                                                             DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                                 1994           1995           1996
                                                             -------------  -------------  -------------
Note payable to Colonial Bank, dated December 1, 1995;
 payable in monthly installments beginning December 31,
 1995 of $41, including interest at .5% over the Colonial
 Bank base rate (9.25% at December 31, 1995); final payment
 due at maturity on November 30, 2000; collateralized by
 real estate, guaranteed by Robert S. Craft and Craft Turf
 Farms.....................................................    $              $   3,987      $   3,878
Note payable to Colonial Bank, dated May 17, 1994 in the
 amounts of $3,000 and $1,000 payable in monthly
 installments of interest only beginning June 16, 1994;
 interest accrues at 1% over the Colonial Bank base rate;
 final payment of principal balance due at maturity on
 November 16, 1995; collateralized by real estate,
 guaranteed by Robert S. Craft and Craft Turf Farms........        4,000         --             --
Note payable to Craft Development Corporation (related
 party). This note is dated May 17, 1994; payable on
 demand; bears interest at 7.16% annually; unsecured.......          433            251             89
Line of credit dated August 16, 1995, which provides for
 borrowings up to a maximum of $200 with Gulf Bank;
 interest payable quarterly at a rate equal to the New York
 prime rate; matures August 14, 1996; unsecured............       --                 30         --
                                                                  ------         ------         ------
                                                               $   4,433      $   4,268      $   3,967
                                                                  ------         ------         ------
                                                                  ------         ------         ------

    The aggregate maturities of notes payable at December 31, 1995 are as follows:

1996........................................................................  $     413
1997........................................................................        147
1998........................................................................        162
1999........................................................................        177
2000........................................................................      3,369
                                                                              ---------
                                                                              $   4,268
                                                                              ---------
                                                                              ---------

4.  LEASES
    The  Company  rents  certain  machinery,  equipment,  and  buildings   under
operating leases in the normal course of business.

                        BRIGHT'S CREEK DEVELOPMENT, LLC

                                 (IN THOUSANDS)

4.  LEASES (CONTINUED)
    Total rent expense for the year ended December 31, 1995 amounted to approximately $102. Minimum commitments under noncancelable operating leases as of December 31, 1995 are payable as follows:

1996.........................................................................  $     101
1997.........................................................................         65
                                                                                     ---
                                                                               $     166
                                                                                     ---
                                                                                     ---

5.  RELATED PARTY TRANSACTIONS
    The Company has a note receivable, which bears interest at 7.63% and is due on demand, from Pinehurst Development Partnership in the amounts of $58, $58 and $86 at September 30, 1996, December 31, 1995, and December 31, 1994, respectively. The Company also has a note receivable, which bears interest at 7.63% and is due on demand, from Craft Land Company in the amount of $97 at September 30, 1996, December 31, 1995, and December 31, 1994. Both Pinehurst Development Partnership and Craft Land Company are related parties.

    The Company has a note payable to Craft Development Corporation which is due on demand (SEE NOTE 3).

    Robert S. Craft serves as a member on the board of directors of Colonial BancGroup, the Company's primary lender.

6.  EMPLOYEE BENEFIT PLAN
    The Company has a profit sharing plan for all employees who have worked 1,000 hours and have been employed at least two years. Funding is discretionary by the members of the Company.

7.  LITIGATION
    The Company is engaged in various legal actions in the ordinary course of business. Management does not believe the ultimate outcome of these actions will have a material adverse affect on the financial position, results of operations, or cash flows of the Company.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners
Olde Atlanta Golf Club Limited Partnership
Suwanee, Georgia

    We have audited the accompanying balance sheets of Olde Atlanta Golf Club Limited Partnership as of September 30, 1996 and December 31, 1995 and 1994, and the related statements of income, changes in partners' capital and cash flows for the nine-month period ended September 30, 1996 and the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Olde Atlanta Golf Club Limited Partnership as of September 30, 1996 and December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the periods then ended in conformity with generally accepted accounting principles.

                                                   CROWE, CHIZEK AND COMPANY LLP
Oak Brook, Illinois
November 13, 1996

                   OLDE ATLANTA GOLF CLUB LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                                 (IN THOUSANDS)
                                     ASSETS


                                                                                     DECEMBER 31,
                                                                                 --------------------  SEPTEMBER 30,
                                                                                   1994       1995         1996
                                                                                 ---------  ---------  -------------

CURRENT ASSETS:
  Cash.........................................................................  $     135  $      66    $      99
  Accounts receivable..........................................................         56         43           83
  Inventories..................................................................         57         64           81
  Other current assets.........................................................         18         20           45
                                                                                 ---------  ---------       ------
    Total current assets.......................................................        266        193          308
Property and equipment
  Land.........................................................................      2,229      2,229        2,229
  Land improvements............................................................      1,159      1,167        1,167
  Buildings and equipment......................................................      1,671      1,696        1,715
                                                                                 ---------  ---------       ------
                                                                                     5,059      5,092        5,111
  Accumulated depreciation.....................................................        366        625          793
                                                                                 ---------  ---------       ------
    Total property and equipment...............................................      4,693      4,467        4,318
Intangible assets..............................................................        369        293          219
                                                                                 ---------  ---------       ------
                                                                                 $   5,328  $   4,953    $   4,845
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------
                                              LIABILITIES AND CAPITAL
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 2)................................  $      42  $      65    $      69
  Accounts payable.............................................................          7          7           54
  Deferred revenue.............................................................        210        232          219
  Accrued property taxes.......................................................         42         53           40
  Other current liabilities....................................................         79         39           25
                                                                                 ---------  ---------       ------
    Total current liabilities..................................................        380        396          407
Long-term debt (Note 2)........................................................      1,766      2,591        2,541
Capital
  General partners.............................................................         32         20           19
  Limited partners.............................................................      3,150      1,946        1,878
                                                                                 ---------  ---------       ------
    Total capital..............................................................      3,182      1,966        1,897
                                                                                 ---------  ---------       ------
                                                                                 $   5,328  $   4,953    $   4,845
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------


                See accompanying notes to financial statements.

                   OLDE ATLANTA GOLF CLUB LIMITED PARTNERSHIP
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)


                                                                 YEAR ENDED         NINE-MONTH PERIOD
                                                                DECEMBER 31,       ENDED SEPTEMBER 30,
                                                            --------------------  ----------------------
                                                              1994       1995        1995        1996
                                                            ---------  ---------  -----------  ---------
                                                                                  (UNAUDITED)
SALES
  Green fees, cart fees, driving range fees, membership
   dues and initiation fees amortization..................  $   1,413  $   1,546   $   1,272   $   1,375
  Golf shop sales.........................................        186        200         144         160
  Restaurant sales........................................        246        261         202         234
  Other sales.............................................         10          5           5           8
                                                            ---------  ---------  -----------  ---------
    Total sales...........................................      1,855      2,012       1,623       1,777
                                                            ---------  ---------  -----------  ---------
COSTS AND EXPENSES
Cost of sales -- golf shop................................        166        158         121         129
Cost of sales -- restaurant...............................         70         94          60          83
Operating expenses........................................      1,605      1,557       1,138       1,313
                                                            ---------  ---------  -----------  ---------
                                                                1,841      1,809       1,319       1,525
                                                            ---------  ---------  -----------  ---------
Income from operations....................................         14        203         304         252
Interest expense..........................................        143        202         145         167
                                                            ---------  ---------  -----------  ---------
Net income (loss).........................................  $    (129) $       1   $     159   $      85
                                                            ---------  ---------  -----------  ---------
                                                            ---------  ---------  -----------  ---------


              See accompanying notes to the financial statements.

                   OLDE ATLANTA GOLF CLUB LIMITED PARTNERSHIP
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                                 (IN THOUSANDS)


                                                                                       GENERAL     LIMITED
                                                                                      PARTNERS    PARTNERS     TOTAL
                                                                                      ---------   ---------  ---------
Partners' capital at January 1, 1994................................................  $     35    $   3,440  $   3,475
Distributions.......................................................................        (2)        (162)      (164)
Net loss............................................................................        (1)        (128)      (129)
                                                                                           ---    ---------  ---------
Partners' capital at December 31, 1994..............................................        32        3,150      3,182
Purchase of limited partnership interest............................................     --             (21)       (21)
Distributions.......................................................................       (12)      (1,184)    (1,196)
Net income..........................................................................     --               1          1
                                                                                           ---    ---------  ---------
Partners' capital at December 31, 1995..............................................        20        1,946      1,966
Distributions.......................................................................        (2)        (152)      (154)
Net income..........................................................................         1           84         85
                                                                                           ---    ---------  ---------
Partners' capital at September 30, 1996.............................................  $     19    $   1,878  $   1,897
                                                                                           ---    ---------  ---------
                                                                                           ---    ---------  ---------


                See accompanying notes to financial statements.

                   OLDE ATLANTA GOLF CLUB LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                    NINE-MONTH PERIOD
                                                                 YEAR ENDED
                                                                DECEMBER 31,       ENDED SEPTEMBER 30,
                                                            --------------------  ----------------------
                                                              1994       1995        1995        1996
                                                            ---------  ---------  -----------  ---------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................................  $    (129) $       1   $     159   $      85
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation..........................................        352        277         210         169
    Amortization..........................................         91         98          74          74
    Initiation fees amortization..........................        (23)       (30)        (21)        (22)
    Change in assets and liabilities:
      Accounts receivable.................................        (49)        13          (3)        (40)
      Inventory...........................................        (30)        (7)        (19)        (19)
      Other current assets................................        (11)        (2)         (7)        (25)
      Accounts payable....................................        (79)    --              10          48
      Other current liabilities...........................        198         25          (2)        (18)
                                                            ---------  ---------  -----------  ---------
  Net cash provided by operating activities...............        320        375         401         252
                                                            ---------  ---------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment......................       (196)       (69)        (64)        (19)
  Proceeds from sale of equipment.........................     --             16      --          --
                                                            ---------  ---------  -----------  ---------
  Net cash used in investing activities...................       (196)       (53)        (64)        (19)
                                                            ---------  ---------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase of limited partnership interest................     --            (21)        (21)     --
  Payments of financing fees..............................        (41)       (22)        (22)     --
  Proceeds from long-term debt............................      1,835        900         900      --
  Payments on long-term debt..............................     (1,702)       (52)        (37)        (46)
  Partner distributions...................................       (164)    (1,196)     (1,138)       (154)
                                                            ---------  ---------  -----------  ---------
  Net cash used in financing activities...................        (72)      (391)       (318)       (200)
                                                            ---------  ---------  -----------  ---------
Net increase (decrease) in cash...........................         52        (69)         19          33
Cash at beginning of period...............................         83        135         135          66
                                                            ---------  ---------  -----------  ---------
Cash at end of period.....................................  $     135  $      66   $     154   $      99
                                                            ---------  ---------  -----------  ---------
                                                            ---------  ---------  -----------  ---------
Supplemental disclosure of cash flow information
  Cash paid during the period for interest................  $     143  $     202   $     145   $     167


                See accompanying notes to financial statements.

                   OLDE ATLANTA GOLF CLUB LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS

               DECEMBER 31, 1995 AND 1994 AND SEPTEMBER 30, 1996

                                 (IN THOUSANDS)

1.  NATURE OF BUSINESS AND OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

    Olde Atlanta Golf Club Limited Partnership (the Partnership) owns and operates a golf course, Olde Atlanta Country Club, in Atlanta, Georgia. The Partnership was organized as a limited partnership on August 21, 1992 under the laws of the State of Illinois.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

    Management must make estimates and assumptions in preparing financial statements that affect the amounts reported therein and the disclosures provided. These estimates and assumptions may change in the future and future results could differ.

INVENTORY

    Inventory is stated at the lower of cost or market, cost determined on the first-in, first-out basis.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Improvements and betterments are capitalized; maintenance and repairs are charged to operations as incurred. Depreciation is provided for financial reporting and income tax purposes using both accelerated and straight-line methods over lives from 5 to 31 years.

INTANGIBLE ASSETS

    Intangible assets consist of financing fees, start-up costs, and organization costs. Financing fees are being amortized on the straight-line method over the period of the underlying loans. Start-up and organization costs are being amortized on the straight-line method over 60 months. Accumulated amortization at December 31, 1994 and 1995 and September 30, 1996 was $98, $195 and $270, respectively.

REVENUE RECOGNITION


    Green fees, cart fees, and driving range fees are recognized as revenue when the rounds are played. Membership dues are recognized in the period in which they relate. Deferred revenue consists of nonrefundable initiation fees which are amortized over the estimated term of membership.


INCOME TAXES

    The Partnership is not subject to income taxes since the income or loss of the Partnership is includable in the respective income tax returns of the partners.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial statements for the nine months ended September 30, 1995 are unaudited, however, in the opinion of management, the interim financial statments include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                   OLDE ATLANTA GOLF CLUB LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (IN THOUSANDS)

2.  LONG-TERM DEBT
    Long-term debt consists of the following at December 31, 1994 and 1995 and September 30, 1996:

                                                                               1994       1995       1996
                                                                             ---------  ---------  ---------
Loan with Peoples Bank of Forsyth County, dated April 20, 1994, due in monthly payments of $15 including interest, with a balloon payment due
 April 19, 1999; interest at 8% secured by the golf course, including all
 improvements..............................................................  $   1,808  $   1,767  $   1,735
Loan with Peoples Bank of Forsyth County, dated April 15, 1995, due in monthly payments of $8 including interest, with a balloon payment due
 April 15, 1999; interest at 9.25%, secured by the golf course, including all improvements. An unused line of credit for $100 to acquire equipment
 is available..............................................................     --            889        875
                                                                             ---------  ---------  ---------
                                                                                 1,808      2,656      2,610
Current maturities of long-term debt.......................................         42         65         69
                                                                             ---------  ---------  ---------
Total long-term debt.......................................................  $   1,766  $   2,591  $   2,541
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

    Maturities of long-term debt as of September 30, 1996 are as follows:

1997........................................................................  $      69
1998........................................................................         75
1999........................................................................      2,466

    Based on the borrowing rates currently available to the Partnership for loans with similar terms and maturities, the fair value of long-term debt approximates the carrying amount.

3.  COMMITMENTS
    The Partnership leases golf carts under an operating lease which expires in November 1997. Minimum future rentals under this lease as of September 30, 1996 are as follows:

1997........................................................................  $      46
1998........................................................................          8
                                                                              ---------
                                                                              $      54
                                                                              ---------
                                                                              ---------

    Total rent expense for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994 was $47, $55 and $51, respectively.

    The Partnership terminated its agreement with HMS Golf Management, Inc. to manage the golf club effective November 30, 1994. The termination agreement included a termination fee of $102 to be paid by the Partnership. Total expense plus the termination fee incurred in 1994 amounted to $161.

    The Partnership pays a management fee to the general partner for administrative and management services. The management fee is based on gross revenues and amounted to $92, $78 and $54 for the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994, respectively.

4.  SUBSEQUENT EVENT
    Subsequent  to  September  30,  1996,  the  Partnership  began   negotiating
agreements to transfer the golf course and related improvements and equipment to Golf Trust of America.

                                     [LOGO]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the American Stock Exchange listing fees.


                                                                                  AMOUNT TO BE
                                                                                      PAID
                                                                                  ------------
SEC Registration fee............................................................  $     20,967
NASD filing fee.................................................................         7,419
American Stock Exchange listing fees............................................        22,500
Printing and engraving..........................................................       279,550
Legal fees and expenses of the Company..........................................
Accounting fees and expenses....................................................       500,000
Transfer Agent and Registrar fees...............................................         2,500
Miscellaneous...................................................................
                                                                                  ------------
    Total.......................................................................
                                                                                  ------------
                                                                                  ------------



ITEM 31.  SALES TO SPECIAL PARTIES.


    See Item 32 below.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

    On November 11, 1996, 1 share of Common Stock was issued by the Company to C.A. Hooks, Jr. This issuance of Common Stock was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. On November 11, 1996 (i) 12,500 OP Units were issued by the Operating Partnership to W. Bradley Blair, II, (ii) 12,500 OP Units were issued to David J. Dick and (iii) 3,750 OP Units were issued to James Hoppenrath. These issuances were effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 2-418 of the Maryland General Corporation Law (the "MGCL") empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The MGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

    The Company's Charter provides for indemnification of the officers and directors of the Company substantially identical in scope to that permitted under Section 2-418 of the MGCL. The Bylaws of the Company also provide that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the Company.

    Prior to the completion of the Offering, the Company anticipates entering into indemnification agreements with certain of its directors and officers that require the Company to indemnify such directors and officers to the fullest extent permitted by applicable provisions of the MGCL, provided that any settlement of a third party action against a director or officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the Securities Exchange Act of 1934, as amended, and similar laws.

    Pursuant to the Underwriting Agreement, the Registrant has agreed to indemnify the Underwriters against certain liabilities which may be incurred in connection with the Offering made by this Prospectus forming a part of this Registration Statement, including liabilities under the Securities Act, and the Underwriters have agreed to indemnify the Company and its officers and directors against certain similar liabilities.

    The Company's Charter limits the liability of the Company's directors and officers for money damages to the Company and its shareholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its shareholders to obtain other relief, such as an injunction or rescission.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial Statements.

    Index included at page F-1 to F-4

    (b) Exhibits.


 EXHIBIT
   NO.
---------
      1.1** Form of Underwriting Agreement.
      3.1*  Charter of  the Company,  as  filed with  the State  Department  of
             Assessments and Taxation of Maryland on November 8, 1996.
      3.1A  Articles of Amendment and Restatement of the Company, as filed with the State Department of Assessments and Taxation of Maryland on or
             around January 30, 1997.
      3.2*  Bylaws of the Company, as currently in effect.
      5.1*  Opinion  of Ballard Spahr Andrews & Ingersoll as to legality of the shares being registered.
      8.1   Opinion of O'Melveny & Myers LLP as to tax matters.
     10.1*  Form of First Amended and Restated Agreement of Limited Partnership
             of the Operating Partnership.
     10.2*  Form of Participating Lease.
     10.3   Form of Right  of Option  to Purchase  and Right  of First  Refusal
             Agreement.
     10.4*  Form of Contribution and Leaseback Agreement.
     10.6*  Form of Golf Trust of America, Inc. Stock Incentive Plan.
     10.7*  Form  of  Golf  Trust  of  America,  Inc.  Non-Employee  Directors'
             Incentive Plan.
     10.8*  Form of Employment  Agreement between  the Company  and W.  Bradley
             Blair, II.
     10.9*  Form of Employment Agreement between the Company and David J. Dick.
     10.10* Form  of  Employment Agreement  between  the Company  and  Scott D.
             Peters.
     22.1*  List of subsidiaries of the Company.
     23.1*  Consents of Price  Waterhouse LLP,  Coopers &  Lybrand L.L.P.,  BDO
             Seidman, LLP and Crowe, Chizek and Company LLP.
     23.2*  Consent  of Ballard Spahr Andrews  & Ingersoll (included within the opinion filed as Exhibit 5.1).
     23.3   Consent of O'Melveny & Myers LLP (included within the opinion filed as Exhibit 8.1).
     24.1*  Powers of Attorney.

 EXHIBIT
   NO.
---------
     99.1*  Consent of Fred W. Reams, proposed director.
     99.2*  Consent of Roy C. Chapman, proposed director.
     99.3*  Consent of Edward L. Wax, proposed director.
     99.4*  Consent of Raymond V. Jones, proposed director.


------------

  *   Previously filed.


  **  To be filed by amendment.


ITEM 36.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 33 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus as filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in Myrtle Beach, State of South Carolina, on January 28, 1997.


                                          GOLF TRUST OF AMERICA, INC.

                                          By:      /s/ W. BRADLEY BLAIR, II

                                             -----------------------------------
                                                    W. Bradley Blair, II
                                                          PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-11 has been signed below by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                         TITLE                           DATE
---------------------------------------------------  -----------------------------------------  ------------------

             /s/ W. BRADLEY BLAIR, II
     ----------------------------------------        Chairman of the Board of Directors/ Chief    January 28, 1997
               W. Bradley Blair, II                  Executive Officer/President

                 /s/ DAVID J. DICK
     ----------------------------------------        Executive Vice President/Director            January 28, 1997
                   David J. Dick

                       /s/ *
     ----------------------------------------        Senior Vice President/Chief Financial        January 28, 1997
                  Scott D. Peters                    Officer

                       /s/ *
     ----------------------------------------        Director                                     January 28, 1997
                  Larry D. Young

              *Power of Attorney By:

             /s/ W. BRADLEY BLAIR, II
     ----------------------------------------
               W. Bradley Blair, II
              CHAIRMAN OF THE BOARD/
              CHIEF EXECUTIVE OFFICER